     As filed with the Securities and Exchange Commission on June 17, 1997


                           Registration No. 333-7979



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  -------------------------------------------



                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                  -------------------------------------------



                         WELLS REAL ESTATE FUND X, L.P.
                                      and
                        WELLS REAL ESTATE FUND XI, L.P.
        (Exact name of registrant as specified in governing instruments)


                            3885 Holcomb Bridge Road
                            Norcross, Georgia  30092
                    (Address of principal executive offices)

                             Donald Kennicott, Esq.
                              Holland & Knight LLP
                        One Atlantic Center, Suite 2000
                        1201 West Peachtree Street, N.E.
                          Atlanta, Georgia  30309-3400
                    (Name and address of agent for service)
                  -------------------------------------------

                                           CROSS REFERENCE SHEET PURSUANT TO RULE 404(A)

                              Form Number and Caption                              Location of Heading in Prospectus
                  ------------------------------------------------  ----------------------------------------------------------------

              1.  Forepart of Registration Statement and Outside
                  Front Cover Page of Prospectus..................  Facing Page, Cover Page

              2.  Inside Front and Outside Back Cover Pages of      Inside Front Cover and Outside Back Cover Page of Prospectus
                  Prospectus......................................
              3.  Summary Information, Risk Factors and Ratio of    Outside Front Cover Page; Summary of the Offering; Risk
                  Earnings to Fixed Charges.......................  Factors; Compensation of the General Partners and Affiliates;
                                                                    Estimated Use of Proceeds
              4.  Determination of Offering Price.................  Risk Factors
              5.  Dilution........................................  Risk Factors
              6.  Selling Security Holders........................  *
              7.  Plan of Distribution............................  Outside Front Cover Page; Summary of the Offering; Estimated
                                                                    Use of Proceeds; Plan of Distribution
              8.  Use of Proceeds.................................  Estimated Use of Proceeds; Investment Objectives and Criteria
              9.  Selected Financial Data.........................  *
             10.  Management's Discussion and Analysis of           Management's Discussions and Analysis of Financial Conditions
                  Financial Condition and Results of Operations...  and Results of Operations
             11.  General Information as to Registrant............  Summary of the Offering; Summary of Partnership Agreement;
                                                                    Management
             12.  Policy with Respect to Certain Activities.......  Investment Objectives and Criteria; Reports to Investors
             13.  Investment Policies of Registrant...............  Investment Objectives and Criteria; Real Property Investments;
                                                                    Conflicts of Interest
             14.  Description of Real Estate......................  Investment Objectives and Criteria; Real Property Investments
             15.  Operating Data..................................  *
             16.  Tax Treatment of Registrant and its Security      Federal Income Tax Consequences; Investment by Tax-Exempt
                  Holders.........................................  Entities and ERISA Considerations
             17.  Market Price of and Dividends on the              *
                  Registrant's Common Entry and Related
                  Stockholder Matters.............................
             18.  Description of Registrant's Securities..........  Description of the Units; Distributions and Allocations;
                                                                    Summary of the Partnership Agreement
             19.  Legal Proceedings...............................  Management
             20.  Security Ownership of Certain Beneficial Owners   Management; Compensation of the General Partners and Affiliates
                  and Management..................................
             21.  Directors and Executive Officers................  Management
             22.  Executive Compensation..........................  Conflicts of Interest; Compensation of the General Partners and
                                                                    Affiliates; Management
             23.  Certain Relationships and Related Transactions..  Conflicts of Interest; Compensation of the General Partners and
                                                                    Affiliates; Management
             24.  Selection, Management and Custody of              Management; Compensation of the General Partners and
                  Registrant's Investments........................  Affiliates; Conflicts of Interest; Custodial Agency Agreement;
                                                                    Investment Objectives and Criteria; Real Property Investments
             25.  Policies with Respect to Certain Transactions...  Conflicts of Interest; Compensation of the General Partners and
                                                                    Affiliates; Management
             26.  Limitations of Liability........................  Fiduciary Duty of the General Partners; Summary of Partnership
                                                                    Agreement
             27.  Financial Statements and Information............  Appendix I; Exhibit A
             28.  Interests of Named Experts and Counsel..........  Conflicts of Interest, Experts, Legal Opinions
             29.  Disclosure of Commission Position on
                  Indemnification for Securities Act Liabilities..  Fiduciary Duty of the General Partners

*Not Applicable.

[THE FOLLOWING IS TEXT TO A STICKER TO BE ATTACHED TO THE FRONT COVER PAGE OF THE PROSPECTUS IN A MANNER THAT WILL NOT OBSCURE THE RISK FACTORS:]

     SUPPLEMENTAL INFORMATION - The Prospectus of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. consists of this sticker, the Prospectus dated December 31, 1996, Supplement No. 1 dated March 27, 1997, and
Supplement No. 2 dated June 17, 1997 (the Supplements are contained inside the back cover page of the Prospectus). Supplement No. 1 includes updated financial statements and Prior Performance Tables and describes the acquisition by a joint venture between Wells Real Estate Fund X, L.P. and Wells Real Estate Fund IX, L.P. (the "Fund IX-X Joint Venture") of a property being developed in Knox County, Tennessee. Supplement No. 2 describes a contract recently entered into between the Fund IX-X Joint Venture and Wells Development Corporation for the acquisition of an office building to be developed on property located in Oklahoma City, Oklahoma.

     WELLS REAL ESTATE FUND X, L.P.           WELLS REAL ESTATE FUND XI, L.P.
      $1,250,000 MINIMUM OFFERING              $1,250,000 MINIMUM OFFERING
----------------------------------------  --------------------------------------
    Class A and Class B Status Units         Class A and Class B Status Units
 at a purchase price of $10.00 per Unit   at a purchase price of $10.00 per Unit
----------------------------------------  --------------------------------------

  Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. are separate, newly organized Georgia limited partnerships which have been formed to acquire and operate commercial properties on an all cash basis, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. The General Partners of each partnership are Leo F. Wells, III ("Wells") and Wells Partners, L.P., a Georgia limited partnership ("Wells Partners"; Wells and Wells Partners are collectively referred to as the "General Partners").

  Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. will each have the same purpose, business plan, investment objectives and management and will each be organized and conduct its business pursuant to its limited partnership agreement, a form of which is included in this Prospectus as Exhibit "B." The acquisition of Units in one partnership will not give an investor any ownership interest in the other partnership or its properties. Each of the partnerships is referred to in this Prospectus as the "Partnership."

  Each Partnership hereby offers for sale to the public 3,500,000 units of limited partnership interest (the "Units") with respect to which each holder thereof may elect to have treated as Class A Status Units (entitled to distributions of cash flow from operations) or Class B Status Units (entitled to a higher percentage of appreciation of the Partnership's real property investments and tax allocations). The Partnership will offer the Class A Status Units and Class B Status Units in combination, such that the Partnership will not sell more than an aggregate of 3,500,000 Units. The minimum purchase is 100 Units ($1,000) (except in certain states as described herein). The purchasers of the Units will become the Limited Partners of the Partnership. It is estimated that approximately 81% of the proceeds from the sale of Units will be used to acquire properties and the balance will be used to pay fees and expenses.

  AN INVESTMENT IN UNITS INVOLVES SIGNIFICANT RISKS INCLUDING THE FOLLOWING:

 . The Partnership Agreement imposes restrictions on transfers of Units. No public market for the Units currently exists or is likely to develop. If investors are able to sell their Units at all, they will likely be able to sell their Units only at a discount. (See "SUMMARY OF PARTNERSHIP AGREEMENT-- Transferability of Units.")

 . The number of properties that the Partnership will acquire and diversification of its investments will be reduced to the extent that less than the maximum number of Units are sold.

 . This Offering involves payment of substantial fees to the General Partners and their Affiliates, which will be payable regardless of the success or failure of the Partnership.

 . Certain real estate programs previously sponsored by the General Partners and their Affiliates have experienced fluctuating financial performance.

 . The Partnership does not own any real property, and the General Partners have not identified any properties in which there is a reasonable probability that the Partnership will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Partnership will acquire and must rely totally upon the ability of the General Partners with respect to the acquisition of properties. The unspecified nature of the offering may impair the ability of investors to make an informed decision as to whether to elect Class A Status or Class B Status for their Units in light of the different features of Class A Status Units and Class B Status Units.

 . It is anticipated that the Partnership will not be liquidated until at least ten to twelve years after the date the Partnership invests in its final property.

 . There are no restrictions as to the mix of Class A Status Units and Class B
  Status Units, and, accordingly, holders of Class A Status Units may receive lower cash distributions than otherwise anticipated if the percentage of Class A Status Units outstanding is substantially greater than the percentage of Class B Status Units, and holders of Class B Status Units may receive smaller tax allocations and a lesser amount of appreciation on investments than otherwise anticipated if the percentage of Class B Status Units outstanding is substantially greater than the percentage of Class A Status Units.

 . The effect of any advantage associated with the election of Class A Status
  Units or Class B Status Units may be significantly reduced (or eliminated), depending upon the ratio of each class outstanding.

 . Some or all of the proceeds available for investment in real properties may be invested in the acquisition and construction of undeveloped properties, which would involve risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables.

 . The General Partners are involved in other partnerships and activities, and, accordingly, will face certain conflicts of interest in managing the Partnership's operations.

  FOR A DISCUSSION OF THE RISK FACTORS CONCERNING THIS INVESTMENT, SEE "RISK FACTORS" (PAGE 7).

  WELLS REAL ESTATE FUND X, L.P. AND WELLS REAL ESTATE FUND XI, L.P. ARE NOT MUTUAL FUNDS OR ANY OTHER TYPE OF INVESTMENT COMPANY AND ARE NOT REGISTERED OR SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

-----------------------------------------------------------------------------------
                                                 SELLING COMMISSIONS
                                     PRICE TO        AND DEALER       PROCEEDS TO
                                    PUBLIC (1)     MANAGER FEE (1)  PARTNERSHIP (2)
                                  ---------------  ---------------  ---------------

 PER UNIT.......................  $        10.00    $        1.00   $         9.00
 TOTAL MINIMUM PER PARTNERSHIP..  $ 1,250,000.00    $  125,000.00   $ 1,125,000.00
 TOTAL MAXIMUM PER PARTNERSHIP..  $35,000,000.00    $3,500,000.00   $31,500,000.00
 TOTAL MAXIMUM..................  $70,000,000.00    $7,000,000.00   $63,000,000.00
-----------------------------------------------------------------------------------

(See footnotes on following page)
                 ____________________________________________

                       WELLS INVESTMENT SECURITIES, INC.
                 ____________________________________________

               THE DATE OF THIS PROSPECTUS IS DECEMBER 31, 1996.

                   (Cover Page Continued From Previous Page)
Footnotes:
(1) Price to Public and Selling Commissions may be reduced in connection with certain large volume purchases and under other circumstances described herein; however, in no event will the proceeds to the Partnership be reduced thereby. In addition to Selling Commissions in the amount of up to 8% of the Gross Offering Proceeds, the Partnership will pay a dealer manager fee in the amount of 2% of the Gross Offering Proceeds and may reimburse nonaffiliated broker-dealers participating in this Offering expenses paid for due diligence purposes up to a maximum of .5% of the Gross Offering Proceeds. Selling commissions are payable to Wells Investment Securities, Inc., the Dealer Manager of the Offering and an Affiliate of the General Partners, except to the extent reallowed to other broker-dealers participating in the Offering. (See "PLAN OF DISTRIBUTION.")
(2) These figures are before deducting other expenses of the Offering to be paid by the Partnerships in the estimated amount of $2,450,000, assuming the sale of all 7,000,000 Units. The General Partners or their Affiliates will pay Organization and Offering Expenses (not including underwriting compensation) in excess of 5% of Gross Offering Proceeds. (See "ESTIMATED USE OF PROCEEDS" and footnote 3 thereto.)

    The offering of Units of Wells Real Estate Fund X, L.P. will commence upon the effective date of this Prospectus and will continue until and terminate upon the earlier of (i) December 30, 1997, or (ii) the date on which all $35,000,000 in Units of Wells Real Estate Fund X, L.P. have been sold. The offering of Units of Wells Real Estate Fund XI, L.P. will commence immediately upon the termination of the offering of Units of Wells Real Estate Fund X, L.P. and will continue until and terminate upon the earlier of (i) December 30, 1998 , or (ii) the date on which all $35,000,000 in Units of Wells Real Estate Fund XI, L.P. have been sold, provided that the General Partners may elect to terminate the offering of Wells Real Estate Fund XI, L.P. at any time subsequent to one year after its effective date in the event that the offering of Units of Wells Real Estate Fund XI, L.P. commences prior to December 31, 1997. Subscription proceeds will be placed in an interest-bearing escrow account with The Bank of New York, Atlanta, Georgia until subscriptions aggregating at least $1,250,000 (125,000 Units) (the "Minimum Offering") have been received and accepted by the General Partners, at which time the proceeds will be released to the Partnership to be held in trust for the benefit of investors. If the Minimum Offering is not met by June 30, 1997, the Offering will be terminated and subscribers' funds (plus interest net of escrow expenses) will be promptly refunded.

    PROSPECTIVE INVESTORS ARE ENCOURAGED TO READ THE ENTIRE PROSPECTUS WHICH CONTAINS A COMPLETE COPY OF THE PARTNERSHIP AGREEMENT AND WHICH INCLUDES THE CURRENT SUPPLEMENT, IF ANY, INSIDE THE BACK COVER PAGE.

    THE USE OF PROJECTIONS OR FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM ARE NOT PERMITTED.

                             FOR FLORIDA RESIDENTS

      DISTRIBUTION REINVESTMENT PLAN.  UNITS PURCHASED PURSUANT TO THE
      ------------------------------
DISTRIBUTION REINVESTMENT PLAN WHICH ARE UNITS OF A SUBSEQUENT REAL ESTATE LIMITED PARTNERSHIP MUST BE REGISTERED OR EXEMPT FROM REGISTRATION IN FLORIDA. OFFERS AND SALES OF SUCH UNITS MUST BE CONDUCTED THROUGH BROKER-DEALERS WHICH ARE REGISTERED IN FLORIDA OR EXEMPT FROM REGISTRATION IN FLORIDA. (SEE "SUMMARY OF PARTNERSHIP AGREEMENT - DISTRIBUTION REINVESTMENT PLAN.")

    INDETERMINATE MIX OF UNITS.  LIMITED PARTNERS MUST ELECT TO HAVE EACH UNIT
    --------------------------
TREATED EITHER AS A CLASS A STATUS UNIT OR CLASS B STATUS UNIT. THERE ARE NO RESTRICTIONS AS TO THE MIX OF THE CLASS A STATUS UNITS AND CLASS B STATUS UNITS AND, THEREFORE, THERE CAN BE NO ASSURANCE AS TO THE ACTUAL IMPACT OF THE SPECIAL RIGHTS AND PRIORITIES TO WHICH HOLDERS OF THE TWO CLASSES OF UNITS ARE RESPECTIVELY ENTITLED. THE EFFECT OF ANY ADVANTAGE ASSOCIATED WITH THE ELECTION OF CLASS A OR CLASS B STATUS UNITS MAY BE SIGNIFICANTLY REDUCED (OR ELIMINATED), DEPENDING UPON THE RATIO OF CLASS A STATUS UNITS TO CLASS B STATUS UNITS WHICH ARE OUTSTANDING. (SEE "RISK FACTORS.")

                           FOR PENNSYLVANIA RESIDENTS

    BECAUSE THE MINIMUM OFFERING IS LESS THAN $5,000,000, YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PARTNERSHIP'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PARTNERSHIP SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                    Page
                                                    -----

SUMMARY OF THE OFFERING...........................    1
RISK FACTORS......................................    7
    Investment Risks..............................    7
      Limited Transferability and Lack
        of Liquidity of the Units.................    7
      Substantial Reliance on the
        General Partners..........................    8
      Limited and Illiquid Net Worth
        of the General Partners...................    8
      Limitations of Rights of the
        Limited Partners..........................    8
      Possible Lack of Diversification
        Resulting from Subscriptions
        for Less than the Maximum Number
        of Units..................................    8
      Potential Conflict Relating to the
        General Partners' Right to
        Purchase Units............................    8
      Restrictions and Limitations on
        Repurchase Reserve........................    9
      Potential Liability of Limited
        Partners..................................    9
      Offering Price Arbitrarily
        Established...............................    9
      Substantial Management
        Compensation..............................    9
      No Assurance of Cash
        Distributions.............................   10
      No Identified Sources for
        Funding of Future Capital Needs...........   10
      Consequences of Joint Venture Investments...   10
    Special Risks Regarding Classes of Units......   11
      Special Risks Relating to an
        Election of Class A Status Units..........   10
      Special Risks Relating to an
        Election of Class B Status Units..........   11
      Effect of Unspecified Nature of
        Offering on Relative Performance
        of Class A Status Units and
        Class B Status Units......................   11
      Indeterminate Ratio of Class A Status Units
        to Class B Status Units...................   11
    Real Estate Risks.............................   12
      Fluctuating Financial
        Performance of Previously
        Sponsored Partnerships....................   12
      Potential Adverse Economic and
        Regulatory Changes........................   12
      Unspecified Property Offering...............   12
      Development and Construction of
        Unimproved Properties.....................   12
        Competition for Investments...............   13
      Potential Adverse Effects of
        Delays in Investments.....................   13
       Uncertainty of Timing of and
         Market Conditions on Future
         Disposition of Properties................   13
      Environmental Matters.......................   13

    Federal Income Tax Risks......................   14
      Failure of Counsel to
        Form an Opinion on Certain
        Material Tax Issues.......................   14
      Potential Adverse Income Tax
        Effects relating to Limited Partners
        holding Class A Status Units..............   14
      Potential Loss of Partnership Tax
        Status....................................   15
      Potential Publicly Traded
        Partnership Classification................   15
      Limitations on Deductibility of
        Losses....................................   15
      Possibility of IRS Challenge to Allocations
        of Profit and Loss........................   15
      Potential Dealer Status.....................   15
      Possibility of Disallowance of Deductibility
        of the Fees and Expenses Paid by
        the Partnership...........................   16
      Allocation of Taxable Income Without
        Cash Distributions........................   16
      Characterization of Sale-Leaseback
        Transactions..............................   16
      Applicability of
        Anti-Abuse Rules..........................   16
      Potential Applicability of
        Alternative Minimum Tax...................   16
      Audit Risk, Interest and
        Penalties.................................   16
      State and Local Taxation and Requirements
        to Withhold State Taxes...................   17
      Potential Legislative or Regulatory
        Action....................................   17
    Risks Relating to Retirement Plan Investors...   17
      Plan Assets Risk............................   17
      Minimum Distribution Requirements...........   18
      Unrelated Business Taxable
        Income ("UBTI")...........................   18
WHO SHOULD INVEST - SUITABILITY
 STANDARDS........................................   19
DESCRIPTION OF THE UNITS..........................   22
    Election of Class A Status or Class B Status..   22
   Summary of Distributions.......................   24
    Summary of Allocations........................   25
    Class A Status Units..........................   25
   Class B Status Units...........................   26
    Effect of Change of Status of Units...........   26
ESTIMATED USE OF PROCEEDS.........................   27
COMPENSATION OF THE GENERAL PARTNERS
 AND AFFILIATES...................................   29
CONFLICTS OF INTEREST.............................   31
FIDUCIARY DUTY OF THE GENERAL
 PARTNERS.........................................   35
PRIOR PERFORMANCE SUMMARY.........................   36
    Publicly Offered Unspecified Property
     Partnerships.................................   37
MANAGEMENT........................................   41
  The General Partners............................   41
    Management....................................   43
INVESTMENT OBJECTIVES AND CRITERIA................   45
    General.......................................   45
    Acquisition and Investment Policies...........   45
    Development and Construction of
     Properties...................................   47
    Terms of Leases and Lessee
     Creditworthiness.............................   48
    Borrowing Policies............................   48
    Joint Venture Investments.....................   49
    Disposition Policies..........................   50
    Other Policies................................   51


CUSTODIAL AGENCY AGREEMENT........................   52
REAL PROPERTY INVESTMENTS.........................   53
MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS............................   53
INVESTMENT BY TAX-EXEMPT ENTITIES AND
 ERISA CONSIDERATIONS.............................   54
    Plan Assets - Generally.......................   55
    Plan Assets - Current Law.....................   55
    Exemptions Under Plan Asset Regulations.......   56
    Plan Asset Consequences -
     Prohibited Transaction Excise Tax............   57
    Annual Valuation..............................   58
FEDERAL INCOME TAX CONSEQUENCES...................   59
    Tax Opinion...................................   59
    Partnership Status Generally..................   61
  Publicly Traded Partnerships....................   62
   General Principles of Partnership Taxation.....   63
    Anti-Abuse Rules..............................   64
    Basis Limitations.............................   64
    Passive Loss Limitations......................   64
    At Risk Limitations...........................   65
    Allocations of Profit and Loss................   65
   Risk of Taxable Income Without Cash
     Distributions................................   67
    Investment by Qualified Plans and Other
     Tax-Exempt Entities..........................   68
    Investment by Charitable Remainder Trusts.....   69
    Depreciation and Cost Recovery................   69
    Syndication and Organizational Expenses.......   70
    Activities Not Engaged in for Profit..........   70
    Federal Income Tax Consequences Relating
     to the Custodial Agency Agreement and
     Other Potential Uses of Nominee
      Corporations................................   70
    Characterization of Leases....................   71
   Property Held Primarily for Sale...............   72
    Sales of Partnership Properties...............   72
   Sales of Limited Partnership Units.............   72
    Dissolution and Liquidation of the
     Partnership..................................   73
    Capital Gains and Losses......................   73
    Election for Basis Adjustments................   73
    Alternative Minimum Tax.......................   73
    Penalties.....................................   74
    Tax Shelter Registration......................   74
   Audits.........................................   75
    Foreign Investors as Limited Partners.........   75
    Proposed Tax Legislation and Regulatory
     Proposals....................................   75
    State and Local Taxes.........................   75

SUMMARY OF PARTNERSHIP AGREEMENT..................   76
    Powers of the General Partners................   77
    Liabilities of the Limited Partners...........   77
    Other Activities of the General Partners......   77
    Rights and Obligations of Limited Partners;
     Nonassessability of Units....................   77
    Voting Rights of the Limited Partners.........   77
    Mergers and Consolidations....................   78
    Special Partnership Provisions................   78
    Removal of General Partners...................   78
    Assignability of General Partners' Interests..   79
   Books and Records; Rights to Information;
     Annual Audits................................   79
    Meetings of Limited Partners..................   79
    Transferability of Units......................   79
    Partnership Borrowing.........................   80
    Repurchase of Units...........................   80
    Distribution Reinvestment Plan................   82
    Proxy to Liquidate............................   84
    Dissolution and Termination...................   84
DISTRIBUTIONS AND ALLOCATIONS.....................   85
   Distributions of Net Cash From Operations......   85
    Distribution of Net Sale Proceeds.............   85
    Liquidating Distributions.....................   86
    Return of Unused Capital Contributions........   87
    Partnership Allocations.......................   87
    Monthly Distributions.........................   89
REPORTS TO INVESTORS..............................   90
PLAN OF DISTRIBUTION..............................   91
SUPPLEMENTAL SALES MATERIAL.......................   96
LEGAL OPINIONS....................................   97
EXPERTS...........................................   97
INDEPENDENT AUDITORS..............................   97
ADDITIONAL INFORMATION............................   98
GLOSSARY..........................................   98

     --------------------------------------

FINANCIAL STATEMENTS......................  APPENDIX I
PRIOR PERFORMANCE TABLES..................   EXHIBIT A
FORM OF AMENDED AND RESTATED
 AGREEMENT OF LIMITED PARTNERSHIP
 OF WELLS REAL ESTATE
 FUND X/XI, L.P...........................   EXHIBIT B
FORM OF SUBSCRIPTION AGREEMENT
 AND SUBSCRIPTION AGREEMENT
 SIGNATURE PAGE...........................   EXHIBIT C

                                      (i)

                            SUMMARY OF THE OFFERING


    THIS SECTION SUMMARIZES CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND IS INTENDED FOR QUICK REFERENCE ONLY. THIS IS NOT A COMPLETE DESCRIPTION OF THE INVESTMENT. POTENTIAL INVESTORS MUST READ AND EVALUATE THE FULL TEXT OF THIS PROSPECTUS IN ORDER TO EVALUATE AN INVESTMENT IN THE PARTNERSHIP. THE FOLLOWING SUMMARY THEREFORE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS PROSPECTUS AND THE SUPPORTING DOCUMENTS. ALL MATERIAL TERMS OF THE SUPPORTING DOCUMENTS ARE DESCRIBED IN THE PROSPECTUS. TERMS THAT APPEAR WITH AN INITIAL CAPITAL LETTER ARE MORE FULLY DEFINED IN THE GLOSSARY.

WELLS REAL ESTATE   Wells Real Estate Fund X, L.P. and Wells Real Estate Fund
FUND X, L.P. AND    XI, L.P. are each newly formed Georgia limited partnerships
WELLS REAL ESTATE   whose principal place of business and registered office is
FUND XI, L.P.:      located at the office of its General Partners, 3885 Holcomb
                    Bridge Road, Norcross, Georgia 30092.  (Telephone: 770-449-
                    7800 or 800-448-1010 - outside of Georgia.)  AN INVESTOR WHO
                    PURCHASES UNITS IN ONE PARTNERSHIP WILL NOT THEREBY ACQUIRE
                    ANY OWNERSHIP INTEREST IN THE OTHER PARTNERSHIP OR ITS
                    PROPERTIES. However, the Partnerships may acquire interests in the same property through joint ventures, and either or both of the Partnerships may form joint ventures with prior or future public real estate limited partnership programs sponsored by the General Partners or their Affiliates. Each
                    Partnership is referred to in this Prospectus as the "Partnership."

GENERAL PARTNERS:   Leo F. Wells, III and Wells Partners, L.P., a Georgia
                    limited partnership, are the General Partners and will make all investment decisions for the Partnership. (See
                    "MANAGEMENT - The General Partners.") For information regarding the previous experience of the General Partners and their Affiliates in the management of real estate limited partnerships, see "PRIOR PERFORMANCE SUMMARY."

SECURITIES OFFERED: A minimum of 125,000 Units (the "Minimum Offering") and a maximum of 3,500,000 Units in each Partnership are being offered at $10 per Unit. Upon subscription for Units, investors will elect to have their Units treated as either Class A Status Units or Class B Status Units.

DIFFERENCES BETWEEN Class A Status Units and Class B Status Units are entitled
CLASS A STATUS      to different rights and priorities as to allocations of
UNITS AND CLASS B   depreciation, amortization, cost recovery and net loss
STATUS UNITS:       deductions and cash distributions. Holders of Class A Status
                    Units will be entitled to receive annual distributions of operating cash flow but will be allocated a lower percentage return on the potential appreciation of the Partnership's real estate investments. However, since Class A Status Units will be allocated substantially all of the Partnership's net income without being allocated any deductions for depreciation, amortization, cost recovery or net losses, it is expected that Limited Partners holding Class A Status
                    Units will be allocated taxable income in excess of distributions of cash flow from operations received.
                    Although holders of Class B Status Units will not be allocated any current cash distributions, they will be allocated a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and net loss, and will be allocated a higher percentage return on the potential appreciation of the Partnership's real estate investments. However, since all such losses allocated to holders of Class B Status Units will be treated as "passive" losses, which may only be used to offset "passive" income and, thus, may not be used to offset active or portfolio income, such allocation of losses may have no current benefit to holders of Class B Status
                    Units unless such holders of Class B Status Units are being allocated passive income from other sources with respect to such year. The effect of any advantage associated with the election of Class A Status or Class B Status may be significantly reduced (or eliminated), depending upon the ratio of Class A Status Units to Class B Status Units outstanding during any given period. There are no restrictions as to the mix of Class A Status Units to Class
                    B Status Units, and the General Partners will not attempt to establish or maintain any particular ratio. Therefore, there can be no assurance as to the actual impact of the special rights and priorities to which holders of the two classes of Units are respectively entitled. To the extent that there are fewer Class A Status Units outstanding in relation to the number of Class B Status Units outstanding, in the event that the General Partners or their Affiliates purchase
                    Units, they would benefit, along with other Class A Limited
                    Partners, in terms of increased distributions of operating cash flow, due to the fact that the General Partners and their Affiliates may only acquire and own Class A Status
                    Units. Limited Partners will have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each quarterly accounting period, unless prohibited by applicable state law. Any such changed election shall be effective commencing as of the first day of the next succeeding accounting period following notice to the Partnership. Limited Partners converting from Class A Status to Class B Status will be entitled from the effective date of the changed election to deductions for depreciation, amortization, cost recovery and net losses but no distributions of cash flow from operations, and Limited
                    Partners converting from Class B Status to Class A Status will be entitled from the effective date of the changed election to receive annual distributions of net cash flow from operations. Distributions of proceeds from the sale of properties will be prorated to Limited Partners based on the number of days during which such Units were treated as Class
                    A Status Units and the number of days during which such Units were treated as Class B Status Units (Class B Status
                    Units being allocated a higher percentage return on the potential appreciation of the Partnership's real estate investments). (See "DESCRIPTION OF THE UNITS," "RISK
                    FACTORS" and "DISTRIBUTIONS AND ALLOCATIONS.")

RISK FACTORS:
      Investment in the Units involves various risks including the following:

      . The Partnership Agreement imposes restrictions on transfers of Units. No public market for the Units currently exists or is likely to develop. If investors are able to sell their Units at all, they will likely be able to sell their Units only at a discount. (See "SUMMARY OF
        PARTNERSHIP AGREEMENT--Transferability of Units.")

      . Limited Partners will have limited voting rights and, therefore, will have minimal control over the Partnership's operations.

      . The Limited Partners must rely on the General Partners and their Affiliates, who will have full responsibility for the day-to-day management of the Partnership.

      . The net worth of the General Partners is limited in amount, substantially illiquid and not readily marketable. Accordingly, there can be no guarantee that the General Partners will be able to fulfill their financial obligations and responsibilities to the Partnership.

      . The number of properties that the Partnership will acquire and diversification of its investments will be reduced to the extent that less than the maximum number of Units are sold. Lack of diversification of the Partnership's investments will have the effect of increasing the risks associated with an investment in the Units.

      . This Offering involves payment of substantial fees to the General
        Partners and their Affiliates, which will be payable regardless of the success or failure of the Partnership.

      . Holders of Class A Status Units will be allocated substantially all of the Partnership's net income, while substantially all deductions for depreciation, amortization, cost recovery and net losses will be allocated to holders of Class B Status Units. As a result, it is expected that Limited Partners holding Class A Status Units will be allocated taxable income in excess of distributions of Cash Flow From Operations received, although the General Partners expect that cash distributions will be sufficient to cover the income tax liability resulting from such allocations.

      . Potential investors who plan to elect Class B Status for their Units should be aware that they will not receive any distributions of Cash Flow From Operations from the Partnership, but will be allocated a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and net losses.

      . Certain real estate programs previously sponsored by the General
        Partners and their Affiliates have experienced fluctuating financial performance, and there are no assurances that properties acquired by the Partnership will be profitable.

      . The Partnership will be subject to market risks associated with investments in real estate, which means that both the amount of cash the Partnership will receive from the lessees of its properties and the future value of its properties cannot be predicted. Accordingly, the extent to which investors will receive cash distributions and realize potential appreciation on real estate investments will be dependent upon fluctuating market conditions.

      . The Partnership does not own any real property and the General Partners have not identified any properties in which there is a reasonable probability that the Partnership will invest. Accordingly, investors will not have the opportunity to evaluate the properties that the Partnership will acquire and must rely totally upon the ability of the General Partners with respect to the acquisition of properties.

      . Some or all of the proceeds available for investment in real properties may be invested in the acquisition and construction of undeveloped properties, which would involve risks relating to the builder's ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables, thus potentially subjecting the Partnership to cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may have the effect of reducing returns to Limited Partners, while construction delays may have the effect of delaying distributions of cash flow from operations.

      . As a result of the fact that the General Partners are also general partners of other real estate limited partnerships and will continue to engage in other business activities, the General Partners will have conflicts of interest in allocating their time between the Partnership and other partnerships and activities. They will also have conflicts of interest when evaluating potential investments for the Partnership in deciding which entity will acquire a particular property, and in leasing properties in the event that the Partnership and another program managed by the General Partners were to compete for the same tenants in negotiating leases.

      . The Partnership is authorized to borrow amounts up to 25% of the total purchase price of Partnership Properties in order to finance the maintenance and repair or improvement of Partnership Properties under certain conditions; provided, however, that (i) the Partnership will be acquiring properties only on an all cash basis and the General Partners do not intend to cause the Partnership to borrow any funds and (ii) the Partnership will not borrow any funds until it first obtains an opinion of counsel that more likely than not the indebtedness to be obtained will not cause its income to be taxed as unrelated business taxable income (UBTI). (See "INVESTMENT OBJECTIVES AND CRITERIA--Borrowing Policies.")

        See the "RISK FACTORS" section of this Prospectus for a discussion of the risk factors relating to an investment in the Units.


TERMS OF THE OFFERING:

        The offering of Units of Wells Real Estate Fund X, L.P.
        will commence upon the date of this Prospectus and will continue until and terminate upon the earlier of (i) December 30, 1997, or (ii) the date on which all $35,000,000 in Units of Wells Real Estate Fund X, L.P. have been sold. The offering of Units of Wells Real Estate Fund XI, L.P. will commence immediately upon the termination of the offering of Units of Wells Real Estate Fund X, L.P. and will continue until and terminate upon the earlier of (i) December 30, 1998, or (ii) the date on which all $35,000,000 in Units of Wells Real Estate Fund XI, L.P. have been sold, provided that in the event that the offering of Units of Wells Real Estate Fund XI, L.P. commenced prior to December 31, 1997, the General Partners may elect to terminate the offering of Wells Real Estate Fund XI, L.P. at any time subsequent to one year after the commencement date of the offering. For each of the Partnerships' Offerings, subscription proceeds will be held in escrow until subscriptions for at least $1,250,000 (125,000 Units) have been received and accepted by the General Partners.

PROPERTIES:
        The Partnership will seek to acquire and operate commercial properties, including without limitation, office buildings, shopping centers, business and industrial parks and other commercial and industrial properties, on an all cash basis, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by the Partnership alone or jointly with another party. The Partnership is likely to enter into one or more joint ventures with Affiliated entities for the acquisition of properties. In this connection, the Partnerships may enter into joint ventures for the acquisition of properties with each other, and either or both of the Partnerships may enter into joint ventures for the acquisition of properties with prior or future real estate limited partnership programs sponsored by the General Partners or their Affiliates. As of the date of this Prospectus, the Partnership has neither purchased nor contracted to purchase any properties, nor have the General Partners identified any properties in which there is a reasonable probability that the Partnership will invest. (See "REAL PROPERTY INVESTMENTS," "INVESTMENT OBJECTIVES AND CRITERIA" and "CONFLICTS OF INTEREST.")

ESTIMATED USE OF
PROCEEDS OF OFFERING:
        It is anticipated that approximately 81% of the proceeds of this Offering will actually be invested in Partnership Properties, and the remainder will be used to pay selling commissions and fees and expenses relating to the selection and acquisition of properties and the costs of organizing the Partnership and the Offering. (See "ESTIMATED USE OF PROCEEDS" for a breakdown of the Partnership's estimated use of the capital raised in the Offering. See also "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" regarding the compensation and fees to be paid to the General Partners and their Affiliates.)

INVESTMENT OBJECTIVES:

        The Partnership's objectives are: (i) to maximize Net Cash From Operations; (ii) to preserve, protect and return the Capital Contributions of the Partners; and (iii) to realize capital appreciation upon the ultimate sale of Partnership Properties. These investment objectives may not be changed except upon approval of a majority in interest of the Limited Partners. Certain real estate programs previously sponsored by the General Partners and their Affiliates, each of which have investment objectives similar to those of the Partnership, have experienced fluctuating financial performance, as shown in the tables included in Exhibit "A" hereto. Many of the real properties in which such prior programs have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess of supply in many markets, along with increased operating costs and a general downturn in the real estate industry. These prior programs have not yet sold any real property investments and thus no evaluation can be made as to whether these prior programs will achieve their objectives of returning Capital Contributions or realizing capital appreciation upon the sale of such properties. (See "INVESTMENT OBJECTIVES AND CRITERIA" and "PRIOR PERFORMANCE SUMMARY.")

CONFLICTS OF INTEREST:
        The General Partners and their Affiliates will experience conflicts of interest in connection with the management of the Partnership, including the following:

        . The General Partners and their Affiliates are also general partners of other real estate limited partnerships and expect that they will organize additional real estate partnerships in the future. As a result, investors should be aware that the General Partners and their Affiliates will have to allocate their time between the Partnership and other such partnerships and activities and may have conflicts of interest in deciding which partnership will acquire a particular property.

        . The Partnership may acquire properties in the same geographic areas where other properties owned or managed by the General Partners and their Affiliates are located, resulting in potential conflicts in the leasing or resale of the Partnership's properties in the event that the Partnership and another program managed by the General Partners or their Affiliates were to attempt to compete for the same tenants in negotiating leases or to sell similar properties at the same time.

        . Since it is anticipated that the Partnership's properties will be managed by an Affiliate of the General Partners, the Partnership will not have the benefit of independent property management, and investors must rely on the General Partners and their Affiliates for management of the Partnership's properties.

        . The Partnership is likely to enter into one or more joint ventures for the acquisition and operation of specific properties with Affiliates of the General Partners, resulting in potential conflicts of interest in determining which partnership should enter into a particular joint venture, in structuring the terms of the relationship and in managing the joint venture.

        . Fees payable to the General Partners and their Affiliates in connection with Partnership transactions involving the purchase, management and sale of Partnership Properties are not the result of arm's-length negotiations and will be payable regardless of the quality of the property acquired or the services provided to the Partnership.

          See the "CONFLICTS OF INTEREST" section of this Prospectus for a discussion of the various conflicts of interest relating to an investment in the Units.

PRIOR OFFERING SUMMARY:

       The General Partners and their Affiliates have previously sponsored ten publicly offered real estate limited partnerships on an unspecified property or "blind pool" basis. The total amount of funds raised from the approximately 22,130 investors in these limited partnerships as of September 30, 1996 was approximately $225,837,498, and the amount of such funds invested in properties as of September 30, 1996 was approximately $149,703,830. Certain of these previously sponsored real estate programs have experienced fluctuating financial performance in recent years. The "PRIOR PERFORMANCE SUMMARY" section of this Prospectus contains a discussion of the public as well as private real estate limited partnerships sponsored by the General Partners and their Affiliates during the past ten years. Certain statistical data relating to prior public limited partnerships with investment objectives similar to those of the Partnership are contained in the "PRIOR PERFORMANCE TABLES" included as Exhibit "A" to this Prospectus.

COMPENSATION TO GENERAL PARTNERS AND AFFILIATES:
     The General Partners and their Affiliates will receive compensation and fees for services relating to this Offering and in connection with the investment and management of the Partnership's assets which are not the result of arm's-length negotiations and will be paid regardless of the quality of the property acquired or the services provided to the Partnership. The most significant items of compensation are:

          Offering Stage: Sales commissions of 8% of Gross Offering Proceeds payable to an Affiliate of the General Partners, all or a part of which may be reallowed to unaffiliated participating broker-dealers; a dealer manager fee of 2% of Gross Offering Proceeds payable to an Affiliate of the General Partners, a portion of which may be reallowed to unaffiliated participating broker-dealers as a marketing fee; and up to 5% of Gross Offering Proceeds as a reimbursement of costs and expenses of organizing the Partnership, including legal, accounting, printing, marketing and other offering expenses, a majority of which will be paid to third parties unaffiliated with the General Partners.


          Acquisition Stage: A fee of up to 5% of Gross Offering Proceeds in connection with the selection, valuation and acquisition of properties (subject to certain overall limitations), which is payable regardless of the quality of the properties acquired by the Partnership; and reimbursement of costs and expenses for the acquisition of properties.

          Operational Stage: A property management and leasing fee in the amount of up to 6% of gross revenues plus a one-time initial rent-up or leasing-up fee for the leasing of newly constructed properties, in an amount not to exceed the customary fee payable in an arm's-length transaction; and, after Limited Partners holding Class A Status Units have received cash distributions equal to 10% of their remaining capital invested in the Partnership, 10% of current cash flow distributions of the Partnership.


          Liquidation Stage: After (i) each Limited Partner holding Units which at any time have been treated as Class B Status Units has received cash distributions in an amount which, when added to any cash previously distributed to such Limited Partner, will equal the amount of cash distributions previously paid to Limited Partners holding Units which at all times have been treated as Class A Status Units,
          (ii) Limited Partners have received a return of their invested capital, and (iii) Limited Partners holding Class A Status Units have received a 10% per annum return on their invested capital and Limited Partners holding Class B Status Units have received a 15% per annum return on their invested capital, then the General Partners are entitled to receive the following amounts of Nonliquidating Net Sale Proceeds and Liquidating Distributions: (a) an amount equal to their Capital Contributions, and (b) 20% of remaining amounts of Nonliquidating Net Sale Proceeds and Liquidating Distributions available for distribution (provided, however, that in no event will the General Partners receive in the aggregate more than the NASAA Guidelines Resale Proceeds Maximum Amount); and a real estate brokerage commission of up to 3% of the sale price of properties sold by the Partnership, the payment of which is subordinated to distributions to Limited Partners in aggregate amounts so that Limited Partners will receive a return of their remaining capital invested in the Partnership plus a 6% per annum return on their remaining capital invested in the Partnership.

          There may be a number of other smaller items of incidental expense reimbursement that the General Partners and their Affiliates may receive during the operation and liquidation stages of the Partnership. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" and "CONFLICTS OF INTEREST.")


DEPRECIATION AND COST
RECOVERY METHOD:
          For income tax purposes, the Partnership intends to use the straight-line method of depreciation for the real properties to be acquired. (See "FEDERAL INCOME TAX CONSEQUENCES.")

PARTNERSHIP TERM:
        Each Partnership was formed on June 20, 1996, and will continue in existence until all the Partnership's properties have been sold or the occurrence of certain other events but, in any event, will terminate no later than December 31, 2026. The Partnership will be liquidated upon the ultimate disposition of the Partnership's Properties, which the General Partners currently anticipate will occur a minimum of ten to twelve years after acquisition and development of the last Partnership Property acquired. (See "SUMMARY OF PARTNERSHIP AGREEMENT - Dissolution and Termination.")

REPURCHASE RESERVE:
        One year following the termination of this Offering, the General Partners will have the option, in their sole discretion, of establishing a Repurchase Reserve in an amount of up to 5% of Cash Flow on an annual basis, pursuant to which the Limited Partners may be able to resell their Units to the Partnership at a discount. The General Partners may also terminate the Repurchase Reserve at any time in their sole discretion. (See "SUMMARY OF PARTNERSHIP AGREEMENT.")

DISTRIBUTION
REINVESTMENT PLAN:
        The General Partners may establish a Distribution Reinvestment Plan which will be available for Limited Partners who wish to participate, pursuant to which distributions of Net Cash From Operations from the Partnership may be automatically invested in (a) Units of the Partnership during the Offering period of each respective Partnership, or (b) units of subsequent real estate limited partnerships sponsored by the General Partners or their Affiliates which have substantially identical investment objectives as the Partnership following the expiration of the Offering period. The General Partners in their discretion may elect not to provide a Distribution Reinvestment Plan. Limited Partners who participate in the Distribution Reinvestment Plan will be allocated their share of the Partnership's taxable income even though such Partners will receive no cash distributions from the Partnership, which may result in tax liability for such participants even though they would receive no cash distributions with which to pay such tax liability. (See "SUMMARY OF PARTNERSHIP AGREEMENT - Distribution Reinvestment Plan" and "RISK FACTORS - Federal Income Tax Risks.")

DISTRIBUTIONS AND
ALLOCATIONS:
        See the "DESCRIPTION OF THE UNITS" and "DISTRIBUTIONS AND ALLOCATIONS" sections of this Prospectus for a description of the allocation and distribution of current cash flow from operations and the net proceeds from the sale or exchange of Partnership Properties and the allocation of taxable income and loss of the Partnership.

        Distributions of cash flow from operations to Limited Partners holding Class A Status Units are expected to commence no later than the end of the sixth full quarter of Partnership operations. No distributions of cash flow from operations will be allocated to Limited Partners holding Class B Status Units.

PARTNERSHIP AGREEMENT:
        The respective rights and obligations of the Partners and the relationship between the Limited Partners and the General Partners will be governed by the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). Some of the significant features of the Partnership Agreement include the following:

        . Voting Rights. Limited Partners owning a majority of the Units may vote to: (a) amend the Partnership Agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, and (c) remove a General Partner. In the event of any such vote, Limited Partners not voting with the majority will nonetheless be bound by the majority vote.

        . Mergers and Consolidations. The Partnership Agreement prohibits the
          General Partners from initiating any transaction wherein the Partnership is merged or consolidated with any other partnership or corporation, and the General Partners are not authorized to merge or consolidate the Partnership with any other partnership or corporation unless such action is approved by Limited Partners owning a majority of the Units.

        . Restrictions on Transferability of Units. While the Partnership
          Agreement does allow certain transfers, there are a number of significant restrictions on the transferability of Units, including:
          (a) securities laws restrictions, (b) the application of suitability standards to the proposed transferees of Units, (c) restrictions regarding the potential of the Partnership becoming a "publicly traded partnership" (generally a partnership whose interests are publicly traded or frequently transferred), and (d) restrictions regarding potential termination of the Partnership for tax purposes. No public market for the Units currently exists or is expected to develop.

          For a more detailed discussion concerning the terms of the Partnership Agreement, please refer to the "SUMMARY OF PARTNERSHIP AGREEMENT" section of this Prospectus. All statements made herein and elsewhere in this Prospectus are qualified in their entirety by reference to the Partnership Agreement which is set forth in its entirety as Exhibit "B" to this Prospectus.

GLOSSARY:
          Certain terms which have initial capital letters in this Prospectus are defined under the caption "GLOSSARY."


                                  RISK FACTORS

          The purchase of Units involves a number of risk factors. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider specifically the following:

INVESTMENT RISKS

          LIMITED TRANSFERABILITY AND LACK OF LIQUIDITY OF THE UNITS. Except for intra-family transfers by gift or inheritance, the Units have limited transferability, including transfer limitations under the provisions of the Partnership Agreement relating to the Repurchase Reserve. The Partnership and certain state regulatory agencies have imposed certain restrictions relating to the number of Units which may be transferred by a Limited Partner and, with the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, the suitability standards applied to initial purchasers of the Units may also be applied to assignees as a condition to their substitution as Limited Partners. It is not anticipated that a public trading market will develop for the Units and, in fact, the Partnership Agreement restricts the ability of the Partnership to participate in a public trading market or the substantial equivalent thereof. Specifically, the Partnership Agreement provides that any transfer which may cause the Partnership to be classified as a "publicly traded partnership" shall be deemed void and shall not be recognized by the Partnership. Because of the fact that the classification of the Partnership as a "publicly traded partnership" would significantly decrease the value of the Units, the General Partners intend to exercise fully their rights to prohibit transfers of Units which could cause the Partnership to be classified as a "publicly traded partnership." Limited Partners may not, therefore, be able to liquidate their investment in the event of an emergency, and the Units may not be readily accepted as collateral for a loan. Consequently, Units in the Partnership should be considered only as a long-term investment. (See "SUMMARY OF PARTNERSHIP AGREEMENT - Transferability of Units.")

          SUBSTANTIAL RELIANCE ON THE GENERAL PARTNERS. All decisions with respect to the management of the Partnership will be made exclusively by the General Partners. The Limited Partners will have no right or power to take part in the management of the Partnership except through the exercise of their voting rights, which are limited. The General Partners may be removed under certain conditions, as set forth in the Partnership Agreement, subject to their receipt of payment equal to the fair market value of their interests in the Partnership. (See "SUMMARY OF PARTNERSHIP AGREEMENT.")

          LIMITED AND ILLIQUID NET WORTH OF THE GENERAL PARTNERS. The General Partners have represented that, as of September 30, 1996, they have a combined net worth on an estimated fair market value basis in excess of $2,591,000 (exclusive of home, automobiles and home furnishings). When the net worth of Wells Partners is calculated on a generally accepted accounting principles
(GAAP) basis (i.e., Wells Partners' investments are valued at cost instead of estimated fair market value) as of September 30, 1996, the combined net worth of the General Partners is approximately $1,691,000. The net worth of the General Partners, however, consists primarily of interests in real estate and interests in retirement plans and closely-held businesses, and thus such net worth is substantially illiquid and not readily marketable. The limited net worth of the General Partners and illiquid nature of such net worth, together with the other commitments of the General Partners, may be relevant in evaluating the ability of the General Partners to fulfill their financial obligations and responsibilities to the Partnership, including but not limited to, the General Partners' obligation to advance on an interest-free basis an amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of Partnership Properties to the extent that the Partnership has insufficient funds for such purposes. Such commitments include those relating to other limited partnerships which have been formed in the past and other limited partnerships which the General Partners may organize in the future. (See "CONFLICTS OF INTEREST - Interests in Other Partnerships," "PRIOR PERFORMANCE SUMMARY" and "MANAGEMENT.")

          LIMITATIONS OF RIGHTS OF THE LIMITED PARTNERS. The Partnership is a limited partnership formed under the Georgia Revised Uniform Limited Partnership Act ("GRULPA"), and accordingly, the rights of the Limited Partners are limited to rights provided either under GRULPA or contained in the Partnership Agreement. In this regard, the Partnership Agreement provides that Limited Partners owning a majority of the outstanding Units may exercise certain voting rights, including the right to amend the Partnership Agreement, to change the business purpose or investment objectives of the Partnership, to remove the General Partners, or to authorize a merger or a consolidation of the Partnership under certain circumstances. Because Limited Partners owning a majority of the Units may approve any of the foregoing actions, Limited Partners not voting with the majority will nonetheless be bound by the majority vote. (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT.")

          POSSIBLE LACK OF DIVERSIFICATION RESULTING FROM SUBSCRIPTIONS FOR LESS THAN THE MAXIMUM NUMBER OF UNITS. To the extent that less than the maximum number of Units are sold, the diversification of the Partnership's investments will be decreased and the extent to which the Partnership's profitability will be affected by any one of its investments will increase. For example, in the event that the gross proceeds from the Offering of Units of the Partnership total only $1,250,000 (the minimum amount needed for the Partnership to release initial funds from escrow and commence operations), the Partnership may acquire an interest in only one property and, therefore, would not achieve diversification of its investments. Lack of diversification of the Partnership's investments will have the effect of increasing the risks associated with an investment in the Units.

          POTENTIAL CONFLICT RELATING TO THE GENERAL PARTNERS' RIGHT TO PURCHASE UNITS. Pursuant to the terms of the Offering, the General Partners or their Affiliates may purchase Units for their own account. In addition, as set forth above, the General Partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will affect the relative performance between the Class A Status Units and the Class B Status Units. Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Class A Status Units. Accordingly, in the event the General Partners or their Affiliates do purchase Units, they would then have an incentive to acquire properties which would produce more favorable results for the Class A Status Units, which could adversely affect Limited Partners electing Class B Status for their Units. (See "INVESTMENT OBJECTIVES AND CRITERIA" and "PLAN OF DISTRIBUTION.")

          RESTRICTIONS AND LIMITATIONS ON REPURCHASE RESERVE. The Partnership may establish a Repurchase Reserve of up to 5% of Cash Flow annually, whereby the Partnership may, in the sole discretion of the General Partners and upon the request of a Limited Partner, repurchase the Units held by such Limited Partner.

The Repurchase Reserve may be established only after the expiration of one year following the termination of the Offering, and if established, the Repurchase Reserve may be terminated at any time in the sole discretion of the General Partners. Since the establishment of a Repurchase Reserve is in the sole discretion of the General Partners, the Partnership is under no obligation to establish a Repurchase Reserve or to repurchase Units from any Limited Partner. In addition, even if a Repurchase Reserve is established, the Partnership Agreement limits repurchases out of the Repurchase Reserve to an aggregate of not more than 2% of Gross Offering Proceeds throughout the life of the Partnership (excluding repurchases relating to death or legal incapacity of the owner and repurchases relating to a substantial reduction in the owner's net worth or income). Accordingly, in considering an investment in the Partnership, prospective investors should not assume that they will be able to sell any of their Units back to the Partnership. However, in the event that the Partnership does establish a Repurchase Reserve, the purchase price per Unit will be equal to 85% of the fair market value of the Units until three years from the effective date of the Registration Statement and 90% of the fair market value of the Units thereafter. Fair market value will be determined by the General Partners based upon an estimate of the amount the Limited Partners would receive if the Partnership's real estate investments were sold for their estimated value and if such proceeds were distributed in a liquidation of the Partnership. Accordingly, Limited Partners liquidating their Units by selling them back to the Partnership may receive less than they would receive if the Partnership's real estate investments were sold for their estimated value and such proceeds were distributed in a liquidation of the Partnership. (See "SUMMARY OF PARTNERSHIP AGREEMENT - Repurchase of Units.")

          POTENTIAL LIABILITY OF LIMITED PARTNERS. A Limited Partner's liability, in general, will be limited to the amount he agrees to contribute to the capital of the Partnership plus his share of any undistributed profits and assets. While GRULPA provides that Limited Partners would retain their limited liability even if they exercise their rights under the Partnership Agreement, including without limitation, the right to vote on certain matters such as the right to remove General Partners and elect successor general partners, this provision of GRULPA has not yet been interpreted by a court, and accordingly, no assurance can be given that courts will ultimately uphold the limited liability of Limited Partners in this regard. (See "SUMMARY OF PARTNERSHIP AGREEMENT - Voting Rights of the Limited Partners.")

          OFFERING PRICE ARBITRARILY ESTABLISHED. The selling price of the Units offered hereby was determined arbitrarily by the General Partners and bears no relationship to any established criteria for valuing issued or outstanding units of limited partnership interest or other ownership interests at the present time.

           SUBSTANTIAL MANAGEMENT COMPENSATION. The General Partners and their Affiliates will perform services for the Partnership in connection with the offer and sale of Units, the selection and acquisition of the Partnership's properties, and the management and leasing of the Partnership's properties, and will receive substantial compensation from the Partnership in consideration for these services. The amount of such compensation has not been determined in arm's-length negotiations, and such amounts will be payable regardless of the quality of services provided to the Partnership and prior to any distributions to Limited Partners. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" and "CONFLICTS OF INTEREST.")

          NO ASSURANCE OF CASH DISTRIBUTIONS. There is no assurance as to when or whether sufficient cash will be available for distributions to the Limited Partners from either Net Cash From Operations or Sale Proceeds. The Partnership bears all expenses incurred in its operations, which are deducted from cash funds generated by operations prior to computing the amount of Net Cash From Operations to be distributed to the General and Limited Partners. In addition, the General Partners, in their discretion, may retain any portion of such funds for working capital purposes of the Partnership. Although gains from the sales of properties typically represent a substantial portion of any profits attributable to a real estate investment, there can be no assurance as to the ability of the Partnership to realize gains on the resales of its properties, and, in any event, distribution of such proceeds should not be expected to occur during the early years of Partnership operations. Sales of properties developed by the Partnership generally will not occur until after completion of the development and construction of the properties and a period of ownership of at least ten years thereafter. Further, receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. In addition, the amount of taxable gain allocated to a Limited Partner with respect to the sale of a Partnership Property could exceed the cash proceeds received from such sale. While Sale Proceeds will generally be distributed to Partners, Sale Proceeds need not be distributed to the Partners if such proceeds are, in the discretion of the General Partners, (i) used to purchase land underlying any of the Partnership's Properties, (ii) used to buy out the interest of any co-venturer or joint venture partner in a property which is jointly owned, (iii) held as working capital reserves, or (iv) used to make capital improvements in existing Partnership Properties. Notwithstanding the foregoing, reinvestment of Sale Proceeds will not occur unless sufficient cash will be distributed to pay any federal or state income tax (assuming Limited Partners will be subject to a 35% combined federal and state tax bracket) created by the sale of the property. (See "INVESTMENT OBJECTIVES AND CRITERIA - Disposition Policies" and "FEDERAL INCOME TAX CONSEQUENCES - Sales of Partnership Properties.")

          NO IDENTIFIED SOURCES FOR FUNDING OF FUTURE CAPITAL NEEDS. As the Partnership raises capital from investors, substantially all of the gross proceeds of the Offering will be used for investment in Partnership Properties and for payment of various fees and expenses. (See "ESTIMATED USE OF PROCEEDS.") In addition, it is not anticipated that the Partnership will maintain any permanent working capital reserves. Accordingly, in the event that the Partnership develops a need for additional capital in the future for the improvement of its properties or for any other reason, no sources for such funding have been identified, and no assurance can be made that such sources of funding will be available to the Partnership for potential capital needs in the future.

          CONSEQUENCES OF JOINT VENTURES INVESTMENTS. The Partnership is likely to enter into one or more joint ventures with Affiliated entities for the acquisition, development or improvement of properties. In this regard, the Partnerships may enter into joint ventures with each other, and either or both of the Partnerships may enter into joint ventures with future programs sponsored by the General Partners or their Affiliates or Prior Wells Public Programs. The Partnership may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with Affiliates of the General Partners, the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may under certain circumstances involve risks not otherwise present, including, for example, the possibility that the Partnership's co-venturer, co-tenant or partner in an investment might become bankrupt, that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnership, or that such co-venturer, co-tenant or partner may be in a position to take action contrary to the instructions or the requests of the Partnership or contrary to the Partnership's policies or objectives. Actions by such a co-venturer, co-tenant or partner might have the result of subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing returns to Limited Partners. In addition, since there is no requirement that any joint venture partner, co-tenant or other co-owner of properties purchased jointly with the Partnership be subject to a custodial agency agreement, such investments may not be afforded the same protections as investments in properties made directly by the Partnership or in joint ventures with Affiliates of the General Partners. Under certain joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, possibly detrimentally impacting the success of the joint venture and decreasing potential returns to Limited Partners. In the event a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for the Partnership to sell its interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that the Partnership's co-venturer or partner is an Affiliate of the General Partners, certain conflicts of interest will exist. (See "CONFLICTS OF INTEREST - Joint Ventures with Affiliates of the General Partners.")

SPECIAL RISKS REGARDING CLASSES OF UNITS

          SPECIAL RISKS RELATING TO AN ELECTION OF CLASS A STATUS UNITS. Since holders of Class A Status Units will be allocated substantially all of the Partnership's net income, while substantially all deductions for depreciation, amortization, cost recovery and net losses will be allocated to holders of Class B Status Units, it is expected that Limited Partners holding Class A Status Units will be allocated taxable income in excess of distributions of cash flow from operations received. However, while there is no assurance that cash flow will be available for distribution to Class A Limited Partners in any year, based upon the cash distributions and taxable income allocations to Class A Limited Partners in Prior Wells Public Programs, the General Partners expect that cash distributions to Limited Partners holding Class A Status Units will be sufficient to cover the income tax liability resulting from allocations of taxable income of the Partnership. In addition, potential investors who plan to elect Class A Status for their Units should be aware that, in the event that the Partnership sells substantially more Class A Status Units than Class B Status Units, Limited Partners purchasing Class A Status Units in the Partnership may not receive appreciably greater cash flow distributions from the Partnership due to the capital raised from the sale of Class B Status Units. There are no restrictions as to the mix between Class A Status Units and Class B Status Units, and the General Partners will not attempt to establish or maintain any particular ratio between Class A Status Units and Class B Status Units.

          SPECIAL RISKS RELATING TO AN ELECTION OF CLASS B STATUS UNITS. Potential investors who plan to elect Class B Status for their Units should be aware that they will not receive any distributions of cash flow from operations from the Partnership. Further, although Limited Partners holding Class B Status Units will be allocated a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and net losses, all such losses will be treated as "passive" losses, which may only be used to offset "passive" income and may not be used to offset active or portfolio income. Accordingly, a Class B Status Limited Partner's pro rata share of the Partnership's passive losses may have no current benefit to such Class B Status Limited Partner unless he is being allocated passive income from other sources with respect to such year. Further, there are no assurances that any such losses will be available to be allocated to Class B Status Limited
Partners.

          EFFECT OF UNSPECIFIED NATURE OF OFFERING ON RELATIVE PERFORMANCE OF CLASS A STATUS UNITS AND CLASS B STATUS UNITS. As set forth above, the General Partners have not identified any properties in which there is a reasonable probability that the Partnership will invest. In addition, the General Partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will have an effect on the relative performance between Class A Status Units and Class B Status Units. It is anticipated that holders of Class A Status Units would potentially benefit to a greater extent than holders of Class B Status Units if the majority of the Partnership's investments are in properties which generate relatively high cash flows but have lower potential for appreciation; conversely, a greater percentage of investments in properties generating less current cash flow but having greater potential for appreciation in value may benefit holders of Class B Status Units to a greater extent than holders of Class A Status Units. The unspecified nature of the Offering may impair the ability of investors to make an informed decision as to whether to elect Class A Status or Class B Status in light of the different features of Class A Status Units and Class B Status Units. (See "INVESTMENT OBJECTIVES AND CRITERIA.")

          INDETERMINATE RATIO OF CLASS A STATUS UNITS TO CLASS B STATUS UNITS. Class A Status Units and Class B Status Units each entitle the holder thereof to different rights and priorities as to allocation of depreciation, amortization and cost recovery deductions and as to Net Cash From Operations. However, the effect of any advantage associated with the election of Class A Status or Class B Status may be significantly reduced (or eliminated), depending upon the ratio of Class A Status Units to Class B Status Units outstanding during any given period. There are no restrictions as to the mix of Class A Status Units to Class B Status Units, and the General Partners will not attempt to establish or maintain any particular ratio. Therefore, there can be no assurance as to the actual impact of the special rights and priorities to which holders of the two classes of Units are respectively entitled.

REAL ESTATE RISKS

          FLUCTUATING FINANCIAL PERFORMANCE OF PREVIOUSLY SPONSORED PARTNERSHIPS . The real properties in which partnerships previously sponsored by the General
Partners and their Affiliates have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess of supply in many markets, along with increased operating costs and a general downturn in the real estate industry. The historical fluctuations in net income of partnerships previously sponsored by the General Partners and their Affiliates were primarily due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. Specifically, certain of the prior public partnerships suffered decreases in net income during the real estate recession of the late 1980s and early 1990s, which decreases were generally attributable to the overall downturn in the economy and in real estate markets in particular.
Because of the cyclical nature of the real estate market, such decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. There are no assurances that properties acquired by the Partnership will not also experience fluctuating financial performance. (See "PRIOR PERFORMANCE SUMMARY" and the "PRIOR PERFORMANCE TABLES" included in Exhibit "A" hereto.)

          POTENTIAL ADVERSE ECONOMIC AND REGULATORY CHANGES. The Partnership will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. For these and other reasons, no assurance of profitable operation or realization of gains from the sales of Partnership Properties can be given.

          UNSPECIFIED PROPERTY OFFERING. This offering is commonly referred to as a "blind pool" offering in that the General Partners have not identified any properties in which there is a reasonable probability that the Partnership will invest. Investors must rely upon the ability of the General Partners with respect to the investment and management of the unspecified properties and will not have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding the specific properties in which the proceeds of this Offering will be invested. Accordingly, the risk of investing in the Units may be increased. While the Partnership is required to obtain an independent appraisal for each property purchased reflecting an appraised value at least equal to the purchase price paid for such property, it should be noted that appraisals are merely estimates of value and should not be relied upon as precise measures of true worth or realizable value. No assurance can be given that the Partnership will be successful in obtaining suitable investments or that, if investments are made, the objectives of the Partnership will be achieved.

          DEVELOPMENT AND CONSTRUCTION OF UNIMPROVED PROPERTIES. The Partnership may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which it will develop and construct improvements at a fixed contract price, provided that the Partnership may not invest more than 15% of the net offering proceeds available for Investment in Properties in properties which are not expected to produce income within two years of their acquisition. In this regard, the Partnership will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder's failure to perform may necessitate legal action by the Partnership to rescind its purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder's control. Delays in completion of construction could also give lessees the right to terminate preconstruction leases for space at a newly developed project. Additional risks may be incurred where the Partnership makes periodic progress payments or other advances to such builders prior to completion of construction. However, the Partnership will make such payments only after having received a certification from an independent architect or an independent engineer, or both, as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed. Factors such as those discussed above can result in increased costs of a project and a corresponding depletion of the Partnership's working capital reserves or loss of the Partnership's investment. In addition, the Partnership will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price to be paid for a property upon which improvements are to be constructed or completed, which price is normally agreed upon at the time of acquisition, of necessity must be based upon projections of rental income and expenses or fair market value of the property upon completion of construction which are not certain until after a number of months of actual operation.

          COMPETITION FOR INVESTMENTS. The Partnership will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate investment partnerships, real estate investment trusts and other entities engaged in real estate investment activities. Competition for investments may have the effect of increasing costs and reducing returns to Limited
Partners.

          POTENTIAL ADVERSE EFFECTS OF DELAYS IN INVESTMENTS. Delays which may take place in the selection, acquisition and development of properties could adversely affect the return to an investor as a result of corresponding delays in the commencement of distributions to Limited Partners holding Class A Status Units and in the availability to the holders of Class B Status Units of income tax deductions for depreciation, amortization and cost recovery. Also, where properties are acquired prior to the commencement of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.



          UNCERTAINTY OF TIMING OF AND MARKET CONDITIONS ON FUTURE DISPOSITION OF PROPERTIES. The Partnership generally will hold the various real properties in which it invests until such time as the General Partners determine that the sale or other disposition appears to be advantageous to achieve the Partnership's investment objectives or until it appears that such objectives will not be met. The General Partners intend to sell properties acquired for development after holding such properties for a minimum period of ten years from the date the development is completed, and intend to sell existing income-producing properties within ten to twelve years after their acquisition, or as soon thereafter as market conditions permit. However, the General Partners may exercise their discretion as to whether and when to sell a property, and the Partnership will have no obligation to sell properties at any particular time, except in the event that Limited Partners holding a majority of the Units vote to liquidate the Partnership in response to a formal proxy to liquidate. (See "SUMMARY OF PARTNERSHIP AGREEMENT - Proxy to Liquidate.") It is impossible to predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of the Partnership's properties, there are no assurances that the Partnership will be able to sell its properties at a profit in the future. Accordingly, the timing of liquidation of the Partnership and the extent to which Limited Partners will receive cash distributions and realize potential appreciation on real estate investments will be dependent upon fluctuating market conditions.

          ENVIRONMENTAL MATTERS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of the Partnership Properties, the Partnership may be potentially liable for such costs. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially adversely affect the business, assets or results of operations of the Partnership and, consequently, amounts available for distribution to the Limited Partners.

FEDERAL INCOME TAX RISKS

          An investment in Units involves certain material income tax risks, the character and extent of which are, to some extent, a function of whether an investor elects Class A Status or Class B Status. Each prospective purchaser of Units is urged to consult with his own tax advisor with respect to the federal (as well as state and foreign) tax consequences of an investment in either class of Units. The Partnership will not seek any rulings from the Internal Revenue Service (the "IRS") regarding any of the tax issues discussed herein. Although, as described in the "FEDERAL INCOME TAX CONSEQUENCES" section of this Prospectus, the Partnership has obtained an opinion from Holland & Knight ("Counsel") regarding the material federal income tax issues relating to an investment in the Partnership, investors should be aware that an opinion of Counsel represents only Counsel's best legal judgment. The Tax Opinion has no binding effect on the IRS or any court, is based upon representations and assumptions referred to therein and is conditioned upon the existence of certain facts. No assurance can be given that the conclusions reached in the Tax Opinion, if contested, would be sustained by any court. In addition, as set forth below, Counsel in the Tax Opinion is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this Prospectus if challenged by the IRS, litigated and judicially decided.

Moreover, Counsel in the Tax Opinion gives no opinion or conclusion as to the tax consequences to Limited Partners with regard to tax issues which impact at the individual or partner level. Accordingly, potential investors are urged to consult with and rely upon their own tax advisors with respect to tax issues which impact at the partner or individual level. (For a more complete discussion of the tax risks and tax consequences associated with an investment in the Partnership, see "FEDERAL INCOME TAX CONSEQUENCES.")

          FAILURE OF COUNSEL TO FORM AN OPINION ON CERTAIN MATERIAL TAX ISSUES. As set forth above, Counsel in the Tax Opinion is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this Prospectus if challenged by the IRS, litigated and judicially decided, including (i) the deductibility of and timing of deductions for certain payments made by the Partnership, (ii) the issue of whether the Partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business, and (iii) whether the Partnership will be classified as a "tax shelter" for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Code. An adverse outcome of an IRS challenge to one or more of the foregoing material tax issues attributable to the transactions contemplated by the Partnership could have the effect of reducing returns to Limited Partners from an investment in the Partnership.

          POTENTIAL ADVERSE INCOME TAX EFFECTS RELATING TO LIMITED PARTNERS HOLDING CLASS A STATUS UNITS. Since items of depreciation, amortization and cost recovery will be specially allocated to Limited Partners holding Class B Status Units, and Partnership Net Income (defined in the Partnership Agreement to mean generally the net income of the Partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale) in excess of the amount of Net Cash From Operations distributed will be allocated to the Limited Partners on a per Unit basis, Limited Partners holding Class A Status Units may be allocated Net Income, and thus be subject to income tax liability, without receiving any distributions of Net Cash From Operations from the Partnership. Furthermore, it is likely that Limited Partners holding Class A Status Units will be allocated taxable Net Income in excess of any distributions of Net Cash From Operations to such Limited Partners. Such adverse income tax effects to Limited Partners holding Class A Status Units may vary significantly depending on the ratio of Class A Status Units to Class B Status Units outstanding. As set forth above, there are no restrictions as to the mix of Class A Status Units to Class B Status Units, and the General Partners will not attempt to establish or maintain any particular ratio.

          POTENTIAL LOSS OF PARTNERSHIP TAX STATUS.   Even though Counsel in the
Tax Opinion has given its opinion that it is more likely than not that the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation, this opinion is based upon certain representations made by the General Partners and other matters, and it is possible that the IRS could challenge the conclusion that the Partnership should be treated as a partnership for tax purposes. Any contest by the Partnership of such an IRS determination may impose representation expenses payable from Partnership funds otherwise available for investment or distribution to Limited Partners. The ability to obtain the income tax attributes anticipated from an investment in Units of the Partnership depends upon the classification of the Partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. If the Partnership were reclassified as an association taxable as a corporation, its net income would be taxable (at rates up to 35% under current tax law), all items of income, gain, loss, deduction and credit would be reflected only on its tax returns and would not be passed through to the Limited Partners, and distributions to the Limited Partners would be treated as ordinary dividend income to the extent of earnings and profits of the Partnership. In such event, cash distributions to Limited Partners would be reduced and the potential tax liability of Limited Partners with respect to distributions received from the Partnership would be increased.

          POTENTIAL PUBLICLY TRADED PARTNERSHIP CLASSIFICATION. Even though Counsel in the Tax Opinion has given its opinion that it is more likely than not that the Partnership will not be classified as a "publicly traded partnership" (generally a partnership whose interests are publicly traded or frequently transferred) based in part upon certain representations of the General Partners and the provisions in the Partnership Agreement attempting to comply with certain safe harbor provisions adopted by the IRS, due to the complex nature of such safe harbor provisions and the lack of interpretive guidance with respect to such provisions and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurances can be given that the IRS will not challenge this conclusion in the future or that the Partnership will not, at some time in the future, be treated as a publicly traded partnership. Classification of the Partnership as a "publicly traded partnership" could result in the Partnership being taxable as a corporation and the treatment of net income of the Partnership as portfolio income rather than passive income.

          LIMITATIONS ON DEDUCTIBILITY OF LOSSES.   Provisions of the Code
enacted as part of the Tax Reform Act of 1986 limit the allowance of deductions for losses attributable to "passive activities" (generally activities in which the taxpayer does not materially participate). Since tax losses from the Partnership, if any, allocated to Limited Partners holding Class B Status Units will be characterized as passive losses, the deductibility of such losses will be subject to these and other limitations.

          POSSIBILITY OF IRS CHALLENGE TO ALLOCATIONS OF PROFIT AND LOSS. Even though Counsel in the Tax Opinion has given its opinion that it is more likely than not that Partnership items of income, gain, loss, deduction and credit will be allocated among the General Partners and the Limited Partners substantially in accordance with the allocation provisions of the Partnership Agreement, no assurance can be given that the IRS will not successfully challenge the allocations in the Partnership Agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces the anticipated tax benefits to Limited Partners electing Class B Status or increases the income allocated to Limited Partners electing Class A Status.

          POTENTIAL DEALER STATUS. In the event the Partnership were deemed for tax purposes to be a "dealer" (one who holds property primarily for sale to customers in the ordinary course of business) with respect to one or more Partnership Properties, any gain recognized upon a sale of such real property would be taxable as ordinary income and would constitute UBTI to Limited Partners who are tax-exempt entities. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale, Counsel in the Tax Opinion is unable to render an opinion as to whether the Partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

          POSSIBILITY OF DISALLOWANCE OF DEDUCTIBILITY OF FEES AND EXPENSES PAID BY THE PARTNERSHIP. Disallowance by the IRS of any material portion of the fees and expenses payable by the Partnership would result in an increase in the taxable income of the Partnership allocable to its Partners with no associated increase in Net Cash From Operations. Since the appropriate classification of fees and expenses paid by the Partnership into proper categories and the determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depends upon facts relating to and existing at the times the services are to be rendered to the Partnership, Counsel in the Tax Opinion is unable to render an opinion as to the probable outcome if the IRS were to challenge the deductibility or timing of deduction or amortization of those fees and expenses.

          ALLOCATION OF TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS. A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. For example, a Limited Partner electing Class A Status who participates in the Distribution Reinvestment Plan will be allocated his share of the Partnership's Net Income and Gain on Sale (including Net Income and Gain on Sale allocable to Units acquired pursuant to the Distribution Reinvestment Plan) even though such Partner would receive no cash distributions from the Partnership. In addition, a Limited Partner electing Class A Status who purchases Units pursuant to the Deferred Commission Option will be allocated his share of the Partnership's Net Income with respect to such Units even though Net Cash From Operations otherwise distributable to such Limited Partner will instead be paid to third parties to satisfy the deferred commission obligations with respect to such Units for a period of seven years after the termination of the Offering. (See "PLAN OF DISTRIBUTION.")

          CHARACTERIZATION OF SALE-LEASEBACK TRANSACTIONS. In the event that the Partnership enters into any sale-leaseback transaction which is characterized as a financing, the Partnership would likely lose depreciation and cost recovery deductions with respect to the property purchased and income generated from such property would be deemed portfolio income which could not be offset by passive losses. Although the General Partners will use their best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" and the Partnership will be treated as the owner of the property in question for federal income tax purposes, the Partnership will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes. Accordingly, no assurance can be given that any such transaction would not be recharacterized as a financing transaction for federal income tax purposes, which would have the result of depriving Limited Partners holding Class B Status Units of potential deductions for depreciation and cost recovery with respect to the property in question.

          APPLICABILITY OF ANTI-ABUSE RULES. In December 1994, the IRS adopted Regulations setting forth "anti-abuse" rules under Code provisions applicable to partnerships which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships to either reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of a provision of the Code. These rules generally apply to all transactions relating to a partnership occurring on and after May 12, 1994, and thus would be applicable to the Partnership's activities. In this regard, the General Partners are unaware of any facts or circumstances which would cause the IRS to exercise its authority to recast any transaction entered into by the Partnership; however, the applicability of such rules to the Partnership's activities is very uncertain, and no assurance can be given that the Commissioner would not, in the future, attempt to recast or restructure certain of the Partnership's activities or transactions.

          POTENTIAL APPLICATION OF ALTERNATIVE MINIMUM TAX. The application of the alternative minimum tax to a Limited Partner could reduce certain tax benefits associated with the purchase of Units in the Partnership. The effect of the alternative minimum tax upon a Limited Partner depends upon his particular overall tax situation, and each Limited Partner should consult with and must rely upon his own tax advisor with respect to the possible application of the alternative minimum tax provisions of the Code.

          AUDIT RISK, INTEREST AND PENALTIES. The federal income tax returns of the Partnership may be audited by the IRS. In this regard, the Commissioner of Internal Revenue has recently announced that increased emphasis is being placed on partnership audit activities. Any audit of the Partnership could also result in an audit of a Limited Partner's own tax return causing adjustments of items unrelated to an investment in the Partnership, as well as an adjustment to various Partnership items. In the event of any such adjustments, a Limited Partner might incur attorneys' fees, court costs and other expenses contesting protested deficiencies asserted by the IRS, in addition to interest on the underpayment and certain penalties from the date the tax originally was due. In addition, in the event of an audit, the tax treatment of all Partnership items would be determined at the Partnership level in a single proceeding rather than in separate proceedings with each Partner, and the General Partners are primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, the General Partners may extend the statute of limitations as to all Partners and, in certain circumstances, may bind the Limited Partners to a settlement with the IRS.

          STATE AND LOCAL TAXATION AND REQUIREMENTS TO WITHHOLD STATE TAXES. The state in which a Limited Partner is a resident may impose an income tax upon his share of taxable income of the Partnership. Further, states in which the Partnership will own Partnership Properties may impose income taxes upon a Limited Partner's share of the Partnership's taxable income allocable to any Partnership Property located in that state. In addition, many states have implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and the Partnership may be required to withhold state taxes from cash distributions otherwise payable to Limited Partners. In the event the Partnership is required to withhold state taxes from cash distributions otherwise payable to Limited Partners, the amount of the Net Cash From Operations otherwise payable to such Limited Partners may be reduced. In addition, such collection and filing requirements at the state level may result in increases in the Partnership's administrative expenses which would have the effect of reducing cash available for distribution to the Limited

Partners. Prospective Limited Partners are urged to consult with their own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in the Partnership.

          POTENTIAL LEGISLATIVE OR REGULATORY ACTION. In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in Units in the Partnership. Such changes are likely to continue to occur in the future, and no assurances can be given that any such changes will not adversely affect the taxation of a Limited Partner. Any such changes could have an adverse effect on an investment in Units in the Partnership or on the market value or the resale potential of Partnership Properties. Each potential investor is urged to consult with his own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the Units. It should also be noted that the Tax Opinion assumes that no legislation will be enacted which will be applicable to an investment in Units in the Partnership.

RISKS RELATING TO RETIREMENT PLAN INVESTORS

          In considering an investment in Units of a portion of the assets of a Retirement Plan, the plan fiduciary should consider applicable provisions of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including in particular the following factors: (i) whether the investment is made in accordance with the plan documents and instruments governing such plan, including the plan's investment policy; (ii) whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA; (iii) whether the investment will result in sufficient liquidity for the plan; (iv) the need to value the assets of the plan annually; and (v) whether the investment would constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For a more complete discussion of the foregoing issues and other risks associated with an investment in the Units by Retirement Plans, see "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS."

          PLAN ASSETS RISK. While the General Partners do not intend that the assets of the Partnership will be deemed to be assets of the Qualified Plans investing as Limited Partners ("Plan Assets") and have used their best efforts to structure the Partnership so that the assets of the Partnership will not be deemed to be Plan Assets, in the event that the assets of the Partnership were deemed to be Plan Assets, the General Partners would be considered to be plan fiduciaries and certain contemplated transactions described herein may be deemed to be "prohibited transactions" subject to excise taxation under the Code. Additionally, if the assets of the Partnership were deemed to be Plan Assets, the standards of prudence and other provisions of ERISA would extend (as to all plan fiduciaries) to the General Partners with respect to investments made by the Partnership. The Partnership has not requested an opinion of counsel regarding whether or not the assets of the Partnership would constitute Plan Assets under ERISA nor has it obtained or sought any rulings from the U.S. Department of Labor regarding classification of the Partnership's assets as Plan Assets. However, existing U.S. Department of Labor Regulations defining Plan Assets for purposes of ERISA contain exemptions from the treatment of assets of a limited partnership as Plan Assets. While there can be no assurance that the Partnership Agreement and the Offering have been structured so that the exemptions in such regulations would apply to the Partnership, the General Partners intend to use their best efforts to take such actions as may be required to insure that the assets of the Partnership will not be deemed to be Plan Assets. Accordingly, an investment by a Qualified Plan in Units should not be deemed an investment in the assets of the Partnership, but no representations or warranties of any kind can be made regarding the consequences of an investment in Units by Qualified Plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to ERISA issues which, if decided adversely to the Partnership, could result in prohibited transactions, the imposition of excise taxation and the imposition of co-fiduciary liability under the provisions of ERISA in the event of actions undertaken by the Partnership which are deemed to be non-prudent investments or prohibited transactions. In the event the Partnership's assets constitute Plan Assets or certain transactions of the Partnership constitute "prohibited transactions" under ERISA or the Code and no exemption for such transactions is obtainable by the Partnership, the General Partners have the right, but not the obligation (upon notice to all Limited Partners, but without the consent of any Limited Partner), to (i) terminate the Offering of Units, (ii) compel a termination and dissolution of the Partnership or (iii) restructure the Partnership's activities to the extent necessary to comply with any exception in the Department of Labor Regulations or any prohibited transaction exemption granted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption. (See "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS.")

          MINIMUM DISTRIBUTION REQUIREMENTS. Any potential investor who intends to purchase Units in his Individual Retirement Account ("IRA") and any trustee of an IRA or other fiduciary of a Retirement Plan considering an investment in Units should consider particularly the limited liquidity of an investment in the Units as it relates to applicable minimum distribution requirements under the Code. If the Units are still held and the Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to an IRA beneficiary or Qualified Plan participant, applicable provisions of the Code and Regulations will likely require that a distribution in kind of the Units be made to the IRA beneficiary or Qualified Plan participant. Any such distribution in kind of Units must be included in the taxable income of the IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution.

          UNRELATED BUSINESS TAXABLE INCOME ("UBTI"). The Partnership will under no circumstances incur indebtedness to acquire Partnership Properties. Accordingly, it is not intended or anticipated that the Partnership will generate income derived from an unrelated trade or business, which is generally referred to as "UBTI." Notwithstanding the foregoing, the General Partners have limited authority to borrow funds deemed necessary to finance improvements of its properties to protect capital previously invested in a property, to protect the value of the Partnership's investment in a property, or to make a property more attractive for sale or lease; however, the General Partners have represented that they will not cause the Partnership to incur indebtedness unless the Partnership obtains an opinion of counsel that the proposed indebtedness more likely than not will not cause the income of the Partnership to be characterized as UBTI. It should be noted, however, that an opinion of counsel has no binding effect on the IRS or any court and, accordingly, although the General Partners will use their best efforts to avoid characterization of the Partnership's income as UBTI, some risk remains that the Partnership may generate UBTI in connection with any such financing (or in the event that the Partnership were deemed to be a "dealer" in real property (one who holds real estate primarily for sale to customers in the ordinary course of business)). (See "FEDERAL INCOME TAX CONSEQUENCES - Investment by Qualified Plans and Other Tax-Exempt Entities.")


                   WHO SHOULD INVEST - SUITABILITY STANDARDS

          Investment in the Partnership involves some degree of risk. It may be difficult to resell Units due to the restrictions on transferability contained in the Partnership Agreement and because no public market for the Units currently exists or is likely to develop. Investors who are able to sell their Units at all will likely be able to sell such Units only at a discount. (See "SUMMARY OF THE PARTNERSHIP AGREEMENT - Limited Transferability of Units.") In addition, it is contemplated that properties to be purchased by the Partnership will be held for at least ten years. Accordingly, the Units are suitable only for persons who have adequate financial means and desire a relatively long-term investment with respect to which they do not anticipate any need for immediate liquidity. Further, because the Class A Status Units and the Class B Status Units have different rights and priorities with respect to tax allocations and cash distributions from operations and on sale of the Partnership Properties, prospective investors should consider carefully the information set forth under "DESCRIPTION OF THE UNITS" in determining whether to elect Class A Status or Class B Status, or some combination of each, with respect to the Units to be purchased.

          If the investor is an individual (including an individual beneficiary of a purchasing IRA), or if the investor is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent that he meets certain requirements, as set forth in the Subscription Agreement attached as Exhibit "C" to this Prospectus, including the following:

          (i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

          (ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Units) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.

          Transferees will also be required to comply with applicable standards, except for intra-family transfers and transfers made by gift, inheritance or family dissolution. In the case of purchases of Units by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of Units, by such fiduciary.

          The minimum purchase is 100 Units ($1,000) (except in certain states as described below). No transfers will be permitted of less than the minimum required purchase, nor (except in very limited circumstances) may an investor transfer, fractionalize or subdivide such Units so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for Retirement Plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate Individual Retirement Accounts ("IRAs"), provided that each such contribution is made in increments of at least $25. It should be noted, however, that an investment in the Partnership will not, in itself, create a Retirement Plan for any investor and that, in order to create a Retirement Plan, an investor must comply with all applicable provisions of the Code. Except in Maine, Minnesota and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Units set forth above, but in no event less than 2.5 Units ($25). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 2.5 Units ($25), except for
(i) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, and
(ii) purchases of Units pursuant to the Distribution Reinvestment Plan, which may be in lesser amounts.

          Various states have established suitability standards for individual investors and subsequent transferees different from those set by the Partnership. Those requirements are set forth below.

          ARIZONA - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $225,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $60,000 and current annual gross income of at least $60,000.

          CALIFORNIA - California requires the following legend to be placed on each certificate evidencing the Units:

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

          IOWA - A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement. IRAs investing in the Partnership must purchase a minimum of 250 Units ($2,500).

          MAINE - Investors shall have either (i) current annual gross income of at least $50,000 and a net worth (excluding home, furnishings and automobiles) of at least $50,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $200,000.

          A husband and wife may not jointly contribute funds from separate IRAs in satisfaction of the minimum investment requirement. Investors must satisfy the minimum purchase requirements whether or not they were also investors in Prior Wells Public Programs.

          Investors other than IRAs must purchase a minimum of 250 Units
($2,500).

          MASSACHUSETTS - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $225,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $60,000 and current annual gross income of at least $60,000.

          MICHIGAN - An investor may not invest in excess of 10% of his, her or its net worth (excluding home, furnishings and automobiles).

          MINNESOTA - A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement. Investors must satisfy the minimum purchase requirements whether or not they were also investors in Prior Wells Public Programs.

          Investors other than IRAs and Qualified Plans must purchase a minimum of 250 Units ($2,500). IRAs and Qualified Plans must purchase a minimum of 200 Units ($2,000).

          Investors must satisfy the minimum purchase requirements whether or not they were also investors in Prior Wells Public Programs.

          MISSISSIPPI - Investors shall have either (i) current annual gross income of at least $60,000 and a net worth (excluding home, furnishings and automobiles) of at least $60,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $225,000.

          MISSOURI - Investors shall have either (i) current annual gross income of at least $60,000 and a net worth (excluding home, furnishings and automobiles) of at least $60,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $225,000. A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement.

          NEBRASKA - Investors other than IRAs, Keogh and Qualified Plans must purchase a minimum of 500 Units ($5,000). Investments in additional Units pursuant to the Distribution Reinvestment Plan must be made in minimum amounts of $50 in any one year and must be made through a Nebraska registered broker-dealer.

          Investors who require assistance in completing the Subscription Agreement should not contact Wells Investment Securities, Inc., as directed on page C-6 of the Subscription Agreement, but should contact a Nebraska registered broker-dealer.

          NEW HAMPSHIRE - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $250,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $125,000 and current annual gross income of at least $50,000.

          NEW YORK - No subscription proceeds from New York investors will be released from the escrow account until $2,500,000 has been raised in the Offering. Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (ii) irrespective of annual gross income, a net worth (excluding home, furnishings and automobiles) of at least $150,000.

          The proceeds of this Offering will be received and held in trust for the benefit of purchasers of Units and will be retained in trust after closing to be used only for the purposes set forth in the "ESTIMATED USE OF PROCEEDS" section.

          Investors other than IRAs must purchase a minimum of 250 Units
($2,500).

          NORTH CAROLINA - Investors other than IRAs, Keogh and Qualified Plans must purchase a minimum of 250 Units ($2,500).

          OHIO - Investors other than IRAs must purchase a minimum of 250 Units ($2,500).

          OKLAHOMA - A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement.


          OREGON - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $225,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $60,000 and current annual gross income of at least $60,000.

          PENNSYLVANIA - Each Pennsylvania investor must meet the added suitability requirement that such investor has a net worth of ten times the amount of his, her or its investment in the Partnership. In addition, subscriptions for Units from Pennsylvania investors will be held in escrow until the Partnership has raised $2,500,000 from all sources including Pennsylvania investors, and subscriptions held in such escrow more than 120 days will be returned to investors unless an investor at the end of each 120 day period chooses to reinvest.

          SOUTH CAROLINA - Investors shall have either (i) a net worth (excluding home, furnishings and automobiles) of at least $150,000, or (ii) state and federal income subject to the maximum rate of income tax.

          Investors other than IRAs, Keogh and Qualified Plans must purchase a minimum of 250 Units ($2,500).

          SOUTH DAKOTA - Investors shall have either (i) current annual gross income of at least $60,000 and a net worth (excluding home, furnishings and automobiles) of at least $60,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $225,000.

          TENNESSEE - Investors shall have either (i) current annual gross income of at least $60,000 and a net worth (excluding home, furnishings and automobiles) of at least $60,000, or (ii) a net worth (excluding home, furnishings and automobiles) of at least $225,000.

          TEXAS - Investments in additional Units pursuant to the Distribution Reinvestment Plan must be made through a Texas registered broker-dealer.

          WASHINGTON - Investors must satisfy the minimum purchase requirements whether or not they were also investors in Prior Wells Public Programs.

          WISCONSIN - A husband and wife may not jointly contribute funds from their separate IRAs in satisfaction of the minimum investment requirement.

          NET WORTH IN ALL CASES EXCLUDES HOME, FURNISHINGS AND AUTOMOBILES.

          By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the "Subscription Agreement"), which is attached as Exhibit "C" to this Prospectus, an investor represents to the General Partners that he meets the foregoing applicable suitability standards for the state in which he resides. The General Partners will not accept subscriptions from any person or entity which does not represent that it meets such standards. The General Partners have the unconditional right to accept or reject any subscription in whole or in part.

    The General Partners and each person selling Units on behalf of the Partnership are required to (i) make reasonable efforts to assure that each person purchasing Units in the Partnership is suitable in light of such person's age, educational level, knowledge of investments, financial means and other pertinent factors and (ii) maintain records for at least six years of the information used to determine that an investment in Units is suitable and appropriate for each investor. The agreements with the selling broker-dealers require such broker-dealers to (i) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of the Units is suitable for the investor, and (ii) transmit promptly to the Partnership all fully completed and duly executed Subscription Agreements.


                            DESCRIPTION OF THE UNITS

ELECTION OF CLASS A STATUS OR CLASS B STATUS

    Initial Election. Upon subscription for Units being offered hereby, investors must elect whether such Units will be initially treated as Class A Status Units or Class B Status Units. Regardless of which class status is selected for the Unit, each Unit shall have a purchase price of $10.00 per Unit, less any discounts which are specifically authorized by the "PLAN OF DISTRIBUTION" section of this Prospectus. Class A Status Units and Class B Status Units entitle the holders thereof to different rights and priorities as to cash distributions and liquidating distributions and as to the allocation of deductions for depreciation, amortization, cost recovery and Net Losses. In all other respects, the Units have the same rights and privileges. Each Unit, when issued, will be fully paid and nonassessable.

    Right to Change Election. Limited Partners' elections of Class A Status or Class B Status made in the initial Subscription Agreements shall be effective immediately upon acceptance. Thereafter, unless prohibited by applicable state law or otherwise limited as set forth below, Limited Partners have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each quarterly accounting period by mailing or delivering written notice to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans). Any such changed election shall be effective commencing as of the first day of the next succeeding quarterly accounting period following the receipt by the Partnership of written notice of such election. Any election to have Units treated as Class A Status Units or Class B Status Units shall be binding upon the Limited Partner's successors and assigns. In order to assist Limited Partners in determining whether to change their election of Class A Status or Class B Status, Limited Partners may obtain information as to the current levels of Class A Status Units and Class B Status Units outstanding at any time from the General Partners at the address or toll free telephone number set forth on the first page of this Prospectus. Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Class A Status Units, and neither the General Partners nor their Affiliates shall have the right to make an election to have Units beneficially owned by them treated as Class B Status Units.

    Limitations Imposed in Connection with Deferred Commission Option. Subscribers for Units may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their Units paid over an eight year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Any Limited Partner purchasing Units pursuant to the Deferred Commission Option must elect upon subscription to have a sufficient number of Units treated as Class A Status Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased by such Limited Partner. In addition, Limited Partners purchasing Units pursuant to the Deferred Commission Option will have limited rights to elect to have their Class A Status Units treated as Class B Status Units for a period of seven years after the termination of the Offering since Limited Partners owning Units purchased pursuant to the Deferred Commission Option must at all times own a sufficient number of Class A Status Units, in the discretion of the General Partners, to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations with respect to the total number of Units purchased pursuant to the Deferred Commission Option. (See "PLAN OF DISTRIBUTION.")

    General Characteristics of Class A Status Units. Holders of Class A Status Units will be entitled to receive annual distributions of Net Cash From Operations generated by the Partnership following the payment of certain fees and expenses to the General Partners and their Affiliates. Because deductions for depreciation, amortization, cost recovery and Net Losses will initially be allocated to holders of Class B Status Units, Class A Status Units will be generally more suitable for investors which are Retirement Plans, including IRAs, or are otherwise not income tax sensitive and which are primarily interested in current distributions of Net Cash From Operations and the potential appreciation in value of the Partnership's real estate investments.

    General Characteristics of Class B Status Units. Although holders of Class B Status Units will not be allocated any Net Cash From Operations, they will be allocated a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and Net Losses, and will be allocated a higher percentage return on the potential appreciation of the Partnership's real estate investments. Accordingly, Class B Status Units will be generally more suitable for investors who are not seeking current cash flow distributions but have a desire to participate to a greater extent in "passive" losses expected to be generated by the Partnership's operations or have a desire to participate to a greater extent in the potential appreciation of the Partnership's real estate investments. (See "FEDERAL INCOME TAX CONSEQUENCES - Passive Loss Limitations.") Each prospective investor should carefully consider the following information in the context of his own particular financial situation in determining whether to elect Class A Status or Class B Status, or some combination of each.

SUMMARY OF DISTRIBUTIONS

    Following is a summary of the Partnership's allocation of current cash flow distributions and the net proceeds from the sale or exchange of Partnership
Properties:

    CASH DISTRIBUTIONS. Distributions of Net Cash From Operations (defined generally as the Partnership's cash flow from operations less any reserves and after payment of the 6% property management and leasing fees to Affiliates of the General Partners) will be distributed as follows:

    1. First, to Limited Partners holding Class A Status Units until they have received distributions in each year equal to 10% of their Net Capital Contributions (defined in the Partnership Agreement to mean generally Capital Contributions less prior distributions of Sale Proceeds);

    2. Next, to the extent any Net Cash From Operations remains available for distribution, to the General Partners until they receive an amount equal to one-tenth of the total amount of Net Cash From Operations distributed in such year; and

    3. Although there can be no assurance that Net Cash From Operations will be sufficient to make additional distributions, any remaining Net Cash From Operations will be distributed 90% to Limited Partners holding Class A Status Units and 10% to the General Partners.

    Notwithstanding the foregoing, Limited Partners holding Class A Status Units who have purchased Units pursuant to the Deferred Commission Option shall for a period of seven years after termination of the Offering have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to the Deferred Commission Option, which amounts shall instead be used by the Partnership to pay deferred commissions due with respect to such Units. (See "PLAN OF DISTRIBUTION.")

    No Net Cash From Operations will be distributed with respect to Class B Status Units. (See "SUMMARY OF PARTNERSHIP AGREEMENT," "DISTRIBUTIONS AND ALLOCATIONS" and "RISK FACTORS.")

    SALE PROCEEDS. Sale Proceeds (generally the net proceeds from any sale or exchange of Partnership Properties) will be distributed as follows:

    1. First, to Limited Partners holding Units which at any time have been treated as Class B Status Units on a per Unit basis until each such Limited Partner has received an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to Limited Partners holding Units which at all times have been treated as Class A Status Units;

    2. Then, to the Limited Partners on a per Unit basis until each Limited Partner has received an amount equal to his Net Capital Contribution (defined in the Partnership Agreement to mean generally Capital Contributions less prior distributions of Sale Proceeds);

    3. Then, to the Limited Partners on a per Unit basis until each Limited Partner has received aggregate distributions equal to a cumulative (noncompounded) 10% per annum return on his Net Capital Contribution;

    4. Then, to the Limited Partners on a per Unit basis until each Limited Partner has received aggregate distributions equal to his Preferential Limited Partner Return (defined as the sum of (a) a 10% per annum cumulative (noncompounded) return on his Net Capital Contribution for all periods during which such Unit was treated as a Class A Status Unit and (b) a 15% per annum cumulative (noncompounded) return on his Net Capital Contribution for all periods during which such Unit was treated as a Class B Status Unit);

    5. Then, to the General Partners until they have received an amount equal to their Capital Contributions;

    6. Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions (defined as distributions to Limited Partners over the life of their investment in excess of their Net Capital Contribution plus their Preferential Limited Partner Return), to the General Partners until they have received an amount equal to 20% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to the General Partners pursuant to this provision; and

    7. Then, to the extent any Sale Proceeds remain, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners. However, in no event shall the General Partners receive in the aggregate in excess of the NASAA Guidelines Resale Proceeds Maximum Amount (defined as an amount equal to 15% of Sale Proceeds remaining after payments to Limited Partners from such proceeds of amounts equal to the sum of their Net Capital Contributions plus a 6% per annum return on their Net Capital Contributions calculated on a cumulative, noncompounded basis). It is the intent of the foregoing limitation that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to the General Partners would instead be reallocated and distributed to the Limited Partners on a per Unit basis.

    Notwithstanding the foregoing, the amount of Sale Proceeds distributable to the Limited Partners holding Class B Status Units may be adjusted in favor of Limited Partners holding Class A Status Units in the event that the Partnership sells any Partnership Property at a sale price which is less than the purchase price originally paid for such property. (See "SUMMARY OF PARTNERSHIP AGREEMENT," "DISTRIBUTIONS AND ALLOCATIONS," "RISK FACTORS" and "FEDERAL INCOME TAX CONSEQUENCES - Allocations of Profit and Loss.")

    NO ASSURANCE CAN BE GIVEN AS TO THE TIMING OR AMOUNT OF ANY CASH DISTRIBUTIONS TO THE LIMITED PARTNERS. (SEE "RISK FACTORS" and "DISTRIBUTIONS AND ALLOCATIONS.")

SUMMARY OF ALLOCATIONS

    Following is a summary of the allocation of the Partnership's taxable income, loss and gain on sale of Partnership Properties:

    NET INCOME. The Partnership's Net Income (defined generally as the net income of the Partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and any net gain on the sale of assets) will be allocated each year in the same proportions that Net Cash From Operations is distributed or deemed distributed to the Partners. To the extent the Partnership's Net Income in any year exceeds Net Cash From Operations, such excess Net Income will be allocated 99% to Limited Partners holding Class A Status Units during such year and 1% to the General Partners. (See "DISTRIBUTIONS AND ALLOCATIONS" and "FEDERAL INCOME TAX CONSEQUENCES - Allocations of Profit and Loss.")

    NET LOSS, DEPRECIATION, AMORTIZATION AND COST RECOVERY DEDUCTIONS. Deductions for depreciation, amortization and cost recovery and the Partnership's Net Loss (defined generally as the net loss of the Partnership for federal income tax purposes, but excluding all deductions for depreciation, amortization and cost recovery) for each fiscal year will be allocated as follows:

    1. 99% to Limited Partners holding Class B Status Units during such year and 1% to the General Partners until their Capital Accounts (defined generally as the sum of Capital Contributions and income allocated to a Partner less the sum of distributions paid and losses allocated to a Partner) are reduced to zero;

    2. Then, to any Partner having a positive balance in his Capital Account in an amount not to exceed such positive balance; and

    3. Thereafter, all such deductions will be allocated to the General Partners, who, at that time, would be the only Partners having any economic risk of loss. (See "DISTRIBUTIONS AND ALLOCATIONS" and "FEDERAL INCOME TAX CONSEQUENCES - Allocations of Profit and Loss.")

    GAIN ON SALE. Gain on Sale (defined generally as the taxable income or gain from a sale or exchange of Partnership Properties) will be allocated, first, pursuant to the qualified income offset provision contained in the Partnership Agreement, if applicable, then, to Partners having negative capital accounts, if any, until negative capital accounts have been restored to zero, and, thereafter, generally in accordance with the priorities for the distribution of Sale Proceeds, as described above. (See "DISTRIBUTIONS AND ALLOCATIONS.")

CLASS A STATUS UNITS

    As set forth above, Class A Status Limited Partners are entitled to an annual 10% noncumulative distribution preference as to distributions of Net Cash From Operations. However, holders of Class A Status Units will, except in limited circumstances, be allocated none of the Partnership's Net Loss, depreciation, amortization and cost recovery deductions for tax purposes. Thus, tax benefits resulting from deductions for Net Loss, depreciation, amortization and cost recovery will not be available to holders of Class A Status Units during the initial period of Partnership operations.

    Upon a distribution of Sale Proceeds, each Class B Status Limited Partner is first entitled to a distribution of an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to the holders of Class A Status Units. Thereafter, both Class A Status Limited Partners and Class B Status Limited Partners are entitled to an amount equal to their Net Capital Contributions. Thereafter, Class A Status Limited Partners are entitled to a 10% cumulative (noncompounded) return on their Net Capital Contributions (as opposed to the 15% cumulative return on Net Capital Contributions payable to Class B Status Limited Partners). (See "DISTRIBUTIONS AND ALLOCATIONS.")

CLASS B STATUS UNITS

    Class B Status Limited Partners will receive a disproportionately larger share of Partnership income tax deductions because all of the Limited Partners' share of Partnership Net Loss, depreciation, amortization and cost recovery deductions will be allocated to holders of Class B Status Units until their Capital Account balances have been reduced to zero. Since the allocations of Net Loss, depreciation, amortization and cost recovery deductions to holders of Class B Status Units will reduce their Capital Account balances, and since liquidation proceeds of the Partnership will be distributed among the Partners in accordance with their Capital Account balances, holders of Class B Status Units bear substantially greater risk of loss of their Capital Contributions than do holders of Class A Status Units.

    Class B Status Limited Partners will not receive any Net Cash From Operations. On distributions of Sale Proceeds, since the preferential allocation of Net Cash From Operations to holders of Class A Status Units is intended to be a timing preference only, each holder of Class B Status Units is entitled to a distribution of Sale Proceeds in an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to the holders of Class A Status Units. Following such distributions to holders of Class B Status Units, both Class A Status Limited Partners and Class B Status Limited Partners are entitled to a return of their Net Capital Contributions. Then, Class B Status Limited Partners are entitled to a 15% cumulative (noncompounded) return on their Net Capital Contributions (as opposed to the 10% cumulative return on Net Capital Contributions payable to Class A Status Limited Partners). (See "DISTRIBUTIONS AND ALLOCATIONS.")

EFFECT OF CHANGE OF STATUS OF UNITS

    As described above, Limited Partners shall have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each accounting period, unless prohibited by applicable state law or limited, as set forth above, by election of the Deferred Commission Option. Any such changed election shall be effective commencing as of the first day of the next succeeding accounting period following receipt by the Partnership of written notice of such election. A Limited Partner who changes his Units from Class A Status to Class B Status will, upon the effective date of such change and until the Limited Partner changes back to Class A Status, be entitled to a disproportionately larger share of the Partnership's deductions for depreciation, amortization, cost recovery and Net Losses, and no longer be entitled to receive annual distributions of Net Cash From Operations during such period. A Limited Partner who changes his Units from Class B Status to Class A Status will, from the effective date of such change until the Limited Partner changes back to Class B Status, be entitled to receive annual distributions of Net Cash From Operations and no longer be allocated deductions for depreciation, amortization and cost recovery and Net Loss. Distributions of Sale Proceeds will be prorated to each Limited Partner based on the number of days during which his Units were treated as Class A Status Units (and entitled to a return of 10% per annum on his Net Capital Contribution) and the number days during which such Units were treated as Class B Status Units (and entitled to a return of 15% per annum on his Net Capital Contribution).

                           ESTIMATED USE OF PROCEEDS

    The following table sets forth information concerning the estimated use of the gross proceeds of the Offering of Units made hereby. Many of the figures set forth below represent the best estimate of the General Partners since they cannot be precisely calculated at this time. The percentage of the gross proceeds of the Offering of Units to be invested in Partnership Properties is estimated to be approximately 81%.

                         WELLS REAL ESTATE FUND X, L.P.

                                                      MINIMUM OFFERING        MAXIMUM OFFERING
                                                    ---------------------  ----------------------
                                                      Amount     Percent      Amount     Percent
                                                    -----------  --------  ------------  --------

Gross Offering Proceeds (1)                         $1,250,000       100%  $35,000,000       100%
Less Public Offering Expenses:
  Selling Commissions and Dealer Manager Fee (2)       125,000        10%    3,500,000        10%
  Organization and Offering Expenses (3)                62,500         5%    1,225,000       3.5%
                                                    ----------       ---   -----------      ----
Amount Available for Investment (4)                 $1,062,500        85%  $30,275,000      86.5%
                                                    ==========       ===   ===========      ====
Acquisition and Development:
  Acquisition and Advisory Fees (5)                 $   43,750       3.5%  $ 1,750,000         5%
  Acquisition Expenses (6)                               6,250        .5%      175,000        .5%
  Initial Working Capital Reserve (7)                       (7)        -            (7)        -
Amount Invested in Properties (4)(8)                $1,012,500        81%  $28,350,000        81%
                                                    ==========       ===   ===========      ====

                        WELLS REAL ESTATE FUND XI, L.P.

                                                      MINIMUM OFFERING        MAXIMUM OFFERING
                                                    ---------------------  ----------------------
                                                      Amount     Percent      Amount     Percent
                                                    -----------  --------  ------------  --------

Gross Offering Proceeds (1)                         $1,250,000       100%  $35,000,000       100%
Less Public Offering Expenses:
  Selling Commissions and Dealer Manager Fee (2)       125,000        10%    3,500,000        10%
  Organization and Offering Expenses (3)                62,500         5%    1,225,000       3.5%
                                                    ----------       ---   -----------      ----
Amount Available for Investment (4)                 $1,062,500        85%  $30,275,000      86.5%
                                                    ==========       ===   ===========      ====
Acquisition and Development:
  Acquisition and Advisory Fees (5)                 $   43,750       3.5%  $ 1,750,000         5%
  Acquisition Expenses (6)                               6,250        .5%      175,000        .5%
  Initial Working Capital Reserve (7)                       (7)        -            (7)        -
Amount Invested in Properties (4)(8)                $1,012,500        81%  $28,350,000        81%
                                                    ==========       ===   ===========      ====

_________________________
(Footnotes to "ESTIMATED USE OF PROCEEDS")

(1) The amounts shown for Gross Offering Proceeds do not reflect the possible discounts in commissions and other fees as described in "PLAN OF DISTRIBUTION."

(2) Includes Selling Commissions equal to 8% of aggregate Gross Offering Proceeds (which commissions may be reduced under certain circumstances) and a dealer manager fee equal to 2% of aggregate Gross Offering Proceeds, both of which are payable to the Dealer Manager, an Affiliate of the General Partners. The Dealer Manager, in its sole discretion, may reallow Selling Commissions of up to 8% of Gross Offering Proceeds to other broker-dealers participating in this Offering attributable to the Units sold by them and may reallow out of its dealer manager fee up to 1% of Gross Offering Proceeds in marketing fees to broker-dealers participating in this Offering based on such factors as the volume of Units sold by such participating broker-dealers, marketing support provided by such participating broker-dealers and bona fide conference fees incurred. In no event shall the total underwriting compensation, including Selling Commissions, the dealer manager fee and expense reimbursements, exceed 10% of Gross Offering Proceeds, except for an additional .5% of Gross Offering Proceeds which may be paid as a reimbursement of expenses incurred for due diligence purposes and which is included in the Organization and Offering Expenses described in Footnote 3 below. (See "PLAN OF DISTRIBUTION.")

(3) Organization and Offering Expenses consist of estimated legal, accounting, printing and other accountable offering expenses (other than Selling Commissions and the dealer manager fee) and reimbursements to the General Partners and their Affiliates for payments to nonaffiliated broker-dealers of certain bona fide due diligence expenses in an amount not to exceed .5% of Gross Offering Proceeds. The General Partners and their Affiliates will be responsible for the payment of Organization and Offering Expenses (other than Selling Commissions and the dealer manager fee) to the extent they exceed 5% of Gross Offering Proceeds without recourse against or reimbursement by the Partnership.

(4) Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the Offering and, thereafter, the working capital reserves of the Partnership, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.


(5) The Partnership will pay Acquisition and Advisory Fees to the General Partners or their Affiliates in connection with the acquisition of the Partnership's Properties up to a maximum amount of 5% of Gross Offering Proceeds; however, since it is estimated that approximately 81% of the proceeds from the sale of Units will be used to acquire properties, the amount of Acquistion and Advisory Fees paid to the General Partners may be reduced to a minimum of 3.5% of Gross Offering Proceeds to the extent necessary to achieve this objective. In no event shall the Partnership commit less than 80% of Capital Contributions to Investment in Properties, as required under the NASAA Guidelines.

(6) Includes legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of Partnership Properties. It is anticipated that substantially all of such items will be directly related to the acquisition of specific Partnership Properties and will be capitalized rather than currently deducted by the Partnership.

(7) Because the Partnership will purchase properties on an all cash basis and the vast majority of leases for the properties acquired by the Partnership will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of Partnership Properties will be established. However, to the extent that the Partnership has insufficient funds for such purposes, the General Partners will advance to the Partnership on an interest-free basis an aggregate amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of Partnership Properties. The General Partners also may, but are not required to, establish reserves from Gross Offering Proceeds, out of Cash Flow generated by operating properties or out of Nonliquidating Net Sale Proceeds.


(8) Includes amounts anticipated to be invested in Partnership Properties net of fees and expenses. It is estimated that approximately 81% of the proceeds from the sale of Units will be used to acquire properties, and in no event shall the Partnership commit less than 80% of Capital Contributions to Investment in Properties, as required under the NASAA Guidelines.

              COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

    The following table summarizes and discloses all of the compensation and fees (including reimbursement of expenses) to be paid by each Partnership to the General Partners and their Affiliates during the various phases of the organization and operation of each Partnership.


Form of Compensation                                         Determination                                     Estimated Maximum
and Entity Receiving                                           of Amount                                       Dollar Amount (1)
---------------------------  ------------------------------------------------------------------------------  ----------------------

                                                   Organizational and Offering Stage

Selling Commissions -        Up to 8% of Gross Offering Proceeds before reallowance of commissions earned    $2,800,000
The Dealer Manager           by participating broker-dealers.  The Dealer Manager intends to reallow 100%    ($100,000 in the
                             of commissions earned by participating broker-dealers.                          event the Partner-
                                                                                                             ship sells only the
                                                                                                             minimum of
                                                                                                             125,000 Units)


Dealer Manager Fee -         Up to 2% of Gross Offering Proceeds before reallowance to participating         $700,000
The Dealer Manager           broker-dealers.  The Dealer Manager, in its sole discretion, may reallow a      ($25,000 in the
                             portion of its dealer manager fee of up to 1% of the Gross Offering Proceeds    event the Partner-
                             to be paid to such participating broker-dealers as a marketing fee, based on    ship sells only the
                             such factors as the volume of Units sold by such participating                  minimum of
                             broker-dealers, marketing support and bona fide conference fees incurred.       125,000 Units)


Reimbursement of             Up to 5% of Gross Offering Proceeds.  All Organization and Offering Expenses    $1,225,000
Organization and Offering    (excluding Selling Commissions and the dealer manager fee) will be advanced     ($62,500 in the
Expenses - The General       by the General Partner and their Affiliates and reimbursed by the               event the Partner-
Partners and their           Partnership.(2)                                                                 ship sells only the
Affiliates                                                                                                   minimum of
                                                                                                             125,000 Units)


                                                   Acquisition and Development Stage

Acquisition and Advisory     For the review and evaluation of potential real property acquisitions, a fee    $1,750,000
Fees - The General Partners  of up to 5% of Gross Offering Proceeds, plus reimbursement of costs and         (A maximum of
or their Affiliates          expenses for the acquisition of properties.                                     $62,500 in the
                                                                                                             event the
                                                                                                             Partnership sells
                                                                                                             only the minimum
                                                                                                             of 125,000 Units)

                                                           Operational Stage

Property Management and      For supervising the management of the Partnership Properties, a fee equal to    Actual amounts are
Leasing Fees - Wells         the lesser of:  (A)(i) in the case of commercial properties which are leased    dependent upon
Management Company,          for less than ten years, 3% of the gross revenues for management and 3% of      results of operations
Inc.                         the gross revenues for leasing (aggregate maximum of 6%), and (ii) in the       and therefore
                             case of commercial properties which are leased on a long-term net basis (ten    cannot be
                             or more years), 1% of the gross revenues plus, in the case of leases to new     determined at
                             tenants, initial leasing fees equal to 3% of the gross revenues over the        the present time.
                             first five years of the lease term, or (B) the amounts charged by unaffiliated persons rendering comparable services in the same geographic area; plus, a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's-length transactions by others rendering similar services in the same geographic area for similar properties.



Share of Net Cash From       A noncumulative amount equal to one-tenth of Net Cash From Operations           Actual amounts are
Operations - The             subordinated in each fiscal year to distributions of Net Cash From Operations   dependent upon
General Partners             to Limited Partners holding Class A Status Units equal to 10% of their Net      results of operations
                             Capital Contributions.                                                          and therefore
                                                                                                             cannot be
                                                                                                             determined at
                                                                                                             the present time.

                                                           Liquidation Stage

Subordinated Participation   After (i) each Limited Partner holding Units which at any time have been        Actual amounts are
in Nonliquidating Net Sale   treated as Class B Status Units has received an amount which, when added to     dependent upon
Proceeds and Liquidating     any Net Cash From Operations previously distributed to such Limited Partner,    results of operations
Distributions - The          will equal the amount of Net Cash From Operations previously paid to Limited    and therefore
General Partners             Partners holding Units which at all times have been treated as Class A Status   cannot be
                             Units, (ii) Limited Partners have received a return of their Net Capital        determined at
                             Contributions, and (iii) Limited Partners have received their Preferential      the present time.
                             Limited Partner Return, then the General Partners are entitled to receive the following amounts:  (a) an amount equal to their Capital Contributions, (b)
                             then, if and only in the event that Limited Partners have received any Excess
                             Limited Partner Distributions, 20% of the sum of any such Excess Limited
                             Partner Distributions plus the amount distributed to the General Partners pursuant to this provision, plus (c) 20% of remaining Residual Proceeds available for distribution; provided, however, that in no event will the
                             General Partners receive in the aggregate more than the NASAA Guidelines
                             Resale Proceeds Maximum Amount (defined as 15% of Sale Proceeds remaining after Limited Partners have received a return of their Net Capital
                             Contributions plus a 6% per annum cumulative (noncompounded) return on their
                             Net Capital Contributions).  (See Sections 9.2, 9.3 and 9.4 of the
                             Partnership Agreement.)


Real Estate Commissions -    In connection with the sale of Partnership Properties, an amount not            Actual amounts are
The General Partners or      exceeding the lesser of:  (A) 50% of the reasonable, customary and              dependent upon
Their Affiliates             competitive real estate brokerage commissions customarily paid for the sale     results of operations
                             of a comparable property in light of the size, type and location of the         and therefore
                             property, or (B) 3% of the gross sales price of each property, subordinated     cannot be
                             to distributions to Limited Partners from Sale Proceeds of an amount which,     determined at
                             together with prior distributions to the Limited Partners, will equal (i)       the present time.
                             100% of their Capital Contributions plus (ii) a 6% per annum cumulative
                             (noncompounded) return on their Net Capital Contributions.  (See Section 12.6 of the Partnership Agreement.)

-------------------------

(Footnotes to "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES")

(1) The estimated maximum dollar amounts are based on the sale of a maximum of 3,500,000 Units.

(2) In the event that reimbursements of Organization and Offering Expenses by Wells Real Estate Fund X, L.P. are made for organization, registration and offering expenses relating to both of the Partnerships, it is anticipated that Wells Real Estate Fund XI, L.P. would reimburse Wells Real Estate Fund X, L.P. for its pro rata share of such expenses, subject to the 5% of Gross Offering Proceeds limitation.

     In addition, the General Partners and their Affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by the Partnership as set forth in Section 11.4 of the Partnership Agreement. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of the General Partners or their Affiliates.

     Since the General Partners and their Affiliates are entitled to differing levels of compensation for undertaking different transactions on behalf of the Partnership, such as the property management fees for operating the Partnership Properties and the subordinated participation in proceeds from the sale of Partnership Properties, the General Partners have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, the General Partners are obligated to exercise good faith and integrity in all their dealings with respect to Partnership Affairs pursuant to their fiduciary duties to the Limited Partners. (See "FIDUCIARY DUTY OF THE GENERAL PARTNERS.") As noted above, there are ceilings on certain categories of fees or expenses payable to the General Partners and their Affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by the General Partners or their Affiliates by reclassifying them under a different category.


                             CONFLICTS OF INTEREST

     The Partnership is subject to various conflicts of interest arising out of its relationship with the General Partners and their Affiliates, including conflicts related to the arrangements pursuant to which the General Partners and their Affiliates will be compensated by the Partnership. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     The General Partners of the Partnership are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole general partner. Leo F. Wells, III owns all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. (the Dealer Manager), and Wells Management Company, Inc. (the Property Manager). (See "MANAGEMENT.")

     The following chart indicates the relationship between the General Partners and their Affiliates which will be providing services to the Partnership.

=========================================================================
                            LEO F. WELLS, III
                            (GENERAL PARTNER)
=========================================================================
        |                        |                          |
        |  100%                  | 100%                     | 100%
        |                        |                          |
===================  =========================    ====================
WELLS CAPITAL, INC.      WELLS INVESTMENT           WELLS MANAGEMENT
                         SECURITIES, INC.             COMPANY, INC.
                         (DEALER MANAGER)          (PROPERTY MANAGER)
===================  =========================    ====================
        |
        | General Partner
        |
====================
WELLS PARTNERS, L.P.
(GENERAL PARTNER)
====================

     Because the Partnership was organized and will be operated by the General Partners, these conflicts will not be resolved through arm's-length negotiations but through the exercise of the General Partners' judgment consistent with their fiduciary responsibility to the Limited Partners and the Partnership's investment objectives and policies. (See "FIDUCIARY DUTY OF THE GENERAL PARTNERS" and "INVESTMENT OBJECTIVES AND CRITERIA.") These conflicts include, but are not limited to, the following:

     1. INTERESTS IN OTHER PARTNERSHIPS. The General Partners and their Affiliates are also general partners of other real estate limited partnerships, including partnerships which have investment objectives similar to those of the Partnership, and it is expected that they will organize other such partnerships in the future. The General Partners and such Affiliates have legal and financial obligations with respect to these other partnerships which are similar to their obligations to the Partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the Partnership which, if such obligations were enforced against the General Partners, could result in substantial reduction of the net worth of the General Partners.

     As described in the "PRIOR PERFORMANCE SUMMARY," the General Partners have sponsored the following ten other public partnerships with substantially identical investment objectives as those of the Partnership: (i) Wells Real Estate Fund I ("Wells Fund I"), (ii) Wells Real Estate Fund II ("Wells Fund II"), (iii) Wells Real Estate Fund II-OW ("Wells Fund II-OW"), (iv) Wells Real Estate Fund III, L.P. ("Wells Fund III"), (v) Wells Real Estate Fund IV, L.P. ("Wells Fund IV"), (vi) Wells Real Estate Fund V, L.P. ("Wells Fund V"), (vii) Wells Real Estate Fund VI, L.P. ("Wells Fund VI"), (viii) Wells Real Estate Fund VII, L.P. ("Wells Fund VII"), (ix) Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII") and (x) Wells Real Estate Fund IX, L.P. ("Wells Fund IX"). All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V and Wells Fund VI available for investment in real properties have been invested. In addition, all of the proceeds of the offering of Wells Fund VII available for investment in real properties have either been invested in properties or are currently committed for investment in properties. As of June 30, 1996, approximately 56% and 50% of the proceeds of the offerings of Wells Fund VIII and Wells Fund IX, respectively, available for investment in real properties had either been invested in properties or were committed for investment in properties.

     In the event that the Partnership, the General Partners or any Affiliate or any entity formed or managed by the General Partners or their Affiliates is in the market for similar properties, the General Partners will review the investment portfolio of the Partnership and each such affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, cash flow, the effect of the purchase on diversification of the portfolio of each such entity, the estimated income tax effects of the purchase on each such entity, the amount of funds available to each and the length of time such funds have been available for investment. The General Partners may acquire, for their own account or for private placement, properties which they deem not suitable for purchase by the Partnership, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

     2. OTHER ACTIVITIES OF THE GENERAL PARTNERS AND THEIR AFFILIATES. The Partnership will rely on the General Partners and their Affiliates for the day-to-day operation of the Partnership and the management of its assets. As a result of their interests in other partnerships and the fact that they have also engaged and will continue to engage in other business activities, the General Partners and their Affiliates will have conflicts of interest in allocating their time between the Partnership and other partnerships and activities in which they are involved. However, the General Partners believe that they and their Affiliates have sufficient personnel to discharge fully their responsibilities to all partnerships and ventures in which they are involved.

     The Partnership will not purchase or lease any property in which the General Partners or any of their Affiliates have an interest; provided, however, that the General Partners or any of their Affiliates may temporarily enter into contracts relating to investment in properties to be assigned to the Partnership prior to closing or may purchase property in their own name and temporarily hold title for the Partnership, provided that such property is purchased by the Partnership at a price no greater than the cost of such property (including acquisition and carrying costs) to the General Partners or the Affiliate, and further provided that the General Partners or such Affiliate may not hold title to any such property on behalf of the Partnership for more than 12 months, that the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available for the Partnership to purchase any such property, and that all profits and losses during the period any such property is held by the General Partners or the Affiliate will accrue to the Partnership. In no event may the Partnership (i) sell or lease real property to the General Partners or any of their Affiliates; (ii) loan Partnership funds to the General Partners or any of their Affiliates; (iii) obtain appraisals of real properties from the General Partners or any of their Affiliates; or (iv) enter into agreements with the General Partners or their Affiliates for the provision of insurance covering the Partnership or any Partnership Property.

     3. COMPETITION. Conflicts of interest will exist to the extent that the Partnership may acquire properties in the same geographic areas where other properties owned by the General Partners and their Affiliates are located. In such a case, a conflict could arise in the leasing of Partnership Properties in the event that the Partnership and another program managed by the General Partners or their Affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of Partnership Properties in the event that the Partnership and another program managed by the General Partners or their Affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as the Partnership or Affiliates of the General Partners managing property on behalf of the Partnership seek to employ developers, contractors or building managers as well as under other circumstances. The General Partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, the General Partners will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that the General Partners may establish differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

     4. AFFILIATED DEALER MANAGER. Since Wells Investment Securities, Inc., the Dealer Manager, is an Affiliate of the General Partners, the Partnership will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See "PLAN OF DISTRIBUTION.")

     5. AFFILIATED PROPERTY MANAGER. Since it is anticipated that Partnership Properties will be managed and leased by Wells Management Company, Inc., an Affiliate of the General Partners, the Partnership will not have the benefit of independent property management. (See "MANAGEMENT" and "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     6. LACK OF SEPARATE REPRESENTATION. Holland & Knight is counsel to the Partnership, the General Partners, the Dealer Manager and their Affiliates in connection with this Offering and may in the future act as counsel to the Partnership, the General Partners, the Dealer Manager and their Affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between the Partnership, the General Partners, the Dealer Manager or their Affiliates, the General Partners will cause the Partnership to retain separate counsel for such matters as and when appropriate.

     7. JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNERS. The Partnership is likely to enter into one or more joint venture agreements with Affiliates of the General Partners for the acquisition, development or improvement of properties. (See "INVESTMENT OBJECTIVES AND CRITERIA - Joint Venture Investments.") The General Partners and their Affiliates may have conflicts of interest in determining which partnerships should enter into any joint venture agreement. Should any such joint venture be consummated, the General Partners may face a conflict in structuring the terms of the relationship between the interest of the Partnership and the interest of the affiliated co-venturer. Since the General Partners and their Affiliates will control both the Partnership and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm's-length negotiation of the type normally conducted between unrelated co-venturers.

     8. RECEIPT OF FEES AND OTHER COMPENSATION BY GENERAL PARTNERS AND AFFILIATES. Partnership transactions involving the purchase and sale of Partnership Properties may result in the receipt of commissions, fees and other compensation by the General Partners and their Affiliates, including Acquisition and Advisory Fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in distributions of Net Cash From Operations, Nonliquidating Net Sale Proceeds and Liquidating Distributions. However, the fees and compensation payable to the General Partners and their Affiliates relating to sale of Partnership Properties are subordinated to the return to the Limited Partners of their Capital Contributions plus cumulative returns thereon. Subject to their fiduciary duties and specific restrictions set forth in the Partnership Agreement, the General Partners have considerable discretion with respect to all decisions relating to the terms and timing of all Partnership transactions. Therefore, the General Partners may have conflicts of interest concerning certain actions taken on behalf of the Partnership, particularly due to the fact that such fees will generally be payable to the General Partners and their Affiliates regardless of the quality of the Partnership Properties acquired or the services provided to the Partnership. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     9. TAX AUDIT PROCEEDING. In the event of an audit of the federal income tax returns of the Partnership by the IRS, it is possible that the interests of the General Partners in such tax audit could become inconsistent with or adverse to the interests of Limited Partners. Further, it is possible that federal income tax adjustments proposed by the IRS could be adverse to Limited Partners holding Class B Status Units while being neutral or potentially advantageous to Limited Partners holding Class A Status Units. Expenses of contesting any such audit incurred by the Partnership may reduce the amount of Net Cash From Operations available for distribution to Limited Partners holding Class A Status Units, which could also result in a conflict of interest. In this regard, the General Partners who are primarily responsible for contesting federal income tax adjustments proposed by the IRS may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the IRS in a federal income tax audit. (See "FEDERAL INCOME TAX CONSEQUENCES.")

     The agreements and arrangements among the Partnership, the General Partners and their Affiliates have been established by the General Partners, and the General Partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, the General Partners have agreed to the guidelines and limitations set forth in Section 11.3 of the Partnership Agreement entitled "Limitations on Powers of the General Partners" and in Article XIII of the Partnership Agreement entitled "Transactions Between General Partners and the Partnership." Among other things, these provisions (i) set forth the specific conditions under which the Partnership may own or lease property jointly or in a partnership with an Affiliate of the General Partners,
(ii) prohibit the Partnership from purchasing or leasing an investment property from the General Partners or their Affiliates, (iii) prohibit loans by the Partnership to the General Partners or their Affiliates, (iv) prohibit the commingling of Partnership funds, and (v) prohibit the General Partners from merging or consolidating the Partnership with another partnership or a corporation or converting the Partnership to a real estate investment trust unless the transaction complies with certain terms and conditions (including first obtaining a Majority Vote of the Limited Partners). In addition, as described below, the General Partners have a fiduciary obligation to act in the best interests of both the Limited Partners and the investors in other programs in which they act as general partners and will use their best efforts to assure that the Partnership will be treated at least as favorably as any other such program.

                     FIDUCIARY DUTY OF THE GENERAL PARTNERS

     The General Partners will be accountable to the Partnership as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to Partnership affairs. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself or all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of his fiduciary duty or on behalf of the partnership (a partnership derivative action) to recover damages from third parties. The Georgia Revised Uniform Limited Partnership Act ("GRULPA") specifically permits a limited partner of a Georgia limited partnership to bring a derivative action on behalf of the partnership if
(i) the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action would not be likely to succeed, and (ii) the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.

     Under GRULPA, a general partner of a Georgia limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners. Accordingly, in any action alleging a breach of fiduciary duty by the General Partners to either the Limited Partners or the Partnership, it is not anticipated that the General Partners would be able to successfully assert as a defense the general presumption which is often referred to as the "business judgment rule" that actions taken by the directors of a corporation on behalf of the corporation are reasonable. However, since any such action would involve a rapidly developing and changing area of the law, investors who believe that a breach of fiduciary duty by the General Partners may have occurred should consult with their own counsel.

     Under GRULPA, except to the extent of acceptable limitations in the partnership agreement, a general partner of a limited partnership generally owes a duty of loyalty and a duty of care to his partners. The Partnership Agreement provides that the General Partners shall not be liable to the Partnership or any Partner arising out of any act or failure to act which the General Partners in good faith determined was in the best interest of the Partnership, provided that the General Partners shall be liable for any liabilities resulting from a General Partner's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of the Partnership Agreement, regardless of whether or not any such act was first determined by such General Partner, in good faith, to be in the best interest of the Partnership. Since absent limitations in the Partnership Agreement such as the foregoing, a General Partner of a limited partnership would generally be liable under state law for damages caused by breach of fiduciary duty or a breach of the Partnership Agreement, regardless of whether or not such person received any personal benefit therefrom, Limited Partners may have a more limited right of action than they would otherwise have absent the foregoing provisions in the Partnership Agreement.

     In addition, the Partnership Agreement provides that the Partnership shall indemnify the General Partners and their Affiliates from and against liabilities and related expenses (including attorneys' fees) incurred in dealing with third parties while acting on behalf of or performing services for the Partnership arising out of any act or failure to act which the General Partners in good faith determined was in the best interest of the Partnership, provided that the General Partners shall not be indemnified by the Partnership for any liabilities resulting from a General Partner's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of the Partnership Agreement, regardless of whether or not any such act was first determined by such General Partner, in good faith, to be in the best interest of the Partnership. Any indemnification of the General Partners is recoverable only out of the assets of the Partnership and not from the Limited Partners. The indemnification provisions contained in the Partnership Agreement are generally consistent with the provisions of GRULPA, and the General Partners will not be indemnified for a violation of the duty of care to their Partners to the extent any such violation constitutes negligence or misconduct.

     Notwithstanding the foregoing, the Partnership will not indemnify the General Partners or any person acting as a broker-dealer with respect to the Units from any liabilities incurred by them arising under federal and state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made. In addition, prior to seeking a court approval for indemnification, the General Partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations.

     IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING OUT OF THE SECURITIES ACT OF 1933 IS AGAINST PUBLIC POLICY AND IS THEREFORE UNENFORCEABLE.


                           PRIOR PERFORMANCE SUMMARY

     THE INFORMATION PRESENTED IN THIS SECTION REPRESENTS THE HISTORICAL EXPERIENCE OF REAL ESTATE PROGRAMS MANAGED BY THE GENERAL PARTNERS AND THEIR AFFILIATES. INVESTORS IN THE PARTNERSHIP SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS.

     The individual General Partner, Leo F. Wells, III, has served as a general partner of a total of ten real estate limited partnerships for which offerings have been completed within the last 10 years. These ten limited partnerships and the year in which their offerings were completed are:

      1.   Wells Real Estate Fund I (1986)
      2.   Wells Real Estate Fund II (1988)
      3.   Wells Real Estate Fund II-OW (1988)
      4.   Wells Real Estate Fund III, L.P. (1990)
      5.   Wells Real Estate Fund IV, L.P. (1992)
      6.   Wells Real Estate Fund V, L.P. (1993)
      7.   Wells Real Estate Fund VI, L.P. (1994)
      8.   Wells Real Estate Fund VII, L.P. (1995)
      9.   Wells Real Estate Fund VIII, L.P. (1996)

     10.  Wells Real Estate Fund IX, L.P. (1996)

     The tables included in Exhibit "A" attached hereto set forth information as of the dates indicated regarding certain of these prior programs as to (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); and (iii) annual operating results of prior programs (Table
III). No information is given as to results of completed programs or sales or disposals of property because, to date, none of the prior programs have sold any of their properties.

PUBLICLY OFFERED UNSPECIFIED PROPERTY PARTNERSHIPS

     The General Partners and their Affiliates have previously sponsored ten publicly offered real estate limited partnerships which were offered on an unspecified property or "blind pool" basis: Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII and Wells Fund IX. The total amount of funds raised from investors in the offerings of these ten publicly offered partnerships, as of September 30, 1996, was approximately $225,837,498, and the total number of investors in such partnerships was approximately 22,130.

     The investment objectives of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII and Wells Fund IX are substantially identical to the investment objectives of the Partnership. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V and Wells Fund VI available for investment in real properties have been invested in properties. In addition, all of the proceeds of the offering of Wells Fund VII available for investment in real properties have either been invested or are committed for investment in properties. As of June 30, 1996, approximately 56% and 50% of the proceeds of the offerings of Wells Fund VIII and Wells Fund IX, respectively, available for investment in real properties had either been invested in properties or were committed for investment in properties. For the fiscal year ended December 31, 1995, approximately three-quarters of the aggregate gross rental income of nine of these ten publicly offered partnerships (Wells Fund IX had not yet commenced its offering) was derived from tenants which are U.S. corporations, each of which has net worth of at least $100,000,000 or whose lease obligations are guaranteed by another corporation with a net worth of at least $100,000,000.

     Certain real estate programs previously sponsored by the General Partners and their Affiliates have experienced fluctuating financial performance, as indicated in the prior performance tables included in Exhibit "A" hereto. The real properties in which partnerships previously sponsored by the General Partners and their Affiliates have invested have experienced the same economic problems as other real estate investments in recent years, including without limitation, general over-building and an excess supply in many markets, along with increased operating costs and a general downturn in the real estate industry. As a result, certain of these public partnerships have experienced fluctuations in expenses and net income. These fluctuations were primarily due to tenant turnover, resulting in increased vacancies and the requirement to expend funds for tenant refurbishments, and increases in administrative and other operating expenses. (See the "PRIOR PERFORMANCE TABLES" included as Exhibit "A" hereto.) Additionally, while overall occupancy rates have not decreased significantly at the properties owned by partnerships sponsored by the General Partners and their Affiliates, some of these properties have experienced high tenant turnover, and the partnerships owning these properties have generally been unable to raise rental rates and have been required to make expenditures for tenant improvements and to grant free rent and other concessions in order to attract new tenants. Specifically, certain of the prior public partnerships suffered decreases in net income during the real estate recession of the late 1980s and early 1990s, which decreases were generally attributable to the overall downturn in the economy and in the real estate market in particular. Because of the cyclical nature of the real estate market, such decreases in net income of the public partnerships could occur at any time in the future when economic conditions decline. None of these prior programs has liquidated or sold any of its real properties to date and, accordingly, no assurance can be made that prior programs will ultimately be successful in meeting their investment objectives. (See "RISK FACTORS.")

     The aggregate dollar amount of the acquisition and development costs of the properties purchased by these ten publicly offered partnerships, as of September 30, 1996, was approximately $169,419,439, of which $8,953,422 (or approximately 5.28%) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately 59.65% was or will be spent on acquiring or developing office buildings, and approximately 40.35% was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately 2.16% was or will be spent on new properties, 39.08% on existing or used properties and 58.76% on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these ten publicly offered partnerships as of September 30, 1996:

     Type of Property  New   Used   Construction
---------------------  ----  -----  -------------

   Office Buildings      2%    26%            32%

   Shopping Centers      0%    13%            27%

     Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners. $24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund I have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties: (i) a medical office building in Atlanta, Georgia; (ii) two commercial office buildings in Atlanta, Georgia; (iii) a shopping center in DeKalb County, Georgia; (iv) a shopping center in Knoxville, Tennessee; (v) a shopping center in Cherokee County, Georgia; and (vi) a project consisting of seven office buildings and a shopping center in Tucker, Georgia. The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to twelve years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the partnership will have no obligation to sell properties at any time. Wells Fund I acquired its properties between 1985 and 1987, and has not yet liquidated or sold any of its properties. Further, the properties of Wells Fund I may not be sold for some time in the future.

     Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners. $28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties: (i) a shopping center in Cherokee County, Georgia; (ii) a project consisting of seven office buildings and a shopping center in Tucker, Georgia; (iii) a two story office building in Charlotte, North Carolina; (iv) a four story office building in Houston, Texas; (v) a restaurant in Roswell, Georgia; and (vi) a combined retail and office development in Roswell, Georgia.

     Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners. $19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund III have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties: (i) a four story office building in Houston, Texas; (ii) a restaurant in Roswell, Georgia; (iii) a combined retail and office development in Roswell, Georgia; (iv) a two story office building in Greenville, North Carolina; (v) a shopping center in Stockbridge, Georgia; and
(vi) a two story office building in Richmond, Virginia.

     Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners. $13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund IV have no right to change the status of their Units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties: (i) a shopping center in Stockbridge, Georgia; (ii) a four story office building in Jacksonville, Florida; (iii) a two story office building in Richmond, Virginia; and (iv) two two-story office buildings in Stockbridge, Georgia. Wells Fund IV recognized net income of $10,045 in 1991 (at which time it had not invested in any property), $200,942 in 1992 (at which time it only owned interests in the shopping center in Stockbridge, Georgia, the property in Jacksonville, Florida which was under construction, and the first office building in Stockbridge, Georgia which was under construction), $496,911 in 1993 (at which time the second office building in Stockbridge, Georgia was under construction), $605,011 in 1994 and $623,867 in 1995.

     Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners. $15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their Units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their Units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for Units, as of September 30, 1996, $15,464,165 of Units of Wells Fund V were treated as Class A Units, and $1,541,855 of Units were treated as Class B Units. Wells Fund V owns interests in the following properties: (i) a four story office building in Jacksonville, Florida; (ii) two two-story office buildings in Stockbridge, Georgia; (iii) a four story office building in Hartford, Connecticut; (iv) two restaurants in Stockbridge, Georgia; and (v) a three story office building in Appleton, Wisconsin. Wells Fund V experienced an operating loss of $18,089 in 1992 (at which time it only owned interests in the Jacksonville, Florida property which was under construction and the first office building in Stockbridge, Georgia which was under construction), recognized net income of $354,999 in 1993 (at which time it had also acquired an interest in the Hartford, Connecticut property and the second office building in Stockbridge, Georgia was under construction), recognized net income of $561,721 in 1994 (at which time it owned interests in all of the properties listed above for which it currently holds an ownership interest, with the exception that only one of the two restaurants had been developed on the tract of land in Stockbridge, Georgia) and recognized net income of $689,639 in 1995.

     Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners. $19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VI are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for Units, as of September 30, 1996, $21,047,576 of Units of Wells Fund VI were treated as Class A Units, and $3,952,424 of Units were treated as Class B Units. Wells Fund VI owns interests in the following properties: (i) a four story office building in Hartford, Connecticut; (ii) two restaurants in Stockbridge, Georgia; (iii) another restaurant and a retail building in Stockbridge, Georgia;
(iv) a shopping center in Stockbridge, Georgia; (v) a three story office building in Appleton, Wisconsin; (vi) a shopping center in Cherokee County, Georgia; (vii) a combined retail and office development in Roswell, Georgia;
(viii) a four story office building in Jacksonville, Florida; and (ix) a tract of land in Clemmons, North Carolina upon which a shopping center is being developed. Wells Fund VI recognized net income of $31,428 in 1993 (at which time it only owned an interest in the Hartford, Connecticut property), $700,896 in 1994 (at which time it owned only interests in (i) the four story office building in Hartford, Connecticut; (ii) the retail building and an undeveloped tract of land in Stockbridge, Georgia; and (iii) the three story office building in Appleton, Wisconsin) and $901,828 in 1995 (at which time each of the following properties was under construction: (i) one of the retail buildings in Stockbridge, Georgia, (ii) the combined retail and office development in Roswell, Georgia, (iii) the office building in Jacksonville, Florida, and (iv) the shopping center in Clemmons, North Carolina).


     Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners. $16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units. Limited partners in Wells Fund VII are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units, as of September 30, 1996, $18,140,800 of Units in Wells Fund VII were treated as Class A Units, and $6,039,374 of Units were treated as Class B Units. Wells Fund VII owns interests in the following properties: (i) a three story office building in Appleton, Wisconsin; (ii) a restaurant and a retail building in Stockbridge, Georgia; (iii) a shopping center in Stockbridge, Georgia; (iv) a shopping center in Cherokee County, Georgia; (v) a combined retail and office development in Roswell, Georgia; (vi) a two story office building in Alachua County, Florida near Gainesville; (vii) a four story office building in Jacksonville, Florida; (viii) a tract of land in Clemmons, North Carolina upon which a shopping center is being developed; and (ix) a retail development in Clayton County, Georgia. Wells Fund VII recognized net income of $203,263 in 1994 (at which time it only owned an interest in the three story office building in Appleton, Wisconsin and an undeveloped tract of land in Stockbridge, Georgia) and $804,043 in 1995 (at which time it only owned interests in the office building in Appleton, Wisconsin, the developments in

Stockbridge, Georgia, the office building in Alachua County, Florida, the office building in Jacksonville, Florida, the tract of land in Clemmons, North Carolina, which was under construction, and the retail building in Stockbridge, Georgia, which was under construction).

     Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 (3,204,269 Units) representing subscriptions from 2,241 limited partners. $26,135,339 of the gross proceeds were attributable to sales of Class A Status Units, and $5,907,350 were attributable to sales of Class B Status Units. Limited partners in Wells Fund VIII are entitled to change the status of their Units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for Units, as of September 30, 1996, $26,197,580 of Units in Wells Fund VIII were treated as Class A Status Units, and $5,845,109 of Units were treated as Class B Status Units. Wells Fund VIII owns interests in the following properties: (i) a two story office building in Alachua County, Florida near Gainesville; (ii) a four story office building in Jacksonville, Florida;
(iii) a tract of land in Clemmons, North Carolina, upon which a shopping center is being developed; (iv) a retail development in Clayton County, Georgia; (v) a tract of land in Madison, Wisconsin, upon which a four story office building is being developed; and (vi) a one-story office building in Farmers Branch, Texas. Wells Fund VIII recognized net income of $273,914 in 1995 (at which time it only owned interests in the office building in Alachua County, Florida, the office building in Jacksonville, Florida, which was under construction, and the tract of land in Clemmons, North Carolina, which was under construction).

     Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 (3,500,000 Units) representing subscriptions from 2,095 limited partners. $29,359,270 of the gross proceeds were attributable to sales of Class A Status Units and $5,640,730 were attributable to sales of Class B Status Units. Wells Fund IX owns interests in (i) a tract of land in Madison, Wisconsin, upon which a four story office building is being developed,
(ii) a one-story office building in Farmers Branch, Texas and (iii) a tract of land in Knox County, Tennessee in the Knoxville metropolitan area, upon which a three story office building is being developed.

     THE INFORMATION SET FORTH ABOVE SHOULD NOT BE CONSIDERED INDICATIVE OF RESULTS TO BE EXPECTED FROM THE PARTNERSHIP.

     The foregoing properties in which the above ten limited partnerships have invested have all been acquired and developed on an all cash basis.

     The General Partners of the Partnership, Leo F. Wells, III and Wells Partners, L.P. ("Wells Partners"), are also the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII and Wells Fund
IX. Wells Capital, Inc., the general partner of Wells Partners, and Leo F. Wells, III are the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III.

     Potential investors are encouraged to examine the Prior Performance Tables attached as Exhibit "A" hereto for more detailed information regarding the prior experience of the General Partners. In addition, upon request, prospective investors may obtain from the General Partners without charge copies of offering materials and any reports prepared in connection with any of the ten publicly offered partnerships previously sponsored by the General Partners and their Affiliates, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, the Partnership will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to the General Partners. Additionally, Table VI contained in Part II of the Registration Statement (which is not part of this Prospectus) gives certain additional information relating to properties acquired by prior partnerships affiliated with the General Partners. The Partnership will furnish, without charge, copies of such table upon request.

                                   MANAGEMENT

THE GENERAL PARTNERS

     The General Partners of the Partnership are: Wells Partners, L.P., a Georgia limited partnership, and Mr. Leo F. Wells, III, individually.

     WELLS PARTNERS, L.P. Wells Partners, L.P. ("Wells Partners") has Wells Capital, Inc. ("Wells Capital"), a Georgia corporation formed in April 1984, as its sole general partner. The executive offices of both Wells Partners and Wells Capital are located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092. Financial statements of Wells Partners and Wells Capital are included in this Prospectus at Appendix I. Leo F. Wells, III is the sole shareholder, sole Director and the President of Wells Capital. (See "CONFLICTS OF INTEREST.")


     As of September 30, 1996, the net worth of Wells Partners was in excess of $1,029,000 on an estimated fair market value basis, and in excess of $129,000 on a generally accepted accounting principles (GAAP) basis; however, the net worth of Wells Partners consists almost entirely of partnership interests in real estate limited partnerships and, therefore, does not represent liquid assets.

     The principal officers and directors of Wells Capital are as follows:

Name                               Positions
----                               ---------

Leo F. Wells, III                  President and Sole Director

Brian M. Conlon                    Executive Vice President

Louis A. Trahant                   Vice President of Sales and Operations

Edna B. King                       Vice President of Investor Services

Luther M. Boggs, Jr.               Vice President of Marketing

     LEO F. WELLS, III (age 52) is the President and sole Director of Wells Capital. In addition, he is President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the sole Director and President of Wells Management Company, Inc., a property management company he founded in 1983; Wells Investment Securities, Inc., a registered securities broker-dealer he formed in 1984; and Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs. Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985, he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in Economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning and a registered NASD principal.

     Mr. Wells has over 25 years of experience in real estate sales, management and brokerage services. He is currently a co-general partner in a total of 23 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties, a majority of which are located in suburban areas of metropolitan Atlanta, Georgia. As of September 30, 1996, these 23 real estate limited partnerships represented investments totaling $233,073,875 from 22,599 investors. (See "PRIOR PERFORMANCE SUMMARY.")

     As of September 30, 1996, Mr. Wells' net worth (exclusive of home, automobiles and home furnishings) was approximately $1,562,000 on an estimated fair market value basis. Mr. Wells' net worth consists principally of investments in real estate, interests in retirement plans, notes receivable and his stock in Wells Capital and other closely held corporations and, therefore, does not represent liquid assets or assets which are readily marketable. (See "RISK FACTORS.")

     The combined net worth of the General Partners as of September 30, 1996, on an estimated fair market value basis, was in excess of $2,571,000. When the net worth of Wells Partners is calculated on a generally accepted accounting principles (GAAP) basis (i.e. Wells Partners' investments are valued at cost instead of estimated fair market value), the combined net worth of the General Partners as of September 30, 1996 was approximately $1,691,000. However, the General Partners' net worth consists primarily of interests in real estate and closely-held businesses, and thus such net worth is substantially illiquid and not readily marketable. (See "RISK FACTORS.")

     BRIAN M. CONLON (age 38) is the Executive Vice President of Wells Capital. Mr. Conlon joined Wells Capital in 1985 as a Regional Vice President, and served as Vice President and National Marketing Director from 1991 until April 1996 when he assumed his current position. Previously, Mr. Conlon was Director of Business Development for Tishman Midwest Management & Leasing Services Corp. where he was responsible for marketing the firm's property management and leasing services to institutions. Mr. Conlon also spent two years as an Investment Property Specialist with Carter & Associates where he specialized in acquisitions and dispositions of office and retail properties for institutional clients. Mr. Conlon received a Bachelor of Business Administration degree from Georgia State University and a Master of Business Administration degree from the University of Dallas. Mr. Conlon is a member of the International Association for Financial Planning (IAFP), a general securities principal and a Georgia real estate broker. Mr. Conlon also holds the certified commercial investment member
(CCIM) designation of the Commercial Investment Real Estate Institute and the certified financial planner (CFP) designation of the Certified Financial Planner Board of Standards, Inc.

     LOUIS A. TRAHANT (age 50) is Vice President of Sales and Operations for Wells Capital. He is responsible for the internal sales support provided to regional vice presidents and to registered representatives of broker-dealers participating in offerings of the public partnerships. Mr. Trahant is also responsible for statistical analysis of sales-related activities, development of office and communication systems, and hiring of administrative personnel. Mr. Trahant joined Wells Capital in 1993 as Vice President for Marketing of the Southern Region and assumed his current position in 1995. Prior to joining Wells Capital, Mr. Trahant had extensive sales and marketing experience in the commercial lighting industry. He is a graduate of Southeastern Louisiana University, a member of the International Association for Financial Planning
(IAFP) and holds a Series 22 license.

     EDNA B. KING (age 60) is the Vice President of Investor Services for Wells Capital. She is responsible for processing new investments, sales reporting and investors communications. Prior to joining Wells Capital in 1985, Ms. King served as the Southeast Service Coordinator for Beckman Instruments and an office manager for a regional office of Commerce Clearing House. Ms. King holds an Associate Degree in Business Administration from DeKalb Community College in Atlanta, Georgia and has completed various courses at the University of North Carolina at Wilmington.

     LUTHER M. BOGGS, JR. (age 28) is Vice President of Marketing for Wells Capital. He coordinates the development of marketing and sales materials promoting the public partnerships. Prior to joining Wells Capital in 1995, Mr. Boggs was a marketing and public relations consultant. He is a graduate of the University of Georgia and completed a post-graduate course of study at Ohio University.

MANAGEMENT

     The General Partners of the Partnership, Mr. Wells and Wells Partners, will be responsible for the direction and management of the Partnership, including acquisition, construction and property management. Any action required to be taken by the General Partners shall be taken only if it is approved, in writing or otherwise, by both General Partners, unless the General Partners agree between themselves to a different arrangement for the approval of action of the General Partners. The powers and duties of the General Partners are described in Article XI of the Partnership Agreement. The compensation payable to the General Partners for performance of their duties is set forth in "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES."

     A change in management of the Partnership may be accomplished by removal of the General Partners or the designation of a successor or additional General Partner, in each case in accordance with the provisions of the Partnership Agreement. The Partnership Agreement provides that a General Partner may be removed and a new General Partner elected upon the written consent or affirmative vote of Limited Partners owning more than 50% of the Units. The Partnership Agreement further provides that a General Partner may designate a successor or additional General Partner with the consent of all other General Partners and Limited Partners holding more than 50% of the Units, after providing 90 days written notice to the General Partners and Limited Partners and provided that the interests of the Limited Partners are not affected adversely thereby. Generally, except in connection with such a designation, no General Partner shall have the right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign his or its interest without the consent of the Limited Partners holding more than 50% of the Units. (See "SUMMARY OF PARTNERSHIP AGREEMENT.")

     PROPERTY MANAGER. Partnership Properties will be managed and leased initially by Wells Management Company, Inc., a Georgia corporation which is owned by Mr. Wells. Its compensation for management of commercial properties will be a 3% leasing fee and a 3% management fee (totalling 6% of the gross revenues from the operations of each property). A special one-time leasing fee may be paid on the first leases for newly constructed properties. This fee must be competitive, and the amount of this fee received by Wells Management Company, Inc. will be reduced by any amount paid to an outside broker. The General Partners believe these terms will be no less favorable to the Partnership than those customary for similar services in the relevant geographic area. Depending upon the location of certain Partnership Properties and other circumstances, unaffiliated property management companies may be retained to render property management services for some Partnership Properties. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES.")

     In the event that Wells Management Company, Inc. assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

     Wells Management Company, Inc. is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects which the General Partners and their Affiliates operate or in which Mr. Wells owns an interest. Wells Management Company, Inc. currently manages in excess of 1,500,000 square feet of office buildings and shopping centers.

     Mr. Wells is the sole shareholder, sole Director and President of Wells Management Company, Inc. (See "CONFLICTS OF INTEREST.") The other principal officers of Wells Management Company, Inc. are Michael C. Berndt, Vice President and Chief Financial Officer, Annakay Warden, Vice President and Director of National Leasing and Tenant Relations, M. Scott Meadows, Vice President of Property Management, Robert H. Stroud, Vice President of Leasing, and Michael L. Watson, Vice President of Development.

     The property manager will hire, direct and establish policies for the Partnership's employees who will have direct responsibility for each property's operations, including resident managers and assistant managers, as well as building and maintenance personnel. Some or all of the other Partnership employees may be employed on a part-time basis and may also be employed by one or more of the following: (i) the General Partners; (ii) the property manager;
(iii) other partnerships organized by the General Partners and their Affiliates; and (iv) other persons or entities owning properties managed by the property manager. The property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

     The management fees to be paid to Wells Management Company, Inc. will cover, without additional expense to the Partnership, the property manager's general overhead costs such as its expenses for rent and utilities. However, certain salaries and other employee-related expenses, travel and other out-of-pocket expenses of personnel of Wells Management Company, Inc. (other than controlling persons of the General Partners or their Affiliates) may be reimbursed by the Partnership to the extent such expenses are directly related to the management of a specific Partnership Property.

     The principal office of Wells Management Company, Inc. is located at 3885 Holcomb Bridge Road, Norcross, Georgia 30092.

     DEALER MANAGER. Wells Investment Securities, Inc. (the "Dealer Manager"), a member firm of the National Association of Securities Dealers, Inc. ("NASD"), was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of real estate limited partnerships which may from time to time be sponsored by the General Partners and their Affiliates.

     The Dealer Manager will provide certain wholesaling, sales promotional and marketing assistance services to the Partnership in connection with the distribution of the Units offered hereby. It may also sell a limited number of Units at the retail level. (See "PLAN OF DISTRIBUTION.")

     Mr. Wells is the sole shareholder, the sole Director and President of Wells Investment Securities, Inc. (See "CONFLICTS OF INTEREST.") Brian M. Conlon serves as Vice President of Wells Investment Securities, Inc.

     IRA CUSTODIAN. Wells Advisors, Inc. was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of real estate limited partnerships sponsored by the General Partners and their Affiliates. Wells Advisors, Inc. charges no fees for such services. Wells Advisors, Inc. was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors, Inc. acts as an IRA custodian, the authority of Wells Advisors, Inc. is limited to holding the Units on behalf of the beneficiary of the IRA and making distributions or reinvestments in Units solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. is not authorized to vote any of the Units held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the sole Director and President and owns 50% of the common stock and all of the preferred stock of Wells Advisors, Inc.


     CERTAIN LEGAL PROCEEDINGS. On December 5, 1996, litigation was instituted in the Superior Court of Fulton County, Georgia against Wells Fund Ii, Wells Fund III, Wells Capital, Inc. and Leo F. Wells, III, who are the general partners of Wells Fund II and Wells Fund III, in connection with a request by a limited partner in Wells Fund II and Wells Fund III for a list of the names, addresses and ownership interests of the limited partners of each of Wells Fund II and Wells Fund III which to date the defendants have refused to furnish to the plaintiff. The case is styled Gramercy Park Investments L.P. v. Wells Real Estate Fund II, Wells Real Estate Fund III, L.P., Wells Capital, Inc. and Leo F. Wells, III. The plaintiff alleges that it is entitled to a copy of the limited partner list under applicable provisions of Georgia partnership law and the partnership agreements of Wells Fund II and Wells Fund III and is seeking an order directing the defendants to furnish to the plaintiff a current list of the names, addresses and ownership interests of the limited partners in Wells Fund II and Wells Fund III, as well as an award of certain damages, including its costs and attorneys' fees and such other relief as the court deems just and proper. The defendants have 30 days after service of the complaint within which to respond. As of the date of this Prospectus, the defendants have not responded to the plaintiff's complaint.


                       INVESTMENT OBJECTIVES AND CRITERIA

GENERAL

     The Partnership is a limited partnership which was organized to invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been constructed and have operating histories. The Partnership's objectives are: (i) to maximize Net Cash From Operations; (ii) to preserve, protect and return the Capital Contributions of the Partners; and (iii) to realize capital appreciation upon the ultimate sale of Partnership Properties. No assurance can be given that these objectives will be attained or that the Partnership's capital will not decrease. The investment objectives of the Partnership may not be changed except upon approval of a majority-in-interest of the Limited Partners.

     Decisions relating to the purchase or sale of Partnership Properties will be made by the General Partners. See "MANAGEMENT" for a description of the background and experience of the General Partners.

ACQUISITION AND INVESTMENT POLICIES

     The Partnership will seek to invest substantially all of the net Offering proceeds available for investment on an all cash basis in the acquisition of commercial real properties, which are under development or construction, are newly constructed or which have been previously constructed and have operating histories. While not limited to such investments, the General Partners will generally seek to invest in commercial properties such as office buildings, shopping centers and industrial properties which are less than five years old, the space in which has been leased or preleased to one or more large corporate tenants who satisfy the General Partners' standards of creditworthiness. It is anticipated that a majority of the tenants of the Partnership Properties will be top U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000. The Partnership may, however, invest in office buildings, shopping centers or industrial properties which are not preleased to such tenants or in other types of commercial or industrial properties such as hotels, motels or business or industrial parks. Notwithstanding the foregoing, the Partnership will not be actively engaged in the business of operating hotels, motels or similar properties.

     While the Partnership will seek to invest in properties that will satisfy the primary objective of providing distributions of current cash flow to investors, due to the fact that a significant factor in the valuation of income-producing real properties is their potential for future income, the General Partners anticipate that the majority of properties acquired by the Partnership will satisfy both attributes of providing potential for capital appreciation and providing distributions of current cash flow to investors. To the extent feasible, the General Partners will strive to invest in a diversified portfolio of properties that will satisfy the Partnership's investment objectives of maximizing Net Cash From Operations, preserving investors' capital and realizing capital appreciation upon the ultimate sale of Partnership Properties.

     It is anticipated that approximately 81% of the proceeds from the sale of Units will be used to acquire Partnership Properties and the balance will be used to pay various fees and expenses. (See "ESTIMATED USE OF PROCEEDS.")

     Unimproved or non-income producing property shall not be acquired except in amounts and on terms which can be financed by the Offering proceeds or Cash Flow. Investment in unimproved or non-income producing property may not exceed 15% of the net offering proceeds available for Investment in Properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. The Partnership will not acquire property in exchange for Units.

     Investment in property generally will take the form of fee title or of a leasehold estate having a term, including renewal periods, of at least 40 years, and may be made either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, Affiliates of the General Partners or other persons. (See "Joint Venture Investments" below.) In addition, the Partnership may purchase properties and lease them back to the sellers of such properties. While the General Partners will use their best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a "true lease" and so that the Partnership will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced. (See "FEDERAL INCOME TAX CONSEQUENCES - Characterization of Leases.")

     The Partnership is not limited as to the geographic area where it may conduct its operations, but the General Partners intend to invest in properties located in the United States.

     There are no specific limitations on the number or size of properties to be acquired by the Partnership or on the percentage of net proceeds of this Offering which may be invested in a single property. The number and mix of properties acquired will depend upon real estate and market conditions and other circumstances existing at the time the Partnership is acquiring its properties and the amount of the net proceeds of this Offering.

     In making investment decisions for the Partnership, the General Partners will consider relevant real property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. In this regard, the General Partners will have substantial discretion with respect to the selection of specific Partnership investments.

     The Partnership will obtain independent appraisals for each property in which it invests, and the purchase price of each such property will not exceed its appraised value. However, the General Partners will rely on their own independent analysis and not on such appraisals in determining whether to invest in a particular property. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by Limited Partners at the office of the Partnership and will be retained for at least five years.

     The Partnership's obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate, plans and specifications, environmental reports, surveys, evidence of marketable title (subject only to such liens and encumbrances as are acceptable to the General Partners), audited financial statements covering recent operations of any properties having operating histories (unless such statements are not required to be filed with the Securities and Exchange Commission and delivered to investors), title and liability insurance policies and opinions of counsel in certain circumstances. The Partnership will not close the purchase of any property unless and until it obtains an environmental assessment (a minimum of a Phase I review) for each property purchased and the General Partners are generally satisfied with the environmental status of the property.

     The Partnership may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to the Partnership a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

     In determining whether to purchase a particular property, the Partnership may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

     In purchasing, leasing and developing real properties, the Partnership will be subject to risks generally incident to the ownership of real estate, including changes in general economic or local conditions, changes in supply of or demand for similar or competing properties in an area, changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive, and changes in tax, real estate, environmental and zoning laws. Periods of high interest rates and tight money supply may make the sale of properties more difficult. The Partnership may experience difficulty in keeping the properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area. Development of real properties is subject to risks relating to the builders' ability to control construction costs or to build in conformity with plans, specifications and timetables. (See "RISK FACTORS - Real Estate Risks.")

DEVELOPMENT AND CONSTRUCTION OF PROPERTIES

     The Partnership may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed although the Partnership may not invest in excess of 15% of the net offering proceeds available for Investment in Properties in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond, or, in appropriate circumstances, the General Partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an Affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond.

     The Partnership may make periodic progress payments or other cash advances to developers and builders of its properties prior to completion of construction only upon receipt of an architect's certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. The Partnership intends to use such additional controls on its disbursements to builders and developers as it deems necessary or prudent.

     The Partnership may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which it may acquire. Such persons would be compensated directly by the Partnership and, other than through such employment, will not be affiliated with the General Partners.

TERMS OF LEASES AND LESSEE CREDITWORTHINESS

     The terms and conditions of any lease entered into by the Partnership with regard to a tenant may vary substantially from those described herein. However, a majority of leases are expected to be what is generally referred to as "triple net" leases, which means that the lessee will be required to pay or reimburse the Partnership for all real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs as well as lease payments.

     The General Partners have developed specific standards for determining the creditworthiness of potential lessees of Partnership Properties. While authorized to enter into leases with any type of lessee, the General Partners anticipate that a majority of the tenants of the Partnership Properties will be top U.S. corporations or other entities each of which has a net worth in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity with a net worth in excess of $100,000,000.

BORROWING POLICIES

     The Partnership will acquire properties on an all cash basis, and the General Partners do not intend to cause the Partnership to borrow any funds. However, in order to give the General Partners flexibility in the management of the Partnership, the Partnership Agreement authorizes the Partnership to borrow funds (a) for Partnership operating purposes in the event of unexpected circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership become insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, and (b) in order to finance improvement of and improvements to properties, when the General Partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the Partnership's investment in a particular property, or to make a particular property more attractive for sale or lease. The Partnership cannot borrow funds for any other purposes. The aggregate amount of Partnership borrowings at any given time may not exceed 25% of the total purchase price of Partnership Properties. The General Partners have represented that they will not cause the Partnership to incur indebtedness unless the Partnership first obtains an opinion of counsel that the indebtedness to be obtained more likely than not will not cause the income of the Partnership to be characterized as UBTI. Investors should be aware, however, that an opinion of counsel is based upon various representations and assumptions, and has no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion of counsel, if contested, would be sustained by a court, or that any such indebtedness to be obtained by the Partnership in the future would not cause the income allocated to Limited Partners that are tax-exempt entities to be taxed as UBTI. (See "FEDERAL INCOME TAX CONSEQUENCES - Investment by Qualified Plans and Other Tax-Exempt Entitles.")

     If the Partnership does incur indebtedness the repayment of which is secured by Partnership Properties, it intends to incur only non-recourse indebtedness in connection with such borrowings, meaning that neither the Partnership nor any Partner will be personally liable therefor. The lender's rights on default generally would be limited to foreclosure on the property which secured the obligation. There is no limitation on the maximum amount of mortgage indebtedness which may be incurred with respect to any single property; however, the Partnership anticipates that mortgage indebtedness with respect to any single property would not exceed 10% of the property's fair market value and that aggregate borrowings relating to all properties would not exceed 10% of their combined fair market value. The Partnership will not incur debt to fund distributions to Limited Partners. If the Partnership incurs mortgage indebtedness, it would endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment.

     The Partnership may borrow funds from the General Partners or their Affiliates in such situations only if the following qualifications are met: (a) any such borrowing cannot constitute a "financing" as that term is defined under the NASAA Guidelines, i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;
(b) interest and other financing charges or fees must not exceed the amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership's principal place of business; and (c) no prepayment charge or penalty shall be required.

     Except in connection with a potential borrowing as described above, the Partnership will not issue senior securities.

JOINT VENTURE INVESTMENTS

     The Partnership is likely to enter into one or more joint ventures with Affiliated entities for the acquisition, development or improvement of properties, under the conditions described below. The Partnership may invest some or all of the proceeds of the Offering in such joint ventures. In this connection, the Partnerships may enter into joint ventures with each other, and either or both of the Partnerships may enter into joint ventures with future programs sponsored by the General Partners or their Affiliates or Prior Wells Public Programs. The General Partners also have the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with the Partnership's investment policies. (See "RISK FACTORS" and "CONFLICTS OF INTEREST.") In determining whether to invest in a particular joint venture, the General Partners will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described herein for the selection of real property investments of the Partnership. (See "Acquisition and Investment Policies," Development and Construction of Properties," Terms of Leases and Lessee Creditworthiness," and "Borrowing Practices.")

     At such time as the General Partners believe that a reasonable probability exists that the Partnership will enter into a joint venture with a Prior Wells Public Program for the acquisition or development of a specific property, this Prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon the General Partners' experience, in connection with the development of a property which is currently owned by a Prior Wells Public Program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on such property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any such proposed transaction cannot be relied upon as an assurance that the Partnership will ultimately consummate such proposed transaction nor that the information provided in any such Supplement to this Prospectus concerning any such proposed transaction will not change after the date of the Supplement. The only undeveloped property which is currently owned by any of the Prior Wells Public Programs in which the General Partners believe that there is a realistic possibility that the Partnership may invest are the undeveloped portions of the tract of land located in Clemmons, North Carolina, upon a portion of which a shopping center is being developed by a joint venture among Wells Fund VI, Wells Fund VII and Wells Fund VIII. (See "PRIOR PERFORMANCE SUMMARY.")

     The Partnership may enter into a partnership, joint venture or co-tenancy with unrelated parties if (i) the management of such partnership, joint venture or co-tenancy is under the control of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the joint ownership, partnership or co-tenancy agreement does not authorize or require the Partnership to do anything as a partner, joint venturer or co-tenant with respect to the property which the Partnership or the General Partners could not do directly because of the Partnership Agreement; and (iv) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under the Partnership Agreement. In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party's interest, the Partnership may not have sufficient capital to finance any such buy-out. (See "RISK FACTORS.")

     The Partnership intends to enter into joint ventures with other publicly registered Affiliated entities for the acquisition of properties, but may only do so provided that (i) each such co-venturer has substantially identical investment objectives as those of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) compensation payable to the Partnership by such Affiliate is substantially identical to that payable to the General Partners by the Partnership; (iv) the Partnership will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions, and each such entity's ownership interest in such joint venture or partnership shall be based upon the respective proportion of funds invested in such joint venture or partnership by the Partnership and such Affiliate. In the event that the co-venturer were to elect to sell property held in any such joint venture, however, the Partnership may not have sufficient funds to exercise its right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an Affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into such joint ventures with Affiliated entities will result in certain conflicts of interest. (See "RISK FACTORS" and "CONFLICTS OF INTEREST - Joint Ventures with Affiliates of the General Partners.")

DISPOSITION POLICIES

     The Partnership anticipates that prior to its termination and dissolution, all of the Partnership's properties will be sold. The Partnership intends to hold the various real properties in which it invests until such time as sale or other disposition appears to be advantageous to achieve the Partnership's investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, the Partnership will consider factors such as potential capital appreciation, Cash Flow and federal income tax considerations, including possible adverse federal income tax consequences to the Limited Partners. The General Partners anticipate that the Partnership will sell existing income-producing properties within ten to 12 years after acquisition and will sell property acquired for development within ten to 12 years from the date of completion of such development. However, the General Partners may exercise their discretion as to whether and when to sell a property, and the Partnership will have no obligation to sell properties at any particular time, except in the event that Limited Partners holding a majority of the Units vote to liquidate the Partnership in response to a formal proxy to liquidate. (See "SUMMARY OF PARTNERSHIP AGREEMENT - Proxy to Liquidate.")

     Cash Flow will not be reinvested in newly acquired Partnership Properties, however, in the discretion of the General Partners, may be held as working capital reserves, or used to make capital improvements to existing Partnership Properties. In addition, Sale Proceeds generally will not be reinvested but will be distributed to the Partners. Thus, the Partnership is intended to be self-liquidating in nature. However, Sale Proceeds need not be so distributed if such proceeds are, in the discretion of the General Partners, (i) used to purchase land underlying any of the Partnership's Properties, (ii) used to buy out the interest of any co-venturer or joint venture partner in a property which is jointly owned, (iii) held as working capital reserves, or (iv) used to make capital improvements to existing Partnership Properties. Notwithstanding the above, reinvestment of Sale Proceeds will not occur unless sufficient cash will be distributed to pay any federal or state income tax (assuming Limited Partners will be subject to a 35% combined federal and state tax bracket) created by the sale of the property.

     Although not required to do so, the Partnership will generally seek to sell its properties for all cash. The Partnership may, however, accept terms of payment from a buyer which include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties sold by the Partnership may be sold on the installment basis under which only a portion of the sales price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, the full distribution by the Partnership of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

OTHER POLICIES

     The Partnership will not invest as a limited partner in other limited partnerships.

     Except in connection with sales of properties by the Partnership where purchase money obligations may be taken by the Partnership as partial payment, the Partnership will not make loans to any person, nor will the Partnership underwrite securities of other issuers, offer securities (except potentially for purchase money obligations to sellers) in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, the Partnership may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

     In an attempt to comply with the "real estate operating company" exemption under the Plan Asset Regulations (see "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS"), the General Partners intend to invest more than 50% of the Partnership's assets in real estate which is managed or developed and with respect to which the Partnership will have the right to participate substantially in the management or development activities. Specifically, the General Partners intend to structure the management and development activities of the Partnership such that at all times more than 50% of the Partnership's assets are invested in multi-tenant properties with individually negotiated leases whereby maintenance of the common areas and general maintenance activities with respect to such properties will be the Partnership's responsibility and not passed through to the lessees of such properties.

     In addition, in an attempt to qualify for the 90% qualified income exception to the treatment of the Partnership as a publicly traded partnership taxable as a corporation under Section 7704 of the Code, the General Partners intend to operate the Partnership such that at all times more than 90% of the gross income of the Partnership will be derived from interest, real property rents (excluding rents which are contingent on the profits of the lessees and rents from rental of personal property) and gains from the sale of real property. (See "FEDERAL INCOME TAX CONSEQUENCES - Publicly Traded Partnerships.")

     The Partnership will not: (i) issue any Units after the termination of the Offering or issue Units in exchange for property; (ii) make investments in real estate mortgages (except in connection with the sale or other disposition of a property); (iii) make loans to the General Partners or their Affiliates; (iv) invest in or underwrite the securities of other issuers, including any publicly offered or traded limited partnership interests, except for permitted temporary investments pending utilization of Partnership funds as described below in "CUSTODIAL AGENCY AGREEMENT," provided that following one year after the commencement of operations of the Partnership no more than 45% of the value of the Partnership's total assets (exclusive of Government securities and cash items) will consist of, and no more than 45% of the Partnership's net income after taxes (for the last four fiscal quarters combined) will be derived from, securities other than (i) Government securities, or (ii) securities in a corporation where real estate is the principal asset and the acquisition of such real estate can best be effected by the acquisition of the stock of such corporation, provided that any such corporation is either (A) a corporation which is a majority owned subsidiary of the Partnership and which is not an investment company, or (B) a corporation which is controlled primarily by the Partnership, through which corporation the Partnership engages in the business of acquisition and operation of real estate and which is not an investment company.


                          CUSTODIAL AGENCY AGREEMENT

     The Partnership entered into a Custodial Agency Agreement (the "Custodial Agency Agreement") with The Bank of New York (the "Agent"), whereby all proceeds of this Offering obtained from Limited Partners, all Partnership Properties to be acquired by the Partnership, and the net proceeds from any sale of a Partnership Property will be placed in the custody of the Agent, which will hold such funds and properties as agent for the Partnership. The purpose for entering into the Custodial Agency Agreement is to ensure that Partnership funds and Partnership Properties are protected against fraud and theft. The Agent is not in any way affiliated with the General Partners or their Affiliates.

     The Agent will initially act as the Escrow Agent until the closing of the Minimum Offering. Thereafter, under the terms of the Custodial Agency Agreement, cash obtained from investors representing proceeds of this Offering will continue to be delivered to the Agent and will be deposited into a custodial account. Twenty percent of such Offering proceeds (representing selling commissions, organizational and offering expenses, acquisition advisory fees and initial working capital reserves) will immediately be redeposited into a separate account in the name of the Partnership. The remaining 80% of such proceeds will be invested in certificates of deposit, short-term debt obligations and interest-bearing accounts. All interest and other income earned on the proceeds held by the Agent in the custodial account, less the applicable fees described below, will accrue to the benefit of the Partnership and be deposited into the Partnership's account on a monthly basis.

     When a property to be acquired by the Partnership is identified, upon written instructions from the Partnership and receipt of an appraisal from an independent appraiser, the Agent is authorized and directed under the Custodial Agency Agreement to disburse funds held in the custodial account for the acquisition of such property. The purchase price for any property shall not exceed its appraised value. Title to properties acquired on behalf of the Partnership or, in certain instances, title to joint venture or partnership interests in which the Partnership may invest, will be held in the name of the Agent, as agent for the Partnership. Title to properties may be held in any legally recognized form, including in fee simple, undivided interest, as a co-tenant or as a lessee. There is no requirement that any joint venture partner, co-tenant or other co-owner of properties purchased jointly with the Partnership also be subject to a custodial agency agreement.

     All properties acquired will be managed by Wells Management Company, Inc. or by such other management companies that may be designated by the Partnership. All rents, revenues and other income relating to Partnership Properties shall be payable to the Partnership, and the Partnership will be responsible for paying all operating expenses, maintenance, repairs, taxes, insurance and liabilities relating to such properties and for making distributions of Net Cash From Operations, if any.

     When the Partnership decides to sell any of its properties, upon written instruction from the Partnership and the receipt of an appraisal from an independent appraiser evidencing that the sales price of the property to be sold is not less than 90% of the appraised value of such property, the Agent will be authorized to execute such real estate transfer documents as may be necessary to effect any such sale of a Partnership property. After the closing, the Partnership's allocable share of Sale Proceeds shall be paid to the Agent and deposited into the custodial account. All such Sale Proceeds will be disbursed to the Limited Partners and the General Partners of the Partnership directly by the Agent upon receipt of and pursuant to a list obtained from the General Partners setting forth the names, amounts to be disbursed and addresses of the Limited Partners of the Partnership.

     The Custodial Agency Agreement provides that the Agent shall in all instances hold itself out as agent of the Partnership and not as principal in all dealings with third parties. The Custodial Agency Agreement prohibits the Agent from applying funds or properties held on behalf of the Partnership in any manner except for the exclusive benefit of the Partnership. While the Agent will have certain fiduciary duties to the Partnership pursuant to the Custodial Agency Agreement, the General Partners will not be contracting away their fiduciary duties under common law, and the existence of the Custodial Agency Agreement between the Agent and the Partnership will not in any way reduce or eliminate the fiduciary duties the General Partners have to the Partnership and the Limited Partners. Under the Custodial Agency Agreement, the Partnership agrees to indemnify and hold the agent harmless from any liabilities, losses, claims, damages and expenses which the Agent might sustain as a result of acting as agent for the Partnership, provided that any such liability is not the result of gross negligence or willful misconduct by the Agent.

     The Custodial Agency Agreement provides that the Agent shall be paid during the term of the Custodial Agency Agreement an annual administrative fee equal to five basis points ($500 per $1,000,000 held) and an automated cash management fee of .25% per annum, each of which fees are calculated based on the market value of assets held as agent for the Partnership.


                           REAL PROPERTY INVESTMENTS

     As of the date of this Prospectus, the Partnership has not acquired nor contracted to acquire any specific real properties. The General Partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for the Partnership and prior programs. At such time during the negotiations for a specific property as the General Partners believe that a reasonable probability exists that the Partnership will acquire such property, this Prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon the General Partners' experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this Prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this Prospectus, if appropriate. IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE PARTNERSHIP WILL ULTIMATELY CONSUMMATE SUCH PROPOSED ACQUISITION NOR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND ACTUAL PURCHASE.

     It is intended that the proceeds of this Offering will be invested in properties in accordance with the Partnership's investment policies. In the event that all of the Units offered hereby are sold, it is anticipated that the Partnership will invest in four to six properties. Funds available for investment in Partnership Properties which are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the Registration Statement or one year after the termination of the Offering and not reserved for working capital purposes will be returned to the Limited Partners. (See "DISTRIBUTIONS AND ALLOCATIONS" as to when funds shall be deemed committed for this purpose.)

     Adequate insurance coverage will be obtained for all properties in which the Partnership will invest.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     As of the date of this Prospectus, the Partnership had not yet commenced active operations. The Partnership will not commence active operations until it has received and accepted subscriptions for a minimum of 125,000 Units ($1,250,000).

     Following achievement of such funding level, subscription proceeds may be released to the Partnership from escrow and applied to the payment or reimbursement of selling commissions and other Organization and Offering Expenses, leaving estimated net proceeds available for investment and operations of approximately $1,062,500. (See "ESTIMATED USE OF PROCEEDS.") Thereafter, the Partnership will experience a relative increase in liquidity as additional subscriptions for Units are received, and a relative decrease in liquidity as net Offering proceeds are expended in connection with the acquisition, development and operation of Partnership Properties.

     As of the initial date of this Prospectus, the Partnership has not entered into any arrangements creating a reasonable probability that any specific property will be acquired by the Partnership. The number of Partnership Properties to be acquired by the Partnership will depend upon the number of Units sold and the resulting amount of the net proceeds available for investment in properties available to the Partnership. (See "RISK FACTORS.")

     The General Partners are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the operation of Partnership Properties.

     Until required for the acquisition, development or operation of properties, net Offering proceeds will be kept in short-term, liquid investments. Because the Partnership will purchase properties on an all cash basis and the vast majority of leases for the properties acquired by the Partnership will provide for tenant reimbursement of operating expenses, it is not anticipated that a permanent reserve for maintenance and repairs of Partnership properties will be established. However, to the extent that the Partnership has insufficient funds for such purposes, the General Partners will advance to the Partnership an aggregate amount of up to 1% of Gross Offering Proceeds for maintenance and repairs of Partnership Properties. The General Partners also may, but are not required to, establish reserves from Gross Offering Proceeds, out of Cash Flow generated by operating properties or out of Nonliquidating Net Sale Proceeds.


                     INVESTMENT BY TAX-EXEMPT ENTITIES AND
                              ERISA CONSIDERATIONS

     While the General Partners have attempted to structure the Partnership in such a manner that it will be an attractive investment vehicle for Qualified Plans, IRAs and other tax-exempt entities, in considering an investment in the Partnership of a portion of the assets of a Retirement Plan, the plan's fiduciary should consider all applicable provisions of the Code and ERISA. In this regard, IRAs which are not sponsored or endorsed by an employer or by an employee organization and Keogh Plans under which only partners or a sole proprietor are participants generally are not subject to the provisions of ERISA; however, fiduciaries of such accounts should review carefully the exceptions set forth below. In general, Qualified Plan fiduciaries should consider: (i) whether the investment is in accordance with the documents and instruments governing such Qualified Plan; (ii) whether the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA; (iii) whether the investment will result in UBTI to the Qualified Plan (or to an investing IRA, Keogh Plan or other tax-exempt entity) (see "FEDERAL INCOME TAX CONSEQUENCES - INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES"); (iv) whether there is sufficient liquidity for the Qualified Plan after taking this investment into account; (v) the need to value the assets of the Qualified Plan annually; and (vi) whether the investment would constitute or give rise to a prohibited transaction under either Section 406 of ERISA or Section 4975 of the Code.

     ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the plan. Persons who are fiduciaries of employee benefit plans subject to ERISA have certain duties imposed on them by ERISA and, as noted above, certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries) are prohibited. Similar prohibitions apply to Retirement Plans under the Code, and IRAs and Keogh Plans covering only self-employed individuals which are not subject to ERISA are, nevertheless, subject to the prohibited transaction rules under the Code. For purposes of both ERISA and the Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a Retirement Plan is considered to be a fiduciary of such Retirement Plan (subject to certain exceptions not here relevant).

     Potential investors who intend to purchase Units in their IRAs and any trustee of an IRA or other fiduciary of a Retirement Plan considering an investment in Units should take into consideration the limited liquidity of an investment in the Units as it relates to applicable minimum distribution requirements under the Code for the IRA or other Retirement Plan. If the Units are still held in the IRA or Retirement Plan and the Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to the IRA beneficiary or Qualified Plan participant, applicable provisions of the Code and Regulations will likely require that a distribution in kind of the Units be made to the IRA beneficiary or Qualified Plan participant. Any such distribution in kind of Units must be included in the taxable income of the IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the then current fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. (See "RISK FACTORS.")

PLAN ASSETS - GENERALLY

     ERISA provides a comprehensive statutory scheme regarding the investment in and management of a plan's assets. While the General Partners have used their best efforts to structure the Partnership so that the assets of the Partnership will not be deemed to be assets of the Retirement Plans investing as Limited Partners ("Plan Assets"), in the event that the assets of the Partnership were deemed to be Plan Assets, the General Partners would be considered to be plan fiduciaries under ERISA (and the Code), and certain contemplated transactions between the Partnership and the General Partners may be deemed to be "prohibited transactions." Additionally, if the assets of the Partnership are deemed to be Plan Assets, the standards of prudence and other provisions of Title I of ERISA applicable to investments by Retirement Plans would extend (as to all plan fiduciaries) to the General Partners with respect to investments made by the Partnership.

PLAN ASSETS - CURRENT LAW

     The definition of Plan Assets was addressed initially by the Department of Labor in 1975 by the adoption of Interpretive Bulletin 75-2, which provided that the assets of a corporation or partnership in which an employee benefit plan invested would not generally be treated as assets of such plan. The Department stated that:

       Generally, investment by a plan in securities (within the meaning of section 3(20) of the Employee Retirement Income Security Act of 1974) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity "plan assets" and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under
     Section 406 of the Act.

     On November 13, 1986, the Department of Labor issued final regulations (the "Plan Asset Regulations") relating to the definition of Plan Assets, which became effective generally for the characterization of assets in investments made after March 13, 1987. The Plan Asset Regulations adopt the general statement regarding Plan Assets set forth in Interpretive Bulletin 75-2; however, the Plan Asset Regulations further provide that assets of investment entities in which Retirement Plans make equity investments will be treated as assets of such plans unless such investments are in publicly offered securities, are in securities offered by an investment company registered under the Investment Company Act of 1940, or come within one of the specific exemptions set forth below. As the Partnership is not a registered investment company, the exemptions contained in the Plan Asset Regulations which may apply to the Partnership include: (i) investments in "publicly offered securities" (generally interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission); (ii) investments in interests in "real estate operating companies;" and (iii) investments in which equity participation by "benefit plan investors" is not significant. The Plan Asset Regulations provide that equity participation in an entity would be "significant" if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term "benefit plan investors" is broadly defined to include any employee pension or welfare benefit plan, whether or not subject to ERISA, any plan described in Section 4975(e)(1) of the Code and any entity whose underlying assets include Plan Assets by reason of plan investment in the entity. The General Partners do not anticipate that the Partnership will qualify for the exemption described in (iii) above.

EXEMPTIONS UNDER PLAN ASSET REGULATIONS

     As noted above, if a Retirement Plan acquires "publicly offered securities," the assets of the issuer of the securities are not deemed to be Plan Assets. Under the Plan Asset Regulations, the definition of publicly offered securities requires that such securities must be "widely-held," "freely transferable" and must satisfy certain registration requirements under federal securities laws. Although the Partnership should satisfy the registration requirements under this definition, the determinations of whether a security is
"widely-held" and "freely transferable" are inherently factual matters.   The
Plan Asset Regulations provide that a class of securities will be "widely-held" if it is held by 100 or more persons. Accordingly, to preserve the ability of the Partnership to qualify for this exemption, the General Partners may suspend the offering of Units to Retirement Plans, if upon the closing of the Minimum Offering less than 100 persons have acquired each class of Units and, in such case, would continue the offering to Retirement Plans only after at least 100 persons have acquired each class of Units.

     With respect to the "freely transferable" requirement, the Plan Asset Regulations provide several examples of restrictions on transferability with respect to offerings in which the minimum investment is $10,000 or less which, absent unusual circumstances, will not, either alone or in any combination, cause the rights of ownership to be considered not "freely transferable." The allowed restrictions are based upon restrictions commonly found in public real estate limited partnerships which are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The Partnership Agreement is intended to satisfy the freely transferable requirement with respect to the Units. It should be noted in this regard, however, that because certain adverse tax consequences can result if the Partnership were to be characterized as a "publicly traded partnership" under Section 7704 of the Code (see "FEDERAL INCOME TAX CONSEQUENCES - Publicly Traded Partnerships"), certain additional restrictions on the transferability of Units have been incorporated into the Partnership Agreement which are intended to prevent such reclassification of the Partnership as a publicly traded partnership (the "Section 7704 Restrictions"). In this regard, the Plan Asset Regulations provide specifically that any "restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes" will ordinarily not alone or in combination with other restrictions affect a finding that securities are "freely transferable." The Plan Asset Regulations were promulgated prior to the enactment of Section 7704 of the Code, however, and accordingly, the incorporation of the Section 7704 Restrictions into the Partnership Agreement may have the effect of making the "publicly offered securities" exemption unavailable to the Partnership.

     On the other hand, if the Department of Labor interprets the Section 7704 Restrictions in the Partnership Agreement consistently with the specific exemption language in the Plan Asset Regulations set forth above, the Partnership should qualify for the publicly offered securities exemption contained in the Plan Asset Regulations. However, because of the factual nature of the determination and lack of guidance as to the meaning of the term "freely transferable," particularly in light of the Section 7704 Restrictions, there can be no assurance that the Partnership will, in fact, qualify for this exemption.

     Even if the Partnership were not to qualify for the "publicly offered securities" exemption, the Plan Asset Regulations also provide an exemption from the Plan Assets definition with respect to securities issued by a "real estate operating company." An entity is a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulations, at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors) valued at cost, are invested in real estate which is managed or developed and with respect to which the Partnership has the right to participate substantially in the management or development activities. The Partnership intends to devote more than 50% of its assets to management and development of real estate; however, an example contained in the Plan Asset Regulations indicates that, although some management and development activities may be performed by independent contractors rather than by the entity itself, if over one-half of the entity's properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessees thereof, then the entity is not eligible for the real estate operating company exemption.

     In an attempt to comply with the real estate operating company exemption under the Plan Asset Regulations, the General Partners intend to structure the management and development activities of the Partnership such that at all times more than 50% of the Partnership's assets are invested in multi-tenant properties with individually negotiated leases whereby maintenance of the common areas and general maintenance activities with respect to such properties will be the Partnership's responsibility and not passed through to the lessees of such properties. (See "INVESTMENT OBJECTIVES AND CRITERIA.") Due to the uncertainty of the application of the standards set forth in the examples in the Plan Asset Regulations, however, there can be no assurance as to the Partnership's ability to qualify for the real estate operating company exemption.

PLAN ASSET CONSEQUENCES - PROHIBITED TRANSACTION EXCISE TAX

     If the Partnership were deemed to hold Plan Assets, additional issues relating to the "Plan Assets" and "prohibited transaction" concepts of ERISA and the Code arise by virtue of the General Partners' ownership of interests in the Partnership and the possible relationship between the General Partners or the Partnership and any Retirement Plan which may purchase Units. Section 406 of ERISA and Section 4975 of the Code prohibit Retirement Plans from engaging in certain transactions with specified parties involving Plan Assets. These parties are referred to as "parties in interest," as defined in Section 3(14) of ERISA, and as "disqualified persons," as defined in Section 4975(e)(2) of the Code. These definitions include "persons providing services to the plan" and certain of their affiliates. Thus, if the General Partners' interest in the Partnership were deemed to exceed certain threshold levels set forth in the Code and ERISA, the Partnership, itself, could be deemed to be a disqualified person and an investment in Units could be a prohibited transaction; however, the General Partners do not believe such thresholds have been exceeded with respect to their interest in the Partnership or that the Partnership should otherwise be deemed to be a party in interest or a disqualified person. Further, any transaction between the Partnership and a party in interest or disqualified person with respect to an investing Retirement Plan could be a prohibited transaction if the Partnership were deemed to hold Plan Assets.

     In addition, if the Partnership is deemed to hold Plan Assets, each General Partner could be characterized as a "fiduciary" with respect to such assets, and would thus be a "party in interest" under ERISA and a "disqualified person" under the Code with respect to investing Retirement Plans. If such relationship were to exist, various transactions between the General Partners or their Affiliates and the Partnership could constitute prohibited transactions because a fiduciary may not deal with Plan Assets in its own interest or represent a person whose interests are adverse to those of the plan in a transaction involving Plan Assets. In addition, it could be argued that, because the General Partners share in certain Partnership distributions and tax allocations in a manner disproportionate to their Capital Contributions to the Partnership, the General Partners are being compensated directly out of Plan Assets rather than the Partnership assets in exchange for the provision of services, i.e., establishment of the Partnership and making it available as an investment to Retirement Plans. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be deemed to have occurred between investing Retirement Plans and the General Partners.

     If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, the General Partners and any party in interest that has engaged in any such prohibited transaction would be required to eliminate the prohibited transaction by reversing the transaction and make good to the Retirement Plan any loss resulting from the prohibited transaction. In addition, each party in interest would be liable to pay an excise tax equal to 5% of the amount involved in the transaction for each year in which the transaction remains uncorrected. Moreover, if the fiduciary or party in interest does not correct the transaction within a specified period, the party in interest could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. Plan fiduciaries who make the decision to invest in Units could, under certain circumstances, be liable as co-fiduciaries for actions taken by the Partnership or the General Partners.

     Special rules apply to an investing IRA. If the Partnership were deemed to be a party in interest or disqualified person, as described above, the tax-exempt status of the IRA could be lost by reason of such investment because a transaction between the Partnership and the account would be deemed under
Section 4975 of the Code to constitute a prohibited transaction.

     It should be noted that even if the assets of the Partnership are deemed, as the General Partners anticipate, not to be Plan Assets under the Plan Asset Regulations, Interpretive Bulletin 75-2 indicates that in certain circumstances an investment in the Partnership by a Retirement Plan may still be a prohibited transaction. For example, if a Retirement Plan may, by reason of its investment, compel the Partnership to invest in a property or engage in transactions which such Retirement Plan could not enter into directly under the prohibited transaction rules, then the provisions of Interpretive Bulletin 75-2 and the Plan Asset Regulations would not preclude recharacterization of such investment as a prohibited transaction. The General Partners have represented in this regard that no such arrangements will be entered into with investing Retirement Plans, and therefore it is unlikely that these provisions of Interpretive Bulletin 75-2 would be invoked by the Department of Labor.

ANNUAL VALUATION

     Fiduciaries of Retirement Plans are required to determine annually the fair market value of the assets of such Retirement Plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of Retirement Plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the Partnership, Limited Partners will be furnished with an annual statement of estimated Unit value. This annual statement will report the estimated value of each Unit based upon the estimated amount a Unit holder would receive if all Partnership assets were sold as of the close of the Partnership's fiscal year for their estimated values and if such proceeds (without reduction for selling expenses), together with the other funds of the Partnership, were distributed in liquidation of the Partnership. Such estimated values will be based upon annual appraisals of Partnership Properties performed by the General Partners, and no independent appraisals will be obtained. However, the General Partners are required to obtain the opinion of an independent third party stating that their estimates of value are reasonable and were prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the termination of the Offering, the value of a Unit will be deemed to be $10.00, and no valuations will be performed. The estimated value per Unit will be reported to Limited Partners in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period immediately following completion of the valuation process. There can be no assurance that: (i) the estimated value per Unit will actually be realized by the Partnership or by the Limited Partners upon liquidation (in part because estimates do not necessarily indicate the price at which properties could be sold and because no attempt will be made to estimate the expenses of selling any property); or (ii) Limited Partners could realize estimated net asset value if they were to attempt to sell their Units, because no public market may exist for such Units.


                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is intended to summarize all of the federal income tax considerations material to an investment in the Partnership. This summary is based upon the Code, Treasury Regulations (including Temporary and Proposed Regulations) promulgated thereunder ("Regulations"), current positions of the Internal Revenue Service (the "IRS") contained in revenue rulings and revenue procedures, other current administrative positions of the IRS and existing judicial decisions in effect as of the date of this Prospectus. Investors should note that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each Limited Partner in the Partnership. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a Limited Partner's particular circumstances. No representations are made as to state and local tax consequences. Further, the Partnership does not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested.

     Investors should also note that a great deal of uncertainty exists with respect to certain recently enacted and amended provisions of the Code. There can be no assurance that the present federal income tax laws applicable to Limited Partners and the operation of the Partnership will not be further changed prospectively or retroactively by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect a Limited Partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws as discussed herein.

     FOR THE FOREGOING REASONS, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES ARISING FROM THE PURCHASE OF UNITS. NOTHING IN THIS PROSPECTUS (OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE GENERAL PARTNERS, THEIR AFFILIATES, EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING) IS OR SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE TO A POTENTIAL INVESTOR IN THE PARTNERSHIP. INVESTORS SHOULD BE AWARE THAT THE IRS MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE PARTNERSHIP AND THAT LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DECISIONS MAY REDUCE OR ELIMINATE ANTICIPATED TAX BENEFITS OF AN INVESTMENT IN THE PARTNERSHIP.

     IT IS NOT ANTICIPATED THAT LIMITED PARTNERS HOLDING CLASS A STATUS UNITS WILL RECEIVE ANY TAX BENEFITS WHATSOEVER. THEREFORE, ANY DISCUSSION HEREIN OF THE AVAILABILITY AND EXTENT OF INCOME TAX BENEFITS TO LIMITED PARTNERS WILL APPLY PRINCIPALLY TO LIMITED PARTNERS HOLDING CLASS B STATUS UNITS.

     PROSPECTIVE INVESTORS WHO ARE FIDUCIARIES OF RETIREMENT PLANS SHOULD CAREFULLY READ "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS" AND "INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES" IN THIS SECTION.

     The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules (such as Subchapter S corporations) and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in the Partnership.

TAX OPINION

     The Partnership retained Holland & Knight ("Counsel") to render an opinion concerning the material federal income tax issues relating to an investment in the Partnership (the "Tax Opinion"). Potential investors should be aware that the opinions of Counsel in the Tax Opinion are based upon the accuracy of the facts described in this Prospectus and facts represented to Counsel by the General Partners, and assume that the Partnership will be operated strictly in accordance with the Partnership Agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the Tax Opinion, and any alteration of the facts may adversely affect the opinions rendered. Furthermore, the opinions of Counsel in the Tax Opinion are based upon existing law, applicable Regulations and current published administrative positions of the IRS contained in revenue rulings, revenue procedures and judicial decisions, all of which are subject to change either prospectively or retroactively. Changes in the Code and the Regulations subsequent to the date of the Tax Opinion are not addressed therein, and any such changes could have a material adverse effect upon the tax treatment of an investment in the Partnership.

     In reliance on certain representations and assumptions described herein and in the Tax Opinion, and subject to the qualifications set forth herein and in the Tax Opinion, Counsel in the Tax Opinion concludes that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in the Partnership, and that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

     (1) The Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

     (2) The Partnership will not be classified as a "publicly traded partnership" under Section 7704 of the Code since the Partnership Agreement limits transfers of Units, except for transfers of Units which satisfy applicable safe harbors from "publicly traded partnership" status adopted by the IRS;

     (3) A Limited Partner's interest in the Partnership will be treated as a passive activity;

     (4) Partnership items of income, gain, loss, deduction and credit will be allocated among the General Partners and the Limited Partners substantially in accordance with the allocation provisions of the Partnership Agreement;

     (5) The Partnership will be treated for income tax purposes as the owner of Partnership Properties, title to which is held in the name of the Agent under the terms of the Custodial Agency Agreement;

     (6) The activities contemplated by the Partnership will be considered activities entered into for profit by the Partnership; and

     (7) The Partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units based upon the General Partners' representation that the "tax shelter ratio" (which is generally determined by dividing an investor's share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor's capital contributions) with respect to an investment in the Partnership will not exceed 2 to 1 for any investor as of the close of any year in the Partnership's first five calendar years.

     Investors should note that any statement that it is "more likely than not" that a tax position would be sustained means that in Counsel's judgment at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

     It should be further noted that Counsel in the Tax Opinion is unable to form opinions as to the probable outcome of certain material tax aspects of the transactions described in this Prospectus if challenged by the IRS, litigated and judicially decided, including (i) the deductibility of and timing of deductions for certain payments made by the Partnership, including but not limited to fees paid to the General Partners and their Affiliates, (ii) the issue of whether the Partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business, and (iii) whether the Partnership will be classified as a "tax shelter" under
Section 6662(d) of the Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions. (See "RISK FACTORS.")

     In addition, potential investors should note that the IRS may also attempt to disallow or limit some of the tax benefits derived from an investment in the Partnership by applying certain provisions of the Code at the individual or partner level rather than at the partnership level. In this connection, Counsel in the Tax Opinion gives no opinion or conclusion as to the tax consequences to Limited Partners with regard to any material tax issue which impacts at the individual or partner level and is dependent upon an individual Limited Partner's tax circumstances, including but not limited to, issues relating to the alternative minimum tax, investment interest limitations or the application of Section 183 of the Code at the partner level. Accordingly, potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues which impact at the partner or individual level.

     As of the date of the Tax Opinion, no properties have been acquired by the Partnership, nor has the Partnership entered into any contracts to acquire any properties. Therefore, it is impossible at this time for Counsel to opine on the application of the federal income tax law to the specific facts which will exist when properties are acquired by the Partnership.

     Neither the Tax Opinion nor this description of the tax consequences of an investment in the Partnership is a guarantee of the tax results of an investment in the Partnership, nor does either have any binding effect or official status of any kind. No assurance can be given that the conclusions reached in the Tax Opinion would be sustained by a court if such were contested by the IRS. The Tax Opinion should not be viewed as a guarantee that the income tax effects described in this Prospectus will be achieved or that a court would hold that there is "substantial authority" for the positions taken by the Partnership with respect to any income tax issues.

PARTNERSHIP STATUS GENERALLY

     The ability to obtain the income tax attributes anticipated from an investment in Units of the Partnership depends upon the classification of the Partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. The General Partners do not intend to request a ruling from the IRS as to the classification of the Partnership as a partnership for income tax purposes.

     The current Regulations provide that an organization that qualifies as a limited partnership under state law such as the Partnership will be classified as a partnership unless it has more corporate characteristics than noncorporate characteristics. For this purpose, four major corporate characteristics are identified in applicable Regulations. Of these major corporate characteristics, the Partnership will have the corporate characteristic of centralized management; however, it should not be deemed to have the corporate characteristics of: (i) continuity of life (because the retirement, withdrawal or removal of both General Partners or the last remaining General Partner will cause a dissolution of the Partnership unless a majority in interest of the Limited Partners elect to continue the business of the Partnership); (ii) limited liability (because the General Partners have "substantial assets" in addition to their interests in the Partnership and will be exposed to general liability to creditors of the Partnership); and (iii) free transferability of interests (because the Partnership Agreement contains substantial restrictions on the transferability of the Units, which are intended to avoid termination or reclassification of the Partnership, to effect compliance with federal and state securities laws and to facilitate administration of Partnership affairs).

     Based upon the current Regulations, IRS rulings and judicial decisions under Section 7701(a) of the Code, all of which are subject to change, and based upon certain representations of the General Partners and other assumptions, Counsel in the Tax Opinion has concluded that the Partnership will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation, if such issue were challenged by the IRS, litigated and judicially decided. In rendering such opinion, Counsel has also relied upon the fact that the Partnership is duly organized as a limited partnership under the laws of the State of Georgia and upon the representation by the General Partners that the Partnership will be organized and operated strictly in accordance with the provisions of the Partnership Agreement.

     It should be noted in this regard that the IRS has issued proposed regulations regarding entity classification which would supersede the current Regulations regarding partnership tax status upon which the Tax Opinion is based. The proposed regulations define a "partnership" to include any business entity that has at least two members and that is not required to be classified as a corporation. In effect, the proposed regulations permit an "eligible entity" to elect its status for federal income tax purposes. Under the proposal, the Partnership would be an "eligible entity," provided that the Partnership were not deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below. Accordingly, if the proposed regulations regarding entity classification were to be adopted substantially in the form issued, the Partnership should be eligible to elect partnership status for federal income tax purposes. Further, under proposed transition rules, even if the Partnership were deemed not to be an "eligible entity" under any final version of such regulations, the IRS would not challenge the tax status of an existing entity, such as the Partnership, so long as such entity had a reasonable basis for its classification and had not received notice that its classification was under examination by the IRS.

     In the event that the Partnership, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the Partners of the Partnership would be treated as stockholders with the following results, among others: (i) the Partnership would become a taxable entity subject to the federal income tax imposed on corporations; (ii) items of income, gain, loss, deduction and credit would be accounted for by the Partnership on its federal income tax return and would not flow through to the Partners; and (iii) distributions of cash would generally be treated as dividends taxable to the Partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the Partnership in computing its income tax.

     The remaining summary of federal income tax consequences in this Section assumes that the Partnership will be classified as a partnership for federal income tax purposes.

PUBLICLY TRADED PARTNERSHIPS

     Classification of the Partnership as a "publicly traded partnership" could result in (a) the Partnership being taxable as a corporation (see "Partnership Status Generally" above), and (b) the treatment of net income of the Partnership as portfolio income rather than passive income (see "Passive Loss Limitations" below).

     A publicly traded partnership is generally defined under Section 7704 of the Code as any partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent thereof. In this regard, in June 1988, the IRS issued Notice 88-75 to provide certain interim safe harbor exclusions from classification as a publicly traded partnership prior to the issuance of Regulations giving final guidance on such classification. On November 29, 1995, the IRS issued final Regulations (the "Section 7704 Regulations") which are effective for taxable years of a partnership beginning after 1995.

     The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof and what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The Section 7704 Regulations further provide certain safe harbors (the "secondary market safe harbors") which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership's capital or profits. Another safe harbor from the definition of a publicly traded partnership dealing with redemption and repurchase agreements is also provided in the Section 7704 Regulations. Unlike Notice 88-75, however, the Section 7704 Regulations provide that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     The General Partners do not believe that Units in the Partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. The General Partners have further represented that they do not intend to cause the Units to be traded on an established securities market or a secondary market in the future. Further, the Partnership Agreement limits Unit transfers of all types to transfers of Units which satisfy an applicable safe harbor contained in the Section 7704 Regulations (or any other applicable safe harbor from "publicly traded partnership" status which may be adopted by the IRS). The General Partners have represented that the Partnership will be operated strictly in accordance with the Partnership Agreement and that they will void any transfers or assignments of Units if they believe that such transfers or assignments will cause the Partnership to be treated as a publicly traded partnership under the
Section 7704 Regulations or any Regulations adopted by the IRS in the future.

     Based upon representations of the General Partners, and assuming the Partnership will be operated strictly in accordance with the terms of the Partnership Agreement, Counsel in the Tax Opinion has concluded that it is more likely than not the Partnership will not be classified as a publicly traded partnership under Section 7704 of the Code, if such issue were challenged by the IRS, litigated and judicially decided. However, due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations with respect to such provisions and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that the Partnership will not, at some time in the future, be deemed to be a publicly traded partnership.

     Even if the Partnership were deemed to be a publicly traded partnership,
Section 7704(c) of the Code provides an exception to taxation of an entity as a corporation if 90% or more of the gross income of such entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property. According to the legislative history of Section 7704, qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. The General Partners intend to operate the Partnership in such a manner as to qualify for the 90% qualifying income exception. (See "INVESTMENT OBJECTIVES AND CRITERIA.") Investors should note, however, that even if the Partnership satisfies the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to Limited Partners, including the treatment of net income of the Partnership as portfolio income rather than passive income. (See "Passive Loss Limitations" below.)

GENERAL PRINCIPLES OF PARTNERSHIP TAXATION

     Under the Code, no federal income tax is paid by a partnership. Accordingly, if as anticipated the Partnership is treated as a partnership for federal income tax purposes, the Partnership will not be treated as a separate taxable entity subject to federal income tax, but instead each Partner will be required to report on his federal income tax return for each year his distributive share of the Partnership's items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that a Partner's share of the taxable income of the Partnership, and a Partner's income tax liability resulting therefrom, may exceed a Partner's cash distributions from the Partnership.

     The Partnership will furnish to each Partner and any assignee of Units on an annual basis the information necessary for preparation of his federal income tax return. Investors should note that information returns filed by the Partnership will be subject to audit by the IRS and that the Commissioner of the IRS has announced that the IRS will devote greater attention to the proper application of the tax laws to partnerships. (See "Audits" below.)

ANTI-ABUSE RULES

     As noted under "General Principles of Partnership Taxation" above, partnerships as such are not liable for income taxes imposed by the Code. In December 1994, however, the IRS adopted final Regulations setting forth "anti-abuse" rules under the Code provisions applicable to partnerships, which rules authorize the Commissioner of Internal Revenue to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Code. These rules generally apply to all transactions relating to a partnership occurring on or after May 12, 1994, and thus would be applicable to the Partnership's activities. If any of the transactions entered into by the Partnership were to be recharacterized under these rules, or the Partnership, itself, were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the Partners would occur as otherwise described herein. In this regard, the General Partners are not aware of any fact or circumstance which could cause the IRS to exercise its authority under these rules to recast any of the transactions to be entered into by the Partnership or to restructure the Partnership itself.

BASIS LIMITATIONS

     A Limited Partner may not deduct his share of Partnership losses and deductions in excess of the adjusted basis of his Partnership interest determined as of the end of the taxable year. Losses which exceed a Limited Partner's basis will not be allowed but may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such Limited Partner's adjusted basis in his Units has increased above zero. A Limited Partner's adjusted basis in his Units will include his cash investment in the Partnership along with his pro rata share of any Partnership liabilities as to which no Partner is personally liable. A Limited Partner's basis in his Units will be increased by his distributive share of the Partnership's taxable income and decreased (but not below zero) by his distributive share of the Partnership's losses and by the amount of any cash distributions which are made to him. A cash distribution to a Limited Partner will generally constitute a return of capital to the extent of the basis of his Units but, in the event that a Limited Partner has no remaining basis in his Units, will generally be taxable to him as gain from the sale of his Units. (See "Sales of Limited Partnership Units" below.)

PASSIVE LOSS LIMITATIONS

     The Code substantially restricts the ability of many taxpayers (including individuals, estates, trusts, certain closely-held corporations and certain personal service corporations) to deduct losses derived from so-called "passive activities." Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate (including the activity of a limited partnership in which the taxpayer is a limited partner) and certain rental activities (including the rental of real estate). In the opinion of Counsel, it is more likely than not that a Limited Partner's interest in the Partnership will be treated as a passive activity, if such issue were challenged by the IRS, litigated and judicially decided. Accordingly, income and loss of the Partnership, other than interest or other similar income earned on temporary investments and working capital reserves (which would constitute portfolio income), will constitute passive activity income and passive activity loss, as the case may be, to Limited Partners.

     Generally, losses from passive activities are deductible only to the extent of a taxpayer's income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or "portfolio income," which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

     Upon a taxable disposition of a taxpayer's entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against: (i) first, any remaining income or gain from that activity including gain recognized on such disposition; (ii) then, net income or gain for the taxable year from other passive activities; and
(iii) finally, any other non-passive income or gain. Temporary Regulations provide, however, that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific Partnership Property would be available to Limited Partners to offset non-passive income from other sources until the sale or other disposition of all Partnership Properties has been consummated.

     The Code provides that the passive activity loss rules will be applied separately with respect to items attributable to each publicly traded partnership. Accordingly, if the Partnership were deemed to be a publicly traded partnership, Partnership losses, if any, would be available only to offset future non-portfolio income of the Partnership. In addition, if the Partnership were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, Partnership income would generally be treated as portfolio income rather than passive income. (See "Publicly Traded Partnerships" above.)

AT RISK LIMITATIONS

     The deductibility of Partnership losses is limited further by the "at risk" limitations in the Code. Limited Partners who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct Partnership losses in excess of the amounts which such Limited Partners are determined to have "at risk" at the close of the Partnership's year. Generally, a Limited Partner's amount "at risk" will include the amount of his cash Capital Contribution to the Partnership. A Limited Partner's amount "at risk" will be reduced by his allocable share of Partnership losses and by Partnership distributions and increased by his allocable share of Partnership income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a Limited Partner's amount "at risk" is increased in those years.

ALLOCATIONS OF PROFIT AND LOSS

     Allocations of Net Income, Net Loss, depreciation, amortization and cost recovery deductions and Gain on Sale are described in this Prospectus in the Section entitled "DISTRIBUTIONS AND ALLOCATIONS." Investors should note in this regard that the Partnership Agreement defines the terms "Net Income" and "Net Loss" to mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale. (See "GLOSSARY.")

     Generally, partnership items of income, gain, loss, deduction and credit are allocated among partners as set forth in the relevant partnership agreement pursuant to Section 704(a) of the Code. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit (or items thereof) does not have substantial economic effect, such allocation will instead be made in accordance with the partner's interest in the partnership (determined by taking into account all facts and circumstances).

     The Partnership has not received an advance ruling with respect to whether its allocations of profits and losses will be recognized for federal income tax purposes, and the IRS may attempt to challenge the allocations of profits and losses made by the Partnership, which challenge, if successful, could adversely affect the Limited Partners by changing their respective shares of taxable income or loss. No assurance can be given that the IRS will not challenge one or more of the special allocation provisions contained in the Partnership Agreement.

     Regulations under Section 704(b) of the Code (the "Section 704(b) Regulations") provide complex rules for determining whether allocations will be deemed to have economic effect, whether the economic effect of allocations will be deemed to be substantial and whether allocations not having substantial economic effect will be deemed to be made in accordance with a partner's interest in the partnership.

     The relevant portions of the Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if: (i) partners' capital accounts are determined and maintained in accordance with the Regulations; (ii) upon the liquidation of the partnership, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and (iii) the partnership agreement contains a "qualified income offset" provision and the allocation in question does not cause or increase a deficit balance in a partner's capital account at the end of the partnership's taxable year. A partnership agreement contains a "qualified income offset" if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance (which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to the partnership and any income allocated to such partner), will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible.

     The Partnership Agreement (i) provides for the determination and maintenance of Capital Accounts pursuant to the Section 704(b) Regulations, (ii) provides that liquidation proceeds are to be distributed in accordance with Capital Accounts, and (iii) contains a qualified income offset provision. (See "DISTRIBUTIONS AND ALLOCATIONS.") The qualified income offset provision in the Partnership Agreement has the effect of prohibiting a Limited Partner from being allocated items of loss or deduction which would cause his Capital Account to be reduced below zero.

     It should be further noted, however, that the Partnership Agreement contains a provision specially allocating deductions for depreciation, amortization and cost recovery to Limited Partners holding Class B Status Units up to the amount which would reduce their Capital Accounts to zero. In an attempt to ensure that Limited Partners holding Class B Status Units will bear the risk of actual economic loss in the event that a Partnership Property is sold at a loss, the Partnership Agreement also provides for a special allocation of Nonliquidating Net Sale Proceeds in favor of Limited Partners holding Class A Status Units which applies only if a Partnership Property is sold for less than its original purchase price. Under this provision, Limited Partners holding Class A Status Units are allocated the first Sale Proceeds generated from any such sale in an amount equal to the excess of the original purchase price of such Partnership Property over the sale price of the Partnership Property sold but not in excess of the amount of the special allocation to Limited Partners holding Class B Status Units of deductions for depreciation, amortization and cost recovery with respect to the specific Partnership Property sold.

     A Limited Partner who acquires Units from a prior owner should note that the foregoing allocation of Gain on Sale to Limited Partners holding Class B Status Units in an amount equal to the deductions for depreciation, amortization and cost recovery which were previously allocated to them could have the effect of allocating substantial income to such Limited Partner upon a sale or other disposition of a Partnership Property caused by the special allocation of deductions for depreciation, amortization and cost recovery previously allocated to the prior owner even though such new Limited Partner would not have received any benefit from such prior allocation of deductions.

     Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, however, an allocation will not be upheld unless the economic effect of such allocation is "substantial." In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is "substantial" if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. The economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner's capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. The economic effect will also be presumed not to be substantial where: (i) the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations; (ii) the net adjustments to the partners' capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners' respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and (iii) the total tax liability of the partners for such year is less than it would have been in the absence of such allocations. With respect to the foregoing provision, the
Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property (such as depreciation or cost recovery deductions) will be presumed to be matched by corresponding changes in the property's fair market value.

     There are no assurances that the IRS will not challenge the special allocation of Partnership deductions for depreciation, amortization and cost recovery to Limited Partners holding Class B Status Units or other allocations set forth in the Partnership Agreement on the basis that such allocations are either "insubstantial," within the meaning of the Section 704(b) Regulations, or otherwise fail to comply with the Section 704(b) Regulations.

     If the allocations of profits and losses set forth in a partnership agreement are deemed not to have substantial economic effect, the allocations are then to be made in accordance with the partners' interests in the partnership as determined by taking into account all facts and circumstances. The Section 704(b) Regulations provide in this regard that a partner's interest in a partnership will be determined by taking into account all facts and circumstances relating to the economic arrangement of the partners, including:
(i) the partners' relative contributions to the partnership; (ii) the interests of the partners in economic profits and losses (if different from those in taxable income or loss); (iii) the interests of the partners in cash flow and other nonliquidating distributions; and (iv) the rights of the partners to distributions of capital upon liquidation.

     Since the Partnership Agreement: (i) provides for the determination and maintenance of Capital Accounts in accordance with the Section 704(b) Regulations; (ii) provides that liquidation proceeds will be distributed to the Partners in accordance with Capital Accounts; (iii) contains a qualified income offset provision; and (iv) shifts the economic risk of loss to the Limited Partners holding Class B Status Units, assuming the allocations of deductions for depreciation, amortization and cost recovery to such Limited Partners were matched by corresponding reductions in the fair market value of the Partnership's Property; and assuming the accuracy of the representations of the General Partners, including that the Partnership will be operated strictly in accordance with the terms of the Partnership Agreement, Counsel has concluded that it is more likely than not that Partnership items of income, gain, loss, deduction and credit will be allocated among the General Partners and the Limited Partners substantially in accordance with the allocation provisions of the Partnership Agreement.

RISK OF TAXABLE INCOME WITHOUT CASH DISTRIBUTIONS

     A partner in a partnership is required to report his allocable share of the partnership's taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from the partnership. For example, a Limited Partner electing Class A Status Units who participates in the Distribution Reinvestment Plan will be allocated his share of the Partnership's Net Income and Gain on Sale (including Net Income and Gain on Sale allocable to Units acquired pursuant to the Distribution Reinvestment Plan) even though such Partner would receive no cash distributions from the Partnership. In addition, a Limited Partner electing Class A Status who purchases Units pursuant to the Deferred Commission Option will be allocated his share of the Partnership's Net Income with respect to such Units even though Net Cash From Operations otherwise distributable to such Limited Partner will instead be paid to third parties to satisfy the deferred commission obligations with respect to such Units for a period of seven years after the termination of the Offering. (See "PLAN OF DISTRIBUTION.") The Partnership Agreement also provides for a "qualified income offset," as described hereinabove, which could result in the allocation of income or gain to a Limited Partner in the absence of cash distributions from the Partnership. There are no assurances that a Limited Partner will not be allocated items of Partnership income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from the Partnership for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

INVESTMENT BY QUALIFIED PLANS AND OTHER TAX-EXEMPT ENTITIES

     Although the General Partners have used their best efforts to structure the Partnership's activities to avoid having the Partnership's income characterized as UBTI, any person who is a fiduciary of an IRA, Keogh Plan, Qualified Plan or other tax-exempt entity (collectively referred to as "Exempt Organizations") considering an investment in the Units should be aware that some risk remains that income derived from ownership of Units may be subject to federal income tax in the event that any portion of the Partnership's income is deemed to be UBTI (generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member). A trustee of a charitable remainder trust should be aware that if any portion of the income derived from its ownership of Units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. (See "Investment by Charitable Remainder Trusts" below.) A tax-exempt Limited Partner (other than a charitable remainder trust) which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income.

     While the types of Partnership income and gain which should be realized by investing Exempt Organizations would not generally constitute UBTI, such income would constitute UBTI if the Partnership were to own "debt-financed property" which is subject to "acquisition indebtedness." The portion of income or gain from "debt-financed property" that will constitute UBTI is based on the ratio of the "average acquisition indebtedness" to the basis of the property. In computing the portion of gain from a sale which constitutes UBTI, "average acquisition indebtedness" means the highest amount of the acquisition indebtedness with respect to such property during the 12 month period ending on the date of sale while, for determining the portion of income from sources other than a sale, "average acquisition indebtedness" means the average monthly level of acquisition indebtedness during the taxable year for the year in which such income was recognized. Acquisition indebtedness includes: (i) indebtedness incurred in acquiring or improving property; (ii) indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and (iii) indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

     The Partnership will under no circumstances incur indebtedness to acquire Partnership Properties. The Partnership's authority to incur indebtedness thereafter may be exercised only in limited circumstances. Specifically, the General Partners have the authority to incur indebtedness only in the event that they deem such borrowing necessary to finance improvements of its properties, to protect the capital previously invested in a property, to protect the value of the Partnership's investment in a property or to make a property more attractive for sale or lease. (See "INVESTMENT OBJECTIVES AND CRITERIA - Borrowing Policies.") The General Partners have represented, however, that they will not cause the Partnership to incur indebtedness unless the Partnership first receives an opinion of counsel that the proposed indebtedness more likely than not will not cause income of the Partnership to be characterized as UBTI. Investors should be aware, however, that an opinion of counsel is based upon various representations and assumptions, and has no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion of counsel, if contested, would be sustained by a court, or that any such indebtedness to be incurred by the Partnership in the future would not cause the income allocated to Limited Partners that are tax-exempt entities to be taxed as UBTI. In addition, Partnership income could also constitute UBTI in the event that the Partnership were deemed to hold Partnership Properties primarily for sale to customers in the ordinary course of business. (See "Property Held Primarily for Sale" below.)

     Any person who is a fiduciary of an Exempt Organization considering an investment in Units should also consider the impact of minimum distribution requirements under the Code. The Code provides that certain minimum distributions from Retirement Plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age 70 1/2. Accordingly, if Units are still held by Retirement Plans and Partnership Properties have not yet been sold at such time as mandatory distributions are required to commence to an IRA beneficiary or a Qualified Plan participant, it is likely that a distribution in kind of the Units will be required to be made, which distribution will be includable in the taxable income of said IRA beneficiary or Qualified Plan participant for the year in which the Units are received at the fair market value of the Units without any corresponding cash distributions with which to pay the income tax liability arising out of any such distribution. In certain circumstances, a distribution in kind of the Units may be deferred beyond the date for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Code by reason of distributions from other Retirement Plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from Retirement Plans. No assurances can be given that Partnership Properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any Retirement Plan holding Units for the Retirement Plan to be able to avoid making a mandatory distribution in kind of Units. ("See "RISK FACTORS.")

INVESTMENT BY CHARITABLE REMAINDER TRUSTS

     A charitable remainder trust ("CRT") is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of income derived by a CRT is deemed to be UBTI, all of the CRT's income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxes at the trust level. As set forth above in "Investment by Qualified Plans and Other Tax-Exempt Entities," the General Partners have used their best efforts to structure the Partnership's activities to avoid having the Partnership's income characterized as UBTI. In summary, unless the Partnership incurs indebtedness for the purpose of acquiring or improving real properties, and hence is deemed to be holding property subject to "acquisition indebtedness," or is deemed to hold its properties primarily for sale to customers in the ordinary course of business, under current law the Partnership's income should not be deemed to constitute UBTI. (See "Investment by Qualified Plans and Other Tax-Exempt Entities" above.)

DEPRECIATION AND COST RECOVERY

     It is currently anticipated that the real property improvements acquired or constructed by the Partnership and any personal property acquired by the

Partnership will be depreciated for tax purposes using the Alternative Depreciation System set forth in the Code for partnerships (such as the Partnership) having both taxable and tax-exempt partners; i.e., real property improvements on a straight-line basis over a recovery period of 40 years, and personal property acquired by the Partnership over a recovery period of 12 years on a straight-line basis.

SYNDICATION AND ORGANIZATIONAL EXPENSES

     No deduction is allowed for expenses incurred in connection with organizing the Partnership or syndicating the Partnership. Syndication expenses include costs and expenses incurred in connection with promoting and marketing the Units such as sales commissions, professional fees and printing costs and are neither deductible nor amortizable. Amounts which qualify as organizational expenses, however, as well as other start-up expenditures, may, if so elected, be amortized ratably over 60 months. There are no assurances that the IRS will not attempt to recharacterize as nondeductible syndication expenses certain costs and expenses which the Partnership attempts to deduct or amortize over 60 months.

     Since the appropriate classification of fees and expenses paid by the Partnership into their proper categories and a determination of whether certain fees and expenses are ordinary and necessary and reasonable in amount depends upon facts relating to and existing at the time the services are to be rendered to the Partnership, Counsel is unable to render an opinion as to the probable outcome if the IRS were to challenge the deductibility or the timing of deduction or amortization of those fees and expenses, if such challenge to any or all of such fees and expenses were to be litigated and judicially decided. Disallowance by the IRS of any of these fees and expenses would result in an increase in the taxable income of the Partnership and its Partners with no associated increase in Net Cash From Operations.

ACTIVITIES NOT ENGAGED IN FOR PROFIT

     Section 183 of the Code provides for the disallowance of deductions attributable to activities "not engaged in for profit." The term "not engaged in for profit" is defined as any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production or collection of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future. The determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

     Based upon the investment objectives of the Partnership and the representation of the General Partners that the Partnership will be operated in a business-like manner in all material respects and strictly in accordance with the Partnership Agreement and this Prospectus, and assuming the determination as to whether the activities of the Partnership are activities entered into for profit under Section 183 is made at the partnership level, Counsel in the Tax Opinion has concluded that it is more likely than not that the activities contemplated by the Partnership will be considered activities entered into for profit by the Partnership, if such issue were challenged by the IRS, litigated and judicially decided. However, the IRS may also apply Section 183 to Limited Partners notwithstanding any determination made with respect to the Partnership in this regard, and since the test of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Code may not be applied in the future to disallow deductions allocable to Limited Partners from Partnership operations. Investors should also be aware that Counsel in the Tax Opinion gives no opinion as to the application of Section 183 of the Code at the partner level. Accordingly, prospective investors should consult with their own tax advisors regarding the impact of Section 183 on their particular situations.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE CUSTODIAL AGENCY AGREEMENT AND OTHER POTENTIAL USES OF NOMINEE CORPORATIONS

     As previously discussed, title to properties acquired on behalf of the Partnership will be held in the name of The Bank of New York (the "Agent"), as agent for the Partnership. (See "CUSTODIAL AGENCY AGREEMENT.") In addition, the Partnership may be required to utilize other nominee corporations or land trusts to hold title to property by reason of local, state or other jurisdiction's laws. The use of the Agent to hold legal title to a Partnership Property and the use of any other nominee corporation or land trust to hold legal title to properties for the benefit of the Partnership will be with the intention that for tax purposes the entity would be disregarded and the Partnership would be treated as the owner of the property.

     In the event the Partnership is not treated as the owner of a Partnership Property, the Partnership would lose the benefit of depreciation and other deductions ordinarily claimed by the equitable owner of a property.
Accordingly, a determination by the IRS that the Partnership is not the owner of a Partnership Property for tax purposes could result in substantial adverse tax consequences, including depriving Limited Partners holding Class B Status Units of deductions for depreciation and cost recovery. In this connection, however, recent judicial decisions have held that in instances where an agent, pursuant to a written agency agreement, holds title to real property as an agent for limited purposes, holds itself out as an agent and not as a principal in all dealings with third parties, has no obligation to maintain the property, and is indemnified and held harmless by the principal from and against liabilities which it might sustain as agent, the principal rather than the agent will be treated as the owner of the real property for federal income tax purposes.

     Under the terms of the Custodial Agency Agreement, the Agent will hold title to properties as agent for the Partnership, the Agent is required to hold itself out as agent for the Partnership and not as principal in all dealings with third parties, the Agent has no obligation to maintain Partnership Properties, and the Partnership and the General Partners have agreed to indemnify and hold the Agent harmless from and against liabilities which it might sustain as agent under the Custodial Agency Agreement. Based upon Counsel's review of the judicial decisions in this area and the Custodial Agency Agreement between the Partnership and the Agent, Counsel has concluded that it is more likely than not the Partnership will be treated for income tax purposes as the owner of Partnership Properties, title to which is held in the name of the Agent under the terms of the Custodial Agency Agreement.

     In other instances where nominee corporations are deemed necessary in connection with a particular Partnership Property, it is the Partnership's intention, if and to the extent practical, and on advice of counsel (although the Partnership will not be required to obtain an opinion of counsel with respect to such matter) (i) to contract on an arm's-length basis with the nominee corporation which will not be controlled by either the Partnership or a majority in interest of its Partners, and (ii) to seek to provide real estate documentation of the arrangement between the nominee corporation and the Partnership in a manner which, under applicable tax law principles, will result in the Partnership being treated as the owner of the property for tax purposes. No assurances can be given, however, that such efforts will be successful, and in the event a nominee corporation or land trust is deemed to be the equitable owner of a Partnership Property for tax purposes, items of income, gain, loss, deduction or credit attributable to any such property would be required to be reported by the corporation or trust and would not flow through to the Limited Partners.

CHARACTERIZATION OF LEASES

     The Partnership has the authority to purchase properties and lease them back to the sellers of such properties pursuant to "sale-leaseback" transactions as described in "INVESTMENT OBJECTIVES AND CRITERIA." The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a "true lease" under which the Partnership is treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller.

     While the General Partners will use their best efforts to structure any such sale-leaseback transaction to insure that the lease will be characterized as a "true lease," so that the Partnership will be treated as the owner of the property in question for federal income tax purposes, the Partnership will not seek an advance ruling from the IRS or obtain an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes. A determination by the IRS that the Partnership is not the owner of leased properties could result in substantial adverse tax consequences, including depriving Limited Partners holding Class B Status Units of deductions for depreciation and cost recovery. In addition, if a sale-leaseback transaction is recharacterized as a financing for federal income tax purposes, any Partnership income derived from such leaseback would be treated as interest which is portfolio income, rather than passive activity income which may be offset by passive activity losses generated by the Partnership or from investments in other passive activities. (See "Passive Loss Limitations" above.)

PROPERTY HELD PRIMARILY FOR SALE

     The Partnership has been organized for the purpose of acquiring and developing real estate for investment and rental purposes. However, if the Partnership were at any time deemed for tax purposes to be a "dealer" in real property (one who holds real estate primarily for sale to customers in the ordinary course of business), any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to Limited Partners which are tax-exempt entities.

     Under existing law, whether property is or was held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The Partnership intends to acquire real estate and construct improvements thereon for investment and rental only and to engage in the business of owning and operating such improvements. The Partnership will make sales thereof only as, in the opinion of the General Partners, are consistent with the Partnership's investment objectives. Although the General Partners do not anticipate that the Partnership will be treated as a dealer with respect to any of its properties, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale and due to the lack of judicial authority in this area, Counsel is unable to render an opinion as to whether the Partnership will be considered to hold any or all of its properties primarily for sale to customers in the ordinary course of business.

SALES OF PARTNERSHIP PROPERTIES

     Upon the sale of Partnership Properties, the Partnership will recognize gain or loss to the extent that the amount realized is more or less than the adjusted basis of the Partnership Property sold. The amount realized upon the sale of a Partnership Property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of Partnership Property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed to the Partnership with respect to such property.

     Assuming that the Partnership is not deemed to be a dealer with respect to its properties (see "Property Held Primarily for Sale" above), such gain or loss will generally be taxable under Section 1231 of the Code. A Limited Partner's share of the gains or losses resulting from the sale of Partnership Properties would generally be combined with any other Section 1231 gains or losses realized by the Limited Partner in that year from sources other than the Partnership, and the net Section 1231 gain or loss is generally treated as long-term capital gain (subject to depreciation or cost recovery allowance recapture, if any) or ordinary loss, as the case may be. Investors should be aware that the amount of taxable gain allocated to a Limited Partner with respect to the sale of a Partnership Property may exceed the cash proceeds received by such Limited Partner with respect to such sale. (See "RISK FACTORS.")

SALES OF LIMITED PARTNERSHIP UNITS

     A Limited Partner may be unable to sell any of his Units by reason of the nonexistence of any market therefor. In the event that Units are sold, however, the selling Limited Partner will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the Limited Partner's adjusted tax basis in his Units. Assuming the Limited Partner is not a "dealer" with respect to such Units and has held the Units for more than one year, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such Limited Partner's share of the Partnership's "unrealized receivables" and "substantially appreciated inventory," as defined in Section 751 of the Code, which would be taxable as ordinary income. Any recapture of cost recovery allowance taken previously by the Partnership with respect to personal property associated with Partnership Properties will be treated as "unrealized receivables" for this purpose. Investors should note in this regard that the Code requires the Partnership to report any sale of Units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the Partnership's Section 751 property.

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

     The dissolution and liquidation of the Partnership will involve the distribution to the Partners of the cash remaining after the sale of its assets, if any, and after payment of all the Partnership's debts and liabilities. If a Limited Partner receives cash in excess of the basis of his Units, such excess will be taxable as a gain. If a Limited Partner were to receive only cash upon dissolution and liquidation, he would recognize a loss to the extent, if any, that the adjusted basis of his Units exceeded the amount of cash received. No loss would be recognized if a Limited Partner were to receive property other than money, unrealized receivables and substantially appreciated inventory (as defined in Section 751 of the Code). There are a number of exceptions to these general rules, including but not limited to, the effect of a special basis election under Section 732(d) of the Code for a Limited Partner who may have acquired his Partnership interest within the two years prior to the dissolution, and the effects of distributing one kind of property to some Partners and a different kind of property to others as determined under Section 751(b) of the Code.

CAPITAL GAINS AND LOSSES

     Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%, while capital gains are currently taxed at a maximum marginal rate of 28%. It should be noted in this regard, however, that the phase-out of personal exemptions and itemized deductions for taxpayers having adjusted gross incomes in excess of $100,000 ($50,000 in the case of a married individual filing a separate return) may reduce the impact of such preferential rate. Capital losses may generally be used to offset capital gains and, in addition, may be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

ELECTION FOR BASIS ADJUSTMENTS

     Under Section 754 of the Code, partnerships may elect to adjust the basis of partnership property upon the transfer of an interest in the partnership so that the transferee of a partnership interest will be treated for purposes of calculating depreciation and realizing gain as though he had acquired a direct interest in the partnership's assets. However, as a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partners do not intend to cause the Partnership to make any such election on behalf of the Partnership. As a consequence, depreciation available to a transferee of Units will be limited to the transferor's share of the remaining depreciable basis of Partnership Properties, and upon a sale of a Partnership Property, taxable income or loss to the transferee of the Units will be measured by the difference between his share of the amount realized upon such sale and his share of the Partnership's tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. In addition, the absence of such an election by the Partnership may result in Limited Partners having greater difficulty in selling their Units.

ALTERNATIVE MINIMUM TAX

     Alternative minimum tax is payable to the extent that a taxpayer's alternative minimum tax exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of "alternative minimum taxable income" ("AMTI") in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called "tax preference items" to the taxpayer's regular taxable income, with certain adjustments. While it is not anticipated that an investment in the Partnership will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each Limited Partner should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

PENALTIES

     Under Section 6662 of the Code, a 20% penalty is imposed on any portion of an underpayment of tax attributable to a "substantial understatement of income tax." In general, a "substantial understatement of income tax" will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000. Unless the understatement is attributable to a "tax shelter," the amount of an understatement is reduced by any portion of such understatement which is attributable to (i) the income tax treatment of any item shown on the return if there is "substantial authority" for the taxpayer's treatment of such item on his return or (ii) any item with respect to which the taxpayer adequately discloses on his return the relevant facts affecting the item's income tax treatment. In the case of a "tax shelter," which is defined in
Section 6662 of the Code as a partnership or other entity that has as its principal purpose the avoidance or evasion of federal income tax, this reduction in the understatement only will apply in cases where, in addition to having "substantial authority" for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

     Although the Partnership is not intended to be a so-called "tax shelter," it is possible that it may be considered a tax shelter for purposes of Section 6662 of the Code and that certain Partnership tax items could be considered tax shelter items within the meaning of Section 6662. The Regulations under Section 6662 provide that an entity will be deemed to be a tax shelter if the tax avoidance or evasion motive exceeds all other motives. Based on the investment objectives of the Partnership, the General Partners believe there are substantial grounds for a determination that the Partnership does not constitute a tax shelter; however, because the issue is dependent upon facts relating to future Partnership operations, the acquisition and disposition of Partnership Properties and other factual determinations which are not known at this time, Counsel is unable to render an opinion as to whether an investment in the Partnership will be considered a tax shelter for purposes of Section 6662 of the Code.

     In addition to the substantial understatement penalty, Section 6662 of the Code also imposes a 20% penalty on any portion of an underpayment of tax (i) attributable to any substantial valuation misstatement (generally where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis), or (ii) attributable to negligence, defined as any failure to make a reasonable attempt to comply with the Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

TAX SHELTER REGISTRATION

     Any entity deemed to be a "tax shelter," as defined in Section 6111 of the Code, is required to register with the IRS. Regulations under Section 6111 define a "tax shelter" as an investment in connection with which an investor can reasonably infer from the representations made that the "tax shelter ratio" may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The "tax shelter ratio" is generally determined by dividing the investor's share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor's capital contributions.

     The Partnership is not intended to constitute a "tax shelter." Further, the General Partners have represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any Limited

Partner's investment in the Partnership, determined without regard to income, will not exceed twice the amount of any such Limited Partner's investment in the Partnership as of the close of any year in the Partnership's first five calendar years.

     Based upon the authority of the Regulations under Section 6111 and the representations of the General Partners that, in the absence of events which are unlikely to occur, the "tax shelter ratio" with respect to an investment in the Partnership will not exceed 2 to 1 for any investor as of the close of any year in the Partnership's first five calendar years, Counsel in the Tax Opinion has concluded that it is more likely than not the Partnership is not currently required to register as a tax shelter with the IRS under Section 6111 of the Code prior to the offer and sale of the Units.

AUDITS

     The IRS has recently undertaken an intensified audit program with respect to partnerships and partnership returns. While this should generally not affect Units which are being treated as Class A Status Units, prospective investors in Class B Status Units should be aware that deductions which are claimed on the Partnership's return may be challenged and disallowed by the IRS. Any such disallowance may deprive Limited Partners holding Units treated as Class B Status Units of some or all of the tax benefits incidental to an investment in the Partnership.

     In the event of an audit of the Partnership's tax return, the General Partners will take primary responsibility for contesting federal income tax adjustments proposed by the IRS, to extend the statute of limitations as to all Partners and, in certain circumstances, to bind the Limited Partners to such adjustments. Although the General Partners will attempt to inform each Limited Partner of the commencement and disposition of any such audit or subsequent proceedings, Limited Partners should be aware that their participation in administrative or judicial proceedings relating to Partnership items will be substantially restricted. An audit of the Partnership could result in substantial legal and accounting fees required to be paid to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the Limited Partners. Any such audit may result in adjustments to the tax returns of the Partnership which would require adjustments to each Limited Partner's personal income tax return and may require such Limited Partners to pay additional taxes plus interest, compounded daily. In addition, any audit of a Limited Partner's return could result in adjustments of other items of income and deductions not related to the Partnership.

FOREIGN INVESTORS AS LIMITED PARTNERS

     As a general matter, foreign investors may purchase Units in the Partnership. A foreign investor who purchases Units and becomes a Limited Partner in the Partnership will generally be required to file a United States tax return on which he must report his distributive share of the Partnership's items of income, gain, loss, deduction and credit, and pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the Partnership's income and gain in his country of nationality or residence or elsewhere. In addition, cash distributions of Net Cash From Operations or Sale Proceeds otherwise payable to a foreign investor from the Partnership or amounts payable upon the sale of a foreign investor's Units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Code.

     FOREIGN INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE EFFECT OF BOTH THE UNITED STATES TAX LAWS AND FOREIGN LAWS ON AN INVESTMENT IN THE PARTNERSHIP AND THE POTENTIAL THAT THE PARTNERSHIP WILL BE REQUIRED TO WITHHOLD FEDERAL INCOME TAXES FROM AMOUNTS OTHERWISE PAYABLE TO FOREIGN INVESTORS.

PROPOSED TAX LEGISLATION AND REGULATORY PROPOSALS

     Legislative proposals have been made which could significantly change the federal income tax laws as they relate to an investment in the Partnership. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO HIS OWN TAX SITUATION, THE EFFECT OF ANY LEGISLATIVE, REGULATORY OR ADMINISTRATIVE DEVELOPMENTS OR PROPOSALS ON AN INVESTMENT IN UNITS IN THE PARTNERSHIP, OR OTHER POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

STATE AND LOCAL TAXES

     In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in the Partnership. This Prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which the Partnership may own properties or carry on activities, and each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following: (i) whether the state in which he resides will impose a tax upon his share of the taxable income of the Partnership, (ii) whether an income tax or other return must also be filed in those states where the Partnership will own properties, and (iii) whether he will be subject to state income tax withholding in states where the Partnership will own properties.

     Because the Partnership will conduct its activities and own properties in different taxing jurisdictions, an investment in the Partnership may impose upon a Limited Partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors in deciding whether to make an investment in the Partnership.

     It should be noted that many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. Effective January 1, 1994, all partnerships which own property or do business within the State of Georgia are subject to a withholding tax in the amount of 4% of distributions paid to non-resident partners receiving annual distributions of $1,000 or more. The new Georgia withholding requirements apply to all cash distributions except distributions constituting a return of capital and may have the effect of reducing the amount of cash which the Partnership would otherwise be able to distribute to non-resident Limited Partners receiving distributions from the Partnership. In addition, the State of North Carolina has required certain of the Prior Wells Public Programs to withhold and pay state taxes relating to income-producing properties located in North Carolina. In the event that the Partnership is required to withhold state taxes from cash distributions otherwise payable to Limited Partners, the amount of the Net Cash From Operations otherwise payable to such Limited Partners would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in the Partnership's administrative expenses which would likely have the effect of reducing returns to the Limited Partners. (See "RISK FACTORS.")

     EACH PROSPECTIVE PURCHASER OF UNITS IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE IMPACT OF APPLICABLE STATE AND LOCAL TAXES ON HIS PROPOSED INVESTMENT IN THE PARTNERSHIP.

                        SUMMARY OF PARTNERSHIP AGREEMENT

     The Partnership is a Georgia limited partnership whose General Partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole General Partner. (See "MANAGEMENT.")

     The rights and obligations of the Partners in the Partnership will be governed by the Partnership Agreement, the form of which is set out in its entirety as Exhibit "B" to this Prospectus. The Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund X, L.P. will be executed and become effective as of the effective date of this Prospectus, and the Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund XI, L.P. will be executed and become effective immediately upon the effective date of the commencement of the offering of Units of Wells Real Estate Fund XI, L.P.. Prospective investors should study carefully the Partnership Agreement before making any investment decision with regard to the Units. The following statements are intended to supplement other statements in this Prospectus concerning the Partnership Agreement and related matters, are intended to be a summary only and, since they do not purport to be complete, are qualified in their entirety by reference to the Partnership Agreement.

POWERS OF THE GENERAL PARTNERS

     The General Partners have full, exclusive and complete authority and discretion in the management and control of the business of the Partnership. Limited Partners have no right or power to take part in the management of, or to bind, the Partnership. (Articles XI and XVI.)

LIABILITIES OF THE LIMITED PARTNERS

     The Partnership was organized as a limited partnership under the Georgia Revised Uniform Limited Partnership Act ("GRULPA"). Investors whose subscriptions are accepted by the General Partners will be admitted as Limited Partners. Under GRULPA, Limited Partners have no personal liability for Partnership debts or obligations in excess of their Capital Contributions.

OTHER ACTIVITIES OF THE GENERAL PARTNERS

     The General Partners may engage in or possess interests in other business ventures of every kind and description for their own account, including, without limitation, the syndication, ownership or management of other real estate. They shall incur no liability to the Partnership, or to the Limited Partners, as a result of engaging in any other business or venture.

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS;
NONASSESSABILITY OF UNITS

     Limited Partners are not permitted to participate in the management and control of the business of the Partnership and may not transact any business in the name of the Partnership. Pursuant to the Partnership Agreement, each Limited Partner appoints the General Partners, with full power and substitution, as his lawful attorneys-in-fact to act in his name, place and stead: (i) to amend the Certificate of Limited Partnership and the Partnership Agreement, including amendments necessary to properly reflect allocations of profits and losses as may be required for tax purposes; and (ii) to take any further action which the General Partners deem necessary or advisable in connection with the foregoing.

     Units acquired by Limited Partners pursuant to the Partnership Agreement will be fully paid and nonassessable. (Section 8.5(d).) No Limited Partner has the right to withdraw all or any portion of his Capital Contribution until the full and complete winding up and liquidation of the business of the Partnership, except as otherwise provided by law. (Section 8.10(b).) No Limited Partner will be liable for any debts or obligations of the Partnership in excess of his Capital Contribution. (Section 16.3.)

VOTING RIGHTS OF THE LIMITED PARTNERS

     Limited Partners may, with the affirmative vote of those holding more than 50% of the Units in the aggregate, take action on the following matters: (i) the approval or disapproval of any sale, exchange or pledge of all or substantially all of the Partnership's real properties; (ii) dissolution of the Partnership;
(iii) removal of a General Partner or any successor general partner; (iv) election of a new General Partner upon the retirement, withdrawal or removal of a General Partner or upon the death or the occurrence of another Event of Withdrawal of a General Partner; (v) change in the business purpose or investment objectives of the Partnership; and (vi) amendment to the Partnership Agreement, except as to certain matters specified in Section 11.2(b) which the General Partners alone may amend without a vote of the Limited Partners. (Section 16.1.) In addition, Limited Partners holding a majority of the Units have the right to authorize a proposed merger or consolidation of the Partnership under certain circumstances. (Section 11.3(u).) Accordingly, Limited Partners holding a majority of the Units may amend the Partnership Agreement, change the business purpose or investment objectives of the Partnership, remove a General Partner and authorize a merger or consolidation of the Partnership. Except as otherwise provided in the Partnership Agreement in connection with a "partnership roll-up" transaction as described below, Limited Partners not voting with the majority on such transactions will nonetheless be bound by the majority vote and will have no right to dissent from the majority vote and obtain fair value for their Units. (See "RISK FACTORS.")

     Notwithstanding the foregoing, the Partnership Agreement may not be amended to change the limited liability of the Limited Partners without the vote or consent of all Limited Partners or to diminish the rights or benefits to which the General Partners or Limited Partners are entitled without the consent of the Limited Partners holding a majority of the Units who would be adversely effected, in the case of diminishing the rights or benefits of the Limited Partners, or the majority vote of the General Partners, in the case of diminishing the rights or benefits of the General Partners. (Section 16.2.)

     Amendments to the Partnership Agreement receiving the requisite vote will be executed by a General Partner on behalf of all Limited Partners acting pursuant to the power of attorney contained in the Partnership Agreement. (Section 19.1.)

MERGERS AND CONSOLIDATIONS

     The Partnership Agreement prohibits the General Partners from initiating any transaction wherein the Partnership is merged or consolidated with any other partnership or corporation, which type of transaction is commonly referred to as a "partnership roll-up," and further provides that the General Partners shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership into a real estate investment trust, which is often referred to as an "REIT," unless Limited Partners owning more than 50% of the Units consent in writing to such transaction. (Section 11.3(u).)

     In addition, the Partnership Agreement contains a further provision prohibiting the General Partners from entering into any acquisition, merger, conversion or consolidation unless the Partnership obtains a current appraisal of the Partnership's assets by an independent appraiser and Limited Partners who vote against or dissent from the proposal have the choice of: (a) accepting the securities offered in the proposed roll-up; or (b) one of the following: (i) remaining as Limited Partners in the Partnership and preserving their interests in the Partnership on the same terms and conditions as existed previously, or
(ii) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership. (Section 11.3(u).)

SPECIAL PARTNERSHIP PROVISIONS

     Leo F. Wells, III, who owns 100% of the issued and outstanding common stock of Wells Capital, Inc. ("Wells Capital"), the sole general partner of Wells Partners, L.P., has agreed that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding common stock of Wells Capital to any non-affiliated person or entity unless Limited Partners owning more than 50% of the Units consent in writing to any such sale, transfer or conveyance. (Section 17.1(a).)

     The Partnership Agreement also prohibits the General Partners and their Affiliates from receiving any rebates or give-ups or participating in any reciprocal business arrangements which would circumvent the provisions of the Partnership Agreement. (Section 12.7(a).)

REMOVAL OF GENERAL PARTNERS

     The Partnership Agreement provides that a General Partner may be removed and a new General Partner elected upon the written consent or affirmative vote of Limited Partners owning more than 50% of the Units. (Section 17.1(d).) If a General Partner is removed, the fair market value of the interest of the removed General Partner in the Partnership will be determined by independent appraisers and will be paid to him or it as provided in Section 20.4 of the Partnership Agreement. Payment of this amount may be made by the delivery of a promissory note of the Partnership for such fair market value payable in equal consecutive annual installments over a period of not less than five years commencing on the first anniversary of the date of such note. Such promissory note shall bear interest at the rate of 9% per annum. Within 120 days after the determination of the fair market value of the former General Partner's interest, the Partnership may, with the consent of a majority in interest of the Limited Partners, sell such interest to one or more persons who may be Affiliates of the remaining General Partner or General Partners, and admit such person or persons to the Partnership as substitute General Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above.

ASSIGNABILITY OF GENERAL PARTNERS' INTERESTS

     With the consent of all other General Partners and Limited Partners holding more than 50% of the Units, after providing 90 days written notice to the other General Partners and Limited Partners, a General Partner may designate a successor or additional general partner, in each case with such participation in such General Partner's interest as such General Partner and such successor or additional General Partner may agree upon, provided that the interests of the Limited Partners are not adversely affected thereby. Generally, except in connection with such a designation, no General Partner shall have the right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign his or its interest without the consent of the Limited Partners holding more than 50% of the Units. (Section 17.1.)

BOOKS AND RECORDS; RIGHTS TO INFORMATION; ANNUAL AUDITS

     The General Partners are required to maintain at the Partnership's principal office full and accurate books and records for the Partnership. All Limited Partners have the right to inspect, examine and obtain copies at their reasonable cost of such books and records at all reasonable times. In addition, an alphabetical list of the names, addresses and business telephone numbers of all Limited Partners, along with the number of Units owned by each of them, shall be available for inspection and copying by the Limited Partners or their designated representatives. (Section 15.1.) Annual audits of the Partnership's affairs will be conducted by such firm of independent certified public accountants as may from time to time be engaged by the Partnership. (Section 15.2(b).)

MEETINGS OF LIMITED PARTNERS

     There will generally be no annual or periodic meetings of Limited Partners. However, the General Partners shall be required to call a meeting of the Limited Partners upon the written request of Limited Partners holding 10% or more of the outstanding Units. In such event, a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and any proposed amendment to the Partnership Agreement, shall be included with the notice of the meeting. (Section 16.4.)

TRANSFERABILITY OF UNITS


     There are a number of restrictions on the transferability of Units. Except for intra-family transfers and transfers by gift, inheritance or family dissolution, no Units may be transferred unless the proposed transferee meets the minimum suitability standards set forth in this Prospectus. Investors transferring less than all of their Units must transfer a number of Units such that, after the transfer, both the transferor and transferee shall own no less than the minimum number of Units required to be purchased by an investor, unless such transfer is made on behalf of a Retirement Plan, or by gift, inheritance, intra-family transfer, family dissolution or to an affiliate. Payment of a transfer fee in an amount sufficient to cover transfer costs, as established by the General Partners, is a condition to effectiveness of a transfer. All transfers of Units must be pursuant to documentation satisfactory in form and substance to the General Partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the Units. Additional restrictions on transfers of Units are imposed under the securities laws of various states upon the residents of such states. Further, no Unit may be sold, assigned or exchanged if the sale of such Unit, when added to the total of all other sales or exchanges of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code (dealing with transfers of 50% or more of the outstanding interests of a partnership) unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such a termination. (Section 17.3(a).)


     In addition to the foregoing restrictions, the Partnership Agreement contains substantial restrictions on the transfer or assignment of Units in order to prevent the Partnership from being deemed a "publicly traded partnership." These restrictions are those described in the Section 7704 Regulations, the most significant of which prohibits the transfer during any taxable year of more than 2% of the total interest in the Partnership's capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership interests representing more than 2% of the total interest in a partnership's capital or profits. Further, the Partnership Agreement provides that any transfer or assignment of Units which the General Partners believe will cause the Partnership to be treated as a publicly traded partnership will be void ab initio and will not be recognized by the Partnership. (See "FEDERAL INCOME TAX CONSEQUENCES - Publicly Traded Partnerships" and Section 17.3(g) of the Partnership Agreement.)

     Transferees of Units are not eligible to participate in the Partnership's Distribution Reinvestment Plan with respect to investment of their distributions from the Partnership in additional Units of the same Partnership. However, such transferees are not disqualified from participation in the Distribution Reinvestment Plan with respect to investment of their distributions from the Partnership in Units issued by subsequent limited partnerships sponsored by the General Partners, if such Plan is established and the transferee meets the Plan's requirements for participation. (See "Distribution Reinvestment Plan.")

     An assignee of Units shall not become a substituted Limited Partner in place of his assignor unless the assignee shall have expressly agreed to become a party to the Partnership Agreement. (Section 17.4.) An assignee of Units who does not become a substituted Limited Partner shall be entitled to receive distributions attributable to the Units properly transferred to him (Section 17.5), but shall not have any of the other rights of a Limited Partner, including the right to vote as a Limited Partner and the right to inspect and copy the Partnership's books. Assignments of Units are restricted similarly to transfers of Units.

PARTNERSHIP BORROWING

     The General Partners are prohibited from borrowing to finance the acquisition, construction or ownership of the Partnership's properties.
However, the Partnership may incur debt for the following limited purposes:
(a) in the event of unforseen circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership are insufficient for operating purposes; and (b) in order to finance property improvements, when the General Partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of the Partnership's investment in a particular property or to make a particular property more attractive for sale or lease. The aggregate amount of Partnership borrowings at any given time may not exceed 25% of the total purchase price of Partnership Properties. (See "INVESTMENT OBJECTIVES AND CRITERIA - Borrowing Policies" and Section 11.3(e) of the Partnership Agreement.)

REPURCHASE OF UNITS

     After a period of one year following the termination of the Offering of Units, the Partnership may establish a Repurchase Reserve of up to 5% of Cash Flow in any year, subject to the various restrictions and limitations set forth below. (Sections 8.11 and 11.3(h).) The establishment of the Repurchase Reserve is in the sole discretion of the General Partners, and if established, the Repurchase Reserve may be terminated at any time in the sole discretion of the General Partners. The Partnership Agreement provides that under certain circumstances the Partnership may, in the sole discretion of the General Partners and upon the request of a Limited Partner, repurchase the Units held by such Limited Partner, provided that no such repurchase may be made if either (i) following the repurchase such Limited Partner's interests would not be fully redeemed but such Limited Partner would hold less than the minimum investment in the Offering (100 Units) or (ii) such repurchase would impair the capital or operations of the Partnership. In no event will a Limited Partner be permitted to have his Units repurchased prior to termination of the Offering. Units owned by the General Partners or their Affiliates may not be repurchased by the Partnership. Further, in order to prevent the classification of the Partnership as an investment company under the Investment Company Act of 1940 and to prevent the Partnership from being deemed a "publicly traded partnership" under the Code, the opportunity of Limited Partners to have their Units repurchased has been substantially restricted under the Partnership Agreement.

     A Limited Partner wishing to have Units repurchased must mail or deliver a written request to the Partnership, executed by his or its trustee or authorized agent in the case of qualified profit sharing, pension and other retirement trusts, indicating his or its desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received. Except for the fact that the Repurchase Reserve will not be established, if at all, until at least one year after the termination of the Offering, Limited Partners are not required to hold Units for any specified period of time prior to making such a redemption request.

     In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which will be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Partnership) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction. The purchase price per Unit will be equal to 85% of the fair market value of the Units until three years from the effective date of the Registration Statement and 90% of the fair market value of the Units thereafter. Fair market value shall be determined by the General Partners based upon an estimate of the amount the Limited Partners would receive if the Partnership's real estate investments were sold for their estimated value and if such proceeds were distributed in a liquidation of the Partnership. For the first three full fiscal years following the year in which the Offering of Units terminates, the fair market value of the Units will be deemed to be their initial purchase price of $10.00. Thereafter, the fair market value will be based on annual appraisals of Partnership Properties performed by the General Partners and not by an independent appraiser. However, the General Partners will obtain an opinion of an independent third party annually that their estimate of the fair market value of each Unit for such year is reasonable and was prepared in accordance with appropriate methods for valuing real estate. Fully executed documents must be returned to the Partnership at least 30 days prior to the effective date. The Partnership will, as soon as possible following return of such documents from the Limited Partner, repurchase the Units of the Limited Partner, provided, that if insufficient amounts are then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase less than all of the Units of such Limited Partner if as a result thereof the Limited Partner would own less than the minimum investment in the Offering (100 Units). Units repurchased by the Partnership will be canceled. In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over other Limited Partners who subsequently request repurchases.

     In addition to the other restrictions described herein, the Partnership Agreement provides that (i) repurchases out of the Repurchase Reserve may not exceed in the aggregate more than 2% of total Gross Offering Proceeds throughout the life of the Partnership excluding repurchases of Units relating to the death or legal incapacity of the owner or a substantial reduction in the owner's net worth or income (defined to mean an involuntary loss of not less than 50% in income or net worth during the year in which such repurchase occurs), and (ii) not more than 2% of the outstanding Units may be purchased in any year, provided in each case that the Partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements. (Section 8.11(k).) Due to the various restrictions and limitations relating to the potential establishment of a Repurchase Reserve by the Partnership, in considering an investment in the Partnership, prospective investors should not assume that they will be able to resell their Units to the Partnership. (See "RISK FACTORS.") In addition, prospective investors should consider that a resale of their Units to the Partnership may result in adverse tax consequences to the Limited Partner. (See "FEDERAL INCOME TAX CONSEQUENCES - Sales of Limited Partnership Units.")

DISTRIBUTION REINVESTMENT PLAN

     It is anticipated that a Distribution Reinvestment Plan (the "Distribution Reinvestment Plan") will be available which will be designed to enable Limited Partners holding Class A Status Units to have their distributions of Net Cash From Operations from the Partnership invested in additional Units of the Partnership during the Offering or in units issued by subsequent limited partnerships sponsored by the General Partners or their Affiliates which have substantially identical investment objectives as the Partnership. (Section 8.15.) In addition, in the event the Distribution Reinvestment Plan is effected, it is anticipated that Limited Partners in Wells Fund III and Limited Partners holding Class A Units (or Class A Status Units) in Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII and Wells Fund IX will have the opportunity to have their distributions of Net Cash From Operations from Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII and Wells Fund IX invested in Units in the Partnership during the Offering period. Units issued by Wells Real Estate Fund X, L.P. pursuant to the Distribution Reinvestment Plan will be available only until the termination of its Offering, and Units issued by Wells Real Estate Fund XI, L.P. pursuant to the Distribution Reinvestment Plan will be available only until the expiration of its Offering. The General Partners in their discretion may elect not to provide a Distribution Reinvestment Plan or to terminate any existing Distribution Reinvestment Plan. Limited Partners will not be eligible to participate in the Distribution Reinvestment Plan with respect to Class B Status Units since no distributions of Net Cash From Operations are payable with respect to Class B Status Units. Limited Partners who acquire their Units outside the Offering (i.e., transferees of Units) may not participate in the Distribution Reinvestment Plan with respect to Units in the Partnership in which they are Limited Partners, but may have their distributions from the Partnership invested in Units of a subsequent limited partnership sponsored by the General Partners or their Affiliates if such a distribution reinvestment plan is made available by the General Partners in their discretion.

     Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partners may, at their option, impose certain minimum investment requirements and other restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Limited Partners electing to participate in the Distribution Reinvestment Plan will receive with each confirmation a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by returning a notice to the Partnership. If sufficient Units are not available for purchase pursuant to the Distribution Reinvestment Plan, the Partnership will remit all excess distributions of Net Cash From Operations to the participants.

     Net Cash From Operations may only be reinvested in units issued by subsequent limited partnerships sponsored by the General Partners or their Affiliates if: (i) prior to the time of such reinvestment, the Limited Partner has received the final prospectus (and any supplements thereto) offering interests in the subsequent limited partnership and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the subsequent limited partnership has been declared effective under the Securities Act of 1933; (iii) the offer and sale of such interests is qualified for sale under the applicable state securities laws;
(iv) the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership; (v) the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership; and (vi) the subsequent limited partnership has substantially identical investment objectives as the Partnership.

     EACH LIMITED PARTNER ELECTING TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PLAN AGREES THAT IF AT ANY TIME HE FAILS TO MEET THE APPLICABLE REAL ESTATE LIMITED PARTNERSHIP INVESTOR SUITABILITY STANDARDS OR CANNOT MAKE THE OTHER INVESTOR REPRESENTATIONS OR WARRANTIES SET FORTH IN THE THEN CURRENT REAL ESTATE LIMITED PARTNERSHIP PROSPECTUS, THE SUBSCRIPTION AGREEMENT OR PARTNERSHIP AGREEMENT RELATING THERETO, HE WILL PROMPTLY NOTIFY THE GENERAL PARTNERS IN WRITING.

     Subscribers should note that affirmative action must be taken to change or withdraw from participation in the Distribution Reinvestment Plan. Change in or withdrawal from participation in the Distribution Reinvestment Plan shall be effective only with respect to distributions made more than 30 days following receipt by the General Partners of written notice of such change or withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner's participation in the Distribution Reinvestment Plan as of the first day of the quarter in which such transfer is effective.

     Selling Commissions not to exceed 8% and dealer management fees not to exceed 2% may be paid by the Partnership with respect to Units purchased pursuant to the Distribution Reinvestment Plan. Payment of selling commissions may be subject to certain minimum levels of additional investment. Each holder of Units is permitted to identify, change or eliminate the name of his account executive at a participating dealer. Identification of such account executive may be retained, changed or eliminated for subsequent distributions. In the event that no account executive is identified at any time during the Offering, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Dealer Manager, no selling commission will be paid with respect to distributions which are then being reinvested, and the Partnership will retain for additional investments in real estate any amounts otherwise payable as selling commissions. All holders of Units, based on the number of Units owned by each of them, will receive the benefit of savings realized by the Partnership from investors who do not identify account executives. Accordingly, the economic benefit to investors who do not identify account executives will be diluted and shared with all holders, including those for whose contributions the Partnership has paid selling commissions.

     Unless the General Partners are otherwise notified in writing, Units issued pursuant to the Distribution Reinvestment Plan will initially be treated as

Class A Status Units. Units purchased pursuant to the Distribution Reinvestment Plan will entitle participants to the same rights and to be treated in the same manner as Units issued pursuant to the Offering.

     Following the reinvestment, each participant will be sent a statement and accounting showing the distributions received, the number and price of Units purchased, and the total amount of Units acquired under the Distribution Reinvestment Plan. Taxable participants will incur tax liability for Partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held in their account under the Distribution Reinvestment Plan. (See "RISK FACTORS - Federal Income Tax Risks - Risk of Taxable Income Without Cash Distributions.")

     The Partnership reserves the right to amend any aspect of the Distribution Reinvestment Plan effective with respect to any distribution paid subsequent to the notice, provided that the notice is sent to participants in the Distribution Reinvestment Plan at least ten days before the record date for a distribution. The Partnership also reserves the right to terminate the Distribution Reinvestment Plan for any reason at any time, by sending written notice of termination to all participants.

     Nothing contained herein shall be construed as obligating the General Partners or their Affiliates to continue to offer units in subsequent real estate limited partnerships or to include a distribution reinvestment plan as part of the offering of such partnerships or to permit reinvestment of distributions therein.

PROXY TO LIQUIDATE

     At any time commencing eight years after the termination of the Offering, if the General Partners receive written requests from Limited Partners holding 10% or more of the outstanding Units directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners will send a Proxy to Liquidate to each Limited Partner. The General Partners shall not be required to send Proxies to Liquidate to the Limited Partners more frequently than once during every two year period. If the Proxy to Liquidate results in Limited Partners owing more than 50% of the Units (without regard to Units owned or otherwise controlled by the General Partners) voting in favor of a liquidation of the Partnership, the assets of the Partnership will be fully liquidated within 30 months from the close of the 45-day deadline applicable to the Proxy to Liquidate. (Section 20.2.)

DISSOLUTION AND TERMINATION

     The Partnership is to continue until December 31, 2026, but may be dissolved earlier as provided in the Partnership Agreement or by law. (Article VI.) The Partnership will also be dissolved upon: (a) the decision by holders of more than 50% of the Units to dissolve and terminate the Partnership; (b) the retirement or withdrawal of a General Partner unless within 90 days from the date of such event, (i) the remaining General Partner, if any, elects to continue the business of the Partnership, or (ii) if there is no remaining General Partner, a majority in interest of the Limited Partners elect to continue the business of the Partnership; (c) the removal of a General Partner unless within 90 days from the date of such removal, (i) the remaining General Partner, if any, elects to continue the business of the Partnership, or (ii) if there is no remaining General Partner, a majority in interest of the Limited Partners elect to continue the business of the Partnership; (d) the sale or disposition of all interests in real property and other assets of the Partnership; (e) the effective date of the occurrence of an Event of Withdrawal of the last remaining General Partner unless, within 120 days from such event, a majority in interest of the Limited Partners elect to continue the business of the Partnership; or (f) the happening of any other event causing the dissolution of the Partnership under the laws of Georgia. (Section 20.1.) However, the retirement or withdrawal of a General Partner will not dissolve the Partnership if any remaining General Partner or General Partners, within 90 days of the date of such event, elect to continue the business of the Partnership, or in the event that there is no remaining General Partner within 120 days, a majority in interest of the Limited Partners elect to continue the business of the Partnership and elect a successor General Partner or General Partners. (Section 20.3.)

     In addition to the foregoing events, the General Partners may also terminate the Offering, compel a termination and dissolution of the Partnership, or restructure the Partnership's affairs, upon notice to all Limited Partners but without the consent of any Limited Partner, if upon the advice of counsel to the Partnership, either (a) the Partnership's assets constitute "Plan Assets," as such term is defined for purposes of ERISA, or (b) any of the transactions contemplated in the Partnership Agreement constitute "prohibited transactions" under ERISA.

     In the event the Partnership is dissolved, the assets of the Partnership shall be converted to cash. The General Partners shall be given a reasonable amount of time to collect any notes receivable with respect to the sale of Partnership assets and to collect any other outstanding debts. All cash on hand shall be distributed first to creditors to satisfy debts and liabilities of the Partnership other than loans or advances made by Partners to the Partnership, including the establishment of reserves deemed reasonably necessary to satisfy contingent or unforeseen liabilities or obligations of the Partnership. Any remaining cash will then be used to repay loans or advances made by any of the Partners to the Partnership and to pay any fees due the General Partners. The balance, if any, shall be distributed among the Partners in accordance with the positive balance in their Capital Accounts as of the date of distribution. Upon completion of the foregoing distributions, the Partnership shall be terminated. (Section 9.3.)

                         DISTRIBUTIONS AND ALLOCATIONS

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

     Net Cash From Operations (defined in the Partnership Agreement to mean generally the Partnership's cash flow from operations, after payment of all operating expenses and adjustments for reserves), if any, will be distributed in each year as follows and in the following priority:

     (i) First, to Limited Partners holding Class A Status Units on a per
Unit basis until they have received a 10% annual return on their Net Capital Contributions (defined in the Partnership Agreement to mean generally the amount of cash contributed to the Partnership reduced by prior distributions of net proceeds from any sale or exchange of Partnership Properties);

     (ii) Then, to the General Partners until they have received an amount equal to 10% of the total amount thus far distributed; and

     (iii) Then, 90% to Limited Partners holding Class A Status Units and 10% to the General Partners.

     Notwithstanding the foregoing, Limited Partners holding Class A Status Units who have purchased Units pursuant to the Deferred Commission Option shall for a period of seven years after termination of the Offering have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to the Deferred Commission Option, which amounts shall instead be used by the Partnership to pay deferred commissions due with respect to such Units. (See "PLAN OF DISTRIBUTION.")

     No distributions of Net Cash From Operations shall be made out of Capital Contributions, and no Net Cash From Operations will be distributed with respect to Class B Status Units.

     The Partnership Agreement prohibits the General Partners from making any distributions of Net Cash From Operations out of Capital Contributions. Distributions of Net Cash From Operations will be allocated among the Limited Partners on a daily basis based on the ratio which the number of Units owned by each Limited Partner as of the last day of the preceding quarter bears to the total number of Units outstanding. A transferee of Units will be deemed the owner of such Units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.
It is anticipated that distributions of Net Cash From Operations will be made on a quarterly basis, unless Limited Partners elect to receive distributions on a monthly basis. (See "Monthly Distributions" below.)

DISTRIBUTION OF NET SALE PROCEEDS

      Nonliquidating Net Sale Proceeds (defined in the Partnership Agreement to mean generally the net proceeds from any sale or exchange of Partnership Properties) will be distributed generally as follows and in the following priority:


     (i) First, to Limited Partners holding Units which have at any time been treated as Class B Status Units on a per Unit basis until each such Limited Partner has received an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid or deemed paid to Limited Partners holding Units which at all times have been treated as Class A Status Units;


     (ii) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received an amount equal to his Net Capital Contribution;

     (iii) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions equal to a 10% per annum cumulative (noncompounded) return on his Net Capital Contribution;

     (iv) Then, to Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions equal to his Preferential Limited Partner Return (defined as the sum of (a) a 10% per annum cumulative return on his Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class A Status Unit, and (b) a 15% per annum cumulative return on his Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class B Status Unit);

     (v) Then, to the General Partners until they have received an amount equal to their Capital Contributions;

     (vi) Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions, to the General Partners until they have received an amount equal to 20% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to the General Partners pursuant to this provision; and

     (vii) Then, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners receive in the aggregate in excess of the NASAA Guidelines Resale Proceeds Maximum Amount. It is the intent of the foregoing limitation that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to the General Partners will instead be reallocated and distributed to the Limited Partners on a per Unit basis.


     Potential investors should be aware that their share of distributions of Sale Proceeds may be less than their Net Capital Contributions unless the Partnership's aggregate Sale Proceeds are sufficient to fund the sum of (i) the required payments to each Limited Partner holding Units which have been treated as Class B Status Units in an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to Limited Partners holding Units which at all times were treated as Class A Status Units, plus (ii) the amount required to repay aggregate Net Capital Contributions to all Limited Partners.

     Notwithstanding the foregoing, in the event the Partnership sells any Partnership Property at a net sale price which is less than the purchase price originally paid for such property, prior to the foregoing distribution of Nonliquidating Net Sale Proceeds, Limited Partners holding Class A Status Units shall first receive distributions of Nonliquidating Net Sale Proceeds in an amount equal to the following: the excess of the original purchase price of the Partnership Property sold over the sale price of such Partnership Property, but not greater than the amount of special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to Limited Partners holding Class B Status Units. The General Partners have included the foregoing provision in the Partnership Agreement for distributions of Nonliquidating Net Sale Proceeds in favor of Limited Partners holding Class A Status Units in order to ensure that Limited Partners holding Class B Status Units will bear the actual economic risk of loss in the event a Partnership Property is sold at a loss, in order to support the special allocation of depreciation, amortization and cost recovery deductions to such Limited Partners.

LIQUIDATING DISTRIBUTIONS

     Liquidating Distributions (defined in the Partnership Agreement to mean generally the distribution of the net proceeds from a dissolution and termination of the Partnership or from the sale of substantially all of the last remaining assets of the Partnership) will be distributed among the General Partners and the Limited Partners in accordance with each such Partner's positive Capital Account balance, after the allocation of Gain on Sale and other appropriate Capital Account adjustments.

RETURN OF UNUSED CAPITAL CONTRIBUTIONS

     Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the Registration Statement or one year after the termination of the Offering will be returned to Limited Partners, without reduction for Front-End Fees or Selling Commissions relating to such uncommitted funds and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition of Partnership Properties with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired. Any funds reserved in order to make contingent payments in connection with the acquisition of any Partnership Property will be treated as committed whether or not any such payments are actually made.

PARTNERSHIP ALLOCATIONS

     Since the Partnership does not intend to borrow funds, no Partner's Capital Account will be allocated items that will cause the Capital Account to have a deficit balance. This means that, although holders of Class B Status Units may receive allocations of certain deductions over the life of the Partnership equal to their Capital Contributions, they cannot be allocated additional deductions.

     NET LOSS. Net Loss (defined in the Partnership Agreement to mean generally the net losses of the Partnership for federal income tax purposes, but excluding deductions for depreciation, amortization and cost recovery, which will be allocated separately as set forth below) for each fiscal year shall be allocated as follows:

     (i) 99% to Limited Partners holding Class B Status Units and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

     (ii) Then, to any Partner having a positive balance in his Capital Account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

     (iii)  Then, 100% to the General Partners.

     Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to Limited Partners holding Class A Status Units and the Net Loss of the Partnership for such fiscal year shall be determined without regard to such interest income.

     All deductions for depreciation, amortization and cost recovery for each fiscal year shall be allocated as follows:

     (i) 99% to Limited Partners holding Class B Status Units and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

     (ii) Then, to any Partner having a positive balance in his Capital Account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

     (iii)  Then, 100% to the General Partners.

     NET INCOME. Net Income (defined in the Partnership Agreement to mean generally the net income of the Partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale) for each fiscal year shall be allocated as follows:

     (i) To Limited Partners holding Class A Status Units and to the
General Partners in the same proportion as and to the extent that Net Cash From Operations is distributed or deemed distributed; and

     (ii) To the extent Net Income exceeds Net Cash From Operations with respect to such fiscal year, such excess Net Income shall be allocated 99% to Limited Partners holding Class A Status Units and 1% to the General Partners.

     GAIN ON SALE. Gain on Sale (defined in the Partnership Agreement to mean generally the taxable income or gain from the sale or exchange of Partnership Properties) for each fiscal year shall be allocated as follows:

     (i) First, pursuant to the qualified income offset provision described below;

     (ii) Then, to Partners having negative Capital Accounts until all negative Capital Accounts have been restored to zero;

     (iii) Then, to Limited Partners holding Units which at any time have been treated as Class B Status Units, in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to them with respect to the specific Partnership Property, the sale or other disposition of which resulted in Gain on Sale being allocated, but not in excess of the amount of Gain on Sale recognized by the Partnership pursuant to the sale or other disposition of said Partnership Property;

     (iv) Then, to the Limited Partners in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to said Limited Partners with respect to the specific Partnership Property, the sale or other disposition of which resulted in Gain on Sale being allocated;


     (v) Then, to Limited Partners holding Units which at any time have been treated as Class B Status Units on a per Unit basis until each such Limited Partner has received an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to Limited Partners holding Units which at all times have been treated as Class A Status Units;

     (vi) Then, to Limited Partners on a per Unit basis in amounts equal to the excess of each Limited Partner's Net Capital Contribution over all prior distributions to such Limited Partner of net proceeds from the sale of Partnership Properties;

     (vii) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of a 10% cumulative (noncompounded) return on his Net Capital Contribution over prior distributions to such Limited Partner of Net Cash From Operations;

     (viii) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return over prior distributions to such Limited Partner of Net Cash From Operations;

     (ix) Then, to the General Partners in an amount equal to their Capital Contributions;

     (x) Then if and only to the extent that Limited Partners have received any Excess Limited Partner Distributions, to the General Partners until the General Partners have been allocated Gain on Sale equal to 20% of the sum of any such Excess Limited Partner Distributions plus any Gain on Sale allocated to the General Partners pursuant to this provision; and

     (xi) Then, 80% to the Limited Partners and 20% to the General
Partners; provided, however, that in no event will the General Partners be allocated Gain on Sale which would result in distributions to the General Partners in excess of the NASAA Guidelines Resale Proceeds Maximum Amount. Any such excess allocations of Gain on Sale will instead be reallocated to the Limited Partners on a per Unit basis.

     The Partnership Agreement contains a "qualified income offset" provision which provides that in the event that any Partner receives an adjustment, allocation or distribution of certain items which causes a deficit or negative balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a Limited Partner which would cause his Capital Account to become negative (which would occur in the event that the aggregate amount of losses allocated and cash distributed to such Limited Partner exceeded the sum of his Capital Contributions plus any income allocated to him) or, in the event such allocation or distribution did cause his Capital Account to become negative, such Limited Partner would be allocated income or gain in an amount necessary to bring his Capital Account back to zero. (See "FEDERAL INCOME TAX CONSEQUENCES - Allocations of Profit and Loss.")

     THE QUALIFIED INCOME OFFSET PROVISION MAY RESULT IN INCOME BEING SPECIALLY ALLOCATED TO LIMITED PARTNERS EVEN IN A FISCAL YEAR WHEN THE PARTNERSHIP HAS A NET LOSS FROM OPERATIONS OR FROM THE SALE OF PROPERTY.

     Income, losses and distributions of cash relating to Units which are acquired directly from the Partnership during the Offering will be allocated among the Limited Partners on a pro rata basis based on the number of days such Units have been owned by such Limited Partner.

MONTHLY DISTRIBUTIONS

     Limited Partners holding Class A Status Units may, at their option, elect to receive distributions of Net Cash From Operations, if any, on a monthly basis. This program is called the Monthly Distribution Option (the "MDO"). It should be understood, however, that Limited Partners electing the MDO will in all likelihood receive lower distributions per Unit, on an annual basis, than Limited Partners receiving their distributions on a quarterly basis due to the fact that income received by the Partnership during the early portion of a quarter will be invested and will earn interest until distribution shortly after the end of the quarter. This compounding effect will be available to Limited Partners selecting the MDO to a lesser degree due to the greater frequency of their distributions.

     Limited Partners holding Class A Status Units who elect the MDO will begin receiving their distributions on a monthly basis with respect to the calendar quarter following the calendar quarter in which the General Partners receive the Limited Partner's written election along with a check for the MDO fee, described below. Monthly distributions will be paid to the Limited Partner during the month following the month to which the distribution is attributable. For example, if a Limited Partner elects the MDO during the first calendar quarter of a year, his election is effective at the beginning of the second calendar quarter (i.e., April 1). Accordingly, the Limited Partner would receive a distribution, if at all, for the first calendar quarter of the year, and beginning in April, the Limited Partner electing the MDO would receive monthly distributions for the remainder of the year, with the first monthly distribution being paid during the month of May.

     There is an annual fee of $20 per Limited Partner electing the MDO.
This annual fee is designed to cover additional administrative expenses, postage and handling costs associated with more frequent distributions and will in no event result in any additional compensation to the General Partners or their Affiliates. In the event the actual administrative expenses, postage and handling costs are less than $20 per Limited Partner per year, which is not anticipated, any such savings will be reimbursed to Limited Partners electing the MDO. The first fee payment is due at the time of the initial election, and each subsequent fee payment is due by each December 31. Each Limited Partner electing the MDO will receive a bill for the annual fee in conjunction with his November distribution. Limited Partners may elect to have the Partnership deduct subsequent annual MDO fees from the distributions.

     A Limited Partner holding Class A Status Units may withdraw from the
MDO by either notifying the General Partners in writing or by simply failing to pay the annual fee on a timely basis. A Limited Partner will then begin to receive his distributions on a quarterly basis at the beginning of the following calendar year. If payment is not received by the due date, then the MDO with respect to that Limited Partner is canceled. To reinstate the MDO, the Limited Partner may make his $20 payment, and the MDO will again be effective at the beginning of the calendar quarter following the calendar quarter in which payment is made. A Limited Partner holding Class A Status Units may elect the MDO by sending a completed MDO form to the Partnership (which form may be obtained by calling or writing the Partnership).


                              REPORTS TO INVESTORS

     Within 75 days after the end of each fiscal year of the Partnership, the General Partners will deliver to each Limited Partner and any assignee such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which Partnership Properties are located. Within 120 days after the end of the Partnership's fiscal year, the General Partners will deliver to each Limited Partner and any assignee an annual report which includes financial statements of the Partnership, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements will include a profit and loss statement, a balance sheet of the Partnership, a cash flow statement and a statement of changes in Partners' capital. The notes to the annual financial statements will contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on the Partnership's activities for that year, identify the source of Partnership distributions, set forth the compensation paid to the General Partners and their Affiliates and a statement of the services performed in consideration therefor, provide a category-by-category breakdown of the general and administrative expenses incurred, including a breakdown of all costs reimbursed to the General Partners and their Affiliates in accordance with Section 11.4(b) of the Partnership Agreement, and contain such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

     For as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial informed contained in each such report shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished, within 60 days after the end of each of the first three quarters of the Partnership's fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the General Partners or their Affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the Offering are expended or committed (or used to establish a working capital reserve) or returned to the Partners, each Limited Partner shall be furnished, at least quarterly within 60 days after the end of each quarter during which the Partnership has acquired real property, an acquisition report describing the properties acquired since the prior special report and including a description of locations and of the market upon which the General Partners are relying in projecting successful operation of the properties. The acquisition report shall include a description of the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property, a statement of the appraised value, purchase price, terms of purchase, all costs related to the acquisition, and an estimate of all proposed subsequent expenditures for development or other improvements of the property, a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) of the Partnership Agreement with respect to builders have been or will be obtained on the property, and a statement regarding the amount of proceeds (in both dollar amount and as a percentage of the total amount of the Offering) to the Partnership which remain unexpended or uncommitted. In addition, the acquisition report will identify any real property which the General Partners presently intend to be acquired by or leased to the Partnership, providing its location and a description of its general character.

     The appraisal received by the Partnership at the time of each acquisition of property shall be maintained in its records for at least five years thereafter and, during such time, shall be made available to the Limited Partners for inspection and duplication at reasonable times.

     The Partnership will distribute annually to Limited Partners a report on the estimated value of each Unit in the next annual or quarterly report on Form 10-K or Form 10-Q sent to Limited Partners following the valuation process.
Such estimated value will be based upon annual appraisals of Partnership Properties performed by the General Partners and not by an independent appraiser. The General Partners are, however, required to obtain the opinion of an independent third party that their estimate of the value of each Unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the Offering of Units terminates, the value of the Units will be deemed to be their initial purchase price of $10.00, and no valuation of Partnership Properties will be performed. (See "INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS - Annual Valuation.")

     In addition, upon request from any prospective investor or Limited Partner, the Partnership will provide without charge a copy of the NASAA Guidelines (as referred to elsewhere herein).

                              PLAN OF DISTRIBUTION


     This Prospectus relates to two offerings -- the offering of Units of both Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. A minimum of 125,000 Units and a maximum of 3,500,000 Units per Partnership are being offered to the public through Wells Investment Securities, Inc. (the "Dealer Manager"), a registered broker-dealer affiliated with the General Partners. (See "CONFLICTS OF INTEREST" and "MANAGEMENT.") The Units are being offered at a per Unit price of $10.00 per Unit on a "best efforts" basis (which means generally that the Dealer Manager will be required to use only its best efforts to sell the Units and has no firm commitment or obligation to purchase any of the Units).

     Except as provided below, the Dealer Manager will receive commissions of 8% of the Gross Offering Proceeds. The Dealer Manager will also receive 2% of the Gross Offering Proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. In addition, the Partnership may reimburse the expenses incurred by nonaffiliated dealers for actual due diligence purposes in the maximum amount of .5% of the Gross Offering Proceeds. The Partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Units. Limited Partners who elect to participate in the Distribution Reinvestment Plan will be charged Selling Commissions and dealer manager fees on Units purchased pursuant to the Distribution Reinvestment Plan on the same basis as Limited Partners purchasing Units other than pursuant to the Distribution Reinvestment Plan. Units issued by the Partnership under the Distribution Reinvestment Plan will be available only until the termination of the Offering, as described above.

     The Dealer Manager may authorize certain other broker-dealers who are members of the NASD to sell Units. In the event of the sale of Units by such other broker-dealers, the Dealer Manager may reallow its commissions in the amount of up to 8% of the Gross Offering Proceeds to such participating broker-dealers. In addition, the Dealer Manager, in its sole discretion, may reallocate to any broker-dealer participating in the Offering a portion of its dealer manager fee in the aggregate amount of up to 1% of Gross Offering Proceeds to be paid to such participating broker-dealer as a marketing fee, based on such factors as the number of Units sold by such participating broker-dealer, the assistance of such participating broker-dealer in marketing the Offering and bona fide conference fees incurred.

     In no event shall the total underwriting compensation, including sales commissions, the dealer manager fee and expense reimbursements, exceed 10% of Gross Offering Proceeds, except for the additional .5% of Gross Offering Proceeds which may be paid by the Partnership in connection with due diligence activities.

     The General Partners have agreed to indemnify the participating broker-dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

     The broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any Units will be sold.

     The General Partners may at their option purchase Units offered hereby at the public offering price, in which case they would expect to hold such Units as Limited Partners for investment and not for distribution. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any matter presented to the Limited Partners for a vote. No selling commissions will be payable by the Partnership in connection with any Units purchased by the General Partners. (See "RISK FACTORS.")

     Payment for Units should be made by check payable to "The Bank of New York, as Agent." Subscriptions will be effective only upon acceptance by the General Partners, and the General Partners reserve the right to reject any subscription in whole or in part. In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives this Prospectus. Each subscriber will receive a confirmation of the investor's purchase. Except for purchases pursuant to the Distribution Reinvestment Plan, all accepted subscriptions will be for whole Units and for not less than 100 Units ($1,000). (See "WHO SHOULD INVEST - SUITABILITY STANDARDS.") Except in Maine, Minnesota and Washington, investors who have satisfied the minimum purchase requirement and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Units discussed above, provided that such investors purchase a minimum of 2.5 Units ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 Units ($25), except for purchases pursuant to the Distribution Reinvestment Plan.

     Subscription proceeds will be placed in an interest-bearing account with The Bank of New York, Atlanta, Georgia (the "Escrow Agent") until such subscriptions aggregating at least $1,250,000 (exclusive of any subscriptions for Units by the General Partners or their Affiliates) have been received and accepted by the General Partners (the "Minimum Offering"). Any Units purchased by the General Partners or their Affiliates will not be counted in calculating the Minimum Offering. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as depository or custodian for any such funds), as directed by the General Partners. Subscribers may not withdraw funds from the escrow account.

     Investors who desire to establish an IRA for purposes of investing in Units may do so by having Wells Advisors, Inc., a qualified non-bank IRA custodian affiliated with the General Partners, act as their IRA custodian. In the event that an IRA is established having Wells Advisors, Inc. as the IRA custodian, the authority of Wells Advisors, Inc. will be limited to holding the Units on behalf of the beneficiary of the IRA and making distributions or reinvestments in Units solely at the discretion of the beneficiary of the IRA. Wells Advisors, Inc. will not have the authority to vote any of the Units held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA. (See "MANAGEMENT.")

     If the Minimum Offering of Wells Real Estate Fund X, L.P. has not been received and accepted by June 30, 1997, the Escrow Agent will promptly so notify the Partnership and this Offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. No later than five business days after termination of the Offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon after deducting escrow expenses (except for Maine, Missouri, Ohio and Pennsylvania residents). In the event that a subscriber fails to remit an executed IRS Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the subscriber's funds, the Escrow Agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with IRS Regulations. Units purchased by the General Partners will not be counted for the purpose of achieving the Minimum Offering. During the period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest net of escrow expenses will be paid to subscribers upon the termination of the escrow period.

     Initial subscribers may be admitted to the Partnership and the payments transferred from escrow to the Partnership at any time after the Partnership has received and accepted the Minimum Offering, except that subscribers residing in New York and Pennsylvania may not be admitted to the Partnership until subscriptions have been received and accepted for 250,000 Units ($2,500,000) from all sources. The funds representing subscriptions for Units from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York residents may not be included in determining whether subscriptions for the Minimum Offering have been obtained. In addition, certain other states may impose different requirements than those set forth herein. Any such additional requirements will be set forth in a supplement to this Prospectus.

     The offering of Units of Wells Real Estate Fund X, L.P. will commence upon the effective date of this Prospectus and will continue until and terminate upon the earlier of (i) December 30, 1997, or (ii) the date on which all $35,000,000 in Units of Wells Real Estate Fund X, L.P. have been sold. The offering of Units of Wells Real Estate Fund XI, L.P. will commence immediately upon the termination of the offering of Units of Wells Real Estate Fund X, L.P. and will continue until and terminate upon the earlier of (i) December 30, 1998, or (ii) the date on which all $35,000,000 in Units of Wells Real Estate Fund XI, L.P. have been sold, provided that in the event that the offering of Units of Wells Real Estate Fund XI, L.P. commences prior to December 31, 1997, the General Partners may elect to terminate the offering of Wells Real Estate Fund XI, L.P. at any time subsequent to one year after the commencement date of such offering due to the fact that certain states may limit the offering period of Wells Real Estate Fund XI, L.P. to a maximum of one year.

     Upon the termination of the offering in Units of Wells Real Estate Fund X, L.P., the foregoing provisions relating to escrowing of subscription proceeds shall also apply with respect to the offering of Units in Wells Real Estate Fund XI, L.P., which will remain in escrow with the Escrow Agent until subscriptions aggregating at least $1,250,000 (the "Minimum Offering") have been received and accepted by the General Partners, except again that subscribers residing in New York and Pennsylvania will not be admitted to Wells Real Estate Fund XI, L.P. until subscriptions have been received and accepted for 250,000 Units ($2,500,000) in Wells Real Estate Fund XI, L.P. If subscriptions for at least the Minimum Offering have not been received and accepted on or before six months after the commencement of the offering of Units in Wells Real Estate Fund XI, L.P., the offering of Wells Real Estate Fund XI, L.P. will be terminated, and in such event, all monies will be promptly refunded and returned to investors in the same manner as previously described in connection with the offering of Units in Wells Real Estate Fund X, L.P.


     The proceeds of this Offering will be received and held in trust for the benefit of purchasers of Units and will be retained in trust after closing to be used only for the purposes set forth in the "ESTIMATED USE OF PROCEEDS" section. After the close of the Minimum Offering, subscriptions will be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as Limited Partners of the Partnership on the day on which their subscriptions are accepted.

     The General Partners may sell Units to Retirement Plans of broker-dealers participating in the Offering, to broker-dealers in their individual capacities, to IRAs and Qualified Plans of their registered representatives or to any one of their registered representatives in their individual capacities for 92% of the Unit's public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the distribution. The net proceeds to the Partnership from such sales will be identical to the Partnership's net proceeds from other sales of Units.

     In connection with sales of 25,000 or more Units ($250,000) to a "purchaser" (as defined below), investors may agree with their registered representatives to reduce the amount of selling commissions payable to participating broker-dealers. Such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels:



DOLLAR                          SALES COMMISSIONS                       NET
VOLUME                      --------------------------   PURCHASE    PROCEEDS TO
OF UNITS                                                   PRICE     PARTNERSHIP
PURCHASED                     PERCENT       PER UNIT     PER UNIT     PER UNIT
--------------------------  -------------  -----------  -----------  -----------
   Under $250,000                    8.0%      $  0.80      $ 10.00     $9.20
   $250,000-$499,999                 7.0%      $0.6925      $9.8925     $9.20
   $500,000-$749,999                 6.0%      $0.5872      $9.7872     $9.20
   $750,000-$999,999                 3.0%      $0.2845      $9.4845     $9.20
   $1,000,000-$1,999,999             1.0%      $0.0929      $9.2929     $9.20
   Over $2,000,000                   0.5%      $0.0462      $9.2462     $9.20

     For example, if an investor purchases 100,000 Units in the Partnership, he could pay as little as $929,290 rather than $1,000,000 for the Units, in which event the commission on the sale of such Units would be $9,290 ($0.0929 per Unit), and the Partnership would receive net proceeds of $920,000 ($9.20 per
Unit). The net proceeds to the Partnership will not be affected by volume discounts.

     Because all investors will be deemed to have contributed the same amount per Unit to the Partnership for purposes of tax allocations and distributions of Net Cash From Operations and Sale Proceeds, an investor qualifying for a volume discount will receive a higher return on his investment in the Partnership than investors who do not qualify for such discount.

     Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any "purchaser," as that term is defined below, provided all such Units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single "purchaser." Any request to combine more than one subscription must be made in writing, and must set forth the basis for such request. Any such request will be subject to verification by the General Partners that all of such subscriptions were made by a single "purchaser."

     For the purposes of such volume discounts, the term "purchaser" includes
(i) an individual, his or her spouse and their children under the age of 21 who purchase the Units for his, her or their own accounts; (ii) a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not; (iii) an employees' trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Code; and (iv) all commingled trust funds maintained by a given bank.

     Notwithstanding the above, in connection with volume sales made to investors in the Partnership, the General Partners may, in their sole discretion, waive the "purchaser" requirements and aggregate subscriptions (including subscriptions to Prior Wells Public Programs) as part of a combined order for purposes of determining the number of Units purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including the Dealer Manager. Any such reduction in selling commission will be prorated among the separate subscribers except that, in the case of purchases through the Dealer Manager, the Dealer Manager may allocate such reduction among separate subscribers considered to be a single "purchaser" as it deems appropriate. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for Units. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

     In addition, in order to encourage purchases in amounts of 500,000 or more Units, a potential purchaser who proposes to purchase at least 500,000 Units in the Partnership may agree with the General Partners and the Dealer Manager to have the Acquisition and Advisory Fees payable to the General Partners with respect to the sale of such Units reduced to 0.5%, to have the dealer manager fee payable to the Dealer Manager with respect to the sale of such Units reduced to 0.5%, and to have the selling commissions payable with respect to the sale of such Units reduced to 0.5%, in which event the aggregate fees payable with respect to the sale of such Units would be reduced by $1.35 per Unit, and the purchaser of such Units would be required to pay a total of $8.65 per Unit purchased, rather than $10.00 per Unit. The net proceeds to the Partnership would not be affected by such fee reductions. Of the $8.65 paid per Unit, it is anticipated that approximately $8.15 per Unit (or approximately 94%) will be used to acquire Partnership Properties and pay required acquisition expenses relating to the acquisition of Partnership Properties. All such sales must be made through registered broker-dealers.

     California residents should be aware that volume discounts will not be available in connection with the sale of Units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions: (i) there can be no variance in the net proceeds to the Partnership from the sale of the Units to different purchasers of the same offering, (ii) all purchasers of the Units must be informed of the availability of quantity discounts, (iii) the same volume discounts must be allowed to all purchasers of Units which are part of the offering, (iv) the minimum amount of Units as to which volume discounts are allowed cannot be less than $10,000, (v) the variance in the price of the Units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions, and (vi) no discounts are allowed to any group of purchasers. Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of Units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Units purchased.

     Investors who, in connection with their purchase of Units, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the participating broker-dealer selling such Units and the Dealer Manager to reduce the amount of selling commissions payable with respect to such sale to zero. The net proceeds to the Partnership will not be affected by eliminating the commissions payable in connection with sales to investors purchasing through such investment advisors. All such sales must be made through registered broker-dealers.

     Neither the Dealer Manager nor its Affiliates will directly or indirectly compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for investment in the Partnership.

     In addition, subscribers for Units may agree with their participating broker-dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their Units paid over an eight year period pursuant to a deferred commission arrangement (the "Deferred Commission Option"). Limited Partners electing the Deferred Commission Option will be required to pay a total of $9.30 per Unit purchased upon subscription, rather than $10.00 per Unit, with respect to which $0.10 per Unit will be payable as commissions due upon subscription. For each of the seven years following termination of the Offering, $0.10 per Unit will be paid by the Partnership as deferred commissions with respect to Units sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of distributions of Net Cash From Operations otherwise payable to Limited Partners holding such Units. The net proceeds to the Partnership will not be affected by the election of the Deferred Commission Option. Under this arrangement, a Limited Partner electing the Deferred Commission Option will pay a 1% commission upon subscription, rather than an 8% commission, and an amount equal to a 1% commission per year thereafter for the next seven years will be deducted from and paid by the Partnership out of Net Cash From Operations otherwise distributable to such Limited Partner. (See "DISTRIBUTIONS AND ALLOCATIONS -Distributions of Net Cash From Operations.")

     Each Limited Partner purchasing Units pursuant to the Deferred Commission Option must elect upon subscription to have a sufficient number of Units treated as Class A Status Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased. In addition, Limited Partners electing the Deferred Commission Option will have limited rights to elect to have their Class A Status Units treated as Class B Status Units during the initial seven years following termination of the Offering since Limited Partners owning Units purchased pursuant to the Deferred Commission Option must own a sufficient number of Class A Status Units during the initial seven years of the Partnership to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations with respect to the total number of Class A and Class B Status Units purchased. (See "DESCRIPTION OF THE UNITS - Election of Class A or Class B Status.") Further, taxable participants electing the Deferred Commission Option will incur tax liability for Partnership income allocated to them with respect to their Units even though distributions of Net Cash From Operations otherwise distributable to such Limited Partners will instead be paid to third parties to satisfy the deferred commission obligations with respect to such Units for a period of seven years after the termination of the Offering. (SEE "RISK FACTORS - Federal Tax Risks - Risk of Taxable Income Without Cash Distributions.")

     As set forth above, in no event shall the total underwriting compensation, including sales commissions, the dealer manager fee and expense reimbursements, exceed 10% of Gross Offering Proceeds, except for the additional .5% of Gross Offering Proceeds which may be paid by the Partnership in connection with due diligence activities.

                          SUPPLEMENTAL SALES MATERIAL

     In addition to this Prospectus, the Partnership may utilize certain sales material in connection with the Offering of the Units, although only when accompanied by or preceded by the delivery of this Prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this Offering, the past performance of the General Partners and their Affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.


     The Offering of Units in the Partnership is made only by means of this Prospectus. Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated by reference in this Prospectus or said Registration Statement or as forming the basis of the Offering of the Units.



                                 LEGAL OPINIONS


     The legality of the Units being offered hereby has been passed upon for the Partnership by Holland & Knight, Atlanta, Georgia ("Counsel"). The statements under the caption "FEDERAL INCOME TAX CONSEQUENCES" as they relate to federal income tax matters have been reviewed by Counsel, and Counsel has opined as to certain income tax matters relating to an investment in the Partnership.
Counsel has represented the General Partners, as well as Affiliates of the General Partners, in other matters and may continue to do so in the future.
(See "CONFLICTS OF INTEREST.")


                                    EXPERTS


     The balance sheet of Wells Real Estate Fund X, L.P. as of July 31, 1996, the balance sheet of Wells Real Estate Fund XI, L.P. as of July 31, 1996, the financial statements of Wells Partners, L.P. as of December 31, 1995 and 1994, and for each of the years in the two year period ended December 31, 1995, and the financial statements of Wells Capital, Inc. as of December 31, 1995 and 1994, and for each of the years in the two year period ended December 31, 1995, included in Appendix I to this Prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP and KPMG Peat Marwick LLP, independent certified public accountants, and are included herein in reliance upon the authority of said firms as experts in giving said reports. The interim financial information of Wells Partners, L.P. and Wells Capital, Inc. as of September 30, 1996 and for the nine-month periods ended September 30, 1996 and 1995, the balance sheet of Wells Real Estate Fund X, L.P. as of September 30, 1996 and the balance sheet of Wells Real Estate Fund XI, L.P. as of September 30, 1996 included in Appendix I to this Prospectus have not been audited.


                              INDEPENDENT AUDITORS

     Effective September 11, 1995, each of Wells Partners, L.P. ("Wells Partners") and Wells Capital, Inc. ("Wells Capital") dismissed KPMG Peat Marwick LLP ("KPMG"), the independent accounting firm which was previously engaged as the principal accountant to audit its financial statements. KPMG's report on the financial statements of each of Wells Partners and Wells Capital did not contain, for either of the past two fiscal years preceding KPMG's dismissal, an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Wells Partners' decision to change accountants was recommended and approved by Wells Capital and its board of directors, and Wells Capital's decision to change accountants was recommended and approved by its board of directors. During the two most recent fiscal years and all subsequent interim periods preceding KPMG's dismissal, there was no disagreement between either Wells Partners or Wells Capital and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject of the disagreement in connection with its report. During the two most recent fiscal years and all subsequent interim periods preceding KPMG's dismissal, no events occurred which would be required to be disclosed in this Prospectus under applicable securities regulations in connection with the change in accountants.

     Effective September 11, 1995, each of Wells Partners and Wells Capital engaged Arthur Andersen LLP ("Arthur Andersen") as the principal accountant to audit its financial statements. During the two most recent fiscal years and any subsequent interim periods prior to engaging Arthur Andersen, neither Wells Partners or Wells Capital nor anyone on their behalf consulted Arthur Andersen regarding any matter which would be required to be disclosed in this Prospectus under applicable securities regulations in connection with the change in accountants.


                                 ADDITIONAL INFORMATION


     The Partnership has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the Units offered pursuant to this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the Registration Statement and exhibits related thereto, as well as periodic reports and information filed by the Partnership, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at (i) the public reference facilities in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, (ii) the Northeast Regional Office in New York at 7 World Trade Center, Suite 1300, New York, New York 10048, and (iii) the Midwest Regional Office in Chicago, Illinois at 500 West Madison Street, Suite 1400, Chicago, Illinois 66661-2511. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (the address of such site is http://www.sec.gov).


                                    GLOSSARY

     The following are definitions of certain terms used in this Prospectus and not otherwise defined herein or in the Partnership Agreement:

     "ACQUISITION EXPENSES" means expenses incurred in connection with the selection and acquisition of properties, whether or not acquired, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance and other miscellaneous costs and expenses relating to the selection and acquisition of properties.

     "ACQUISITION FEES" means the total of all fees and commissions paid by any party to any person in connection with the purchase, development or construction of property by the Partnership, including Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, or any other fees of a similar nature, however designated, except development fees and construction fees paid to a person not affiliated with the Sponsor in connection with the actual development or construction of a Partnership Property.

     "AFFILIATE" means (i) any person directly or indirectly controlling, controlled by or under common control with a General Partner, (ii) any person owning or controlling 10% or more of the outstanding voting securities of a General Partner, (iii) any officer, director or partner of a General Partner, and (iv) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     "CAPITAL ACCOUNT" means the account established for each Partner pursuant to Section 8.1 of the Partnership Agreement. Each Partner's Capital Account shall be determined in accordance with Treasury Regulations Section 1.704-1(b). Capital Accounts generally will be adjusted as follows. Each Partner's Capital Account shall be credited with: (i) the amount of the cash contributed to the Partnership by him; and (ii) his distributive share of Partnership income and gain; and each Partner's Capital Account shall be debited with: (iii) his distributive share of Partnership losses and deductions or items thereof; and
(iv) the cash distributed to him.

     "CAPITAL CONTRIBUTION" means the amount of cash contributed to the capital of the Partnership by a Partner.

     "CASH FLOW" means cash funds derived from operations of the Partnership, including without limitation interest and investment income, but excluding Capital Contributions, and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

     "CLASS A STATUS UNIT" means a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to Section
8.16 of the Partnership Agreement to be treated as a Class A Status Unit for the applicable accounting period.

     "CLASS B STATUS UNIT" means a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to Section
8.16 of the Partnership Agreement to be treated as a Class B Status Unit for the applicable accounting period.

     "CODE" means the Internal Revenue Code of 1986, as amended.


     "DEFERRED COMMISSION OPTION" means an agreement among a subscriber for Units in the Partnership, such subscriber's participating broker-dealer and the Dealer Manager to have sales commissions due with respect to the purchase of the subscriber's Units paid over an eight year period, in the manner described in the "PLAN OF DISTRIBUTION" section of the Prospectus.


     "EXCESS LIMITED PARTNER DISTRIBUTIONS" means any distributions to Limited Partners over the life of their investment in the Partnership in excess of the sum of their Net Capital Contributions plus their Preferential Limited Partner Return.

     "FRONT-END FEES" means fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

     "GAIN ON SALE" means the taxable income or gain for federal income tax purposes in the aggregate for each fiscal year from the sale or exchange of all or any portion of a Partnership asset after netting losses from such sales or exchanges against the gains from such transactions.

     "GROSS OFFERING PROCEEDS" means the total gross proceeds from the sale of the Units.

     "GRULPA" means the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S) 14-9-100, et seq.

     "INITIAL LIMITED PARTNER" means Brian M. Conlon.

     "INVESTMENT IN PROPERTIES" means the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership, including the purchase of properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

     "IRA" means an Individual Retirement Account established pursuant to
Section 408 of the Code.

     "LIQUIDATING DISTRIBUTIONS" means the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     "MINIMUM OFFERING" means the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

     "NASAA GUIDELINES" means the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

     "NASAA GUIDELINES RESALE PROCEEDS MAXIMUM AMOUNT" means an amount equal to 15% of Sale Proceeds remaining after payments to Limited Partners from such proceeds of amounts equal to the sum of 100% of their Net Capital Contributions plus a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.


     "NET CAPITAL CONTRIBUTION" means, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions constituting a return of unused capital or of Nonliquidating Net Sale Proceeds, but not reduced by (i) distributions of Sale Proceeds made to each Limited Partner holding Units which at any time were treated as Class B Status Units in an amount which, when added to any Net Cash From Operations previously distributed to such Limited Partner, will equal the amount of Net Cash From Operations previously paid to Limited Partners holding Units which at all times have been treated as Class A Status Units, or (ii) distributions of Net Cash From Operations. (See "DISTRIBUTIONS AND ALLOCATIONS.")


     "NET CASH FROM OPERATIONS" means Cash Flow, less adequate cash reserves for other obligations of the Partnership for which there is no provision, and the Repurchase Reserve, if any.

     "NET INCOME" or "NET LOSS" means the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

     "NET WORTH" means, except where otherwise provided herein, the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

     "NONLIQUIDATING NET SALE PROCEEDS" means the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after
(i) the payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty, sale or other disposition, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

     "OFFERING" means the offering and sale of the Units pursuant to the terms and conditions of this Prospectus.

     "ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

     "PARTNERS" means, collectively, the General Partners and the Limited Partners.

     "PARTNERSHIP" means Wells Real Estate Fund X, L.P. and/or Wells Real Estate Fund XI, L.P., the Georgia limited partnerships which will be organized pursuant to the Partnership Agreement.

     "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership in the form attached hereto as Exhibit "B" entered into by the General Partners and the Initial Limited Partner and to be adopted by the Limited Partners.

     "PARTNERSHIP PROPERTY" or "PARTNERSHIP PROPERTIES" means any and all land and improvements as may be purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

     "PREFERENTIAL LIMITED PARTNER RETURN" means with respect to each Limited Partner Unit the sum of (i) a cumulative (noncompounded) 10% per annum on a Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class A Status Unit, and (ii) a cumulative (noncompounded) 15% return on such Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class B Status Unit. Each Limited Partner's Preferential Limited Partner Return shall be calculated from the date on which such Limited Partner's Capital Contribution was made to the Partnership.

     "PRIOR WELLS PUBLIC PROGRAMS" means the prior public real estate limited partnership programs sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership, specifically, Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. and, in the case of Wells Real Estate Fund XI, L.P., including Wells Real Estate Fund X, L.P.

     "PROPERTY MANAGEMENT AND LEASING FEE" means the fee payable for day-to-day professional property management services rendered in connection with the Partnership Properties, initially payable to Wells Management Company, Inc.

     "QUALIFIED PLAN" means a qualified sole proprietorship, partnership or corporate pension or profit sharing plan established under Section 401(a) of the Code.

     "REGISTRATION STATEMENT" means the Registration Statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

     "RESIDUAL PROCEEDS" means any Sale Proceeds available for distribution to the Partners after the Limited Partners have first received distributions of Sale Proceeds in an amount equal to 100% of their Capital Contributions plus their Preferential Limited Partner Return (reduced by all prior distributions of Net Cash From Operations) and after the General Partners have received distributions of Sale Proceeds in an amount equal to 100% of their Capital Contributions.

     "RETIREMENT PLANS" means Individual Retirement Accounts ("IRAs") established under Section 408 of the Code and Qualified Plans.

     "SALE PROCEEDS" means, collectively, Nonliquidating Net Sale Proceeds and Liquidating Distributions.

     "SPONSOR" means any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such person, other than a person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or
(viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership. Based upon the foregoing, Sponsors of the Partnership include the General Partners, Wells Capital, Inc., Wells Investment Securities, Inc., Wells Management Company, Inc. and Prior Wells Public Programs.

     "UBTI" means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

     "UNUSED CAPITAL CONTRIBUTIONS" means so much of the Capital Contributions of Partners which are not required to acquire property and improvements thereon with respect to which contracts, agreements in principle or letters of understanding have been executed within the later of two years following the effective date of the Registration Statement or one year after the termination of the Offering of the Units.

     "WELLS CAPITAL" means Wells Capital, Inc., a Georgia corporation which is the sole general partner of Wells Partners, L.P.

     "WELLS PARTNERS" means Wells Partners, L.P., a Georgia limited partnership which has Wells Capital, Inc. as its sole general partner and is a General Partner of the Partnership.

     For additional definitions, see Article III of the Partnership Agreement.

                                   APPENDIX I

                              FINANCIAL STATEMENTS

                      INDEX TO AUDITED FINANCIAL STATEMENTS

                                                                                          Page
                                                                                          ----
WELLS PARTNERS, L.P.
   Audited Financial Statements
      Independent Auditors' Reports                                                         I-1
      Balance Sheets as of December 31, 1995 and 1994                                       I-3
      Statements of Operations for the years ended December 31, 1995 and 1994               I-4
      Statements of Partners' Capital for the years ended December 31, 1995 and 1994        I-5
      Statements of Cash Flows for the years ended December 31, 1995 and 1994               I-6
      Notes to Financial Statements                                                         I-7
      Schedule I - Market Value of Investments                                             I-10

WELLS CAPITAL, INC.
   Audited Financial Statements
      Independent Auditors' Reports                                                        I-11
      Balance Sheets as of December 31, 1995 and 1994                                      I-13
      Statements of Income for the years ended December 31, 1995 and 1994                  I-14
      Statements of Stockholder's Equity for the years ended December 31, 1995 and 1994    I-15
      Statements of Cash Flows for the years ended December 31, 1995 and 1994              I-16
      Notes to Financial Statements                                                        I-17

WELLS REAL ESTATE FUND X, L.P.
   Audited Balance Sheet
      Independent Auditors' Report                                                         I-21
      Balance Sheet as of July 31, 1996                                                    I-22
      Notes to Balance Sheet                                                               I-23

WELLS REAL ESTATE FUND XI, L.P.
   Audited Balance Sheet
      Independent Auditors' Report                                                         I-27
      Balance Sheet as of July 31, 1996                                                    I-28
      Notes to Balance Sheet                                                               I-29

                      (LETTERHEAD OF ARTHUR ANDERSEN LLP)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
Wells Partners, L.P.:

We have audited the accompanying balance sheet of WELLS PARTNERS, L.P. (a Georgia limited partnership) as of December 31, 1995 and the related statement of operations, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management.
Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Wells Partners, L.P. as of December 31, 1994 were audited by other auditors whose report dated January 13, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Partners, L.P. as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I, market value of investments in partnerships, is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has not been subjected to the auditing procedures applied in our audit of the basic financial statements and, accordingly, we express no opinion on it.


/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 12, 1996

                    [LETTER HEAD OF KPMG PEAT MARWICK LLP]


                         INDEPENDENT AUDITORS' REPORT


The Partners
Wells Partners, L.P.:


We have audited the accompanying balance sheet of Wells Partners, L.P., a limited partnership, as of December 31, 1994, and the related statements of operations, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Partners, L.P. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                  /s/ KPMG Peat Marwick LLP

January 13, 1995

                             WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                                BALANCE SHEETS

                          DECEMBER 31, 1995 AND 1994




                      ASSETS

                                         1995      1994
                                       --------  --------
CASH                                   $     70  $     70

INVESTMENT IN PARTNERSHIPS (NOTE 2)     128,944   125,914
                                       --------  --------
    Total assets                       $129,014  $125,984
                                       ========  ========


PARTNERS' CAPITAL

GENERAL PARTNER                        $  5,982  $  2,477

LIMITED PARTNERS                        123,032   123,507
                                       --------  --------
    Total partners' capital            $129,014  $125,984
                                       ========  ========




      The accompanying notes are an integral part of these balance sheets.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                          1995   1994
                                          =====  ====
EQUITY IN LOSS OF PARTNERSHIPS AND NET
 LOSS (NOTE 2)                            $ 480  $ 868
                                          =====  =====




        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                        STATEMENTS OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994





                                General    Limited
                                Partner   Partners     Total
                                -------   --------     ------
BALANCE AT DECEMBER 31, 1993     $1,686   $124,366   $126,052

  Capital contribution              800          0        800
  Net loss                           (9)      (859)      (868)
                                 ------   --------   --------
BALANCE AT DECEMBER 31, 1994      2,477    123,507    125,984

  Capital contribution            3,510          0      3,510
  Net loss                           (5)      (475)      (480)
                                 ------   --------   --------
BALANCE AT DECEMBER 31, 1995     $5,982   $123,032   $129,014
                                 ======   ========   ========




        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994





                                             1995      1994
                                            -------   -----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                  $   480   $ 868
  Adjustment to reconcile net loss to net
   cash used by operating activities:
    Equity in loss of partnership              (480)   (868)
                                            -------   -----
      Net cash used by operating activitie        0       0

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Investment in limited partnership          (3,510)   (800)

CASH FLOWS PROVIDED BY FINANCING
 ACTIVITIES:
  General partner contributions               3,510     800
                                            -------   -----
      Net change in cash                          0       0

CASH AT BEGINNING OF YEAR                        70      70
                                            -------   -----
CASH AT END OF YEAR                         $    70   $  70
                                            =======   =====




        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1995 AND 1994

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   ORGANIZATION AND BUSINESS

   Wells Partners (the "Partnership") is a limited partnership under the laws of the state of Georgia. The general partner is Wells Capital, Inc., a Georgia corporation. The Partnership serves as the general partner in several affiliated limited partnerships. The Partnership is currently a general partner in Wells Real Estate Fund IV, L.P. ("Fund IV"), Wells Real Estate Fund V, L.P. ("Fund V"), Wells Real Estate Fund VI, L.P. ("Fund VI"), Wells Real Estate Fund VII, L.P. ("Fund VII"), Wells Real Estate Fund VIII, L.P. ("Fund VIII"), and Wells Real Estate Fund IX, L.P. ("Fund IX"), collectively referred to as the "Funds". The Partnership also owns limited partnership interests in Beaver Ruin--Arc Way, Ltd. ("Beaver Ruin") and Carter Boulevard, Ltd. ("Carter Boulevard").

   Although, as set forth above, the Partnership is a general partner in the Funds, the Partnership's general partner, Wells Capital, Inc., has acted as the general partner for the Funds on behalf of the Partnership.

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   INCOME TAXES

   The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective share of profits and losses in their individual income tax returns.

2. INVESTMENT IN PARTNERSHIPS

   The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investments in partnerships are recorded using the equity method of accounting. Each of the partnerships, except for Beaver Ruin and Carter Boulevard, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investment in partnerships at December 31, 1995 and 1994 is as follows:

                                                      1995       1994
                                                    ---------  --------
      19.2% ownership interest in Beaver Ruin        $ 81,910  $ 77,452
      51.27% ownership interest in Carter Boulevard    46,284    45,976
      Wells Real Estate Fund VI                             0     1,462
      Wells Real Estate Fund VII                            0       224
      Wells Real Estate Fund VIII                         350       400
      Wells Real Estate Fund IX                           400       400
                                                     $128,944  $125,914

   The assets of Beaver Ruin and Carter Boulevard are comprised primarily of an investment in a parcel of undeveloped land. The general partner of the Partnership is also the general partner of Beaver Ruin.

   Fund VI owns all of its properties through an investment in five joint ventures which, as of December 31, 1995, owned an interest in three commercial office buildings, a shopping center, four retail buildings, two retail centers under construction, and an office/retail center under construction.

   Fund VII owns a retail/office building directly. In addition, Fund VII owns properties through investments in five joint ventures which, as of December 31, 1995, owned an interest in two commercial office buildings, a shopping center, two retail buildings, two retail centers under construction, and an office/retail center under construction.

   In addition, the Partnership owns interests in Fund IV and Fund V. Fund IV owns all of its properties through investments in two joint ventures which, as of December 31, 1995, owned interests in a retail shopping center, two commercial office buildings, and a medical center development. Fund V owns all of its properties through investments in three joint ventures which, as of December 31, 1995, owned interests in three commercial office buildings, two retail buildings, and a medical center development. The Partnership's investments in Fund IV and Fund V were $0 at December 31, 1995 and 1994.

   The Partnership is entitled to share in the allocation of cash distributions and net income (losses) based on ownership percentages outlined in the partnership agreements.

3. INCOME TAXES

   The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status but such an opinion is not binding upon the internal Revenue Service.

4. COMMITMENTS AND CONTINGENCIES

   Management, after consultation with counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may be subject to litigation or claims.

                                                                      SCHEDULE I
                              WELLS PARTNERS, L.P.

                        (A GEORGIA LIMITED PARTNERSHIP)


                  MARKET VALUE OF INVESTMENTS IN PARTNERSHIPS

                            AS OF DECEMBER 31, 1995

                                  (Unaudited)




* 19.2% OWNERSHIP INTEREST IN BEAVER RUIN ARC WAY, LTD.      $  869,000

* 51.27% OWNERSHIP INTEREST IN CARTER BOULEVARD, LTD.           299,000

  OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND VIII, L.P.           350

  OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND IX, L.P.             400
                                                             ----------
                                                             $1,168,750
                                                             ==========

*The market value of the undeveloped land owned by Beaver Ruin and Carter
 Boulevard is based on an appraisal by an outside party.


        The accompanying notes are an integral part of this schedule.

                      (LETTERHEAD OF ARTHUR ANDERSEN LLP)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder of
Wells Capital, Inc.:

We have audited the accompanying balance sheet of WELLS CAPITAL, INC. (a Georgia corporation) as of December 31, 1995 and the related statements of income, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
January 12, 1996

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors
Wells Capital, Inc.:


We have audited the accompanying balance sheet of Wells Capital, Inc. as of December 31, 1994, and the related statements of earnings, stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.]

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                  /s/ KPMG Peat Marwick LLP

January 13, 1995

                              WELLS CAPITAL, INC.


                                BALANCE SHEETS

                          DECEMBER 31, 1995 AND 1994



                                     ASSETS

                                                                1995      1994
                                                             ---------  --------
CURRENT ASSETS:
  Cash                                                        $130,457  $  3,863
  Due from affiliates (Note 2)                                 306,229   401,977
  Other receivables                                              8,533     9,562
                                                              --------  --------
    Total current assets                                       445,219   415,402

INVESTMENT IN PARTNERSHIPS (NOTE 3)                             16,483    20,035
                                                              --------  --------
    Total assets                                              $461,702  $435,437
                                                              ========  ========


                         LIABILITIES AND STOCKHOLDER'S EQUITY

ACCOUNTS PAYABLE                                              $ 84,893  $ 88,656
                                                              --------  --------
COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 100,000 shares authorized, 600
    shares issued                                                  600       600

  Contributed capital                                          306,541   306,541

  Retained earnings                                             69,668    39,640
                                                              --------  --------
    Total stockholder's equity                                 376,809   346,781
                                                              --------  --------
    Total liabilities and stockholder's equity                $461,702  $435,437
                                                              ========  ========




      The accompanying notes are an integral part of these balance sheets.

                              WELLS CAPITAL, INC.


                              STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994





                                                          1995        1994
                                                       ----------  ----------
REVENUES:
  Acquisition and advisory fees (Note 4)               $1,083,281  $1,301,061
  Equity in income of limited partnerships (Note 3)        11,984           0
                                                       ----------  ----------
                                                        1,095,265   1,301,061
                                                       ----------  ----------
EXPENSES:
  Salaries and wages                                      725,274     953,999
  Occupancy                                                26,484      26,484
  General and administrative                              313,479     217,093
  Equity in loss of limited partnerships (Note 3)               0       5,312
                                                       ----------  ----------
                                                        1,065,237   1,202,888
                                                       ----------  ----------
NET INCOME                                             $   30,028  $   98,173
                                                       ==========  ==========




        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                       STATEMENTS OF STOCKHOLDER'S EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994





                                                   (Accumulated
                                                     Deficit)         Total
                              Common  Contributed    Retained     Stockholder's
                              Stock     Capital      Earnings        Equity
                              ------  -----------  -------------  -------------
                                $100     $100,000      $(10,000)       $100,000

BALANCE, DECEMBER 31, 1993      $600     $306,541      $(58,533)       $248,608

Net income                         0            0        98,173          98,173

BALANCE, DECEMBER 31, 1994       600      306,541        39,640         346,781

Net income                         0            0        30,028          30,028

BALANCE, DECEMBER 31, 1995      $600     $306,541      $ 69,668        $376,809




        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994




                                                                            1995        1994
                                                                         ---------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                              $ 30,028   $  98,173
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Equity in (income) loss from limited partnerships                      (11,984)      5,312
  Changes in assets and liabilities:
    Due from affiliates                                                     95,748    (109,092)
    Other receivables                                                        1,029      (5,777)
    Accounts payable                                                        (3,763)    (36,318)
                                                                         ---------    --------
      Total adjustments                                                     81,030    (145,875)
                                                                         =========    ========

Net cash provided by (used in) operating activities                        111,058     (47,702)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additional investment in limited partnerships                                  0        (800)
  Distributions from limited partnerships                                   15,536         252
  Net cash provided by (used in) investing activities                       15,536        (548)
  Net increase (decrease) in cash                                          126,594     (48,250)

CASH AT BEGINNING OF YEAR                                                    3,863      52,113

CASH AT END OF YEAR                                                       $130,457   $   3,863




        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Wells Capital, Inc. (the "Company") was organized on April 18, 1984 as a corporation under the Georgia Business Corporation Code. The Company is in the business of serving as a general partner in public limited partnerships. As a general partner, the Company performs certain administrative services for the Wells Real Estate funds, such as accounting and other administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate funds based on time spent on each fund by individual administrative personnel. The sole stockholder of the Company is Leo F. Wells III.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Company elected to be treated as an S corporation effective January 1, 1987. No provision for income taxes is recorded, because any income tax liability is the responsibility of the stockholder.

2. RELATED-PARTY TRANSACTIONS

Due from affiliates at December 31, 1995 and 1994 represents primarily organizational and offering expenses paid by the company on behalf of the Wells Real Estate Funds VII, L.P., VIII, L.P. and IX, L.P. The remaining due from affiliates represents operating expenses paid by the Company on behalf of the affiliates. The following is a detail of due from affiliates:


                                       1995      1994
                                     -------    ------

Wells Real Estate Fund VII, L.P.     $      0  $ 14,829
Wells Real Estate Fund VIII, L.P.     136,436   133,494
Wells Real Estate Fund IX, L.P.       142,229    42,409
Wells Management Company, Inc.          6,709   209,137
Other affiliates                       20,855     2,108
                                     --------  --------
                                     $306,229  $401,977
                                     ========  ========

Offering costs paid by the Company on behalf of and reimbursed by Wells Real Estate Fund VIII, L.P. of approximately $126,000 were paid to related parties.

3. INVESTMENT IN PARTNERSHIPS

The following is a reconciliation of the Company's investment in partnerships as of December 31, 1995 and 1994:


                                                     1995       1994
                                                   --------   --------

Investment in partnerships, beginning of period    $ 20,035   $24,799
Contribution to partnerships                              0       800
Equity in income (loss) of partnerships              11,984    (5,312)
Distributions from partnerships                     (15,536)     (252)
                                                   --------   -------
Investment in partnerships, end of period          $ 16,483   $20,035
                                                   ========   =======


The Company is a general partner in Wells Real Estate Fund I ("Fund I"), Wells Real Estate Fund II ("Fund II"), Wells Real Estate Fund II-OW ("Fund II-OW"), and Wells Real Estate Fund III, L.P. ("Fund III"), all of which are Georgia public limited partnerships and Wells Partners, L.P. ("Wells Partners"), a Georgia limited partnership. The Company does not have control over the operations of the partnerships; however, it does exercise significant influence. Accordingly, the investment in the partnerships is recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 to act as a general partner for Wells Real Estate Fund IV, L.P. ("Fund IV") and Wells Real Estate Fund V, L.P. ("Fund V"). In December 1992, Wells Partners became the general partner for Wells Real Estate Fund VI, L.P. ("Fund VI") and Wells Real Estate Fund VII, L.P. ("Fund VII"). In August 1994, Wells Partners became the general partner for Wells Real Estate Fund VIII, L.P. ("Fund VIII") and Wells Real Estate Fund IX, L.P. ("Fund IX"). Funds IV, V, VI, VII, VIII, and IX have the same investment objectives as Funds I, II, II-OW, and III. The Company's investment in each partnership at December 31, 1995 and 1994 is as follows:


                                      1995     1994
                                    -------  -------

      Fund I                        $11,027  $13,236
      Fund II                         3,096    4,322
      Wells Partners                  2,360    2,477
                                    -------  -------
                                    $16,483  $20,035
                                    =======  =======


As of December 31, 1995, Fund I owned interests in a medical office building, two commercial office buildings, three retail shopping centers, and a project consisting of seven office buildings and a shopping center.

Fund II and Fund II-OW own all of their properties through a joint venture, which, as of December 31, 1995, owned interests in a retail shopping center, a project consisting of seven office buildings and a shopping center, two office buildings, a parcel of land upon which a restaurant was developed and a retail shopping center is currently under development. The Partnership's investment in Fund II-OW was $0 at December 31, 1995 and 1994.

As of December 31, 1995, Fund III owned interests in three office buildings, a retail shopping center, a parcel of land upon part of which a restaurant was developed and a retail shopping center is currently under development. The Partnership's investment in Fund III was $0 at December 31, 1995 and 1994.

The Company is entitled to share in the allocation of cash distributions and net income (loss) based on percentages outlined in the partnership agreements. The Company, as general partner, paid all the organization and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions in organization and offering expenses. The Company also paid, or is currently paying, on behalf of Wells Partners the organization and offering expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, and Fund IX. Pursuant to the partnership agreements of Fund IV and Fund V, these two partnerships can only pay up to 3% of total limited partners' contributions in organization and offering expenses. Pursuant to the partnership agreements of Fund VI, Fund VII, Fund VIII, and Fund IX, these partnerships can reimburse the Company up to 5% of total limited partners' contributions in organization and offering costs.

During the year ended December 31, 1995, the Company paid and was reimbursed for organization and offering costs related to Fund VII totaling approximately $40,260, which did not exceed the 5% reimbursement limitation. During 1995, the Company expensed approximately $40,432 of organizational and offering costs related to Fund VII, which exceeded the 5% reimbursement limitation.

As of December 31, 1995, the Company had a receivable for unreimbursed organization and offering costs related to Fund VIII totaling $96,972 which is included in due from affiliates (Note 2). During 1995, the Company expensed approximately $38,000 of organization and offering costs related to Fund VIII which exceeded the 5% reimbursement limitation.

As of December 31, 1995, the Company paid organizational and offering costs related to Fund IX of $142,229. Fund IX filed a registration statement with the Securities and Exchange Commission for the offering and sale of its limited partnership units, which became effective on January 6, 1995. In order for the Company to be reimbursed for these expenses, Fund IX will need to receive approximately $1,250,000 in limited partners' contributions. At this time, the Company believes that all of the foregoing organization and offering expenses will be reimbursed. The Company's receivable for the aforementioned expenses is included in due from affiliates (Note 2).


4. ACQUISITION AND ADVISORY FEES

Acquisition and advisory fees were earned from Fund VII and Fund viii in 1995 and from Fund VI and Fund VII in 1994. Pursuant to the partnership agreements of Fund VI, Fund VII, and Fund VIII, total fees earned may not exceed 3 1/2% of limited partners' contributions. As of December 31, 1995 and 1994, all fees were collected for limited partners' contributions received by Fund VI, fund VII, and Fund VIII.


5. COMMITMENTS AND CONTINGENCIES

The Company has guaranteed the indebtedness of an affiliate, Wells Management Company, Inc., for an amount not to exceed $200,000.

Management, after consultation with counsel, is not aware of any significant litigation or claims against the Company. In the normal course of business, the Company may be subject to litigation or claims.

                      (LETTERHEAD OF ARTHUR ANDERSEN LLP)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Wells Real Estate Fund X, L.P.:

We have audited the accompanying balance sheet of WELLS REAL ESTATE FUND X, L.P. (a Georgia public limited partnership) as of July 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund X, L.P. as of July 31, 1996 in conformity with generally accepted accounting principles.



/s/ ARTHUR ANDERSEN LLP


Atlanta, Georgia
August 19, 1996

                        WELLS REAL ESTATE FUND X, L.P.

                    (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                                 BALANCE SHEET

                                 JULY 31, 1996



                    ASSETS

CASH                                          $   600

DEFERRED OFFERING COSTS (NOTE 2)               53,154
                                              -------
    Total assets                              $53,754
                                              =======


       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES, DUE TO AFFILIATE (NOTE 2)        $53,154
                                              -------
COMMITMENTS AND CONTINGENCIES (NOTE 5)

PARTNERS' CAPITAL:
  General partners                                500
  Limited partner                                 100
                                              -------
    Total partners' capital                       600
                                              -------
    Total liabilities and partners' capital   $53,754
                                              =======

                         WELLS REAL ESTATE FUND X, L.P.

                     (A GEORGIA PUBLIC LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENT

                                 JULY 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Wells Real Estate Fund X, L.P. (the "Partnership") is a public limited partnership organized on June 20, 1996, under the laws of the State of Georgia. The general partners are Leo F. Wells III and Wells Partners, L.P., a Georgia nonpublic limited partnership. The Partnership has one class of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as Class A Status Units (entitled to allocation of substantially all of the Partnership's net income without allocation of any deductions for depreciation, amortization, cost recovery, or net losses) or Class B Status Units (entitled to a larger share of deductions for depreciation, amortization, cost recovery and net loss, and a higher percentage return on appreciation (if any) of real estate investments, but no current cash distributions). Thereafter, limited partners shall have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each quarterly accounting period. Limited partners owning a majority of the Units may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of July 31, 1996.

The Partnership intends to acquire on an all cash basis and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Partnership is not subject to federal or state income tax, and therefore, none have been provided for in the accompanying financial statement. The partners are required to include their respective share of profits and losses in their individual income tax returns.

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, such distributions first are paid to limited partners holding Class A Status Units until they have received a 10% annual return on their net capital contributions, as defined. Then such distributions are paid to the general partners until they have received 10% of the total amount thus far distributed. Any remaining cash available for distribution is split between the limited partners holding Class A Status Units and the general partners on a basis of 90% and 10%, respectively. No such distributions will be made to the limited partners holding Class B Status Units.

ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

Net income of the Partnership will be allocated each year in the same proportions that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A Status units and 1% to the general partners.

Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B Status Units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable:
(a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B Status Units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

DISTRIBUTION OF SALES PROCEEDS

Upon sales of properties, the net sales proceeds will be distributed in the following order:

     . To limited partners holding units which at any time have been treated as Class B Status Units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A Status Units;

     . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contribution, as defined;

     . To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contribution, as defined;

     . To limited partners on a per unit basis until they receive an amount equal to their Preferential Limited Partner Return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A Status Units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B Status Units);

     . To the general partners until they have received 100% of their capital contributions;


     . Then, if and only in the event that limited partners have received any Excess Limited Partner Distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their Preferential Limited Partner Return), to the general partners until they have received distributions equal to 20% of the sum of any such Excess Limited Partner Distributions plus distributions made to the general partners pursuant to this provision; and

     . Thereafter 80% to the limited partners on a per unit basis and 20% to the general partners.

2. DEFERRED OFFERING COSTS

Organization and offering expenses, to the extent they exceed 5% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of July 31, 1996, the Company had paid organization and offering expenses related to the Partnership of $53,154. A registration statement covering both the Partnership and Wells Real Estate Fund XI, L.P. was filed with the Securities and Exchange Commission ("SEC") on July 11, 1996. The registration statement of the Partnership has to be declared effective by the SEC, and the Partnership needs to receive approximately $1,250,000 in limited partners' contributions before the liability to the Company will be paid. At this time, the general partners believe that the registration statement for the Partnership will be declared effective and that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

3. RELATED-PARTY TRANSACTIONS

The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees paid to a comparable outside firm, or (b) 3% of the gross revenues for management and 3% of the gross revenues for leasing (aggregate maximum of 6%) generally paid over the life of the lease, plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the lease, except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners while serving in the capacity as general partners for other Wells Real Estate Funds may be in competition with the Partnership for tenants in similar geographic markets.

4. INCOME TAXES

The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for Federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status prior to its effectiveness for the offering of limited partnership units, but such an opinion is not binding upon the Internal Revenue Service.

5. COMMITMENTS AND CONTINGENCIES

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may become subject to such litigation or claims.

                      (LETTERHEAD OF ARTHUR ANDERSEN LLP)


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Wells Real Estate Fund XI, L.P.:

We have audited the accompanying balance sheet of WELLS REAL ESTATE FUND XI, L.P. (a Georgia public limited partnership) as of July 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund XI, L.P. as of July 31, 1996 in conformity with generally accepted accounting principles.



/s/ARTHUR ANDERSEN LLP


Atlanta, Georgia
August 19, 1996

                        WELLS REAL ESTATE FUND XI, L.P.

                    (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                                 BALANCE SHEET

                                 JULY 31, 1996



                      ASSETS

CASH                                          $   600

DEFERRED OFFERING COSTS (NOTE 2)               53,154
                                              -------
    Total assets                              $53,754
                                              =======

       LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES, DUE TO AFFILIATE (NOTE 2)        $53,154
                                              -------
COMMITMENTS AND CONTINGENCIES (NOTE 5)

PARTNERS' CAPITAL:
  General partners                                500
  Limited partner                                 100
                                              -------
    Total partners' capital                       600
                                              -------
    Total liabilities and partners' capital   $53,754
                                              =======



       The accompanying notes are an integral part of this balance sheet.

                        WELLS REAL ESTATE FUND XI, L.P.



                     (A GEORGIA PUBLIC LIMITED PARTNERSHIP)


                          NOTES TO FINANCIAL STATEMENT

                                 JULY 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Wells Real Estate Fund XI, L.P. (the "Partnership") is a public limited partnership organized on June 20, 1996, under the laws of the State of Georgia. The general partners are Leo F. Wells III and Wells Partners, L.P., a Georgia nonpublic limited partnership. The Partnership has one class of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as Class A Status Units (entitled to allocation of substantially all of the Partnership's net income without allocation of any deductions for depreciation, amortization, cost recovery, or net losses) or Class B Status Units (entitled to a larger share of deductions for depreciation, amortization, cost recovery and net loss, and a higher percentage return on appreciation (if any) of real estate investments, but no current cash distributions). Thereafter, limited partners shall have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each quarterly accounting period. Limited partners owning a majority of the Units may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of July 31, 1996.

The Partnership intends to acquire on an all cash basis and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statement. The partners are required to include their respective share of profits and losses in their individual income tax returns.

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, such distributions first are paid to limited partners holding Class A Status Units until they have received a 10% annual return on their net capital contributions, as defined. Then such distributions are paid to the general partners until they have received 10% of the total amount thus far distributed. Any remaining cash available for distribution is split between the limited partners holding Class A Status Units and the general partners on a basis of 90% and 10%, respectively. No such distributions will be made to the limited partners holding Class B Status Units.

ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

Net income of the Partnership will be allocated each year in the same proportions that net cash from operations is distributed to the partners. To the extent the partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A Status Units and 1% to the general partners.

Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B Status units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable:
(a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B Status Units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

DISTRIBUTION OF SALES PROCEEDS

Upon sales of properties, the net sales proceeds will be distributed in the following order:

 . To limited partners holding units which at any time have been treated as Class
  B Status Units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A Status Units;

 . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contribution, as defined;

 . To all limited partners on a per unit basis until they receive a cumulative
  10% per annum return on their net capital contribution, as defined;

 . To limited partners on a per unit basis until they receive an amount equal to their Preferential Limited Partner Return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A Status Units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B Status Units);

 . To the general partners until they have received 100% of their capital contributions;

 . Then, if and only in the event that limited partners have received any Excess
  Limited Partner Distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their Preferential Limited Partner Return), to the general partners until they have received distributions equal to 20% of the sum of any such Excess Limited Partner Distributions plus distributions made to the general partners pursuant to this provision; and

 . Thereafter 80% to the limited partners on a per unit basis and 20% to the general partners.

2. DEFERRED OFFERING COSTS

Organization and offering expenses, to the extent they exceed 5% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of July 31, 1996, the Company had paid organization and offering expenses related to the Partnership of $53,154. A registration statement covering both the Partnership and Wells Real Estate Fund XI, L.P. was filed with the Securities and Exchange Commission ("SEC") on July 11, 1996. The registration statement of the Partnership has to be declared effective by the SEC, and the Partnership needs to receive approximately $1,250,000 in limited partners' contributions before the liability to the Company will be paid. At this time, the general partners believe that the registration statement for the Partnership will be declared effective and that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

3. RELATED-PARTY TRANSACTIONS

The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 3% of the gross revenues for management and 3% of the gross revenues for leasing (aggregate maximum of 6%) generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners while serving in the capacity as general partners for other Wells Real Estate Funds may be in competition with the Partnership for tenants in similar geographic markets.

4. INCOME TAXES

The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for Federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status prior to its effectiveness for the offering of limited partnership units, but such an opinion is not binding upon the Internal Revenue Service.

5. COMMITMENTS AND CONTINGENCIES

Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may become subject to such litigation or claims.

                    INDEX TO UNAUDITED FINANCIAL STATEMENTS

                                                                                               Page
----------------------------------------------------------------------------------------------------

WELLS PARTNERS, L.P.
   Unaudited Financial Statements

      Balance Sheets as of September 30, 1996 and December 31, 1995..........................  I-34
      Statements of Operations for the seven months ended September 30, 1996 and 1995........  I-35
      Statements of Partners' Capital for the nine months ended September 30, 1996 and 1995..  I-36
      Statements of Cash Flows for the nine months ended September 30, 1996 and 1995.........  I-37
      Notes to Financial Statements..........................................................  I-38

WELLS CAPITAL, INC.
   Unaudited Financial Statements

      Balance Sheets as of September 30, 1996 and December 31, 1995..........................  I-41
      Statements of Earnings for the nine months ended September 30, 1996 and 1995...........  I-42
      Statements of Stockholder's Equity for the nine months ended September 30, 1996 and the year ended December 31, 1995................................................  I-43
      Statements of Cash Flows for the nine months ended September 30, 1996 and 1995.........  I-44
      Notes to Financial Statements..........................................................  I-45

WELLS REAL ESTATE FUND X, L.P.
   Unaudited Balance Sheet
      Balance Sheet as of September 30, 1996.................................................  I-46
      Notes to Balance Sheet.................................................................  I-47

WELLS REAL ESTATE FUND XI, L.P.
   Unaudited Balance Sheet
      Balance Sheet as of September 30, 1996.................................................  I-51
      Notes to Balance Sheet.................................................................  I-52

                              WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                                 Balance Sheets


                                            (Unaudited)      (Audited)
                                          Sept. 30, 1996   Dec. 31, 1995
                                          ---------------  --------------

                     Assets
                     ------
Cash                                            $     70        $     70
Investments in limited partnerships              129,265         128,944
 (note 2)                                       --------        --------
     Total Assets                               $129,335        $129,014
                                                --------        --------
                Partners' Capital
                -----------------
General Partner                                 $  6,777        $  5,982
Limited Partners                                 122,558         123,032
                                                --------        --------
     Total Partners' Capital                    $129,335        $129,014
                                                --------        --------


See accompanying notes to financial statements.

                              WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                            Statements of Operations
                                  (Unaudited)


                                           Nine Months Ended
                                 --------------------------------------
                                 September 30, 1996  September 30, 1995
                                 ------------------  ------------------

Equity in loss of partnership          $479                 $70
                                       ----                 ---
     Net loss                          $479                 $70
                                       ====                 ===



See accompanying notes to financial statements.

                              WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                         Statement of Partners' Capital
                      For the Year Ended December 31, 1995

                  and the Nine Months Ended September 30, 1996
                                  (Unaudited)


                                 General    Limited
                                 Partner    Partners     Total
                                 --------  ----------  ----------
Balance at December 31,1995       $5,982    $123,032    $129,014
     Capital Contribution            800           0         800
     Net Loss                         (5)       (474)       (479)
                                  ------    --------    --------

Balance at September 30, 1996     $6,777    $122,558    $129,335
                                  ------    --------    --------


                              WELLS PARTNERS, L.P.
                            (a Limited Partnership)

                            Statements of Cash Flows
                                  (Unaudited)


                                                           Nine Months Ended
                                                ----------------------------------------
                                                September 30, 1996   September 30, 1995
                                                -------------------  -------------------

Cash flows from operating activities:
 Net loss                                            $(479)                $(70)
  Adjustments to reconcile net loss to net
    cash used by operating activities-equity
    in loss of limited partnership                     479                   70
                                                     -----                 ----
   Net cash used by operating activities                 0                    0
                                                     -----                 ----
Net change in cash                                       0                    0
Cash at beginning of year                               70                   70
                                                     -----                 ----
Cash at end of year                                  $  70                 $ 70
                                                     -----                 ----



See accompanying notes to financial statements.

                              WELLS PARTNERS, L.P.

                    Condensed Notes to Financial Statements
                                  (Unaudited)


(1)  General
     -------

 The financial statements of Wells Partners, L.P. (the Partnership) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim statements have not been examined by independent accountants, but in the opinion of the General Partner of the Partnership, the statements for the unaudited interim periods presented include only adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. For further information, refer to the financial statements and footnotes included in the audited Partnership report for the year ended December 31, 1995.

 Although the Partnership is a general partner in Wells Real Estate Fund IV, L.P. (Fund IV), Wells Real Estate Fund V, L.P. (Fund V), Wells Real Estate Fund VI, L.P. (Fund VI), Wells Real Estate Fund VII, L.P. (Fund VII), Wells Real Estate Fund VIII, L.P. (Fund VIII), Wells Real Estate Fund IX, L.P. (Fund IX), Wells Real Estate Fund X, L.P. (Fund X), and Wells Real Estate Fund XI, L.P. (Fund XI) (collectively, the "Funds"), its general partner, Wells Capital, Inc., has acted on behalf of the Partnership as the general partner of such partnerships. Accordingly, all revenues and expenses relating to the offering of the limited partnership units of the Funds were recorded by Wells Capital, Inc. The Partnership also owns limited partnership interests in Beaver Ruin - Arc Way, Ltd. (Beaver Ruin) and Carter Boulevard, Ltd. (Carter Boulevard).

(2)  Investment in Partnerships
     --------------------------

 The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investments in partnerships are recorded using the equity method of accounting. Each of the Funds has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investment in partnerships at September 30, 1996 and December 31, 1995 is as follows:



                                        September 30, 1996   December 31, 1995
                                       --------------------  ------------------

                                         Cost      Market     Cost     Market
                                       ---------  ---------  -------  ---------
19.2% ownership interest in Beaver
 Ruin - Arc Way, Ltd.                   $ 81,781    768,000   81,910    869,000
51.27% ownership interest in Carter
 Boulevard, Ltd.                          46,284    260,000   45,976    299,000
Wells Real Estate Fund VI, L.P.                0          0      668        668

Wells Real Estate Fund VII, L.P.               0          0        0          0

Wells Real Estate Fund VIII, L.P.              0          0      350        350
Wells Real Estate Fund IX, L.P.              400        400      400        400
Wells Real Estate Fund X, L.P.               400        400        0          0
Wells Real Estate Fund XI, L.P.              400        400        0          0
                                        --------  ---------  -------  ---------

                                        $129,265  1,029,200  129,304  1,169,418
                                        --------  ---------  -------  ---------



The assets of Beaver Ruin and Carter Boulevard are comprised primarily of an investment in a parcel of undeveloped land. The general partner of the Partnership is also the general partner of Beaver Ruin. The market value of this land was based on an appraisal dated June, 1996, and has decreased as compared to December 31, 1995 which was based on an appraisal originally obtained June, 1988 which was updated December, 1994 to reflect estimated economic and market conditions.

Fund VI owns all of its properties through an investment in six joint ventures which, as of September 30, 1996, owned an interest in three commercial office buildings, four retail centers, one retail center under construction, and an office/retail center under construction.

Fund VII owns all of its properties through investment in five joint ventures which, as of September 30, 1996, owned an interest in three commercial office buildings, three retail centers, two office/retail centers, and a retail center under construction.

Fund VIII owns all of its properties through an investment in three joint ventures which, as of September 30, 1996, owned an interest in two commercial office buildings, one office/retail center, one retail center under construction and one commercial office building under construction.


Fund IX owns a property through an investment in a joint venture which, as of September 30, 1996, owned one commercial office building under construction.

In addition, the Partnership owns interests in Fund IV and Fund V. Fund IV owns all of its properties through investments in two joint ventures which, as of September 30, 1996, owned interests in a retail shopping center, two commercial office buildings, and a medical center development comprising two office buildings. Fund V owns all of its properties through investments in three joint ventures which, as of September 30, 1996, owned interests in three commercial office buildings, two retail buildings, and a medical center development comprising two office buildings. The Partnership's investments in Fund IV and Fund V were $0 at September 30, 1996 and December 31, 1995.

The Partnership is entitled to share in the allocation of cash distributions and net income (losses) of the foregoing partnership investments based on ownership percentages outlined in the partnership agreements.



                 [Remainder of page intentionally left blank.]

                              WELLS CAPITAL, INC.

                                 Balance Sheets


                                                  (Unaudited)      (Audited)
                                                Sept. 30, 1996   Dec. 31, 1995
                                                ---------------  --------------
                    Assets
                    ------
Current Assets:
  Cash                                                $  6,891        $130,457
  Due from Affiliates                                  398,818         306,229
  Other Receivables                                         39           8,533
                                                      --------        --------
  Total Current Assets                                 405,748         445,219
                                                      --------        --------
Investments in partnerships                             17,022          16,483
                                                      --------        --------
  Total Assets                                        $422,770        $461,702
                                                      ========        ========
    Liabilities and Stockholder's Equity
    ------------------------------------
Current Liabilities - Accounts Payable                $ 54,653        $ 84,893
Stockholder's Equity:
  Common Stock, $1 par value. Authorized
    100,000 shares; issued 600 shares                      600             600
  Contributed capital                                  306,541         306,541
  Accumulated retained earnings                         60,976          69,668
                                                      --------        --------
  Total Stockholder's Equity                           368,117         376,809
                                                      --------        --------
  Total Liabilities and Stockholder's Equity          $422,770        $461,702
                                                      ========        ========



See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                             Statements of Earnings
                                  (Unaudited)


                                                       Nine Months Ended
                                            ----------------------------------------
                                            September 30, 1996   September 30, 1995
                                            -------------------  -------------------
Revenues - Acquisition and Advisory Fees          $752,270             $746,636
Expenses:
  Legal and Accounting                              12,479                2,778
  Salaries and Wages                               665,420              737,729
  Rent                                              17,656               17,656
  General and Administrative                        65,407               83,672
                                                  --------             --------
     Total Expenses                                760,962              841,835
                                                  --------             --------
  Net Loss                                        $ (8,692)            $(95,199)
                                                  ========             ========

See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                       Statement of Stockholder's Equity
                                  (Unaudited)



  For the Nine Months Ended September 30, 1996 and the Year Ended December 31, 1995
                                                                                Total
                                    Common   Contributed   Accumulated   Stockholder's
                                     Stock     Capital       Earnings        Equity
                                    -------  ------------  ------------  --------------
Balance at December 31, 1994         $600       306,541       39,640         346,781
Net Earnings                           --            --       30,028          30,028
                                     ----       -------       ------         -------
Balance at December 31, 1995          600       306,541       69,668         376,809
                                     ----       -------       ------         -------

Net Loss                               --            --       (8,692)         (8,692)
                                     ----       -------       ------         -------
Balance at September 30, 1996        $600       306,541       60,976         368,117
                                     ====       =======       ======         =======



See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                            Statements of Cash Flows
                                  (Unaudited)


                                                                 Nine Months Ended
                                                          --------------------------------
                                                          Sept. 30, 1996   Sept. 30, 1995
                                                          ---------------  ---------------
Cash flows from operating activities:
  Net Loss                                                     $  (8,692)        $(95,199)
Adjustments to reconcile net earnings to net cash used
 in operating activities:
  Changes in assets and liabilities:
     Due from Affiliates                                         (92,589)          98,078
     Other Receivables                                             8,494           (1,100)
     Accounts Payable                                            (30,240)          (2,174)
       Total Adjustments                                       ---------         --------
                                                                (114,335)          94,804
       Net Cash used in Operating Activities                   ---------         --------
                                                                (123,027)            (395)

Cash flows from investing activities:
  Additional investment in limited partnerships                     (800)              --
  Distribution from limited partnerships                             261              244
     Net cash (used in) provided by investing                  ---------         --------
      activities
                                                                    (539)             244
                                                               ---------         --------
     Net decrease in cash                                       (123,566)            (151)
Cash at beginning of year                                        130,457            3,863
                                                               ---------         --------
Cash at end of period                                          $   6,891         $  3,712
                                                               =========         ========




See accompanying condensed notes to financial statements.

                              WELLS CAPITAL, INC.

                    Condensed Notes to Financial Statements
                                  (Unaudited)


(1) General
    -------

  The financial statements of Wells Capital, Inc. (the Company) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. These interim statements have not been examined by independent accountants, but in the opinion of the management, the statements for the unaudited interim periods presented include only adjustments, which are of normal and recurring nature, necessary to present a fair presentation of the results for such periods. For further information, refer to the financial statements and footnotes included in the audited report of the Company for the year ended December 31, 1995.

  The Company is a general partner in Wells Real Estate Fund I (Fund I), Wells Real Estate Fund II (Fund II), Wells Real Estate Fund II-OW (Fund II-OW), Wells Real Estate Fund III, L.P. (Fund III), and Wells Partners, L.P., each a Georgia limited partnership. The Company, as general partner, paid all the organizational and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to such partnerships' respective partnership agreements, each of which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions in organizational and offering expenses. The Company is the sole general partner of Wells Partners, L.P., which is a general partner of Wells Real Estate Fund IV, L.P. (Fund IV), Wells Real Estate Fund V, L.P. (Fund V), Wells Real Estate Fund VI, L.P. (Fund VI), Wells Real Estate Fund VII, L.P. (Fund VII), Wells Real Estate Fund VIII, L.P. (Fund VIII), Wells Real Estate Fund IX, L.P. (Fund IX), Wells Real Estate Fund X, L.P. (Fund X) and Wells Real Estate Fund XI, L.P. (Fund
  XI) and as such, the Company also paid or is currently paying on behalf of Wells Partners, L.P. the offering and organizational expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, Fund IX, Fund X and Fund XI. Pursuant to the partnership agreements of Fund IV and Fund V, these two partnerships can only reimburse the Company for up to 3% of total limited partners' contributions in offering and organizational expenses. Pursuant to the partnership agreements of Fund VI, Fund VII, Fund VIII, Fund IX, Fund X and Fund XI, these partnerships can reimburse the Company for up to 5% of total limited partners' contributions in offering and organizational expenses.

                         WELLS REAL ESTATE FUND X, L.P.
                        (a Georgia limited partnership)

                                 Balance Sheet
                                  (Unaudited)

                               September 30, 1996

Assets
------
Cash                                                             $   600
Deferred offering costs (note 2)                                  82,593
                                                                 -------
  Total Assets                                                   $83,193
                                                                 =======
Liabilities and Partners' Capital
---------------------------------
Liabilities, due to Affiliate (note 2)                           $82,593
Partners' Capital:
  General Partner                                                    500
  Limited Partner                                                    100
                                                                 -------
     Total Partners' Capital                                         600
                                                                 -------
Total Liabilities and Partners' Capital                          $83,193
                                                                 =======



See accompanying notes to the balance sheet.

                        WELLS REAL ESTATE FUND X, L.P.
                        (a Georgia limited partnership)

                          Notes to Financial Statement
                                  (Unaudited)

                               September 30, 1996


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION AND BUSINESS

  Wells Real Estate Fund X, L.P. (the Partnership) is a limited partnership organized on June 20, 1996, under the laws of the State of Georgia. The general partners are Leo F. Wells III and Wells Partners, L.P., a Georgia limited partnership. The Partnership has one class of limited partnership units. Upon subscription for units, each limited partner must elect whether to have his units treated as Class A Status Units (entitled to allocation of substantially all of the Partnership's net income without allocation of any deductions for depreciation, amortization, cost recovery, or net losses) or Class B Status Units (entitled to a larger share of deductions for depreciation, amortization, cost recovery and net loss, and a higher percentage return on appreciation (if any) of real estate investments, but no current cash distributions). Thereafter, limited partners shall have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each quarterly accounting period. Limited partners owning a majority of the Units may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of September 30, 1996.

  The Partnership intends to acquire on an all cash basis and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

  USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  INCOME TAXES

  The Partnership is not subject to federal or state income tax, and therefore, none have been provided for in the accompanying financial statement. The partners are required to include their respective share of profits and losses in their individual income tax returns.

  DISTRIBUTIONS OF NET CASH FROM OPERATIONS

  Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, such distributions first are paid to limited partners holding Class A Status Units until they have received a 10% annual return on their net capital contributions, as defined. Then such distributions are paid to the general partners until they have received 10% of the total amount thus far distributed. Any remaining cash available for distribution is split between the limited partners holding Class A Status Units and the general partners on a basis of 90% and 10%, respectively. No such distributions will be made to the limited partners holding Class B Status Units.

  ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

  Net income of the Partnership will be allocated each year in the same proportions that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A Status Units and 1% to the general partners.

  Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B Status Units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

  Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B Status Units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

  DISTRIBUTION OF SALES PROCEEDS

  Upon sales of properties, the net sales proceeds will be distributed in the following order:

    . To limited partners holding units which at any time have been treated as Class B Status Units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A Status Units;

    . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contribution, as defined;

    . To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contribution, as defined;

    . To limited partners on a per unit basis until they receive an amount equal to their Preferential Limited Partner Return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A Status Units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B Status Units);

    . To the general partners until they have received 100% of their capital contributions;

    . Then, if and only in the event that limited partners have received any Excess Limited Partner Distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their Preferential Limited Partner Return), to the general partners until they have received distributions equal to 20% of the sum of any such Excess Limited Partner Distributions plus distributions made to the general partners pursuant to this provision; and

    . Thereafter 80% to the limited partners on a per unit basis and 20% to the general partners.

(2) DEFERRED OFFERING COSTS

  Organization and offering expenses, to the extent they exceed 5% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

  As of September 30, 1996, the Company had paid organization and offering expenses related to the Partnership of $82,593. A registration statement covering both the Partnership and Wells Real Estate Fund XI, L.P. was filed with the Securities and Exchange Commission ("SEC") on July 11, 1996. The registration statement of the Partnership has to be declared effective by the SEC, and the Partnership needs to receive approximately $1,651,860 in limited partners' contributions before the liability to the Company will be paid. At this time, the general partners believe that the registration statement for the Partnership will be declared effective and that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

(3) RELATED-PARTY TRANSACTIONS

  The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees paid to a comparable outside firm, or (b) 3% of the gross revenues for management and 3% of the gross revenues for leasing (aggregate maximum of 6%) generally paid over the life of the lease, plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the lease, except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

  The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners while serving in the capacity as general partners for other Wells Real Estate Funds may be in competition with the Partnership for tenants in similar geographic markets.

(4) INCOME TAXES

  The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for Federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status prior to its effectiveness for the offering of limited partnership units, but such an opinion is not binding upon the Internal Revenue Service.

(5) COMMITMENTS AND CONTINGENCIES

  Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may become subject to such litigation or claims.

                        WELLS REAL ESTATE FUND XI, L.P.
                        (a Georgia limited partnership)

                                 Balance Sheet
                                  (Unaudited)

                               September 30, 1996


Assets
------
Cash                                                        $   600
Deferred offering costs (note 2)                             81,663
                                                            -------
  Total Assets                                              $82,263
                                                            =======
Liabilities and Partners' Capital
---------------------------------
Liabilities, due to Affiliate (note 2)                      $81,663
Partners' Capital:
  General Partner                                               500
  Limited Partner                                               100
                                                            -------
     Total Partners' Capital                                    600
                                                            -------
Total Liabilities and Partners' Capital                     $82,263
                                                            =======



See accompanying notes to the balance sheet.

                        WELLS REAL ESTATE FUND XI, L.P.
                        (a Georgia limited partnership)

                          Notes to Financial Statement
                                  (Unaudited)

                               September 30, 1996


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  ORGANIZATION AND BUSINESS

  Wells Real Estate Fund XI, L.P. (the Partnership) is a limited partnership organized on June 20, 1996, under the laws of the State of Georgia. The general partners are Leo F. Wells III and Wells Partners, L.P., a Georgia limited partnership. The Partnership has one class of limited partnership units. Upon subscription for units, each limited partner must elect whether to have his units treated as Class A Status Units (entitled to allocation of substantially all of the Partnership's net income without allocation of any deductions for depreciation, amortization, cost recovery, or net losses) or Class B Status Units (entitled to a larger share of deductions for depreciation, amortization, cost recovery and net loss, and a higher percentage return on appreciation (if any) of real estate investments, but no current cash distributions). Thereafter, limited partners shall have the right to change their prior election to have some or all of their Units treated as Class A Status Units or Class B Status Units one time during each quarterly accounting period. Limited partners owning a majority of the Units may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of September 30, 1996.

  The Partnership intends to acquire on an all cash basis and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

  USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  INCOME TAXES

  The Partnership is not subject to federal or state income tax, and therefore, none have been provided for in the accompanying financial statement. The partners are required to include their respective share of profits and losses in their individual income tax returns.

  DISTRIBUTIONS OF NET CASH FROM OPERATIONS

  Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, such distributions first are paid to limited partners holding Class A Status Units until they have received a 10% annual return on their net capital contributions, as defined. Then such distributions are paid to the general partners until they have received 10% of the total amount thus far distributed. Any remaining cash available for distribution is split between the limited partners holding Class A Status Units and the general partners on a basis of 90% and 10%, respectively. No such distributions will be made to the limited partners holding Class B Status Units.

  ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

  Net income of the Partnership will be allocated each year in the same proportions that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A Status Units and 1% to the general partners.

  Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B Status Units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

  Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable: (a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B Status Units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

  DISTRIBUTION OF SALES PROCEEDS

  Upon sales of properties, the net sales proceeds will be distributed in the following order:

    . To limited partners holding units which at any time have been treated as Class B Status Units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A Status Units;

    . To limited partners on a per unit basis until each limited partner has received 100% of their net capital contribution, as defined;

    . To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contribution, as defined;

    . To limited partners on a per unit basis until they receive an amount equal to their Preferential Limited Partner Return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A Status Units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B Status Units);

    . To the general partners until they have received 100% of their capital contributions;

    . Then, if and only in the event that limited partners have received any Excess Limited Partner Distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their Preferential Limited Partner Return), to the general partners until they have received distributions equal to 20% of the sum of any such Excess Limited Partner Distributions plus distributions made to the general partners pursuant to this provision; and

    . Thereafter 80% to the limited partners on a per unit basis and 20% to the general partners.

(2) DEFERRED OFFERING COSTS

  Organization and offering expenses, to the extent they exceed 5% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

  As of September 30, 1996, the Company had paid organization and offering expenses related to the Partnership of $81,663. A registration statement covering both the Partnership and Wells Real Estate Fund X, L.P. was filed with the Securities and Exchange Commission ("SEC") on July 11, 1996. The registration statement of the Partnership has to be declared effective by the SEC, and the Partnership needs to receive approximately $1,633,260 in limited partners' contributions before the liability to the Company will be paid. At this time, the general partners believe that the registration statement for the Partnership will be declared effective and that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

(3) RELATED-PARTY TRANSACTIONS

  The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 3% of the gross revenues for management and 3% of the gross revenues for leasing (aggregate maximum of 6%) generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

  The general partners are also general partners in other Wells Real Estate Funds. As such, there may exist conflicts of interest where the general partners while serving in the capacity as general partners for other Wells Real Estate Funds may be in competition with the Partnership for tenants in similar geographic markets.

(4) INCOME TAXES

  The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for Federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status prior to its effectiveness for the offering of limited partnership units, but such an opinion is not binding upon the Internal Revenue Service.

(5) COMMITMENTS AND CONTINGENCIES

  Management, after consultation with legal counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may become subject to such litigation or claims.

                                   EXHIBIT A


                            PRIOR PERFORMANCE TABLES

                                   EXHIBIT A

                            PRIOR PERFORMANCE TABLES


   The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the General Partners or their Affiliates ("Prior Programs") which have investment objectives similar to the Partnership.

   Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this Prospectus.

   INVESTORS IN THE PARTNERSHIP WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

   These Tables present actual results of Prior Programs that have investment objectives similar to those of the Partnership. The Partnership's investment objectives are to maximize Net Cash From Operations; to preserve original Capital Contributions; and to realize capital appreciation over a period of time. All of the General Partners' Prior Programs have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

   The General Partners are responsible for the acquisition, operation, maintenance and resale of the Partnership Properties. The financial results of the Prior Programs thus provide an indication of the General Partners' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

   The following tables are included herein:

   TABLE I - Experience in Raising and Investing Funds (As a Percentage of Investment)

   TABLE II - Compensation to Sponsor (in Dollars)

   TABLE III - Annual Operating Results of Prior Programs

   TABLE IV (Results of completed programs) and TABLE V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

   Additional information relating to the acquisition of properties by the Prior Programs is contained in TABLE VI, which is included in the Registration Statement which the Partnership has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

   The following are definitions of certain terms used in the Tables:

   "ACQUISITION FEES" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

   "ORGANIZATION EXPENSES" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

  "UNDERWRITING FEES" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

  This Table provides a summary of the experience of the General Partners and their Affiliates in Prior Programs for which offerings have been completed since December 31, 1992. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.



                                                       Wells Real         Wells Real         Wells Real         Wells Real
                                                       Estate Fund        Estate Fund        Estate Fund        Estate Fund

                                                         V, L.P.           VI, L.P.           VII, L.P.         VIII, L.P.

                                                    -----------------  -----------------  -----------------  -----------------

Dollar Amount Raised                                $17,006,020/(3)/   $25,000,000/(4)/   $23,374,961/(5)/   $30,144,542/(6)/
                                                    ================   ================   ================   ================
Percentage Amount Raised                                 100.0%/(3)/        100.0%/(4)/        100.0%/(5)/        100.0%/(6)/
Less Offering Expenses

  Underwriting Fees                                       10.0%              10.0%              10.0%              10.0%
  Organizational Expenses                                  3.0%               5.0%               5.0%               5.0%
Reserves/(1)/                                              1.0%               1.0%               1.0%               0.0%
                                                          ----               ----               ----               ----
  Percent Available for Investment                        86.0%              84.0%              84.0%              85.0%
Acquisition and Development Costs

  Prepaid Items and Fees related to Purchase
    of Property                                            1.2%               0.3%               0.0%               0.0%
  Cash Down Payment                                       36.1%              40.4%              16.3%               0.0%
  Acquisition Fees/(2)/                                    5.5%               3.7%               3.5%               3.5%
  Development and Construction Costs                      43.2%              39.6%              64.2%              24.2%
Reserve for Payment of Indebtedness                        0.0%               0.0%               0.0%               0.0%
                                                          ----               ----               ----               ----
Total Acquisition and Development Cost                    86.0%              84.0%              84.0%              27.7%
                                                          ----               ----               ----               ----
Percent Leveraged                                          0.0%               0.0%               0.0%               0.0%
                                                          ====               ====               ====               ====
Date Offering Began                                    03/06/92           04/05/93           04/24/94           01/06/95
Length of Offering                                       12 mo./(3)/        12 mo./(4)/        12 mo.             12 mo.

Months to Invest 90% of Amount Available for

 Investment (Measured from Beginning of Offering)        22 mo.             15 mo.             12 mo.                   /(7)/


Number of Investors                                       1,665              1,791              1,865              2,086

--------------------


(1) Does not include General Partner contributions held as part of reserves.
(2) Includes development fees, real estate commissions, general contractor fees and/or architectural fees paid to Affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund V, L.P. closed its offering on March 3, 1993 and the total dollar amount raised was $17,006,020.
(4) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VI, L.P. closed its offering on April 4, 1994 and the total dollar amount raised was $25,000,000.
(5) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VII, L.P. closed its offering on January 5, 1995 and the total dollar amount raised was $24,180,174.
(6) Total dollar amount registered and available to be offered was $35,000,000. As of December 31, 1995, Wells Real Estate Fund VIII, L.P. had not yet completed its offering. The total dollar amount received as of that date was $30,144,542.
(7) As of December 31, 1995, Wells Real Estate Fund VIII, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1995 was 23% of the total dollar amount raised.

                                   TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

  The following sets forth the compensation received by General Partners or Affiliates of the General Partners, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1992. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1995.



                                                    Wells Real    Wells Real    Wells Real    Wells Real       Other
                                                   Estate Fund   Estate Fund   Estate Fund   Estate Fund      Public
                                                     V, L.P.       VI, L.P.     VII, L.P.     VIII, L.P.   Programs/(1)/
                                                   ------------  ------------  ------------  ------------  -------------
Date Offering Commenced                                03/06/92      04/05/93      04/06/94      01/06/95
Dollar Amount Raised /(2)/                          $17,006,020   $25,000,000   $24,180,174   $30,144,542   $108,012,212
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(3)/                            $   200,432   $   119,936   $   178,122   $   172,929   $    251,371
  Acquisition Fees
   Real Estate Commissions                                   --            --            --            --             --
   Acquisition and Advisory Fees/(4)/               $   935,331   $   932,216   $   846,306   $ 1,055,059   $  6,163,838
Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(5)/          $ 2,272,483   $ 1,644,885   $   971,752   $   236,953   $ 21,059,211
Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                       $   238,457   $    36,712   $    15,574   $       373   $    682,201
 Partnership Management Fee                                  --            --            --            --             --
 Reimbursements                                     $   168,481   $    70,146   $    31,674   $    11,130   $  1,095,919
 Leasing Commissions                                $    80,793   $    15,646   $     6,634   $       373   $    785,840
 General Partner Distributions                               --            --            --            --         15,205
 Other                                                       --            --            --            --             --
Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                       --            --            --            --             --
  Notes                                                      --            --            --            --             --
Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                    --            --            --            --             --
  Incentive Fees                                             --            --            --            --             --
  Other                                                      --            --            --            --             --
----------------


(1) Includes compensation paid to General Partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P. and Wells Real Estate Fund IV, L.P. during the past three years. General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Fund I and properties owned jointly by Fund I and Fund II. At December 31, 1995, the amount of such fees due the General Partners totaled $1,170,611.
(2) Represents amount raised as of December 31, 1995. Wells Real Estate Fund VIII, L.P. had not yet completed its offering of Limited Partnership Units as of that date.
(3) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds V, VI, VII and VIII, which were not reallowed to participating broker-dealers.
(4) Fees paid to the General Partners or their Affiliates for acquisition advisory services in connection with the review and evaluation of potential real property acquisitions.
(5) Includes $38,628 in net cash used by operating activities, $1,823,380 in distributions paid to limited partners and $487,731 in payments to sponsors for Wells Real Estate Fund V, L.P.; $15,549 in net cash provided by operating activities, $1,506,832 in distributions paid to limited partners and $122,504 in payments to sponsor for Wells Real Estate Fund VI, L.P.; $22,064 in net cash used by operating activities, $939,934 in distributions paid to limited partners and $53,882 in payments to sponsor for Wells Real Estate Fund VII, L.P.; $225,077 in net cash provided by operating activities and $11,876 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; and $1,140,651 in net cash provided by operating activities, $17,339,395 in distributions paid to limited partners and $2,579,165 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

          The tables on the following five (5) pages set forth operating results of prior programs sponsored by the General Partners the offerings of which have been completed since December 31, 1990. The information relates only to public programs with investment objectives similar to those of the Partnership. All figures are as of December 31 of the year indicated.

                                   TABLE III
                                  (UNAUDITED)

                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IV, L.P.

                                                              1995         1994          1993           1992          1991
                                                           -----------  -----------  -------------  ------------  ------------
Gross Revenues/(1)/                                          $694,521    $ 678,591    $   570,709    $  421,532    $   94,279
Profit on Sale of Properties                                       --           --             --            --            --
Less: Operating Expenses/(2)/                                  64,404       67,330         67,548       214,340        79,026
  Depreciation and Amortization/(3)/                            6,250        6,250          6,250         6,250         5,208
                                                             --------    ---------    -----------    ----------    ----------
Net Income GAAP Basis/(4)/                                   $623,867    $ 605,011    $   496,911    $  200,942    $   10,045
                                                             ========    =========    ===========    ==========    ==========
Taxable Income: Operations                                   $655,474    $ 541,939    $   420,649    $  179,790    $   12,983
                                                             ========    =========    ===========    ==========    ==========
Cash Generated (Used By):
  Operations                                                  (56,817)     (58,610)       (22,444)       29,139       (28,635)
  Joint Ventures                                              975,911      864,771        465,951       124,696            --
                                                             --------    ---------    -----------    ----------    ----------
                                                             $919,094    $ 806,161    $   443,507    $  153,835    $  (28,635)
Less Cash Distributions to Investors:
  Operating Cash Flow                                         919,094      787,029        443,507       153,835            --
  Return of Capital                                                --           --         20,271        80,567            --
  Undistributed Cash Flow from Prior
   Year Operations                                              3,613
                                                             --------
Cash Generated (Deficiency) after Cash Distributions         $ (3,613)   $  19,132    $   (20,271)   $  (80,567)   $  (28,635)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                   --           --             --            --           500
   Increase in Limited Partner Contributions                       --           --             --     4,572,355     9,042,297
                                                             --------    ---------    -----------    ----------    ----------
                                                             $ (3,613)   $  19,132    $   (20,271)   $4,491,788    $9,014,162
Use of Funds:
  Sales Commissions and Offering Expenses                                       --             --       667,701     1,067,372
  Property Acquisitions and Deferred Project Costs             13,541      289,608      3,627,673     4,949,701     2,737,108
                                                             --------    ---------    -----------    ----------    ----------
Cash Generated (Deficiency) after Cash Distributions
  and Special Items                                          $(17,154)   $(270,476)   $(3,647,944)   $1,125,614    $5,209,682
                                                             ========    =========    ===========    ==========    ==========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                     47           47             54            23             5
    - Operations Class B Units                                      0          (27)          (561)         (262)          (54)
   Capital Gain (Loss)                                              0            0              0             0             0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                     53           42             48            21             3
    - Operations Class B Units                                   (126)         (11)          (565)         (262)          (40)
   Capital Gain (Loss)                                             --           --             --            --            --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                47           47             35            18            --
  - Return of Capital Class A Units                                23           13             --            --            --
  - Return of Capital Class B Units                                --           --             --            --            --
 Source (on Cash Basis)
  - Operations Class A Units                                       70           60             33            12            --
  - Return of Capital Class A Units                                --           --              2             6            --
  - Operations Class B Units                                       --           --             --            --            --

Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported
 in the Table                                                     100%

-------------------
(1) Includes $4,105 in equity in earnings of joint ventures and $90,174 from investment of reserve funds in 1991; $194,776 in equity in earnings of joint ventures and $226,756 from investment of reserve funds in 1992; $522,210 in equity in earnings of joint ventures and $48,499 from investment of reserve funds in 1993; $668,076 in equity in earnings of joint ventures and $10,515 from investment of reserve funds in 1994; and $683,934 in equity in earnings of joint ventures and $10,587 from investment of reserve funds in 1995. At December 31, 1995, the leasing status of all developed property was 93.17% including developed property in initial lease-up.
(2)  Includes partnership administrative expenses and property taxes.
(3) Included in equity in earnings of joint ventures in gross revenue is depreciation and amortization of $5,484 for 1991, $95,155 for 1992, $218,173 for 1993, $309,421 for 1994, and $368,943 for 1995.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $20,738 to Class A Limited Partners, $(10,586) to Class B Limited Partners and $(107) to General Partners for 1991; $302,347 to Class A Limited Partners, $(101,012) to Class B Limited Partners and $(393) to General Partners for 1992; $713,069 to Class A Limited Partners and $(216,158) to Class B Limited Partners for 1993; $615,309 to Class A Limited Partners and $(10,298) to Class B Limited Partners for 1994; and $623,867 to Class A Limited Partners, $0 to Class B Limited Partners and $0 to General Partners for 1995.

                                   TABLE III
                                  (UNAUDITED)

                      OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND V, L.P.

                                                                    1995          1994           1993          1992       1991
                                                                 -----------  -------------  ------------  -------------  ----
Gross Revenues/(1)/                                              $  764,624    $   656,958   $   458,213    $    58,640   N/A
Profit on Sale of Properties                                             --             --            --             --
Less: Operating Expenses/(2)/                                        68,735         88,987        96,964         71,521
  Depreciation and Amortization/(3)/                                  6,250          6,250         6,250          5,208
                                                                 ----------    -----------   -----------    -----------
Net Income (Loss) GAAP Basis/(4)/                                $  689,639    $   561,721   $   354,999    $   (18,089)
                                                                 ==========    ===========   ===========    ===========
Taxable Income (Loss): Operations                                $  676,367    $   528,025   $   280,000    $   (18,089)
                                                                 ==========    ===========   ===========    ===========
Cash Generated (Used By):
  Operations                                                        (46,235)       (10,395)      112,594        (33,006)
  Joint Ventures                                                  1,020,905        653,729        54,154             --
                                                                 ----------    -----------   -----------    -----------
                                                                 $  974,670    $   643,334   $   166,748    $   (33,006)
Less Cash Distributions to Investors:
  Operating Cash Flow                                               969,011        643,334       151,336             --
  Return of Capital                                                      --         44,257            --             --
  Undistributed Cash Flow from Prior Year Operations                     --         15,412
                                                                 ----------    -----------   -----------    -----------
Cash Generated (Deficiency) after Cash Distributions             $    5,659    $   (59,669)  $    15,412    $   (33,006)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --             --            --             --
   Increase in Limited Partner Contributions                             --             --     5,589,786     11,416,234
                                                                 ----------    -----------   -----------    -----------
                                                                 $    5,659    $   (59,699)  $ 5,605,198    $11,383,228
Use of Funds:
  Sales Commissions and Offering Expenses                                --             --       764,599      1,377,645
  Return of Original Limited Partner's Investment                        --             --            --            100
  Property Acquisitions and Deferred Project Costs                 (233,501)     2,366,507     7,755,116      4,181,338
                                                                 ----------    -----------   -----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                  $ (227,842)   $(2,426,206)  $(2,914,517)   $ 5,824,145
                                                                 ==========    ===========   ===========    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           73             58            29              0
    - Operations Class B Units                                         (272)          (180)          (54)           (65)
   Capital Gain (Loss)                                                                   0             0              0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           69             55            36             --
    - Operations Class B Units                                         (246)          (181)          (58)           (21)
   Capital Gain (Loss)                                                                  --            --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      63             46            10             --
  - Return of Capital Class A Units                                      --             --            --             --
  - Return of Capital Class B Units                                      --             --            --             --
 Source (on Cash Basis)
  - Operations Class A Units                                             63             43            10             --
  - Return of Capital Class A Units                                      --              3            --             --
  - Operations Class B Units                                             --             --            --             --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table           100%

-------------------
(1) Includes $19,125 in equity in loss of joint ventures and $77,765 from investment of reserve funds in 1992; $207,234 in equity in earnings of joint ventures and $250,979 from investment of reserve funds in 1993; $592,902 in equity in earnings of joint ventures and $64,056 from investment of reserve funds in 1994; and $745,173 in equity in earnings of joint ventures and $19,451 from investment of reserve funds in 1995. At December 31, 1995, the leasing status of all developed property was 92.32% including developed property in initial lease-up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings (loss) of joint ventures in gross revenue is depreciation and amortization of $100,796 for 1993, $324,578 for 1994, and $440,333 for 1995.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $(17,908) to Class B Limited Partners and $(181) to General Partners for 1992; $442,135 to Class A Limited Partners, $(87,868) to Class B Limited Partners and $732 to General Partners for 1993; $879,232 to Class A Limited Partners, $(316,460) to Class B Limited Partners and $(1,051) to General Partners for 1994; and $1,124,203 to Class A Limited Partners and $(434,564) to Class B Limited Partners and $0 for 1995.

                                   TABLE III
                                  (UNAUDITED)

                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                                    1995           1994           1993          1992        1991
                                                               --------------  -------------  -------------  ----------  ----------
Gross Revenues/(1)/                                             $  1,002,567    $   819,535    $    82,723       N/A         N/A
Profit on Sale of Properties                                              --             --             --
Less: Operating Expenses/(2)/                                         94,489        112,389         46,608
  Depreciation and Amortization/(3)/                                   6,250          6,250          4,687
                                                                ------------    -----------    -----------
Net Income GAAP Basis/(4)/                                      $    901,828    $   700,896    $    31,428
                                                                ============    ===========    ===========
Taxable Loss: Operations                                        $    916,531    $   667,682    $    31,428
                                                                ============    ===========    ===========
Cash Generated (Used By):
  Operations                                                         278,728        276,376         (2,478)
  Joint Ventures                                                     766,212        203,543             --
                                                                ------------    -----------    -----------
                                                                $  1,044,940    $   479,919    $    (2,478)
Less Cash Distributions to Investors:
  Operating Cash Flow                                              1,044,940        245,800             --
  Return of Capital                                                       --             --             --
  Undistributed Cash Flow from Prior Year Operations                 216,092             --             --
                                                                ------------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions            $   (216,092)   $   234,119    $    (2,478)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --             --             --
   Increase in Limited Partner Contributions                              --     12,163,461     12,836,539
                                                                ------------    -----------    -----------
                                                                $         --    $12,397,580    $12,834,061
Use of Funds:
  Sales Commissions and Offering Expenses                                 --      1,776,909      1,781,724
  Return of Original Limited Partner's Investment                         --             --            100
  Property Acquisitions and Deferred Project Costs                10,721,376      5,912,454      3,856,239
                                                                ------------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $(10,937,468)   $ 4,708,217    $ 7,195,998
                                                                ============    ===========    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                            57             43              9
    - Operations Class B Units                                           (60)           (12)            (5)
   Capital Gain (Loss)                                                    --             --              0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                            56             41              1
    - Operations Class B Units                                           (51)           (22)            --
   Capital Gain (Loss)                                                    --             --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                       57             14             --
  - Return of Capital Class A Units                                        4             --             --
  - Return of Capital Class B Units                                       --             --             --
 Source (on Cash Basis)
  - Operations Class A Units                                              61             14             --
  - Operations Class B Units                                              --             --             --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                               100%

-----------------
(1) Includes $3,436 in equity in loss of joint ventures and $86,159 from investment of reserve funds in 1993, $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, and $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995. At December 31, 1995, the leasing status was 94%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in loss of joint ventures in gross revenues is depreciation of $3,436 for 1993, $107,807 for 1994, and $264,866 for 1995.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $39,551 to Class A Limited Partners, $(8,042) to Class B Limited Partners and $(81) to the General Partner for 1993; $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; and $1,172,944 to Class A Limited Partners and $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995.

                                   TABLE III
                                  (UNAUDITED)

                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VII, L.P.




                                                                    1995           1994         1993        1992        1991
                                                               --------------  ------------  ----------  ----------  ----------
Gross Revenues/(1)/                                             $    925,246    $   286,371      N/A         N/A         N/A
Profit on Sale of Properties                                                             --
Less: Operating Expenses/(2)/                                        114,953         78,420
  Depreciation and Amortization/(3)/                                   6,250          4,688
                                                                ------------    -----------
Net Income GAAP Basis/(4)/                                      $    804,043    $   203,263
                                                                ============    ===========
Taxable Income: Operations                                      $    812,402    $   195,067
                                                                ============    ===========
Cash Generated (Used By):
  Operations                                                         431,728         47,595
  Joint Ventures                                                     424,304         14,243
                                                                ------------    -----------
                                                                $    856,032    $    61,838
Less Cash Distributions to Investors:
  Operating Cash Flow                                                856,032         52,195
  Return of Capital                                                   22,064             --
  Undistributed Cash Flow from Prior Year Operations                   9,643             --
                                                                ------------    -----------
Cash Generated (Deficiency) after Cash Distributions            $    (31,707)   $     9,643

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --             --
   Increase in Limited Partner Contributions                    $    805,212    $23,374,961
                                                                ------------    -----------
                                                                $    773,505    $23,384,604
Use of Funds:
  Sales Commissions and Offering Expenses                            244,207      3,351,569
  Return of Original Limited Partner's Investment                        100             --
  Property Acquisitions and Deferred Project Costs                14,971,002      4,477,765
                                                                ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $(14,441,804)   $15,555,270
                                                                ============    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                            57             29
    - Operations Class B Units                                           (20)             9
   Capital Gain (Loss)                                                                   --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                            55             28
    - Operations Class B Units                                           (16)            17
   Capital Gain (Loss)                                                    --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                       52              7
  - Return of Capital Class A Units                                       --             --
  - Return of Capital Class B Units                                       --             --
 Source (on Cash Basis)
  - Operations Class A Units                                              51              7
  - Return of Capital Class A Units                                        1             --
  - Operations Class B Units                                              --             --
Source (on a Priority Distribution Basis)/5/
 - Investment income Class A Units                                        30              4
 - Return of Capital Class A Units                                        22              3
 - Return of Capital Class B Units                                        --             --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                               100%

-------------------
(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, and $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995. At December 31, 1995, the leasing status was 89.6%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, and $140,533 for 1995.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; and $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995.

(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1995, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $380,770.

                                   TABLE III
                                  (UNAUDITED)

                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.


                                                                   1995          1994        1993        1992        1991
                                                               -------------  ----------  ----------  ----------  ----------
Gross Revenues/(1)/                                             $   402,428       N/A         N/A         N/A         N/A
Profit on Sale of Properties
Less: Operating Expenses/(2)/                                       122,264
  Depreciation and Amortization/(3)/                                  6,250
                                                                -----------
Net Income GAAP Basis/(4)/                                      $   273,914
                                                                ===========
Taxable Income: Operations                                      $   404,348
                                                                ===========
Cash Generated (Used By):
  Operations                                                        204,790
  Joint Ventures                                                     20,287
                                                                -----------
                                                                $   225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                                    --
                                                                -----------
Cash Generated (Deficiency) after Cash Distributions            $   225,077

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions
   Increase in Limited Partner Contributions/(5)/                30,144,542
                                                                -----------
                                                                $30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                         4,310,028
  Return of Original Limited Partner's Investment                        --
  Property Acquisitions and Deferred Project Costs                6,618,273
                                                                -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $19,441,318
                                                                ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           28
    - Operations Class B Units                                           (7)
   Capital Gain (Loss)
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           17
    - Operations Class B Units                                           (3)
   Capital Gain (Loss)
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      --
  - Return of Capital Class A Units                                      --
  - Return of Capital Class B Units                                      --
 Source (on Cash Basis)
  - Operations Class A Units                                             --
  - Operations Class B Units                                             --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                              100%


---------------
(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995. At December 31, 1995, the leasing status was 93.7%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995.
(5) At December 31, 1995, Wells Real Estate Fund VIII, L.P. had not yet completed its offering of Limited Partnership Units.

                                   EXHIBIT B


                     FORM OF AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                       WELLS REAL ESTATE FUND X/XI, L.P.

                       WELLS REAL ESTATE FUND X/XI, L.P.

                   TABLE OF CONTENTS TO PARTNERSHIP AGREEMENT

                                                                Page
                                                                ----

I     FORMATION................................................  B-1

II    NAME.....................................................  B-1

III   DEFINITIONS..............................................  B-1

IV    BUSINESS.................................................  B-7

V     NAMES AND ADDRESSES OF PARTNERS..........................  B-7

VI    TERM.....................................................  B-8

VII   PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT.....  B-8

VIII  CAPITAL CONTRIBUTIONS....................................  B-8

IX    DISTRIBUTIONS............................................  B-13

X     ALLOCATIONS..............................................  B-16

XI    MANAGEMENT OF THE PARTNERSHIP............................  B-19

XII   SERVICES TO PARTNERSHIP BY GENERAL PARTNERS..............  B-29

XIII  TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP  B-31

XIV   INDEPENDENT ACTIVITIES OF PARTNERS.......................  B-31

XV    BOOKS, REPORTS, FISCAL AND TAX MATTERS...................  B-32

XVI   RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS...........  B-35

XVII  WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
       ASSIGNABILITY OF GENERAL PARTNERS'
       AND LIMITED PARTNERS' INTERESTS.........................  B-37

XVIII LOANS TO PARTNERSHIP.....................................  B-40

XIX   POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS......  B-40

XX    DISSOLUTION AND TERMINATION OF THE PARTNERSHIP...........  B-42

XXI   DISTRIBUTION ON TERMINATION OF PARTNERSHIP...............  B-45

XXII  GENERAL PROVISIONS.......................................  B-46

                          FORM OF AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                       WELLS REAL ESTATE FUND X/XI, L.P.


  THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the _____ day of ___________, 199__, by and among LEO F. WELLS, III, a Georgia resident, and WELLS PARTNERS, L.P., a Georgia limited partnership, as the General Partners, and Brian M. Conlon, a Georgia resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

  WHEREAS, on June 20, 1996, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Georgia, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the "Partnership") under the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S) 14-9-100, et seq. (the "Act"); and

  WHEREAS, the parties hereto desire to amend, restate and supersede in its entirety the original partnership agreement pursuant to the terms and provisions of this Amended and Restated Agreement of Limited Partnership.

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, and the limited partnership agreement of the Partnership shall hereafter be restated and amended in its entirety, as follows:


                                   ARTICLE I

                                   FORMATION

  The General Partners have executed and filed a Certificate of Limited Partnership dated June 20, 1996, with the Secretary of State of the State of Georgia in accordance with the provisions of Section 14-9-201 of the Act, pursuant to which the parties hereto have previously formed the Partnership.


                                   ARTICLE II

                                      NAME

  The business of the Partnership shall be conducted under the name of "WELLS REAL ESTATE FUND __, L.P." or such other name as the General Partners shall hereafter designate in their discretion from time to time.


                                  ARTICLE III

                                  DEFINITIONS

  3.1 "ACT" shall mean the provisions of the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. (S)14-9-100, et seq.

  3.2 "ACQUISITION EXPENSES" shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

  3.3 "ACQUISITION FEES" shall mean the total of all fees and commissions paid by any party to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder's fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

  3.4 "ACQUISITION AND ADVISORY FEE" shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership.

  3.5 "ADDITIONAL LIMITED PARTNERS" shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

  3.6 "AFFILIATE" shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling 10% or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and
(d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

  3.7 "AGREEMENT" shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.

  3.8 "ASSIGNEE" shall mean a Person who has acquired a Limited Partner's beneficial interest in one or more Units and has not become a substituted Limited Partner.

  3.9 "CAPITAL ACCOUNT" shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

  3.10 "CAPITAL CONTRIBUTION" shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to $10.00 multiplied by the number of Units purchased by such Limited Partner.

  3.11 "CASH FLOW" shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

  3.12 "CERTIFICATE" shall mean the Certificate of Limited Partnership filed by the General Partners with the Secretary of State of Georgia dated June 20, 1996.

  3.13 "CLASS A STATUS UNIT" shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to
Section 8.16 hereof to be treated as a Class A Status Unit for the applicable accounting period.

  3.14 "CLASS B STATUS UNIT" shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to
Section 8.16 hereof to be treated as a Class B Status Unit for the applicable accounting period.

  3.15  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

  3.16 "CONSTRUCTION FEES" shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

  3.17 "DEVELOPMENT FEES" shall mean any fees or other remuneration for the packaging of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

  3.18 "DISSENTING LIMITED PARTNER" shall mean any Limited Partner who casts a vote against a Roll-Up; except that, for purposes of a transaction constituting a Roll-Up which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

  3.19 "DISTRIBUTION REINVESTMENT PLAN" shall mean the plan established pursuant to Section 8.15 hereof.

  3.20 "EVENT OF WITHDRAWAL" shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of the creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner's charter and lapse of 90 days after notice to the General Partner of revocation without reinstatement of its charter; (ii) 120 days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of 90 days after the appointment without such General Partner's consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within 90 days after the expiration of any stay or, if within 90 days after the expiration of any stay the appointment is not vacated. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until 120 days after the event giving rise to the Event of Withdrawal has occurred.

  3.21 "EXPIRATION DATE" shall mean the date on which the Offering terminates as provided in the Prospectus.

  3.22 "FRONT-END FEES" shall mean fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

  3.23 "GAIN ON SALE" shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

  3.24 "GENERAL PARTNERS" shall refer collectively to Leo F. Wells, III and Wells Partners, or any other Person or Persons who succeed any or all of them in that capacity.

  3.25 "GROSS REVENUES" shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership.

  3.26  "IRS" means Internal Revenue Service.

  3.27  "INITIAL LIMITED PARTNER" shall mean Brian M.
Conlon.

  3.28 "INDEPENDENT EXPERT" shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

  3.29 "INVESTMENT IN PROPERTIES" shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto [except that working capital reserves in excess of 5% shall not be included] and other cash payments such as interest and taxes, but excluding Front-End Fees).

  3.30 "LIMITED PARTNERS" shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

  3.31 "LIQUIDATING DISTRIBUTIONS" shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership's assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

  3.32 "MAJORITY VOTE" shall mean the affirmative vote or written consent of Limited Partners then owning of record more than 50% of the outstanding Units of the Partnership, without distinction as to the class of such Units; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition.

  3.33   "MINIMUM GAIN" shall have the meaning set forth in Treasury Regulations
Section 1.704-2(d).

  3.34 "MINIMUM OFFERING" shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

  3.35 "MINIMUM OFFERING EXPIRATION DATE" shall mean six (6) months after the commencement of the Offering of the Units.

  3.36 "NASAA GUIDELINES" shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

  3.37 "NET CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the Partner's Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of unused capital pursuant to Section 8.10 hereof or by distributions to such Partner of Nonliquidating Net Sale Proceeds and Liquidating Distributions pursuant to

Sections 9.2 and 9.4 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(a) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

  3.38 "NET CASH FROM OPERATIONS" shall mean Cash Flow, less adequate cash reserves for other obligations of the Partnership for which there is no provision and the Repurchase Reserve, if any.

  3.39 "NET INCOME" or "NET LOSS" shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

  3.40 "NONLIQUIDATING NET SALE PROCEEDS" shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (c) any amounts used to restore any such assets of the Partnership, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

  3.41 "OFFERING" shall mean the offering and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

  3.42 "ORGANIZATION AND OFFERING EXPENSES" shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

  3.43 "PARTICIPATING PERCENTAGE" shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person's Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units in the class or classes being measured and multiplying the quotient thereof by 100.

  3.44 "PARTNERS" shall refer collectively to the General Partners and to the Limited Partners, and reference to a "Partner" shall be to any one of the Partners.

  3.45 "PARTNERSHIP" shall refer to the limited partnership created under this Agreement.

  3.46 "PARTNERSHIP PROPERTY" or "PARTNERSHIP PROPERTIES" shall mean any and all land and improvements purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

  3.47 "PERSON" shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

  3.48 "PREFERENTIAL LIMITED PARTNER RETURN" shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) 10% per annum return on a Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class A Status Unit, and (b) a cumulative (but not compounded) 15% per annum return on such Limited Partner's Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Class B Status Unit. Each Limited Partner's Preferential Limited Partner Return shall be calculated from the date on which such Limited Partner's initial Capital Contribution was made to the Partnership.

  3.49 "PRIOR WELLS PUBLIC PROGRAMS" shall mean the prior public real estate limited partnerships sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

  3.50 "PROSPECTUS" shall mean the prospectus used by the Partnership in connection with its offer and sale of Units pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

  3.51 "PURCHASE PRICE" shall mean the sum of the prices paid for all properties by the Partnership (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest) plus all costs of improvements, if any, reasonably and properly allocable to the properties.

  3.52 "REGISTRATION STATEMENT" shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

  3.53  "REPURCHASE RESERVE" shall mean the cash reserve established under
Section 11.3(h) hereof, which may be used to repurchase Units from the Limited Partners in accordance with Section 8.11 hereof.

  3.54 "RETIREMENT PLANS" shall mean Individual Retirement Accounts established under Section 408 of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

  3.55 "ROLL-UP" shall mean any transaction or series of transactions that through acquisition or otherwise involves the combination, reorganization, merger, conversion or consolidation, either directly or indirectly, of the Partnership and either the offer, sale or issuance of securities of a Roll-Up Entity or the acquisition of the Roll-Up Entity's securities by the Partnership; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Limited Partners' voting rights, (ii) the term of existence of the Partnership, (iii) compensation to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

  3.56 "ROLL-UP ENTITY" shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

  3.57 "ROLL-UP TRANSACTION COSTS" shall mean the costs of printing and mailing the proxy, prospectus, or other documents; legal fees; financial advisory fees; investment banking fees; appraisal fees; accounting fees; independent committee expenses; travel expenses; and all other fees relating to the preparatory work of the transaction, but not including costs that would have otherwise been incurred by the subject limited partnerships in the ordinary course of business.

  3.58 "SALE DATE" shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners under Section 10.4 hereof.

  3.59 "SPONSOR" shall mean any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm's-length with the Partnership.

  3.60 "TREASURY REGULATIONS" shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

  3.61 "UNIT" shall mean the limited partnership interest entitling the holder thereof to all rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. Limited Partners holding Units shall have the right to elect to have their Units treated as Class A Status Units or Class B Status Units pursuant to the provisions of Section 8.16 hereof. All Units, whether they be treated as Class A Status Units or Class B Status Units, shall represent a Capital Contribution of $10.00 each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than $10.00 per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

  3.62  "WELLS CAPITAL" shall mean Wells Capital, Inc., a Georgia corporation.

  3.63 "WELLS PARTNERS" shall mean Wells Partners, L.P., a Georgia limited partnership.


                                   ARTICLE IV

                                    BUSINESS

  4.1  PURPOSE.  The principal purpose of the Partnership is to acquire,
       -------
develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

  4.2    OBJECTIVES.  The business of the Partnership shall be conducted with
         ----------
the following objectives:

         (a) To maximize Net Cash From Operations;

         (b) To preserve, protect and return the Partners' investment in the Partnership; and

         (c) To realize appreciation in value of Partnership Properties.


                                   ARTICLE V

                        NAMES AND ADDRESSES OF PARTNERS

  The names of the General Partners are Wells Partners, L.P., a Georgia limited partnership, and Leo F. Wells, III. The name of the Initial Limited Partner is Brian M. Conlon. The business address of the General Partners and the Initial Limited Partner is 3885 Holcomb Bridge Road, Norcross, Georgia 30092. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

                                  ARTICLE VI

                                     TERM

          The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2026, unless sooner terminated as hereinafter provided.


                                  ARTICLE VII

              PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

          The principal and registered office of the Partnership shall be 3885 Holcomb Bridge Road, Norcross, Georgia 30092. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Wells Capital, Inc.


                                  ARTICLE VIII

                             CAPITAL CONTRIBUTIONS

          8.1  CAPITAL ACCOUNTS. A separate Capital Account shall be maintained
               ----------------
for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

          8.2  GENERAL PARTNERS. The General Partners shall make Capital
               ----------------
Contributions to the Partnership as follows:

                    Name                     Dollar Amount
                    ----                     -------------

               Wells Partners, L.P.             $400
               Leo F. Wells, III                 100
                                                ----

               Total                            $500

          8.3  GENERAL PARTNER PURCHASE OF UNITS.  The Capital Contributions
               ---------------------------------
of General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

          8.4  INITIAL LIMITED PARTNER.  The Initial Limited Partner shall
               -----------------------
contribute $100 in cash to the Partnership and agrees that his interest shall automatically be redeemed for $100 upon the admission of any Additional Limited Partners to the Partnership.

          8.5  LIMITED PARTNER CONTRIBUTIONS.  The General Partners are
               -----------------------------
authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of 3,500,000 Units as follows:

          (a) Each Unit shall be issued for a purchase price of $10.00 less any discounts authorized in the Prospectus.

          (b) Except as set forth below, the minimum purchase of either class or combination of Units shall be 100 Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs may purchase less than the minimum number of Units described above, but in no event less than 2.5 Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than 2.5 Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.15 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Wells Public Programs. The suitability standards set forth in the Prospectus will not be decreased with respect to any investment in Units of the Partnership.

          (c) The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever. Subscriptions shall be so accepted or rejected by the General Partners within 30 days of their receipt. If rejected, all funds will be returned to the subscriber within ten business days. Once accepted, such subscription amounts shall be deposited in escrow within 48 hours or deposited to the Partnership's account, as may then be appropriate under this Agreement.

          (d) Each Unit sold to a subscriber shall be fully paid and nonassessable.

          8.6  ADMISSION OF LIMITED PARTNERS.  No action or consent by any
               -----------------------------
Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than 3,500,000 Units. Funds of subscribers for Units shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers shall be admitted to the Partnership within 15 days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within 10 business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

          No Person shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

          8.7  MINIMUM CAPITALIZATION.  The Offering will terminate if the
               ----------------------
Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

          8.8  ESCROW.  Until subscriptions for the Minimum Offering are
               ------
received and accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon after deducting escrow expenses (except for Maine, Missouri, Ohio and Pennsylvania residents). Notwithstanding the above, subscriptions from residents of New York and Pennsylvania may not be released from escrow to the Partnership until the receipt and acceptance by the General Partners of subscriptions from all sources for not less than 250,000 Units.

          8.9  PUBLIC OFFERING.  Except as otherwise
               ---------------
provided in this Agreement, the General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the General Partners shall determine.

          8.10  RETURN AND WITHDRAWAL OF CAPITAL.
                --------------------------------

          (a) Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of two years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least 80% of the remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire property with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired, and to the extent such funds have been reserved to make contingent payments in connection with the acquisition, development or improvement of any property, whether or not any such payments are made. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

          (b) No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner's Capital Contribution (or the capital interest reflected in such Partner's Capital Account) until the full and complete winding up and liquidation of the business of the Partnership unless such withdrawal is provided for herein.

          8.11  REPURCHASE OF UNITS.  After one year
                -------------------
following the termination of the Offering of Units, the Partnership shall have the right, in the sole discretion of the General Partners, to use funds held in the Repurchase Reserve to purchase Units upon written request of a Limited Partner. The establishment of a Repurchase Reserve is in the sole discretion of the General Partners, and if established, the Repurchase Reserve may be terminated and/or reestablished at any time in the sole discretion of the General Partners.

          (a) In no event shall the Repurchase Reserve exceed 5% of the Cash Flow in any given year.

          (b) A Limited Partner wishing to have his Units repurchased must mail or deliver a written request to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans) indicating his desire to have such Units repurchased. Such requests will be considered by the General Partners in the order in which they are received.

          (c) In the event that the General Partners decide to honor a request, they will notify the requesting Limited Partner in writing of such fact, of the purchase price for the repurchased Units and of the effective date of the repurchase transaction (which shall be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Partnership) and will forward to such Limited Partner the documents necessary to effect such repurchase transaction.

          (d) Fully executed documents to effect the repurchase transaction must be returned to the Partnership at least 30 days prior to the effective date of the repurchase transaction.

          (e) The purchase price for the repurchased Units shall be established by the Partnership no more often than on a quarterly basis.

          (f) The purchase price for repurchased Units will be equal to 85% of the fair market value of the Units until three years from the effective date of the Registration Statement, and 90% of the fair market value of the Units thereafter. Fair market value shall be determined by the General Partners based upon an estimate of the amount the Limited Partners would receive if the Partnership's real estate investments were sold for their estimated value and if such proceeds were distributed in a liquidation of the Partnership.

          (g) Only amounts then held in the Repurchase Reserve may be used to repurchase Units.

          (h) Upon receipt of the required documentation, the Partnership will, on the effective date of the repurchase transaction, repurchase the Units of the Limited Partner, provided that if sufficient amounts are not then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased; and provided further, that the Partnership may not repurchase any Units of such Limited Partner if, as a result thereof, the Limited Partner would own less than the minimum investment. Units repurchased by the Partnership pursuant to this Section 8.11 shall be promptly canceled.

          (i) In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Limited Partner will be deemed to have priority for subsequent Partnership repurchases over Limited Partners who subsequently request repurchases.

          (j) Repurchases of Units out of the Repurchase Reserve shall be subject to the restrictions set forth in Section 17.3(g) hereof.

          (k) In addition to the restrictions set forth in Section 17.3(g) hereof, (i) repurchases out of the Repurchase Reserve may not exceed in the aggregate more than 2% of total Capital Contributions throughout the life of the Partnership excluding repurchases of Units relating to the death or legal incapacity of the owner or a substantial reduction in the owner's net worth or income (defined to mean an involuntary loss of not less than 50% of income or net worth during the year in which such repurchase occurs); and (ii) not more than 2% of the outstanding Units may be purchased in any year, provided in each case that the Partnership has sufficient cash to make the purchase and that the purchase will not be in violation of any other applicable legal requirements.

          (l) In no event shall Units owned by the General Partners or their Affiliates be repurchased by the Partnership.

          8.12   INTEREST ON CAPITAL CONTRIBUTIONS.  No
                 ---------------------------------
interest shall be paid on any Capital Contributions.

          8.13  OWNERSHIP BY LIMITED PARTNER OF INTEREST IN AFFILIATES OF
                ---------------------------------------------------------
GENERAL PARTNERS. No Limited Partner (other than a General Partner, in the event
----------------
that he or it is also a Limited Partner) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any General Partner if such ownership, by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partners shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 8.13.

          8.14  DEFICIT CAPITAL ACCOUNTS.  The Limited Partners shall not be
                ------------------------
required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

          8.15   DISTRIBUTION REINVESTMENT PLAN.
                 ------------------------------

          (a) A Limited Partner who acquired his Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the "Distribution Reinvestment Plan") and have his distributions of Net Cash From Operations reinvested in Units of the Partnership during the offering period or in units issued by a subsequent limited partnership sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. A Limited Partner who acquired his Units by transfer from a former Limited Partner is not eligible to have his distributions of Net Cash From Operations reinvested in Units of the Partnership, but may participate in the Distribution Reinvestment Plan with respect to reinvestment in units issued by a subsequent limited partnership sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partners may, at their option, impose certain minimum investment requirements or restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Each Limited Partner electing to have such distributions of Net Cash From Operations reinvested will receive, with each confirmation of distributions, a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by return of a notice to the Partnership by a date to be specified by the General Partners.

          (b) If a Limited Partner withdraws from participation in the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the General Partners of written notice of such withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner's participation in the plan as of the first day of the quarter in which such transfer is effective.

          (c) Distributions may be reinvested in a subsequent limited partnership only if (i) prior to the time of such reinvestment, the Limited Partner has received the final prospectus (and any supplements thereto) offering interests in the subsequent limited partnership and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the subsequent limited partnership has been declared effective under the Securities Act of 1933; (iii) the offer or sale of such interests is qualified for sale under the applicable state securities laws;
(iv) the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership; (v) the participant qualifies under the applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership; and (vi) the subsequent limited partnership has substantially identical investment objectives as the Partnership. If (A) any of the foregoing conditions are not satisfied at the time of a distribution or (B) no interests are available to be purchased, such distributions will be paid in cash.

          (d) Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership, and if, at any time, he fails to meet the applicable limited partnership investor suitability standards or cannot make the other investor representations or warranties set forth in the then current limited partnership prospectus, partnership agreement or subscription agreement relating thereto, he will promptly notify the General Partners in writing.

          (e) The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

          8.16  CLASS A STATUS UNITS AND CLASS B STATUS UNITS.
                ---------------------------------------------
Upon subscription for Units, each Limited Partner shall elect to have his Units treated either as Class A Status Units or Class B Status Units, or a combination thereof. Notwithstanding the foregoing, each Limited Partner purchasing Units pursuant to the Deferred Commission Option, as defined in the Prospectus, must elect upon subscription to have a sufficient number of Units treated as Class A Status Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased by such Limited Partner pursuant to the Deferred Commission Option. Elections to be treated as Class A Status Units or Class B Status Units will be in effect for each fiscal year of the Partnership, or such shorter applicable accounting period as the General Partners, in their sole discretion, may determine and use for accounting purposes. Units with respect to which the Limited Partner owning such Units has elected to be treated as Class A Status Units with respect to an accounting period shall be referred to as herein as "Class A Status Units" for such accounting period, and Units with respect to which the Limited Partner owning such Units has elected to have treated as Class B Status Units with respect to an accounting period shall be referred to herein as "Class B Status Units" for such accounting period. Limited Partners holding Class A Status Units and Limited Partners holding Class B Status Units shall have such interests in the income, distributions, allocations and capital of the Partnership as are described in Articles IX and X below. Except as specifically described in Articles IX and X below, all Limited Partners shall have the same rights under this Agreement as all other Limited Partners regardless of whether their Units are treated as Class A Status Units or Class B Status Units. Limited Partners shall initially elect to have their Units treated as Class A Status Units or Class B Status Units in their Subscription Agreement for Units. Thereafter, except as set forth below or as may be otherwise limited or prohibited by applicable state law, Limited Partners may change their election by mailing or delivering written notice to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans). Elections made in Subscription Agreements shall be effective immediately upon acceptance. Thereafter, Limited Partners shall have the right to change their prior election with respect to the Class A Status or Class B Status treatment of their Units (except where prohibited by applicable state law) one time during each accounting period, and any such election shall be effective commencing as of the first day of the next succeeding accounting period following the receipt by the Partnership of written notice of such election. Any such election to be treated as Class A Status Units or Class B Status Units shall remain in effect until the first day of the next succeeding accounting period following receipt by the Partnership of written notice to change such election, and all such elections shall be binding upon the Limited Partner's successors and assigns. Notwithstanding the foregoing, during the initial seven years following termination of the Offering, Limited Partners purchasing Units pursuant to the Deferred Commission Option, as defined in the Prospectus, will be permitted to elect to have their Class A Status Units treated as Class B Status Units only to the extent that such Limited Partners at all times maintain a sufficient number of Class A Status Units during such initial seven year period, in the discretion of the General Partners, to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the Deferred Commission Option. Notwithstanding anything to the contrary contained herein, Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Class A Status Units, and neither the General Partners nor their Affiliates shall have the right to make an election to have Units beneficially owned by them treated as Class B Status Units.


                                   ARTICLE IX
                                   ----------

                                 DISTRIBUTIONS

          9.1  NET CASH FROM OPERATIONS.  Except as otherwise provided for in a
               ------------------------
liquidation in Sections 9.3 and 9.4 hereof, Net Cash From Operations for each applicable accounting period shall be distributed to the Partners as follows:

          (a) First, to the Limited Partners holding Class A Status Units on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to 10% per annum of his Net Capital Contribution;

          (b) Then, to the General Partners until they have received distributions of Net Cash From Operations with respect to such fiscal year equal to 10% of the total distributions under Section 9.1(a) above and this Section 9.1(b) with respect to such fiscal year; and

          (c) Thereafter, 90% to the Limited Partners holding Class A Status Units on a per Unit basis, and 10% to the General Partners.

          Notwithstanding the foregoing, Limited Partners holding Class A Status Units who purchased Units pursuant to the Deferred Commission Option, as defined in the Prospectus, shall for a period of seven years following termination of the Offering have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to said Deferred Commission Option, which amounts shall be used by the Partnership to pay deferred commissions due with respect to such Units. All such amounts withheld from Net Cash From Operations shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash From Operations.

          The General Partners shall be prohibited from making any distributions of Net Cash From Operations out of Capital Contributions, and distributions of Net Cash From Operations shall not reduce Partners' Net Capital Contributions. No distributions of Net Cash From Operations will be made with respect to Class B Status Units.

          The General Partners shall not incur any liability as a result of their determination to distribute Net Cash From Operations, even though such distribution may result in the Partnership's retaining insufficient funds for the operation of its business, provided their determination was made in good faith and not as a result of their negligence or misconduct.

          9.2   NONLIQUIDATING NET SALE PROCEEDS.
                --------------------------------
Except as otherwise provided for in Sections 9.3 and 9.4 hereof and except for the potential reinvestment of Nonliquidating Net Sale Proceeds as provided in
Section 11.3(f) hereof, Nonliquidating Net Sale Proceeds, after the payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, shall be distributed to the Partners as follows:


          (a) To Limited Partners holding Units which at any time have been treated as Class B Status Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner an amount of Nonliquidating Net Sale Proceeds which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Class A Status Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Class A Status Units, assuming such Limited Partners purchased an equivalent number of Units on the same date (it being the intent of the Partners that the distribution preference provided by Section 9.1 hereof be only a timing preference on distributions and that this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under this Section 9.2(a), all Limited Partners, to the extent possible, be in the receipt of the same aggregate amount of distributions under this Article IX on a per Unit basis);


          (b) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions under Section 8.10 hereof, this Section 9.2(b) and Section 9.4 hereof totalling 100% of his Net Capital Contribution;

          (c) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a) and this 9.2(c) equal to a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution;

          (d) Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a), 9.2(c) and this 9.2(d) equal to his Preferential Limited Partner Return, as defined in Section 3.48 hereof;

          (e) Then, to the General Partners until the General Partners have received distributions totalling 100% of their Capital Contributions;

          (f) Then, if and only in the event that Limited Partners have received Excess Limited Partner Distributions, as hereinafter defined, to the General Partners until they have received distributions of Nonliquidating Net Sale Proceeds equal to 20% of the sum of any such Excess Limited Partner Distributions and distributions to the General Partners pursuant to this Section 9.2(f) (the term "Excess Limited Partner Distributions" means any distributions to Limited Partners over the life of their investment in the Partnership in excess of the sum of their Net Capital Contributions plus their Preferential Limited Partner Return); and

          (g) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated or receive distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis. As used herein, the term "NASAA Guidelines Resale Proceeds Maximum Amount" means an amount equal to 15% of aggregate Nonliquidating Net Sale Proceeds and Liquidating Distributions remaining after payments to all Limited Partners from such proceeds of amounts equal to 100% of their Net Capital Contributions plus amounts equal to a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.

          Notwithstanding the foregoing, in the event that the Partnership sells any Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then prior to the distribution of Nonliquidating Net Sale Proceeds under Section 9.2(a) above, the Limited Partners holding Class A Status Units shall first receive distributions of Nonliquidating Net Sale Proceeds in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to the Limited Partners holding Class B Status Units made pursuant to Sections 10.2(a) and 10.2(b) hereof.

          9.3    DISSOLUTION.  Upon dissolution, the Partnership shall proceed
                 -----------
to liquidate its assets as follows:

          (a) Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

          (i) All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

          (ii) All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

          (iii) Any fees due to the General Partners shall next be paid; and

          (iv) The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.4 below.

          (b) Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

          9.4   LIQUIDATING DISTRIBUTIONS.  After the
                -------------------------
payment of all Partnership debts and liabilities and the establishment of any reserves which the General Partners in their sole discretion may deem reasonably necessary or desirable, Liquidating Distributions shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Gain on Sale as provided in Section 10.4 hereof).

          9.5   DISTRIBUTION DATES.  Partnership
                ------------------
distributions under this Article IX will be made at least quarterly, but no more often than monthly, in the discretion of the General Partners (the "Distribution Period").

          9.6   ALLOCATION AMONG GENERAL PARTNERS.  All
                ---------------------------------
amounts distributed to the General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

          9.7   ALLOCATION AMONG LIMITED PARTNERS.  All
                ---------------------------------
allocations and distributions made to the Limited Partners pursuant to this
Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the "Allocation Date") on a pro rata basis according to the number of Units held on the Allocation Date; provided, however, with respect to any Unit issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Unit for such Distribution Period shall be equal to the pro rata share for such Unit determined in accordance with the first clause of this Section 9.7 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which the Unit in question was issued, and the denominator of which is the total number of days contained in such Distribution Period.



                                   ARTICLE X

                                  ALLOCATIONS

          10.1   NET LOSS.  Net Loss for each applicable
                 --------
accounting period shall be allocated to the Partners as follows:

          (a) 99% to the Limited Partners holding Class B Status Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

          (b) Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (c) Then, 100% to the General Partners.

          Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to the Limited Partners holding Class A Status Units with respect to such accounting period on a per Unit basis, and Net Loss of the Partnership for such accounting period shall be determined without regard to such interest income.

          10.2  DEPRECIATION, AMORTIZATION AND COST RECOVERY DEDUCTIONS.
                -------------------------------------------------------
All deductions for depreciation, amortization and cost recovery for each applicable accounting period shall be allocated to the Partners as follows:

          (a) 99% to the Limited Partners holding Class B Status Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

          (b) Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

          (c) Then, 100% to the General Partners.

          This Section 10.2 notwithstanding, all Net Loss and Net Income for each fiscal year shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.3 hereof and shall be reflected in each Partner's Capital Account as of the last day of such fiscal year before any allocation of depreciation, amortization or cost recovery deductions is made to the Partners under this Section 10.2.

          10.3  NET INCOME.  Subject to the Qualified
                ----------
Income Offset provisions of Section 10.5 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

          (a) To the General Partners and the Limited Partners holding Class A Status Units with respect to such accounting period on a per Unit basis, in the same proportion as, and to the extent that, Net Cash From Operations is distributed or deemed distributed to them under Section 9.1 hereof with respect to such accounting period; and

          (b) Then, to the extent Net Income exceeds the actual distribution of Net Cash From Operations with respect to such accounting period, such excess Net Income shall be allocated 99% to the Limited Partners holding Class A Status Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners.

           10.4   GAIN ON SALE.  Gain on Sale for each
                  ------------
applicable accounting period shall be allocated to the Partners as follows:

           (a) First, to the extent applicable, pursuant to the Qualified Income Offset provisions of Section 10.5 hereof;

           (b) Then, to those Partners having negative Capital Accounts, if any, in the ratio that the negative Capital Account of each Partner having a negative Capital Account bears to the aggregate amount of negative Capital Accounts of all such Partners until all negative Capital Accounts have been restored to zero;

           (c) Then, to Limited Partners holding Units which at any time have been treated as Class B Status Units, in amounts equal to the deductions for depreciation, amortization and cost recovery specially allocated to such Limited Partners pursuant to Section 10.2(a) hereof, with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder, but not in excess of the amount of Gain on Sale recognized by the Partnership pursuant to the sale, exchange or other disposition of said specific Partnership Property;

           (d) Then, to the Limited Partners in amounts equal to the deductions for depreciation, amortization and cost recovery allocated to such Limited Partners pursuant to Section 10.2(b) hereof with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder;


           (e) Then, to Limited Partners holding Units which at any time have been treated as Class B Status Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner, after the allocation of Gain on Sale under this Section 10.4(e), distributions which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Class A Status Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by

Limited Partners holding Units which at all times have been treated as Class A Status Units, assuming said Limited Partners purchased an equivalent number of Units on the same day (it being the intent of the Partners that the distribution preference provided in Section 9.1 hereof be only a timing preference on distributions and that Section 9.2(a) hereof and this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under Section 9.2(a) hereof and distributions resulting from the allocation of Gain on Sale pursuant to this Section 10.4(e), all Limited Partners, to the extent possible, be in receipt of the same aggregate amount of distributions under Article IX on a per Unit basis);

          (f) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of each Limited Partner's Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 8.10, 9.2(b) and 9.4 hereof;

          (g) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

          (h) Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return, as defined in Section 3.48 hereof, over prior distributions received or deemed received by each such Limited Partner under Sections 9.1, 9.2(a), 9.2(c), 9.2(d) and 9.4 hereof;

          (i) Then, to the General Partners, until the General Partners have been allocated amounts equal to the excess of 100% of their Capital Contributions;

          (j) Then, to the General Partners, until the General Partners have been allocated Gain on Sale under this Section 10.4(j) equal to 20% of the sum of any Excess Limited Partner Distributions, as defined in Section 9.2(f) hereof, plus any Gain on Sale allocated to the General Partners pursuant to this
Section 10.4(j); and

          (k) Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated Gain on Sale pursuant to this Section 10.4 which would result in the General Partners receiving distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined in Section 9.2(g) hereof. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article X would otherwise result in the General Partners receiving any such excess distributions, such excess allocations of Gain on Sale otherwise allocable to the General Partners will instead be reallocated in favor of and to the Limited Partners on a per Unit basis.

          Notwithstanding the foregoing, in the event that the Partnership sells the last remaining Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then, after the allocation of Gain on Sale derived from any such sale pursuant to Sections 10.4(a) and 10.4(b) above, and prior to the allocation of Gain on Sale pursuant to Section 10.4(c) above, Limited Partners holding Class A Status Units shall first be allocated Gain on Sale derived from any such sale in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to Limited Partners holding Class B Status Units pursuant to Sections 10.2(a) and 10.2(b) hereof.

          10.5 QUALIFIED INCOME OFFSET. Notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner's Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations
Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a "Qualified Income Offset," as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid "Qualified Income Offset.")

          10.6  ALLOCATION AMONG LIMITED PARTNERS.
                ---------------------------------
Except as otherwise provided in this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner's Participating Percentage. Except as otherwise provided in this Article X, all allocations made among Limited Partners holding Class A Status Units shall be apportioned according to a percentage, the numerator of which shall be the number of Class A Status Units held by each such Limited Partner, and the denominator of which shall be the total number of Class A Status Units held by all Limited Partners, and all allocations made among Limited Partners holding Class B Status Units shall be apportioned among such Limited Partners according to a percentage, the numerator of which shall be the number of Class B Status Units held by each such Limited Partner, and the denominator of which shall be the total number of Class B Status Units held by all Limited Partners. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion. In addition, if elections to be treated as Class A Status Units or Class B Status Units are deemed to be effective during any fiscal year, allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Limited Partners in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

          10.7  ALLOCATION AMONG GENERAL PARTNERS.  All
                ---------------------------------
allocations made under this Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

          10.8   ITEM PRORATIONS.  Any fiscal year of the
                 ---------------
Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in
Section 10.3 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. The Net Income, Net Loss, depreciation, amortization and cost recovery deductions so allocated to the Partners shall be reflected in their respective Capital Accounts before any Gain on Sale realized by the Partnership during such accounting period is allocated to the Partners under Section 10.4 hereof.

          10.9  ALLOCATIONS IN RESPECT TO TRANSFERRED UNITS.  If any Units are
                -------------------------------------------
transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within 30 days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.9, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

          10.10  ALLOCATIONS IN RESPECT TO REPURCHASED UNITS.  If any Units
                 -------------------------------------------
are repurchased pursuant to Section 8.11 hereof during any fiscal year, all items attributable to such Units for such year shall be determined by the General Partners (a) pro rata with respect to the number of months such Units were outstanding during such year, (b) on the basis of an interim closing of the Partnership books, or (c) in accordance with any other method established by the General Partners in accordance with applicable provisions of the Code and Treasury Regulations.

          10.11  DISPUTES.  Except with respect to
                 --------
matters as to which the General Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).


                                   ARTICLE XI

                         MANAGEMENT OF THE PARTNERSHIP

          11.1   MANAGEMENT.  The General Partners shall conduct the business of
                 ----------
the Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

          11.2  POWERS OF THE GENERAL PARTNERS.  The General Partners shall have
                ------------------------------
full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

          (a) To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership's business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership's obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all (subject to the requirement to obtain a Majority Vote of the Limited Partners pursuant to Section 16.1 hereof with respect to a sale of all or substantially all of the real properties acquired by the Partnership) or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership;
(xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Georgia or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on "an established securities market or a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a "publicly traded partnership" under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the "Compensation of the General Partners and Affiliates" section of the Prospectus.

          (b) Notwithstanding anything contained herein to the contrary, subject to the provisions contained in Section 16.2 hereof, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

          (c) To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

          (d) To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

          11.3  LIMITATIONS ON POWERS OF THE GENERAL PARTNERS.  The General
                ---------------------------------------------
Partners shall observe the following policies in connection with Partnership operations:

          (a) Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve and Repurchase Reserve, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, no more than 45% of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership's total assets (exclusive of government securities and cash items) will consist of, and no more than 45% of the Partnership's net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (i) government securities; (ii) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (iii) securities issued by companies, which are controlled primarily by the Partnership, through which the

Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies.

          (b) The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed 15% of net Offering proceeds available for Investment in Properties. Properties shall not be considered non-income producing if they are expected to produce income within two years after their acquisition.

          (c) All real property acquisitions must be supported by an appraisal which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Partnership's records for at least five years and shall be available for inspection and duplication by any Limited Partner. The Purchase Price paid by the Partnership for each property shall not exceed the appraised value of such property.

          (d) The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

          (e) The General Partners shall have the authority to borrow funds (i) for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the Partnership's working capital reserves and other cash resources available to the Partnership are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership's assets, and (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partners may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership's investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease; provided, however, that the aggregate amount of Partnership borrowings shall at no time exceed 25% of the total purchase price of Partnership Properties. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a "financing" as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, "the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months"); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership's principal place of business; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing.

          (f) The Partnership shall not reinvest Cash Flow or any proceeds from the sale of a Partnership Property in new properties except that if the Partnership requires funds to exercise an option to acquire property under lease or to purchase from any co-venturer an interest in a property that the Partnership owns jointly with such Person, the Partnership may either distribute the net proceeds of any sale of Partnership Property to the Partners or may reinvest such proceeds for the aforementioned purposes; provided, however, that in any event, a portion of such proceeds sufficient to cover any increase in Limited Partners' federal and state income taxes attributable to the sale (assuming a 35% combined federal and state tax bracket) shall be distributed in time to pay such increase.

          (g) The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

          (h) The Partnership may maintain reasonable reserves for normal repairs, replacements and contingencies in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserve to the extent deemed necessary by the General Partners for the maintenance of reasonable reserves. In addition, one year after the termination of the Offering, the Partnership may at the sole discretion of the General Partners maintain a Repurchase Reserve of up to 5% of Cash Flow in any year. Such funds may be used to repurchase Units as described in Section 8.11 hereof.

          (i) The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own and operate one or more particular properties, unless (i) such unrelated entity has substantially identical investment objectives as those of the Partnership; (ii) the management of such partnership or joint ownership is under the control of the Partnership; (iii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iv) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (v) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement.

          The Partnership may not own or lease property jointly or in a partnership with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with an affiliated "program," as defined in the NASAA Guidelines, which is publicly registered, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) compensation payable to the General Partners by such Affiliate is substantially identical to that payable to the General Partners by the Partnership; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions, and each such entity's ownership interest in such joint venture or partnership shall be based upon the respective proportion of funds invested in such joint venture or partnership by the Partnership and such Affiliate.

          The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

          (j) Investments by the Partnership in limited partnership interests of other partnerships shall be prohibited.

          (k) The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor's principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth;
(iii) a retention of a reasonable portion of the Purchase Price as a potential offset to such Purchase Price in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

          (l) The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect's certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

          (m) The Partnership shall not acquire property in exchange for Units.

          (n) The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

          (o) The Partnership shall not purchase a Partnership Property if (i) the acquisition price of such Partnership Property is not a fixed amount determined as of the date of acquisition; or (ii) any amount payable in connection with such acquisition or the time for making payments thereunder is dependent, in whole or in part, upon revenues, income or profits derived from the Partnership Property.

          (p) The Partnership shall not take back an "all-inclusive" or "wraparound" note in connection with the sale or other disposition of a Partnership Property.

          (q) The Partnership's business purposes and objectives, as set forth in Article IV, shall not be changed unless approved by a Majority Vote of the Limited Partners.

          (r) The Partnership shall not invest in junior trust deeds and other similar obligations.

          (s) The General Partners shall not have the authority on behalf of the Partnership to:

          (i) list, recognize or facilitate the trading of Units (or any interest therein) on any "established securities market (or the equivalent thereof)" within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership;" or

          (ii) create for the Units (or any interest therein) a "secondary market (or the equivalent thereof)" within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a "publicly traded partnership."

          (t) The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

          (u) The General Partners hereby agree that they shall not initiate a transaction wherein the Partnership is merged or consolidated with another partnership or corporation, and the General Partners shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership to a real estate investment trust unless first obtaining a Majority Vote of the Limited Partners to any such transaction. In addition, the General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

          (i) An appraisal of all assets of the Partnership shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership's assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership's assets over a 12 month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

          (ii) In connection with the proposed Roll-Up, the person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited Partners the choice of:
(A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up which have substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future contributions or reorganizations involving the Roll-Up Entity; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners' pro rata share of the appraised value of the net assets of the Partnership.

          (iii) Securities of the Roll-Up Entity received in the Roll-Up will be considered to have the same terms and conditions as the security originally held if: (A) there is no material adverse change to Dissenting Limited Partners' rights, including but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Roll-Up Entity; and (B) the Dissenting Limited Partners receive the same preferences, privileges and priorities as they had pursuant to the security originally held.

          (iv) The Partnership may not participate in any proposed Roll-Up in which any General Partner converts an equity interest in the Partnership for which consideration was not paid and which was not otherwise provided for in this Agreement and disclosed to the Limited Partners, into a voting interest in the Roll-Up Entity, provided, however, an interest originally obtained in order to comply with the provisions of IRS Revenue Procedure 89-12 may be converted into a voting interest in the Roll-Up Entity not to exceed a one percent (1%) interest in the assets and income of such entity.

          (v) The Partnership may not participate in any proposed Roll-Up in which a General Partner does not utilize an independent third party to receive and tabulate all votes and dissents, and require that the third party make the tabulation available to the General Partners and any Limited Partner upon request at any time during and after voting occurs.

          (vi) The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having (A) voting rights which do not generally follow the voting rights of the Limited Partners pursuant to this Agreement or (B) democracy rights in the Roll-Up Entity which are less than those provided for under Sections VII.A. and VII.B. of the NASAA Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

          (vii) The Partnership may not participate in any proposed Roll-Up which includes provisions which would otherwise materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

          (viii) The Partnership may not participate in any proposed Roll-Up in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines.

          (ix) The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

          (x) The Partnership may not participate in any proposed Roll-Up in which the rights of Limited Partners are not protected as to fees of General Partners. The rights of Limited Partners shall be presumed not to be protected as to fees of General Partners if: (A) General Partners are not prevented from receiving both unearned management fees discounted to a present value, if those fees were not previously provided for in this Agreement and disclosed to Limited Partners, and new asset-based fees; (B) property management fees and other management fees are not appropriate, not reasonable and greater than what would be paid to third parties for performing similar services; or (C) changes in fees which are substantial and adverse to Limited Partners are not approved by an independent committee according to the facts and circumstances of each transaction. For purposes of this provision, "management fee" means a fee paid to the General Partners, their Affiliates, or other persons for management and administration of the limited partnership Roll-Up Entity.

          (xi) The Person proposing a Roll-Up shall pay all solicitation expenses related to the transaction, including all preparatory work related thereto, in the event the Roll-Up is not approved. For purposes of this provision, "solicitation expenses" include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

          (xii) The Partnership may not participate in any proposed Roll-Up in which a broker or dealer receives compensation for soliciting votes or tenders from Limited Partners in connection with the Roll-Up unless that compensation:
(A) is payable and equal in amount regardless of whether the Limited Partner votes affirmatively or negatively in the proposed Roll-Up; (B) in the aggregate, does not exceed 2% of the exchange value of the newly created securities; and
(C) is paid regardless of whether the Limited Partners reject the proposed Roll-Up.

           11.4   EXPENSES OF THE PARTNERSHIP.
                  ---------------------------

          (a) Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners for (i) all Organization and Offering Expenses incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

          (b) Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership's expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership provided that the reimbursement shall be at the lower of the General Partners' actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division who reports directly to executive management; or (D) those holding a 5% or more equity interest in Wells Partners, L.P. or Wells Capital, Inc. or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person. The General Partners believe that their employees and those of their Affiliates who will perform services for the Partnership for which reimbursement is allowed pursuant to this Section 11.4(b) have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

          The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners' financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

           (I) A review of the time records of individual employees, the cost of whose services were reimbursed; and

          (II) A review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners' independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

          (c) The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Partnership and property management fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed 5% of the gross proceeds of the Offering of Units.

          (d) Subject to the provisions of paragraphs (b) and (c) of this
Section 11.4, the Partnership shall pay the following expenses of the
Partnership:

          (i) Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed 5% of the gross proceeds of the Offering of Units;

          (ii) underwriting compensation, including broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed 10% of the gross proceeds of the Offering of Units, plus a maximum of .5% of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above.

          (iii) All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

          (iv) All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits;
(B) preparation and documentation of budgets, economic surveys, Cash Flow projections and Repurchase Reserve and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and
(M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

           11.5   LIMITATION ON LIABILITY OF THE GENERAL PARTNERS;
                  ------------------------------------------------
INDEMNIFICATION OF THE GENERAL PARTNERS.
---------------------------------------

          (a) Neither the General Partners nor any of their Affiliates (hereinafter, an "Indemnified Party") shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as "Indemnitors") for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as "Liabilities" for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partners for an act which the General Partners would be entitled to indemnification if such act were performed by them) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party's (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interest of the Partnership. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.5(b) below), separate counsel of such Indemnified Party's choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

          (b) Cash advances from Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnified Party by a Limited Partner are prohibited.
Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

          (c) Notwithstanding anything to the contrary contained in Section 11.5(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board with respect to indemnification for securities violations.

          (d) The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

          (e) For purposes of this Section 11.5, an Affiliate of the General Partner shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.


                                  ARTICLE XII

                  SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

          12.1   ACQUISITION AND ADVISORY SERVICES.  The General Partners and
                 ---------------------------------
their Affiliates shall perform acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership, which services shall include, but shall not be limited to, an analysis of: (a) the geographic market in which any such property is located, including market demand analyses; (b) the physical condition of any existing structures, appurtenances and service systems; (c) the availability of contractors and engineers; (d) zoning and other governmental restrictions applicable to the use or development of the property; and (e) income and expense forecasts. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of up to 5% of Capital Contributions, provided that such amount does not exceed the limitations set forth in Section
12.2 hereof. The Acquisition and Advisory Fee shall be accrued as Units are sold by the Partnership and shall be payable upon receipt by the Partnership of such Capital Contributions, whether such fees relate to properties which are acquired which are income-producing properties or raw land to be developed or to properties which are not acquired. The General Partners shall refund to the Partnership any such fees which are received in advance of the services to be rendered and for which services are not subsequently rendered. In addition to such fees, the Partnership shall bear any expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

          12.2   LIMITATIONS ON ACQUISITION FEES.
                 -------------------------------

          (a) Acquisition and Advisory Fees paid in connection with the organization of the Partnership and the purchase and development of Partnership Properties and with respect to each particular Partnership Property shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and

Advisory Fees paid to the General Partners or their Affiliates, exceed the lesser of the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property or an amount equal to 18% of Capital Contributions. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within 30 days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

                (i)   each acquisition made;

                (ii)  the purchase price paid;

                (iii) the aggregate of all Acquisition Fees paid on each transaction; and

                (iv) a computation showing compliance with Rule 260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

          (b) The General Partners intend to acquire Partnership Properties on an all cash basis and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least 80% of Capital Contributions. For such purposes, working capital reserves in an aggregate amount not in excess of 5% of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership. Anything contained in this Agreement to the contrary notwithstanding, at a minimum the General Partners shall commit a percentage of the Capital Contributions to Investment in Properties which is equal to at least 80% of the Capital Contributions.

          12.3  PROPERTY MANAGEMENT SERVICES.  The
                ----------------------------
General Partners shall cause the Partnership to employ a property management company (which may be an Affiliate of the General Partners) to perform professional property management services for the Partnership. In the event the property management company is an Affiliate of the General Partners, the compensation payable to such Affiliate shall be equal to the lesser of (a) fees which would be charged by Persons who are not affiliated with the General Partners rendering comparable services in the same geographic area, or (b) 6% of the Gross Revenues of the properties managed (with respect to industrial and commercial properties). The foregoing limitation will include all leasing, re-leasing and leasing related services. If such leasing, re-leasing and leasing related services are not provided by the General Partners and their Affiliates, the maximum property management fees payable to an Affiliate of the General Partners for such leases shall be 3% of the Gross Revenues. In the case of industrial and commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the Gross Revenues, except for a one time initial leasing fee of 3% of the Gross Revenues on each lease payable over the first five full years of the original term of the lease. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. In addition, in connection with the initial lease-up of newly constructed properties, the Partnership may also pay a separate competitive fee for the one time initial rent-up or leasing-up of a newly constructed property, provided such services are not included in the Purchase Price of the property.

          12.4  INSURANCE SERVICES PROHIBITED.  Neither
                -----------------------------
the General Partners nor any of their Affiliates may receive an insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership Properties.

          12.5  DEVELOPMENT AND CONSTRUCTION SERVICES PROHIBITED.  Neither the
                ------------------------------------------------
General Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties, except with respect to expense reimbursements specifically authorized under Section 11.4 hereof.

          12.6  REAL ESTATE COMMISSIONS ON RESALE OF PROPERTIES.  The General
                -----------------------------------------------
Partners and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) 50% of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or
(b) 3% of the gross sales price of the property; and provided, further, that payments of said compensation shall be made only after the Partnership has distributed to each Limited Partner or his Assignee from Nonliquidating Distributions or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to 100% of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a 6% per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 6% of the gross sales price of such property.

          Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

          12.7   REBATES, GIVE-UPS AND RECIPROCAL ARRANGEMENTS.
                 ---------------------------------------------

          (a) No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

          (b) None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

          12.8  OTHER SERVICES.  Other than as specifically provided in this
                --------------
Agreement or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this
Article XII, in Articles IX, X, or XI hereof or in the "Compensation of the General Partners and Affiliates" section of the Prospectus.


                                  ARTICLE XIII

           TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

          13.1 SALES AND LEASES TO THE PARTNERSHIP.  The Partnership shall not
               -----------------------------------
purchase or lease investment properties, other than as provided in Section 11.3(i) hereof, in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership, provided that such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), that the General Partners or their Affiliates may not hold title to any such property for more than 12 months on behalf of the Partnership, that the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, and that all profits and losses during the period any such property is held by the General Partners or their Affiliates will accrue to the Partnership; and provided further, that there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement.

          13.2 SALES AND LEASES TO THE GENERAL PARTNERS. The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates.

          13.3  LOANS.  No loans may be made by the Partnership to any of the
                -----
General Partners or their Affiliates.

          13.4  DEALINGS WITH RELATED PROGRAMS.  Except as permitted by Sections
                ------------------------------
11.3(i) and 13.1 hereof, the Partnership shall not acquire property from or sell property to any Person in whom any of the General Partners or any of their Affiliates have an interest.

          13.5  COMMISSIONS ON REINVESTMENT OR DISTRIBUTION.  The Partnership
                -------------------------------------------
shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.


                                  ARTICLE XIV

                       INDEPENDENT ACTIVITIES OF PARTNERS

          Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership. In the event that the Partnership, the General Partners or any Affiliate or any entity formed or managed by the General Partners or their Affiliates is in the market for similar properties, the General Partners will review the investment portfolio of each partnership and each such affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, anticipated cash flow, the effect of the purchase price on diversification of the portfolio of each such entity, the estimated income tax effects of the purchase on each such entity, the amount of funds which each such entity has available for investment, and the length of time funds of each such entity have been available for investment.



                                   ARTICLE XV

                     BOOKS, REPORTS, FISCAL AND TAX MATTERS

          15.1  BOOKS.  The General Partners shall maintain full and complete
                -----
books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. The books of account for income tax purposes shall be kept on a cash or an accrual basis, as determined in the discretion of the General Partners. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Participant List") as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the home office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners' voting rights under this Agreement and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

          15.2   REPORTS.  The General Partners shall prepare or cause
                 -------
to be prepared the following reports:

          (a) ACQUISITION REPORTS.  At least quarterly within 60 days after the
              -------------------
end of each quarter during which the Partnership has acquired real property, an "Acquisition Report" of any real property acquisitions within the prior quarter shall be sent to all Limited Partners. Such report shall describe the real properties and all improvements contemplated to be developed thereon and include a description of the geographic locale and of the market upon which the General Partners are relying in projecting successful development and operation of the properties. All facts which reasonably appear to the General Partners to influence materially the value of the property shall be disclosed, including the present or proposed use of the property and its suitability or adequacy for such use and the terms of any material lease affecting the property. The Acquisition Report shall also include, by way of illustration and not of limitation, a statement of the date and amount of the appraised value, a statement of the actual Purchase Price including terms of the purchase and an estimate of all proposed subsequent expenditures for development or other improvement of the property, a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) hereof with respect to builders have been or will be obtained on the property, a statement of the total amount of cash expended by the Partnership to acquire each Partnership Property, and a statement regarding the amount of proceeds of the Offering of Units (in both dollar amount and as a percentage of the net proceeds of the Offering of Units available for investment) which remain unexpended or uncommitted. In addition, the Acquisition Report shall identify any real properties, by location and a description of their general character, which the General Partners presently intend to be acquired by or leased to the Partnership.

          (b) ANNUAL REPORT.  Within 120 days after the end of each fiscal year,
              -------------
an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners' capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor's report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. In addition, commencing eight years after termination of the Offering, such annual report shall include a notification to the Limited Partners of their right pursuant to Section 20.2 hereof to request that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

          (c) QUARTERLY REPORTS.  If and for as long as the Partnership is
              -----------------
required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

          (d) REPORT OF FEES.  The Partnership's annual and quarterly reports on
              --------------
Form 10-K and 10-Q for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth
(i) a statement of the services rendered, and (ii) the amount of fees received.

          (e) TAX INFORMATION.  Within 75 days after the end of each fiscal year
              ---------------
(in the event that the fiscal year of the Partnership remains on a calendar year basis, and within 120 days after the end of each fiscal year in the event that the Partnership's fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner's federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

          (f) ERISA REPORT.  The General Partners shall furnish each Limited
              ------------
Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners' estimate of the amount a holder thereof would receive if Partnership Properties were sold as of the close of the Partnership's fiscal year and if the proceeds therefrom (without reduction for selling expenses), together with any other funds of the Partnership, were distributed in a liquidation of the Partnership (provided that, with respect to the first three full fiscal years following termination of the Offering the value of a Unit shall be deemed to be $10.00). In addition, the General Partners shall obtain the opinion of an independent third party that their estimate of Unit value is reasonable and was prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners following the completion of the valuation process.

          (g) PERFORMANCE REPORTING.  The Partnership's annual and quarterly
              ---------------------
reports on Form 10-K and 10-Q shall set forth the year-to-date amount of cash flow available for distribution, as such term is generally defined in existing Guidelines for Partnership Agreement Provisions issued by the International Association for Financial Planning, and shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to the Partnership's cash flow available for distribution for the periods covered by the report. In addition, the notes to the Partnership's financial statements included in its annual reports on Form 10-K shall contain a detailed reconciliation of the Partnership's net income for financial reporting purposes to net income for tax purposes for the periods covered by the report.

          (h) EXPENSE REPORTING.  The notes to the Partnership's financial
              -----------------
statements included in its annual reports on Form 10-K shall contain a category-by-category breakdown of the general and administrative expenses incurred by the Partnership for the periods covered by the report. This breakdown shall reflect each type of general and administrative expense incurred by the Partnership (e.g. investor relations, independent accountants, salaries, rent, utilities, insurance, filing fees, legal fees, etc.) and the amount charged to the Partnership for each category of expense incurred.

          (i) OTHER REPORTS.  The General Partners shall cause to be prepared
              -------------
and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

          (j) CESSATION OF REPORTS.  In the event the Securities and Exchange
              --------------------
Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law.

          15.3   FISCAL YEAR.  The Partnership shall adopt a fiscal year
                 -----------
beginning on the first day of January and ending on the last day of December of each year; provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership's fiscal year to a period to be determined by the General Partners.

          15.4   TAX ELECTIONS.
                 -------------

          (a) No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

          (b) Upon the transfer of all or part of a Partner's or Assignee's interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners' option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and 754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners' option, also be made.

          15.5  BANK ACCOUNTS.  The cash funds of the Partnership shall be
                -------------
deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement. The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of funds held by a joint venture or partnership permitted pursuant to the provisions of
Section 11.3(i) above.

          15.6  INSURANCE.  The Partnership shall at all times maintain
                ---------
comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker's compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

          15.7  TAXATION AS PARTNERSHIP.  The General Partners, while serving as
                -----------------------
such, agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

          15.8  TAX MATTERS.
                -----------

          (a) The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

          (b) Wells Partners is designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner's return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Wells Partners from and against any damage or loss (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Wells Partners shall be the "designated organizer" of the Partnership and the "designated person" for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.


                                  ARTICLE XVI

                 RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

          16.1  POWERS OF THE LIMITED PARTNERS.  The Limited Partners shall take
                ------------------------------
no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

          (a) Amend this Agreement, but not as to the matters specified in
Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

          (b) Dissolve the Partnership;

          (c) Remove a General Partner or any successor General Partner;

          (d) Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner;

          (e) Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution; and

          (f) Change the business purpose or investment objectives of the Partnership.

          16.2  RESTRICTIONS ON POWER TO AMEND.  Notwithstanding Section 16.1
                ------------------------------
hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

          16.3  LIMITED LIABILITY.  No Limited Partner shall be liable for any
                -----------------
debts or obligations of the Partnership in excess of his or its Capital Contribution.

          16.4  MEETINGS OF, OR ACTIONS BY, THE LIMITED PARTNERS.
                ------------------------------------------------

          (a) Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding 10% or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than 15 days nor more than 60 days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

          (b) A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner.

          (c) The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.


                                  ARTICLE XVII

                   WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
                       ASSIGNABILITY OF GENERAL PARTNERS'
                        AND LIMITED PARTNERS' INTERESTS

           17.1   WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS; ADMISSION OF
                  -------------------------------------------------------
SUCCESSOR OR ADDITIONAL GENERAL PARTNERS.
----------------------------------------

          (a) Except as provided in this Article XVII, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership. In addition, Leo F. Wells, III hereby agrees with the Partnership and its Partners that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding common stock of Wells Capital to any non-affiliated person or entity without first obtaining a Majority Vote of the Limited Partners consenting to any such sale, transfer or conveyance.

          (b) With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given 90 days written notice, any General Partner may at any time designate one or more Persons to be additional

General Partners, with such participation in such General Partner's interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

          (c) Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner's interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner's assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

          (d) A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until 90 days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

          (e) Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

          (f) A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until 120 days after the occurrence of an Event of Withdrawal.

          17.2  LIMITED  PARTNERS'  INTEREST.  Except as specifically provided
                ----------------------------
in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

          17.3   RESTRICTIONS ON TRANSFERS.
                 -------------------------

          (a) No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

          (b) No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under
Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

          (c) No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including investment suitability standards) applicable to the Partnership.

          (d) All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

          (e) No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee's admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or
(iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

          (f) With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has either (i) a net worth of at least $45,000 and an annual gross income of at least $45,000 or
(ii) a net worth of at least $150,000 or (iii) satisfied any higher suitability standards that may apply in the transferee's state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

          (g) No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership's taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership's being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

          (h) Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

     17.4 SUBSTITUTED LIMITED PARTNERS.  Except as otherwise provided in this
          ----------------------------
Agreement, an Assignee of the whole or any portion of a Limited Partner's interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged such other instrument or instruments as the General Partners may deem necessary or desirable to effectuate such admission, including but not limited to, a power of attorney with provisions more fully described in this Agreement; (c) the Assignee agrees in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; and (d) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

     17.5 ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST WITHOUT SUBSTITUTION.
          ---------------------------------------------------------------
Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner's interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

     17.6 WITHDRAWAL OF LIMITED PARTNER.  Except as otherwise specifically
          -----------------------------
permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

     17.7 DEATH, LEGAL INCOMPETENCY OR DISSOLUTION OF LIMITED PARTNER.  Upon the
          -----------------------------------------------------------
death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

     17.8 ELIMINATION OR MODIFICATION OF RESTRICTIONS.  Notwithstanding any of
          -------------------------------------------
the foregoing provisions of this Article XVII, the General Partners may amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.


                                 ARTICLE XVIII

                              LOANS TO PARTNERSHIP

     18.1 AUTHORITY TO BORROW.  The General Partners shall cause the Partnership
          -------------------
to purchase and own all Partnership Properties on an unleveraged basis, and the Partnership shall not incur any indebtedness except for loans which are authorized pursuant to Section 11.3(e) hereof.

     18.2 LOANS FROM PARTNERS.  If any Partner shall make any loan or loans to
          -------------------
the Partnership or advance money on its behalf pursuant to Section 11.3(e) hereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, (a) no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership, and (b) neither the General Partners nor any of their Affiliates shall provide permanent financing to the Partnership.


                                  ARTICLE XIX

              POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

     19.1 POWER OF ATTORNEY.  Each Limited Partner, by becoming a Limited
          -----------------
Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

          (a) To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

              (i) To reflect a change of the name or the location of the principal place of business of the Partnership;

              (ii) To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

              (iii) To reflect a Person's becoming a Limited Partner of the Partnership as permitted by this Agreement;

              (iv) To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

              (v) To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

              (vi) To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

              (vii) To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

              (viii) To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

              (ix) To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Georgia as they may be amended from time to time;

              (x) Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership's activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the "plan asset" regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute "plan assets" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (II) the transactions contemplated hereunder would constitute "prohibited transactions" under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

              (xi) To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

          (b) To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

              (i) Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

              (ii) Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

     Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted

Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

     19.2 REQUIRED SIGNATURES.  Any writing to amend this Agreement to reflect
          -------------------
the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

     19.3 ADDITIONAL DOCUMENTS.  Each Partner, upon the request of the others,
          --------------------
agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.


                                   ARTICLE XX

                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

     20.1 DISSOLUTION.  Except as otherwise provided in this Section 20.1, no
          -----------
Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

          (a) The expiration of the term of the Partnership as specified in
Article VI hereof;

          (b) The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

          (c) The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

          (d) The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (e) The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (f) The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

          (g) The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership; or

          (h) The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership's assets constitute "plan assets," as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a "prohibited transaction" under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption.

     In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal.

     The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

     20.2 PROXY TO LIQUIDATE.  At any time commencing eight years after the
          ------------------
termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding 10% or more of the outstanding Units (the "Proxy Request") directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the "Proxy to Liquidate"), the General Partners shall send a Proxy to Liquidate to each Limited Partner within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a 45 day voting deadline, and the actual voting results shall be tabulated by the Partnership's independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership's next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast, in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions "in kind" of any Partnership Properties to the Limited Partners.

     20.3  LIMITED PARTNERS' RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP.
           -------------------------------------------------------------------
Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of
Section 20.1 above, occurring with respect to the last remaining General Partner, Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be 120 days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within 120 days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

     20.4 PAYMENT TO WITHDRAWN OR REMOVED GENERAL PARTNER.  Upon the retirement,
          -----------------------------------------------
removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner's interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner's economic interest in the Partnership under Articles IX and X hereof, and shall be based upon the market value of the assets of the Partnership determined as if such assets were sold on the date of such retirement, removal or Event of Withdrawal. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within 90 days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Atlanta, Georgia and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of 9% per annum, with principal and interest payable annually in equal installments. In addition, within 120 days after the determination of the fair market value of the former General Partner's interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners, and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner's interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership's income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

     20.5 TERMINATION OF EXECUTORY CONTRACTS.  Upon the removal or occurrence of
          ----------------------------------
an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon 60 days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.


                                  ARTICLE XXI

                   DISTRIBUTION ON TERMINATION OF PARTNERSHIP

     21.1 LIQUIDATION DISTRIBUTION.  Upon a dissolution and final termination of
          ------------------------
the Partnership, the General Partners (or in the event of a General Partner's removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.4 hereof.

     21.2 TIME OF LIQUIDATION.  A reasonable time shall be allowed for the
          -------------------
orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

     21.3 LIQUIDATION STATEMENT.  Each of the Partners shall be furnished with a
          ---------------------
statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

     21.4 NO LIABILITY FOR RETURN OF CAPITAL.  The General Partners shall not be
          ----------------------------------
personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

     21.5 NO RIGHT OF PARTITION.  The Partners and Assignees shall have no right
          ---------------------
to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

     21.6 PRIORITY; RETURN OF CAPITAL.  Except as provided in this Agreement, no
          ---------------------------
Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

     21.7 ESCHEAT OF DISTRIBUTIONS.  If, upon termination and dissolution of the
          ------------------------
Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state. Notwithstanding the foregoing, the proceeds of distribution checks payable to Ohio residents which have not been negotiated for payment within one year of the distribution date shall be submitted to the Ohio Division of Unclaimed Funds in accordance with the Ohio Unclaimed Funds statute, Chapter 169 of the Ohio Revised Code.


                                  ARTICLE XXII

                               GENERAL PROVISIONS

     22.1 NOTICES.  Except as otherwise provided herein, any notice, payment,
          -------
distribution or other communication which shall be required to be given to any Limited Partner in connection with the business of the Partnership shall be in writing, and any such notice shall become effective (a) upon personal delivery thereof, including any overnight mail and courier service, or (b) four days after it shall have been mailed by United States Mail, first class, with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by such Limited Partner to whom it is authorized to be given as of the time set for delivery or as of the time of such mailing; and if to a General Partner or the Partnership, shall be given when actually received at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

     22.2 SURVIVAL OF RIGHTS.  This Agreement shall be binding upon and inure to
          ------------------
benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

     22.3 AMENDMENT.  Except as specifically provided herein, following the
          ---------
admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

     22.4  HEADINGS.  The captions of the articles and sections of this
           --------
Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

     22.5 AGREEMENT IN COUNTERPARTS.  This Agreement, or any amendment hereto,
          -------------------------
may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

     22.6 GOVERNING LAW.  This Agreement shall be governed and construed
          -------------
according to the laws of the State of Georgia governing partnerships.

     22.7 TIME.  Time is of the essence in this Agreement.
          ----

     22.8 PRONOUNS.  All pronouns and any variations thereof shall be deemed to
          --------
refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

     22.9 SEPARABILITY OF PROVISIONS.  Each provision of this Agreement shall be
          --------------------------
considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

     22.10  NO MANDATORY ARBITRATION OF DISPUTES.  Except as may be permitted or
            ------------------------------------
required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.10 is intended to apply to preexisting contracts between broker-dealers and Limited Partners.

     IN WITNESS WHEREOF, the undersigned hereby execute this Amended and Restated Agreement of Limited Partnership under seal as of the date and year first above written.

                              INITIAL LIMITED PARTNER:


                                                                       (SEAL)
                              ----------------------------------------
                              Brian M. Conlon


                              GENERAL PARTNERS:

                              WELLS PARTNERS, L.P.
                              A Georgia Limited Partnership

                              By:   WELLS CAPITAL, INC.
                                    A Georgia Corporation
Attest:                             (As General Partner)


By:                                    By:
   ---------------------------------      ------------------------------
     Name:                               Leo F. Wells, III
          --------------------------     President
     Title:
           -------------------------



                                                                       (SEAL)
                              ----------------------------------------
                              LEO F. WELLS, III

                                   EXHIBIT C


                       FORM OF SUBSCRIPTION AGREEMENT AND
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

                                  EXHIBIT "C"

                             SUBSCRIPTION AGREEMENT



To:  WELLS REAL ESTATE FUND X/XI, L.P.
     3885 Holcomb Bridge Road
     Norcross, Georgia 30092


Ladies and Gentlemen:

     The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of units of limited partnership interest ("Units") in Wells Real Estate Fund X/XI, L.P., a Georgia limited partnership (the "Partnership"), set forth on such Subscription Agreement Signature Page. Payment for the Units is hereby made by check payable to "The Bank of New York, as Agent."

     Payments for Units will be held in escrow until the Partnership has received and accepted subscriptions for 125,000 Units ($1,250,000), except with respect to residents of the States of New York and Pennsylvania, whose payments for Units will be held in escrow until the Partnership has received and accepted subscriptions for 250,000 Units ($2,500,000) from all investors.

     I hereby acknowledge receipt of the Prospectus of the Partnership dated December 31, 1996 (the "Prospectus"), which includes the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") in the form attached as Exhibit B to the Prospectus.

     I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if admitted to the Partnership, I shall be bound by the terms and conditions of the Partnership Agreement, including the power of attorney granted to the General Partners in Section 19.1 thereof. Subscriptions may be rejected in whole or in part by the General Partners in their sole and absolute discretion.

     Prospective investors are hereby advised of the following:

     (a) The assignability and transferability of the Units is restricted and will be governed by the Partnership Agreement and all applicable laws as described in the Prospectus.

     (b) Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

     (c) There will be no public market for the Units, and accordingly, it may not be possible to readily liquidate an investment in the Partnership.

     I hereby constitute and appoint Wells Partners, L.P. and Leo F. Wells, III, and each of them acting singly, with full power of substitution, my true and lawful attorney-in-fact in my name, place and stead and for my use and benefit
(a) to sign, execute, deliver, certify, acknowledge, file and record a Partnership Agreement in substantially the form attached as Exhibit B to the Prospectus; and (b) to sign, execute, certify, acknowledge, swear to, file, record and publish any other certificates, instruments and documents which may be required of the Partnership under the laws of the State of Georgia or the laws of any state or any governmental agency, or which such attorney-in-fact deems necessary or advisable to file, record, publish, or deliver. The foregoing grant of authority (a) is a special power of attorney coupled with an interest, (b) is irrevocable and shall survive my death or disability, and (c) may be exercised by such attorney-in-fact by listing my name along with the names of all other persons for whom such attorney-in-fact is acting and executing the Partnership Agreement and such other certificates, instruments and documents with the single signature of a duly-authorized officer or agent of such attorney-in-fact for all of the persons whose names are so listed.

                  SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                       CONDITIONS RESTRICTING TRANSFER OF
                           LIMITED PARTNERSHIP UNITS


          260.141.11 RESTRICTIONS ON TRANSFER.
                     ------------------------

          (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the "Rules") adopted under the California Corporate Securities Law (the "Code") shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

          (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

              (1)  to the issuer;

              (2) pursuant to the order or process of any court;

              (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

              (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

              (5) to holders of securities of the same class of the same issuer;

              (6) by way of gift or donation inter vivos or on death;

              (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

              (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

              (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

              (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

              (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

              (13) between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

              (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

              (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

             (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

             (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

          (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

  "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

[Last amended effective January 21, 1988.]


                SPECIAL NOTICE FOR MASSACHUSETTS RESIDENTS ONLY

          In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the State of Massachusetts who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the General Partners within five days of the date of subscription.

                       STANDARD REGISTRATION REQUIREMENTS


     The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1. INDIVIDUAL:  One signature required.

2. JOINT TENANTS WITH RIGHT OF SURVIVORSHIP:  All parties must sign.

3. TENANTS IN COMMON:  All parties must sign.

4. COMMUNITY PROPERTY:  Only one investor signature required.

5. PENSION OR PROFIT SHARING PLANS:  The trustee signs the Signature Page.

6. TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7. PARTNERSHIP: Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION: The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board's resolution authorizing the investment.

9. IRA AND IRA ROLLOVERS: Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10. KEOGH (HR 10):  Same rules as those applicable to IRAs.

11. UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):
    The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

             INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
          TO WELLS REAL ESTATE FUND X/XI, L.P. SUBSCRIPTION AGREEMENT

________________________________________________________________________________________________________
INVESTOR                 PLEASE FOLLOW THESE INSTRUCTIONS CAREFULLY.  FAILURE TO DO SO MAY RESULT IN THE
INSTRUCTIONS             REJECTION OF YOUR SUBSCRIPTION.  ALL INFORMATION ON THE SUBSCRIPTION
                         AGREEMENT SIGNATURE PAGE SHOULD BE COMPLETED AS FOLLOWS:
________________________________________________________________________________________________________
1.  INVESTMENT           A minimum investment of $1,000 (100 Units) is required, except for certain states which require a higher minimum investment.  A CHECK FOR THE FULL
                         PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE
                         MADE PAYABLE TO THE ORDER OF "THE BANK OF NEW YORK, AS
                         AGENT."  Investors who have satisfied the minimum purchase requirements in
                         Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-
                         OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells
                         Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate
                         Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX,
                         L.P., or, in the case of Wells Real Estate Fund XI, L.P., Wells Real Estate Fund
                         X, L.P. may invest as little as $25 (2.5 Units) except for residents of Maine,
                         Minnesota or Washington.  Units may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled "WHO SHOULD
                         INVEST - SUITABILITY STANDARDS".  Please indicate the state in which the sale was made.
________________________________________________________________________________________________________
2.  CLASS STATUS OF      Please check the appropriate box to identify the status of Units (Class A or
    UNITS                Class B) desired.  These classes of Units entitle holders to different rights under the Partnership Agreement.  For a more complete description of the differences between the two classes of Units, see "DESCRIPTION OF THE UNITS" in the
                         Prospectus.  If electing Class A Status for some Units and Class B Status for the remaining Units being purchased, please complete a separate Subscription
                         Agreement Signature Page for each class of Units.
________________________________________________________________________________________________________
3.  TYPE OF OWNERSHIP    Please check the appropriate box to indicate the type of entity or type of individuals subscribing.
________________________________________________________________________________________________________
4.  REGISTRATION NAME    Please enter the exact name in which the Units are to be held.  For joint tenants
    AND ADDRESS          with right of survivorship or tenants in common, include the names of both investors.  In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed.  Trusts should include the name of the trustee.  All investors must complete the space provided for taxpayer identification number or social security number.  By signing in Section 6, the investor is certifying that this number is correct.  Enter the mailing address and telephone numbers of the registered owner of this investment.  In the case of a
                         Qualified Plan or trust, this will be the address of the trustee.  Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
________________________________________________________________________________________________________
5.  INVESTOR NAME AND    Complete this Section only if the investor's name and address is different from the
    ADDRESS              registration name and address provided in Section 4.  If the Units are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.
________________________________________________________________________________________________________
6.  SUBSCRIBER           Please separately initial each representation made by the investor where indicated.
    SIGNATURES           Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf.  Each investor must sign and date this Section.  If title is to be held jointly, all parties must sign.  If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.  PLEASE NOTE THAT
                         THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.
________________________________________________________________________________________________________


7.  ADDITIONAL           Please check if you plan to make one or more additional investments in the
    INVESTMENTS          Partnership.  All additional investments must be in increments of at least $25 and, unless otherwise indicated on a new Subscription Agreement Signature Page, you
                         will be deemed to have elected the same status of Units (Class A or Class B) you check in Section 2.  Additional investments by residents of Maine must be for the minimum amounts stated under "WHO SHOULD INVEST - SUITABILITY
                         STANDARDS" in the Prospectus, and residents of Maine must execute a new
                         Subscription Agreement Signature Page to make additional investments in the
                         Partnership.  If additional investments in the Partnership are made, the investor agrees to notify the General Partners and the Broker-Dealer named on the
                         Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription
                         Agreement.  The investor acknowledges that the Broker-Dealer named in the
                         Subscription Agreement Signature Page may receive a commission not to exceed
                         8% of any such additional investments in the Partnership.
________________________________________________________________________________________________________
8.  DISTRIBUTIONS        a.  DISTRIBUTION REINVESTMENT PLAN: By electing the
                             Distribution Reinvestment Plan, the investor elects to reinvest all distributions of Net Cash From Operations in the Partnership and to have the option in the future to invest Net Cash From Operations in limited partnerships sponsored by the General Partners or their Affiliates which have substantially identical investment objectives as the Partnership.
                             Unless the General Partners are otherwise notified in writing, Units purchased pursuant to the Distribution Reinvestment Plan will initially be treated as Class A Status Units.  The investor agrees to notify the
                             General Partners and the Broker-Dealer named on the Subscription
                             Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or
                             Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships sponsored by the General Partners or their Affiliates.  The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 8% of any reinvested distributions.

                         b.  DISTRIBUTION ADDRESS: If cash distributions are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.
________________________________________________________________________________________________________
9.  BROKER-DEALER        This Section is to be completed by the Registered Representative.  Please insert the Broker-Dealer number, the Registered Representative number and the Account number on the first page of the Subscription Agreement Signature Page and complete all BROKER-DEALER information contained in Section 9 including suitability certification.  SIGNATURE PAGE MUST BE SIGNED BY AN
                         AUTHORIZED REPRESENTATIVE.
---------------------------------------------------------------------------------------------------------

     The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

               IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
                      SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
                           PLEASE CALL 1-800-448-1010

                                                Special Instructions:

SEE PRECEDING PAGE
FOR INSTRUCTIONS

                        WELLS REAL ESTATE FUND ___, L.P.
                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE

1. -------INVESTMENT-----------------------------------------------------------

                                            MAKE INVESTMENT CHECK PAYABLE TO:
----------     ------------------                THE BANK OF NEW YORK,
# of Units      Total $ Invested                       AS AGENT
  (# Units x $10 = $ Invested)         [ ] Initial Investment (Minimum $1,000)
                                       [ ] Additional Investment (Minimum $25)
Minimum purchase $1,000 or 100 Units         State in which sale was made


2.  ------CLASS STATUS OF UNITS-------------------------------------------------
  Check appropriate box.
  If electing both Class A Status and Class B Status, please complete a separate Signature page for each type of investment.
          [ ] CLASS A                          [ ] CLASS B
  (Entitled to first priority on distributions of cash flow from operations) (Allocated certain tax deductions but no distributions of cash flow from operations)

3.  ------TYPE OF OWNERSHIP-----------------------------------------------------

    [ ] IRA (06)                            [ ] Individual (01)
    [ ] Keogh (10)                          [ ] Joint Tenants With Right of Survivorship (02)
    [ ] Qualified Pension Plan (11)         [ ] Community Property (03)
    [ ] Qualified Profit Sharing Plan (12)  [ ] Tenants in Common (04)
    [ ] Other Trust______________________   [ ] Custodian: A Custodian for
        For the Benefit of_______________       the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act
    [ ] Partnership (15)                        of the State of ________________(08)
                                            [ ] Other

4.  ------REGISTRATION NAME AND ADDRESS-------------------------------------------
 Please print name(s) in which Units are to be registered.  Include trust name if applicable.
 [ ] Mr      [ ] Mrs       [ ] Ms            [ ] MD     [ ] PhD         [ ] DDS      [ ] Other_________________

________________________________________________      Taxpayer Identification Number  Social Security Number
________________________________________________      [ ][ ]-[ ][ ][ ][ ][ ][ ][ ]    [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]
________________________________________________

Street Address ____________________________________________________________________________________________________
or P.O. Box    ____________________________________________________________________________________________________

City __________________________________________  State_________________________________ Zip Code __________________



Home         (    )                                    Business      (    )
Telephone No.________________________________________  Telephone No._______________________________________________


Birthdate____________________________________________ Occupation __________________________________________________

5.  ------INVESTOR NAME AND ADDRESS--------------------------------------------------------------------------------
        (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)
 [ ] Mr      [ ] Mrs       [ ] Ms            [ ] MD     [ ] PhD         [ ] DDS      [ ] Other_________________

________________________________________________      Social Security Number
________________________________________________      [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]
________________________________________________

Street Address ____________________________________________________________________________________________________
or P.O. Box    ____________________________________________________________________________________________________

City __________________________________________  State_________________________________ Zip Code __________________



Home         (    )                                    Business      (    )
Telephone No.________________________________________  Telephone No._______________________________________________


Birthdate____________________________________________ Occupation __________________________________________________


___________________________________________________________________________________________________________________
                        (REVERSE SIDE MUST BE COMPLETED)


6.  ------SUBSCRIBER SIGNATURES------------------------------------------------------------------

  Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the General
  Partners to accept this subscription, I hereby represent and warrant to you as follows:

                        (REVERSE SIDE MUST BE COMPLETED)
(a)  I have received the Prospectus and the Partnership Agreement.   ________    ________
                                                                     Initials    Initials

(b)  I accept and agree to be bound by the terms and conditions of
     the Partnership Agreement.                                      ________    ________
                                                                     Initials    Initials

(c)  I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $150,000 or more; or (ii) a net worth
     (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under
     "WHO SHOULD INVEST - SUITABILITY STANDARDS."                    ________    ________
                                                                     Initials    Initials

(d)  If I am a California resident or if the Person to
     whom I subsequently propose to assign or transfer any
     Units is a California resident, I may not consummate a
     sale or transfer of my Units, or any interest therein,
     or receive any consideration therefor, without the
     prior consent of the Commissioner of the Department of
     Corporations of the State of California, except as
     permitted in the Commissioner's Rules, and I
     understand that my Units, or any document evidencing
     my Units, will bear a legend reflecting the substance of
     the foregoing understanding.                                   ________    ________
                                                                    Initials    Initials

(e)  ARKANSAS AND TEXAS RESIDENTS ONLY: I am purchasing
     the Units for my own account and
     acknowledge that the investment is not liquid.                 ________    ________
                                                                    Initials    Initials

  I declare that the information supplied above is true and correct and may be relied upon by the General Partners in connection with my investment as a Limited Partner in the Partnership. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

_______________________________________     _______________________________________     ____________________
  Signature of Investor or Trustee          Signature of Joint Owner, if applicable            Date
        (MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7.  ------ADDITIONAL INVESTMENTS-----------------------------------------------------
  Please check if you plan to make additional investments in the Partnership:  [ ]
  [If additional investments are made, please include social security number or other taxpayer identification number on your check.]
  [All additional investments must be made in increments of at least $25.]

8.  ------DISTRIBUTIONS--------------------------------------------------------------
  8a.  Check the following box to participate in the Distribution Reinvestment Plan:  [ ]

  8b.  Complete the following section only to direct distributions to a party other than registered owner:
Name                        ______________________________________________________________
Account Number              ______________________________________________________________
Street Address or P.O. Box  ______________________________________________________________
City                        _________________________ State__________ Zip Code____________

9.  ------BROKER-DEALER----------------------------------------------------------------
                 (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

  The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer warrants that it is a duly licensed Broker-Dealer and may lawfully offer Units in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber as defined in Section 3(b) of Appendix F and that he has informed subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of Appendix F
  (Attachment No. 1 to Dealer Agreement).

  Broker-Dealer Name   ________________________________ Telephone No.________________________
  Broker-Dealer Street ______________________________________________________________________
  Address or P.O. Box  ______________________________________________________________________
  City                 _________________________________ State____________Zip Code___________

  Registered
  Representative Name  __________________________________Telephone No._______________________

  Reg. Rep. Street
  Address or P.O. Box  ______________________________________________________________________
  City                 _________________________________ State____________Zip Code___________

___________________________________________         _________________________________________
  Broker-Dealer Signature, if required                    Registered Representative Signature

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to
                       The Bank of New York, as Agent to:
                       WELLS INVESTMENT SECURITIES, INC.
                         800-448-1010  or 770-449-7800

          Overnight address:                                       Mailing Address:
       3885 Holcomb Bridge Road                                     P.O. Box 926040
       Norcross, Georgia 30092                                 Norcross, Georgia 30092-9209


  FOR GENERAL PARTNER USE ONLY:
ACCEPTANCE BY GENERAL PARTNERS       Amount___________________________      Date___________________
Received and Subscription Accepted:  Check No.________________________      Certificate No.________
By:______________________________    Wells Real Estate Fund ___, L.P.

_____________________         ___________________________         _________________________
   Broker-Dealer #            Registered Representative #                 Account #
---------------------------------------------------------------------------------------------

================================================================================
                               ALPHABETICAL INDEX
                                                                            Page
                                                                            ----

Additional Information..................................................     98


Compensation of the General Partners and Affiliates.....................     29

Conflicts of Interest...................................................     31


Custodial Agency Agreement..............................................     52


Description of the Units................................................     22


Distributions and Allocations...........................................     85


Estimated Use of Proceeds...............................................     27


Experts.................................................................     97

Federal Income Tax Consequences.........................................     59


Fiduciary Duty of the General Partners..................................     35


Glossary................................................................     98


Independent Auditors....................................................     97

Investment by Tax-Exempt Entities and ERISA
     Considerations.....................................................     54

Investment Objectives and Criteria......................................     45


Legal Opinions..........................................................     97


Management..............................................................     41

Management's Discussion and Analysis of Financial
     Condition and Results of Operations................................     53

Plan of Distribution....................................................     91


Prior Performance Summary...............................................     36


Real Property Investments...............................................     53


Reports to Investors....................................................     90


Risk Factors............................................................      7


Summary of the Offering.................................................      1


Summary of Partnership Agreement........................................     76

Supplemental Sales Material.............................................     96

Who Should Invest - Suitability Standards...............................     19

===========================================================================


============================================================================

UNTIL MARCH 31, 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS SOLICITING DEALERS.

                           -------------------------

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP OR THE GENERAL PARTNERS SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                           -------------------------

                         WELLS REAL ESTATE FUND X, L.P.
                                      AND
                        WELLS REAL ESTATE FUND XI, L.P.

                         MINIMUM OFFERING OF $1,250,000
                                PER PARTNERSHIP

                           --------------------------
                                   PROSPECTUS
                           --------------------------


                                WELLS INVESTMENT
                                SECURITIES, INC.


                               DECEMBER 31, 1996


================================================================================

                         WELLS REAL ESTATE FUND X, L.P.
                      AND WELLS REAL ESTATE FUND XI, L.P.

            SUPPLEMENT NO. 1 DATED MARCH 27, 1997 TO THE PROSPECTUS
                            DATED DECEMBER 31, 1996


     This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. dated December 31, 1996 (the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

     The purpose of this Supplement is to describe the following:

        (i) The status of the offering of units of limited partnership interest (the "Units") in Wells Real Estate Fund X, L.P. ("Wells Fund X");

        (ii) Revisions to the Financial Statements contained in Appendix I to the Prospectus and the Prior Performance Tables included as Exhibit A to the Prospectus;

        (iii) The Joint Venture Agreement entered into between Wells Fund X and Wells Real Estate Fund IX, L.P. ("Wells Fund IX") and the acquisition by the Joint Venture of real property located in Knox County, Tennessee (the "Knoxville Property");

        (iv) A recent reorganization of certain corporations affiliated with the General Partners and corresponding revisions to the "CONFLICTS OF INTEREST" and "MANAGEMENT" sections of the Prospectus; and

        (v) Revisions to the "RISK FACTORS," "INVESTMENT OBJECTIVES AND CRITERIA," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "EXPERTS" sections of the Prospectus.

STATUS OF THE OFFERING

        Pursuant to the Prospectus, the offering of Units in Wells Fund X commenced December 31, 1996. Wells Fund X commenced operations on February 4, 1997, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of March 10, 1997, Wells Fund X had raised a total of $4,577,541 in offering proceeds (455,754 Units), comprised of $3,563,313 raised from the sale of Class A Status Units (356,331 Class A Status Units) and $994,228 raised from the sale of Class B Status Units (99,423 Class B Status Units).

FINANCIAL STATEMENTS AND PRIOR PERFORMANCE TABLES

        Financial statements of Wells Fund X, Wells Real Estate Fund XI, L.P., Wells Partners, L.P. and Wells Capital, Inc., as of December 31, 1996 and 1995, and for each of the years in the two-year period ended December 31, 1996, are included as Appendix I to this Supplement.

        Prior Performance Tables dated as of December 31, 1996 are included as Exhibit A to this Supplement.

JOINT VENTURE AGREEMENT

        Wells Fund X formed a joint venture on March 20, 1997 with Wells Fund IX, a Georgia limited partnership having Leo F. Wells, III and Wells Partners, L.P. as general partners, known as Fund IX and Fund X Associates (the "Joint Venture"). The investment objectives of Wells Fund IX are substantially identical to those of Wells Fund X.

        The Joint Venture was formed for the purpose of acquiring a 5.622 acre tract of real property located in Knox County, near Knoxville, Tennessee (the "Property") and constructing thereon a three-story office building containing approximately 83,885 rentable square feet (the "Project"). ABB Flakt, Inc. ("ABB") has agreed to lease approximately 55,000 rentable square feet of the Project pursuant to the Lease hereinafter described.

        All income, profit, loss, cash flow, resale gain, resale loss and sale proceeds of the Joint Venture will be allocated and distributed between Wells Fund IX and Wells Fund X based on their respective capital contributions to the Joint Venture.

        On March 26, 1997, Wells Fund IX contributed its interest in the Property, along with its rights under the Lease, the Development Agreement (hereinafter described), the Construction Contract (hereinafter described) and the Architect's Agreement (hereinafter described), as its capital contribution to the Joint Venture, and was credited with capital contributions valued at $1,306,393, which equals to purchase price and all acquisition and development costs expended by Wells Fund IX to date with respect to the Knoxville Property. Wells Fund X has not yet made any capital contributions to the Joint Venture.
It is currently contemplated that additional capital contributions to the Joint Venture will initially be funded by Wells Fund X and that the ultimate percentage ownership interests in the Joint Venture will be approximately 50% by each partnership.

        Wells Fund IX will act as the initial Administrative Venturer of the Joint Venture and, as such, will be responsible for establishing policies and operating procedures with respect to the business and affairs of the Joint Venture. However, approval of each of Wells Fund IX and Wells Fund X is required for any major decision or any action which materially affects the Joint Venture or the Property.

        No payment will be made by the Joint Venture to any of Wells Fund IX, Wells Fund X or any Affiliate, or partners or employees of any of Wells Fund IX or Wells Fund X for the services of any such party, other than under management agreements and leasing and tenant coordinating agreements with Wells Management Company, Inc., an Affiliate of the General Partners, as manager and agent, which agreements concern the management and leasing of the Project to be owned and operated by the Joint Venture. Wells Fund X will pay fees and expenses to the General Partners and their Affiliates as described in the section of the Prospectus entitled "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES."

THE KNOXVILLE PROPERTY

        Purchase of the Knoxville Property.  Wells Fund IX entered into a Real
        ----------------------------------
Estate Option Agreement dated December 9, 1996 (the "Option Agreement") with The Development Corporation of Knox County, a Tennessee nonprofit corporation (the "Seller"), for the option to purchase a 5.622 acre tract of real property located in Knox County, near Knoxville, Tennessee (the "Knoxville Property") for a purchase price of $583,800. The Seller is not affiliated with Wells Fund IX, Wells Fund X or their General Partners. Wells Fund IX exercised the option pursuant to the Option Agreement and acquired the Knoxville Property on December 13, 1996. Wells Fund IX entered into a Development Agreement (as hereinafter described) for the construction of a three-story office building containing approximately 83,885 rentable square feet to be erected on the Knoxville Property (the "Project"). Wells Fund IX entered into a Lease Agreement (the "Lease") with ABB Flakt, Inc. ("ABB") pursuant to which ABB agreed to lease 55,000 rentable square feet of the Project upon its completion. In accordance with the terms of the Amended and Restated Custodial Agency Agreement dated November 30, 1995, between Wells Fund IX and The Bank of New York (the "Agent") and the Custodial Agency Agreement dated June 28, 1996, between Wells Fund X and the Agent, legal title to the Knoxville Property is being held by the Agent as agent for the Joint Venture. Wells Fund IX contributed its interest in the Knoxville Property and the Lease to the Joint Venture on March 26, 1997.

        An independent appraisal of the Knoxville Property was prepared by The David L. Beal Company, Real Estate Appraisers and Consultants, as of October 31, 1996, pursuant to which the market value of the land and the leased fee interest in the Knoxville Property subject to the Lease (described below) was estimated to be $8,300,000, in cash or terms equivalent to cash. This value estimate was based upon a number of assumptions, including that the Project is finished in accordance with plans and specifications provided and that the building is operating following completion at a stabilized level with ABB occupying 55,000 rentable square feet and 94% of the remaining rentable area occupied by other tenants. Wells Fund IX also obtained an environmental report prior to closing evidencing that the environmental condition of the Knoxville Property was satisfactory.

        In connection with the closing of the acquisition of the Knoxville Property, Wells Fund IX incurred attorneys fees and expenses of approximately $40,800, title insurance premiums of $15,040 and costs for recording taxes, deed recording and settlement fees of $2,273. At the closing, the Seller paid real estate commissions of $29,190 and $145 in other miscellaneous closing costs.

        Location of the Knoxville Property.  The Knoxville Property is located
        ----------------------------------
in an office park known as Centerpoint Business Park, on Pellissippi Parkway just north of the intersection of Interstates 40 and 75, in Knox County, Tennessee outside the city limits of Knoxville and approximately 10 miles west of the Knoxville central business district. The Pellissippi Parkway and the commercial area along the Interstate 40/75 corridor has evolved recently from a residential suburb into one of the area's fastest growing commercial and retail districts. The area has become competitive with the metropolitan Knoxville area office market due to its growth in office space.

        Knoxville, the county seat of Knox County, Tennessee, is the third largest city in the State of Tennessee, after Memphis and Nashville, and the largest city in eastern Tennessee. Knoxville is located at the intersection of two major interstate highways, I-40 which extends east to west, and I-75 which extends north to south. The Knoxville economy is largely oriented to trade and manufacturing, due to its location as the geographic center of the eastern portion of the United States and the wide range of available transportation resources. Knoxville's central location and transportation access has also caused it to emerge as a convention center. The Knoxville metropolitan statistical area population in 1990 was 604,812, compared to the 1980 census of 565,970. Unemployment for Knox County in 1995 was 3.4%, lower than the overall rate for the State of Tennessee of 5.2% and the national rate of 5.6%.

        The western portion of Knox County, in which the Knoxville Property is located, has experienced the most growth and development in the Knoxville metropolitan area during the past 10 years due primarily to available land and services. It is anticipated that the Knoxville metropolitan area will continue to grow as a major regional center of trade and tourism due to its location at the intersection of Interstates 40 and 75 and the recent extension of the Pellissippi Parkway to the Knoxville airport.

        Access to the Knoxville Property is provided by Pellissippi Parkway, a limited access thoroughfare traversing southeast to the Knoxville airport, with an interchange at Interstate 40/75 south of the Knoxville Property. Nearby Kingston Pike also provides east and west traffic flow for the Centerpoint Business Park, and serves as the major commercial center in the immediate area with a number of large strip shopping centers, a regional mall, gas stations, convenience stores, office buildings, restaurants and other various retail/commercial uses. The Project will be highly visible from both Centerpoint Parkway and Pellissippi Parkway, since the building elevation will be at or above road grade.

         The Joint Venture will experience competition for tenants from owners and managers of various other office buildings located in the immediate area of the Project which would adversely effect the Joint Venture's ability to attract and retain tenants.

        Development Agreement.  On December 10, 1996, Wells Fund IX entered into
        ---------------------
a Development Agreement (the "Development Agreement") with ADEVCO Corporation, a Georgia corporation (the "Developer"), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Project. Wells Fund IX assigned its interest in the Development Agreement to the Joint Venture on March 26, 1997.

        The Developer is an Atlanta based real estate development and management company formed in 1990 which specializes in the development of office buildings. The Developer has previously developed or is developing a total of five office buildings for Affiliates of the General Partners. In this regard, the Developer entered into (i) a development agreement with Wells Real Estate Fund III, L.P. ("Wells Fund III"), a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a two-story office building containing approximately 34,300 rentable square feet located in Greenville, North Carolina (the "Greenville

Project"), (ii) a development agreement with Fund IV and Fund V Associates, a joint venture between Wells Fund III and Wells Real Estate Fund IV, L.P., a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a four-story office building located in Jacksonville, Florida containing approximately 87,600 rentable square feet (the "Jacksonville IBM Project"), (iii) a development agreement with the Fund VII-VIII Joint Venture, a joint venture between Wells Real Estate Fund VII, L.P.("Wells Fund VII"), a public real estate program previously sponsored by the General Partners and their Affiliates, and Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), each a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a two-story office building containing approximately 62,000 rentable square feet located in Alachua County, near Gainesville, Florida (the "Gainesville Project"), (iv) a development agreement with Fund VI, Fund VII and Fund VIII Associates, a joint venture among Wells Real Estate Fund VI, L.P., a public real estate program previously sponsored by the General Partners and their Affiliates, Wells Fund VII and Wells Fund VIII, for the development of a four-story office building containing approximately 92,964 rentable square feet located in Jacksonville, Florida (the "BellSouth Project"), and (v) a development agreement with Fund VIII and Fund IX Associates, a joint venture between Wells Fund VIII and Wells Fund IX, for the development of a four-story office building containing approximately 96,750 rentable square feet located in Madison, Wisconsin (the "Madison Project"). The Greenville Project was completed on schedule, and International Business Machines Corporation ("IBM"), which leased approximately 23,312 rentable square feet of the building, took possession under its lease on April 16, 1991. The Jacksonville IBM Project was also completed on schedule, and IBM, which leased approximately 68,100 rentable square feet of the building, took possession under its lease on June 1, 1993. The Gainesville Project was completed in advance of schedule, and CH2M Hill, Inc., which leased approximately 50,000 rentable square feet of the building, took possession under its lease on December 18, 1995. The BellSouth Project was also completed in advance of schedule, and BellSouth, which leased approximately 64,558 rentable square feet of the building, took possession under its lease on May 20, 1996. Construction of the Madison Project is currently on schedule, with an anticipated completion date on or before June 15, 1997. Westel-Milwaukee Company, Inc. d/b/a Cellular One agreed to lease approximately 75,000 rentable square feet of the Madison Project, comprising approximately 78% of the Madison Project, within 10 business days of the completion of the construction.

        The President of the Developer is David M. Kraxberger. Mr. Kraxberger has been in the real estate business for over 17 years. Since 1984, and prior to becoming President of the Developer, Mr. Kraxberger served as Senior Vice President of office development for The Oxford Group, Inc., an Atlanta based real estate company with operations in seven southeastern states. Mr. Kraxberger holds a Masters Degree in Business Administration from Pepperdine University in Los Angeles, California, and is a member of the Urban Land Institute and the National Association of Industrial Office Parks. Mr. Kraxberger also holds a Georgia real estate license. Pursuant to the terms of a Guaranty Agreement, Mr. Kraxberger has personally guaranteed the performance of the Developer under the Development Agreement. Mr. Kraxberger has also personally guaranteed the performance of the contractor, Integra Construction, Inc., under the Construction Contract (as hereinafter described) pursuant to the terms of a separate Guaranty Agreement. Neither the Developer nor Mr. Kraxberger are affiliated with Wells Fund IX, Wells Fund X or their General Partners.

        The primary responsibilities of the Developer under the Development Agreement include (i) the supervision, coordination, administration and management of the work, activities and performance of the architect under the Architect's Agreement (as described below) and the contractor under the Construction Contract (as described below); (ii) the implementation of a development budget (the "Development Budget") setting forth an estimate of all expenses and costs to be incurred with respect to the planning, design, development and construction of the Project; (iii) the review of all applications for disbursement made by or on behalf of the Joint Venture under the Architect's Agreement and the Construction Contract; (iv) the supervision and management of tenant build-out at the Project; and (v) the negotiation of contracts with, supervision of the performance of, and review and verification of applications for payment of the fees, charges and expenses of such design and engineering professionals, consultants and suppliers as the Developer deems necessary for the design and construction of the Project in accordance with the Development Budget.

        The Developer is also performing other services typical of development managers including, but not limited to, arranging for preliminary site plans, surveys and engineering plans and drawings, overseeing the selection by the Contractor of major subcontractors and reviewing all applicable building codes, environmental, zoning and land use laws and other applicable local, state and federal laws, regulations and ordinances concerning the development, use and operation of the Project or any portion thereof. The Developer is required to advise the Joint Venture on a weekly basis as to the status of the Project and submit to the Joint Venture monthly reports with respect to the progress of construction, including a breakdown of all costs and expenses under the Development Budget. The Developer is required to obtain prior written approval from the Joint Venture before incurring and paying any costs which will result in aggregate expenditures under any one category or line item in the Development Budget exceeding the amount budgeted therefor. If the Developer determines at any time that the Development Budget is not compatible with the then prevailing status of the Project and will not adequately provide for the completion of the Project, the Developer will prepare and submit to the Joint Venture for approval an appropriate revision of the Development Budget.

        In discharging its duties and responsibilities under the Development Agreement, the Developer has full and complete authority and discretion to act for and on behalf of the Joint Venture. The Developer has agreed to indemnify the Joint Venture from any and all claims, demands, losses, liabilities, actions, lawsuits, and other proceedings, judgments and awards, and any costs and expenses arising out of the negligence, fraud or any willful act or omission by the Developer. The Joint Venture has agreed to indemnify the Developer from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and any costs and expenses arising out of (i) any actions taken by the Developer within the scope of its duties or authority, excluding negligence, fraud or willful acts of the Developer, and
(ii) the negligence, fraud or any willful act or omission on the part of the Joint Venture.

        It is anticipated that the funds to be expended by the Joint Venture for the development and construction of the Project will be paid out of contributions to the Joint Venture by Wells Fund IX and Wells Fund X from their respective investor capital contributions, which are currently being held by the Agent pursuant to the Custodial Agency Agreement of each of Wells Fund IX and Wells Fund X, with payments to be made after the Joint Venture has approved appropriate draw requests and submitted such requests to the Agent for payment. However, the Joint Venture may elect to provide funds to the Developer so that the Developer can pay the Joint Venture's obligations with respect to the construction and development of the Project directly. All such funds of the Joint Venture which may be received by the Developer with respect to the development or construction of the Project will be deposited in a bank account approved by the Joint Venture. If at any time there are in the bank account funds of the Joint Venture temporarily exceeding the immediate cash needs of the Project, the Developer may invest such excess funds in savings accounts, certificates of deposit, United States Treasury obligations and commercial paper as the Developer deems appropriate or as the Joint Venture may direct, provided that the form of any such investment is consistent with the Developer's need to be able to liquidate any such investment to meet the cash needs of the Project. The Developer will not be required to advance any of its own funds for the payment of any costs or expenses incurred by or on behalf of the Joint Venture in connection with the development of the Project. The Developer shall be reimbursed for all advances, costs and expenses paid for and on behalf of the Joint Venture. The Developer will not be reimbursed, however, for its own administrative costs or for costs relating to travel and lodging incurred by its employees and agents.

        As compensation for the services to be rendered by the Developer under the Development Agreement, the Joint Venture will pay a development fee of $175,000. The fee will be due and payable ratably (on the basis of the percentage of construction completed) as the construction and development of the Project is completed. The Joint Venture will also pay the Developer an "ABB Work Fee" of $125,000. The ABB Work Fee is for services rendered by the Developer with respect to the supervision and management of tenant build-out of the premises leased by ABB pursuant to the Lease. The fee is due and payable in one lump sum upon the completion of the construction of the Project and the tenant improvements under the Lease.

        The Developer may also receive additional fees in the event the Developer serves as the construction manager with respect to the supervision and management of tenant build-out relating to any rentable area of the Project which is not initially leased by ABB. Such fee shall be an amount equal to $2.30 multiplied by the number of square feet of rentable space built out, and shall be payable in a lump sum upon completion of the tenant improvements. The Development Agreement also contains a provision appointing the Developer as the Joint Venture's non-exclusive agent during development and construction of the Project to offer for lease space which is not initially leased by ABB. The Developer will receive certain performance based lease-up fees equal to 5% of all gross base rents (excluding escalations in operating costs) actually paid by the tenant to the Joint Venture during each month of the initial term of such tenant's lease should the Developer lease any such additional space to any tenants (including without limitation the lease to ABB of additional space not initially leased by ABB) during the development and construction of the Project, plus, if such lease grants to the tenant an option to extend or renew the term of the lease and the tenant exercises such option, an amount equal to 5% of all gross base rents (excluding escalations and operating costs) actually paid by the tenant during each month of the extended term of such tenant's lease. In any event, the Joint Venture's obligation to pay the foregoing leasing fees with respect to the additional space will terminate 10 years after the commencement date of the applicable lease, even if the term of the applicable lease is extended beyond such 10 year period. The Development Agreement further provides that the Joint Venture and the Developer agree to consider the possible cash-out of the commission obligation for the leasing of the additional space, but shall not be obligated to agree to any such cash-out arrangement. The Developer is not entitled to a commission or fee in the event ABB exercises any right of first refusal or expansion option as set forth in the Lease. The Joint Venture's obligation to pay these lease-up fees to the Developer would terminate 10 years after the commencement date of the tenant's lease, even if the lease is extended beyond a 10 year period.

        It is anticipated that the aggregate of all costs and expenses to be incurred by the Joint Venture with respect to the acquisition of the Property, the planning, design, development, construction and completion of the Project and the build-out of tenant improvements under the Lease and tenant improvements for the premises not leased initially by ABB will total approximately $7,693,791, comprised of the following expenditures:

          Construction Contract                     $4,134,814
          Tenant Improvements - ABB Premises           936,259
          Tenant Improvements - Additional Space       470,176
          Land                                         583,800
          Closing Costs                                 58,113
          Leasing Commissions - Lease                  330,000
          Leasing Commissions - Additional Space        57,500
          Architectural Fees                           217,500
          Architect's Expenses                          30,000
          Space Planning                               110,000
          Development Fee                              175,000
          ABB Work Fee                                 125,000
          Additional Space Work Fee                     66,435
          Survey and Engineering                        42,300
          Landscaping                                  150,000
          Lake Improvement                              50,000
          Signage                                       12,500
          Appraisal Fee                                  6,000
          Marketing                                     10,500
          Contingency                                  127,894

The total of all the foregoing expenses anticipated to be incurred by the Joint Venture with respect to the Project, exclusive of costs relating to marketing, closing costs and tenant improvements and leasing commissions for the premises not leased initially by ABB, will total approximately $7,031,067. Under the terms of the Development Agreement, the Developer has agreed that in the event that the total of all such costs and expenses exceeds $7,031,067, the amount of fees payable to the Developer shall be reduced by the amount of any such excess. Unless the fees otherwise payable to the Developer are reduced as set forth above, it is estimated that the total sums due and payable to the Developer under the Development Agreement will be approximately $300,000 (plus any fees earned relating to the lease-up of space not initially leased by ABB). As of March 10, 1997, the Developer had received a total of $33,400 under the terms of the Development Agreement.

        The item shown above in the estimated expenditures for the Project of $50,000 for "lake improvement" refers to the anticipated additional landscaping costs which will be incurred to enhance the appearance of the retention pond which abuts the Knoxville Property. The pond will be improved to serve as an attractive amenity for the Project. The improvements will include a fountain which will be installed in the pond and other landscaping surrounding the area, including benches to provide a recreational space for employees working in the building.

     In the event the Developer should for any reason cease to manage the development of the Project, the Joint Venture would have to locate a suitable successor development manager. No assurances can be given as to whether a suitable successor development manager could be found, or what the contractual terms or arrangement with any such successor would be.

     Construction Contract.  Wells Fund IX entered into a construction contract
     ---------------------
(the "Construction Contract") on November 1, 1996 with the general contracting firm of Integra Construction, Inc. (the "Contractor") for the construction of the Project. Wells Fund IX assigned its interest in the Construction Contract to the Joint Venture on March 26, 1997. The Contractor is a Georgia corporation based in Atlanta specializing in commercial, industrial and institutional building. The Contractor commenced operations in November 1994. Its principals were formerly employed by McDevitt & Street Company, a large general contracting firm which operates throughout the United States and which has served previously as the general contractor for properties developed by other limited partnerships sponsored by the General Partners. The Contractor is presently engaged in the construction of two office buildings, a utilities building and a church, and since July 1995, has completed nine projects with a total construction value in excess of $7,700,000. The Contractor has served as the general contractor for the construction of the Gainesville Project, an office building in Gainesville, Florida which is owned by a joint venture between Wells Fund VII and Wells Fund
VIII. The Contractor is not affiliated with Wells Fund IX, Wells Fund X or their General Partners.

     Under the terms of the Construction Contract, the Contractor is responsible for the construction of the Project which will consist of a three-story steel framed office building with reflective insulated glass and brick exterior containing approximately 87,000 gross square feet and 83,885 of rentable square feet. The Project site will have approximately 297 paved parking spaces. The Property is currently zoned to permit the intended development and operation of the Project as a commercial office building and has access to all utilities necessary for the development and operation of the Project, including water, electricity, sanitary sewer and telephone. As of March 25, 1997, the status of construction of the Project under the Construction Contract was as follows: (i) grading and site utilities were approximately 30% complete; (ii) foundation slabs were completed; and (iii) first floor slabs were approximately 50% complete. Based on the foregoing, as of March 25, 1997, the General Partners believe that construction of the Project under the Construction Contract was substantially on schedule.

     The Construction Contract provides that the Joint Venture will pay the Contractor a fixed sum of $4,134,814 for the construction of the Project, excluding tenant improvements. It is anticipated that the Construction Contract will be amended to provide for the construction of the tenant improvements required pursuant to the Lease at such time as the plans and specifications are drawn for such improvements and the budget for such improvements is firmly established. The Contractor will be responsible for all costs of labor, materials, construction equipment and machinery necessary for completion of the Project. In addition, the Contractor will be required to secure and pay for any additional business licenses, tap fees and building permits which may be necessary for construction of the Project.

     The Joint Venture will make monthly progress payments to the Contractor in an amount of 90% of the portion of the contract price properly allocable to labor, materials and equipment, less the aggregate of any previous payments made under the contract; provided, however, that when a total of $206,740 has been withheld as retainage, no further retainage will be withheld from the monthly progress payments. When construction is substantially complete and the space is available for occupancy, the Joint Venture will make a semi-final payment in the amount of all of the unpaid balance, except that the Joint Venture may retain an amount in accordance with the terms of the Construction Contract which is necessary to protect its remaining interest until final completion of the Project. The Joint Venture will pay the entire unpaid balance when the Project has been fully completed in accordance with the terms and conditions of the Construction Contract. As a condition of final payment, the Contractor will be required to execute and deliver a release of all claims and liens against the Joint Venture. As of March 10, 1997, the Contractor had been paid $95,357 pursuant to the terms of the Construction Contract.

     The Contractor will be responsible to the Joint Venture for the acts or omissions of its subcontractors and suppliers of materials and of persons either directly or indirectly employed by them. The Contractor has agreed to indemnify the Joint Venture from and against all liability, claims, damages, losses, expenses and costs of any kind or description arising out of or in connection with the performance of the Construction Contract, provided that such liability, claim, damage, loss or expense is caused in whole or in part by any action or omission of the Contractor, any subcontractor or materialmen, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable. The Construction Contract also requires the Contractor to obtain and maintain, until completion of the Project, adequate insurance coverage relating to the Project, including insurance for workers' compensation, personal injury and property damage.

     The Contractor is required to work expeditiously and diligently to maintain progress in accordance with the construction schedule and to achieve substantial completion of the Project within the contract time. The Contractor is required to employ all such additional labor, services and supervision, including such extra shifts and overtime, as may be necessary to maintain progress in accordance with the construction schedule. It is anticipated that the Project will be completed on or before December 1, 1997. As described below, in the event the Project is not completed by December 1, 1997, the Joint Venture will be required to reimburse ABB for rental and operating expense costs incurred by ABB for holding over in ABB's current premises (but only to the extent such costs, computed on a per diem basis, exceed the per diem rental and operating expense costs payable by ABB for the last 12 months of the term of ABB's current lease). Although completion or performance bonds are often obtained in connection with the development and construction of commercial properties such as the Project to reduce the risk of non-performance and to assure compliance with approved plans and specifications, due to the historical performance of the Contractor, the General Partners have determined that the risks of non-performance by the Contractor do not justify the cost required to obtain a completion or performance bond with respect to the Project. However, performance by the Contractor of the Construction Contract has been personally guaranteed by David B. Blackmore and Drew S. White, founding principals of the Contractor, as well as David Kraxberger, a principal of the Developer.

     Architect's Agreement.  Smallwood, Reynolds, Stewart, Stewart & Associates,
     ---------------------
Inc. (the "Architect") will be the architect for the Project pursuant to the Architect's Agreement entered into with Wells Fund IX and assigned to the Joint Venture. The Architect is based in Atlanta, Georgia, was founded in 1979, has a staff of over 200 persons, and specializes in programming, planning, architecture, interior design, landscape architecture and construction administration. The Architect has its principal office in Atlanta, Georgia and additional offices in Tampa, Florida and Singapore. The Architect has designed a wide variety of projects, with a total construction cost in excess of $2 billion, including facilities for corporate office space, educational and athletic facilities, retail space, manufacturing, warehouse and distribution facilities, hotels and resorts, correctional institutions, and luxury residential units. The Architect has performed architectural services with respect to the Gainesville Project, a two-story office building containing approximately 62,000 rentable square feet located near Gainesville, Florida, owned by a joint venture between Wells Fund VII and Wells Fund VIII. The Architect is not affiliated with Wells Fund IX, Wells Fund X or their General Partners.

     The Architect's basic services under the Architect's Agreement include the schematic design phase, the design development phase, the construction documents phase and the construction phase. During the schematic design phase, the Architect will prepare schematic design documents consisting of drawings and other documents illustrating the scale and relationship of Project components. The Architect will be paid a fee of $32,625 for such services. During the design development phase, the Architect will prepare design development documents consisting of drawings and other documents to fix and describe the size and character of the entire Project as to architectural, structural, mechanical, plumbing and fire protection and electrical systems, materials and such other elements as may be appropriate. The Architect will be paid $65,250 for these services. During the construction documents phase, the Architect will prepare construction documents consisting of drawings and specifications setting forth in detail the requirements for the construction of the Project. The Architect will be paid $97,875 for these services. During the construction phase, the Architect is to provide administration of the Construction Contract and advise and consult with the Developer and the Joint Venture concerning various matters relating to the construction of the Project. The Architect is required to visit the Project site at intervals appropriate to the stage of construction and to become generally familiar with the progress and quality of the work and to determine if, in general, the work is proceeding in accordance with the contract schedule. The Architect is required to keep the Joint Venture informed of the progress and quality of the work. The Architect is also required to determine the amounts owing to the Contractor based on observations of the site and evaluations of the Contractor's application for payment and shall issue certificates for payment in amounts determined in accordance with the Construction Contract described above. The Architect will also conduct inspections to determine the date of completion of the Project and shall issue a final certificate for payment. The Architect will be paid $21,750 for its services performed during the construction phase.

     The total amount of fees payable to the Architect under the Architect's Agreement is $217,500. Payments will be paid to the Architect on a monthly basis in proportion to the services performed within each phase of service. In addition, the Architect and its employees and consultants will be reimbursed for expenses including, but not limited to, transportation in connection with the Project, living expenses in connection with out-of-town travel, long distance communications and fees paid for securing approval of authorities having jurisdiction over the Project. It is estimated that the reimbursable expenses in connection with the development of the Project will be approximately $30,000. As of March 10, 1997, the Architect had been paid $246,857 pursuant to the terms of the Architect's Agreement.

     Lease.  On December 10, 1996, Wells Fund IX entered into a Lease Agreement
     -----
(the "Lease") with ABB pursuant to which ABB agreed to lease 55,000 rentable square feet of the Project, comprising approximately 66% of the Project. Wells Fund IX assigned its interest in the Lease to the Joint Venture on March 26, 1997.

     ABB is a Delaware corporation which is principally engaged in the business of pollution control engineering and consulting. ABB will use the leased area as office space for approximately 220 employees. ABB Asea Brown Boveri Ltd. ("ABB-Switzerland"), a Swiss corporation based in Zurich, is the holding company of the ABB Asea Brown Boveri Group (the "ABB Group") which is comprised of approximately 1,000 companies around the world, including ABB. While the shares of ABB-Switzerland are not publicly traded, the shares of two of the parent companies in the ABB Group are listed on various stock exchanges in Europe and the United States. ABB-Switzerland is owned in equal parts by ASEA AB, a Swedish corporation, and BBC Brown Boveri Ltd., a Swiss corporation. The ABB Group's companies do business in 140 countries. The Group's revenues are predominantly provided by contracts with utilities and independent power producers for the design, engineering, construction, manufacture and marketing of products, services and systems in connection with the generation, transmission and distribution of electricity. In addition, the ABB Group generates a significant portion of its revenues from the sale of industrial automation products, systems and services to pulp and paper, automotive, and other manufacturers. The ABB Group also provides financial services principally for its internal businesses and affiliates. The ABB Group reported net income in 1995 of approximately $34 billion and net worth of approximately $5.2 billion. The ABB Group's total number of employees for 1995 was approximately 210,000 worldwide and approximately 25,000 in the United States. ABB Inc., the United States parent company of ABB, reported a net worth in 1995 of in excess of $500,000,000, gross revenues in excess of $4 billion, and total assets in excess of $4 billion. ABB reported a net worth in 1995 of in excess of $15 million, gross revenues in excess of $300 million and total assets in excess of $150 million.

     The initial term of the Lease will be nine years and 11 months to commence (the "Rental Commencement Date") on the later of (a) January 1, 1998, or (b) the earlier of (i) the date which is 30 days after substantial completion of the Project, or (ii) 30 days after the date upon which ABB takes possession and occupies any portion of the leased premises for business purposes. ABB has the option to extend the initial term of the Lease for two successive five year periods. Each extension option must be exercised, if at all, no less than six months prior to the expiration of the then current lease term.

     The annual base rent payable under the Lease will be $646,250 payable in equal monthly installments of $53,854 during the first five years of the initial lease term, and $728,750 payable in equal monthly installments of $60,729 during the last four years and 11 months of the initial lease term. The annual base rent for each extended term under the Lease will be the market rate for the period covered by the extended term. The term "market rate" is defined in the Lease as the annual effective rental rate per square foot of rentable floor area then being charged by landlords under new leases of office space in the metropolitan Knoxville, Tennessee market for similar space in a building of comparable quality and with comparable parking and other amenities. The Lease provides that if the parties cannot agree on the appropriate market rate, the market rate shall be established by real estate appraisers. The Lease provides that ABB has the option to require the Joint Venture to make available to ABB an amount equal to up to $165,000 to be used by ABB for the purchase of systems furniture to be installed in the leased premises, upon written request of ABB to the Joint Venture within 30 days after the Rental Commencement Date. If ABB elects to use all or any portion of the furniture allowance, the amount of the furniture allowance actually paid by the Joint Venture to ABB shall be amortized in equal monthly payments over the number of months left in the lease term at an interest rate of 10% per annum, and such amounts shall be added to and become part of the base rental. ABB is required to provide the Joint Venture a valid first lien upon all of the furniture with respect to which ABB has purchased with or received reimbursement from the furniture allowance to secure payment of all amounts due by ABB to the Joint Venture under the Lease.

     In addition to the base rent, ABB is required to pay additional rent equal to its share of all "operating expenses" during the lease term. "Operating expenses" is defined to include all expenses, costs and disbursements (excluding specific costs billed to specific tenants of the building) of every kind and nature, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including compensation of employees engaged in the operation, management or maintenance of the Project, supplies, equipment and materials, utilities, repairs and general maintenance, insurance, a management fee in the amount of 4% of the gross rental income from the Project, and all taxes and governmental charges attributable to the Project or its operation (excluding taxes imposed or measured on or by the income of the Joint Venture from operation of the Project).

     Under the terms of the Lease, the Joint Venture is responsible for a construction allowance of $976,600 (calculated at the rate of $19 per usable square foot of the premises). The Lease also provides that so long as ABB shall occupy 40% or more of the rentable floor area of the building, ABB shall have the right to design and designate the location of one monument-type sign naming the building and the Joint Venture will pay $5,000 of the cost associated with purchasing and installing such signage. In addition, the Joint Venture has agreed to provide ABB on the fifth anniversary of the Rental Commencement Date a redecoration allowance of an amount equal to (i) $5 per square foot of usable area of the premises leased as of the fifth anniversary of the Rental Commencement Date which has been leased and occupied by ABB for at least three consecutive years ending with such fifth anniversary, reduced by (ii) $177,000 (i.e., assuming ABB continues to lease 51,250 square feet pursuant to the terms of the Lease during such five year period, the redecoration allowance would be $79,250).

     The terms of the Lease provide that ABB has a right of first refusal for the lease of any space in the building not initially leased by ABB. In the event that the Joint Venture has secured a potential tenant for any of such space, the Joint Venture has agreed to give ABB 10 business days to exercise its right to add such space to the leased premises. In the event that ABB exercises its right of first refusal, the lease of the additional space will be subject to all the terms and conditions of the Lease, provided that the base rental and other charges and any allowances shall be solely as set forth in the notice to ABB of the proposed terms of lease for the potential tenant of such space. If ABB does not so exercise its right of first refusal within such 10 business day period, the Joint Venture will have the right to lease the space to the potential tenant except that, after the expiration of any such lease to another party, such space will again become subject to ABB's right of first refusal.
The Lease further provides that the Joint Venture has agreed that during the term of the Lease, no leases of space with other tenants for any of the space not initially leased by ABB pursuant to the Lease shall have terms in excess of three years from the last day of the month in which such third party tenant takes possession of such space.

     ABB has a one-time option to terminate the Lease as of the seventh anniversary of the Rental Commencement Date, which is exercisable by written notice to the Joint Venture at least 12 months in advance of such seventh anniversary. If ABB elects to exercise this termination option, ABB is required to pay to the Joint Venture, on or before 90 days prior to the seventh anniversary of the Rental Commencement Date, a termination payment intended to compensate the Joint Venture for the present value of certain sums which the Joint Venture has expended in connection with the Lease amortized over and attributable to the remaining lease term (in the nature of the leasing commissions, construction allowance, furniture allowance and redecoration allowance, etc.) and a rent payment equal to approximately 15 months of monthly base rental payments. (The termination payment would be approximately $1,818,000 under certain assumptions, including ABB is leasing upon termination 69,000 square feet of rentable area and 60,000 square feet of usable area.)

     The Lease provides that the Joint Venture is required to cause the Project to be substantially completed as soon as practicable under the circumstances, with a goal of achieving substantial completion on or before December 1, 1997 (subject to force majeure and any delays caused by ABB). If substantial completion has not occurred on or before December 1, 1997 (extended on a day for day basis for delays due to force majeure and for delays caused by ABB), ABB's sole right and remedy shall be for the Joint Venture to reimburse ABB for rental and operating expense costs incurred by ABB for holding over in ABB's current premises, but only to the extent such costs, computed on a per diem basis, exceed the per diem rental and operating expense cost payable by ABB for the last 12 months of the term of ABB's current lease. As of March 25, 1997, construction of the Project was on schedule to be completed on or before December 1, 1997.

     As security for ABB's obligations under the Lease, ABB has provided to Wells Fund IX (and Wells Fund IX has in turn assigned to the Joint Venture), and agreed to maintain in full force and effect at all times during the 10 year period from the Rental Commencement Date, an irrevocable standby letter of credit in accordance with the terms and conditions set forth in the Lease. Each letter of credit issued pursuant to the provisions of the Lease is required to be in a form of an irrevocable credit, to be issued by an "approved issuer," to name the Joint Venture as the beneficiary and to specify that the Joint Venture, as beneficiary, may draw against the letter of credit upon the occurrence of a "drawing event." "Approved issuer" is defined to require that the letter of credit issuer shall have and maintain a Moody's Bank Credit Report Service rating of P-1 or its equivalent. "Drawing event" is defined to include any failure of ABB to pay any installment of rent or other charge or assessment pursuant to the terms of the Lease within five days of notice thereof, or any other event of default with respect to which the Joint Venture has exercised or is exercising its remedies. The letter of credit maintained by ABB is required to be in the amount of $4,000,000 until the seventh anniversary of the Rental Commencement Date, $3,000,000 from the seventh anniversary of the Rental Commencement Date to the eighth anniversary of the Rental Commencement Date, $2,000,000 from the eighth anniversary of the Rental Commencement Date to the ninth anniversary of the Rental Commencement Date, and $1,000,000 from the ninth anniversary of the Rental Commencement Date to the tenth anniversary of the Rental Commencement Date. The original letter of credit which was delivered by ABB to Wells Fund IX simultaneously with the execution of the Lease was issued by Svenska Handelsbanken, a Swedish bank which is the largest bank in the Nordic region with over $90 billion of assets and a credit rating issued by Moody's Bank Credit Report Service of P-1/Aa3, and was issued in the amount of $4,000,000 for a one year term. If the Joint Venture draws on the letter of credit, the Joint Venture shall apply the proceeds first toward the performance of the obligations which ABB has failed to perform under the Lease, and the remainder, if any, shall be held by the Joint Venture in certain permitted investments as additional security for the performance by ABB of the Lease.

     In connection with the execution of the Lease, Wells Fund IX entered into an agreement with each of two real estate brokers, one of which is a firm affiliated with the Developer, for the payment of commissions in consideration of services rendered in procuring the Lease. The commission agreements require Wells Fund IX to pay a total of $330,000 in leasing commissions, one-half of which has been paid by Wells Fund IX and the remaining one-half of which is payable by the Joint Venture upon ABB's occupancy and acceptance of the leased premises. Neither broker is affiliated with Wells Fund IX, Wells Fund X or their General Partners.

     Property Management Fees.  Following construction and completion of the
     ------------------------
Project, property management and leasing services will be performed by Wells Management Company, Inc. (the "Property Manager"), a Georgia corporation affiliated with the General Partners. As compensation for its services, the Property Manager will receive fees equal to 3% of the gross revenues for property management services and 3% of the gross revenues for leasing services with respect to the Project. In addition, the Property Manager will receive a one-time initial lease-up fee relating to the Lease equal to the first month's rent plus 5% of the gross revenues over the initial term of the Lease. In addition, the Property Manager may also receive initial lease-up fees relating to the lease-up of space not initially leased by ABB, as provided in the Prospectus.

     Lease-Up Risk.  As set forth above, ABB has agreed to lease approximately
     -------------
66% of the Project. However, since the Joint Venture has not yet obtained any leases for the remaining approximately 34% of office space at the Project, the Joint Venture will be subject to the normal lease-up risks of a new commercial office building with respect to the unleased portion of the Project. No assurances can be given that the Joint Venture will be able to attract or obtain suitable tenants for the remaining approximately 34% of space at the Project or that it will be able to attract or obtain suitable tenants for the space initially leased by ABB upon the expiration of its lease.

REORGANIZATION OF AFFILIATED ENTITIES

     On February 17, 1997, Leo F. Wells, III organized Wells Real Estate Funds, Inc., a Georgia corporation, to act as a holding company for certain entities previously wholly owned by Mr. Wells. On February 28, 1997, Mr. Wells transferred all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. (the Dealer Manager) and Wells Management Company, Inc. (the Property Manager) to Wells Real Estate Funds, Inc. in exchange for all of the outstanding capital stock of Wells Real Estate Funds, Inc. Accordingly, the "CONFLICTS OF INTEREST" section of the Prospectus is revised as of the date of this Supplement by the deletion of the last paragraph on page 31 and the chart on page 32 and the insertion of the following in lieu thereof:

          The General Partners of Wells Fund X are Leo F. Wells, III and Wells Partners, L.P., a Georgia limited partnership having Wells Capital, Inc., a Georgia corporation, as its sole general partner. Leo F. Wells, III owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., a Georgia corporation which owns all of the outstanding capital stock of Wells Capital, Inc., Wells Investment Securities, Inc. (the Dealer Manager), and Wells Management Company, Inc. (the Property Manager). (See "MANAGEMENT.")

          The following chart indicates the relationship between the General Partners and their Affiliates which will be providing services to Wells Fund X.


                            LEO F. WELLS, III
                            (GENERAL PARTNER)
=========================================================================
                                  |
                                  | 100%
                                  |
                         WELLS REAL ESTATE FUNDS, INC.
=========================================================================
    |                             |                        |
    | 100%                        | 100%                   | 100%
    |                             |                        |
WELLS CAPITAL, INC.      WELLS INVESTMENT           WELLS MANAGEMENT
                         SECURITIES, INC.             COMPANY, INC.
                         (DEALER MANAGER)          (PROPERTY MANAGER)
===================  =========================     ======================
    |
    | General Partner
    |
WELLS PARTNERS, L.P.
(GENERAL PARTNER)
=====================


     In addition to the foregoing revisions to the "CONFLICTS OF INTEREST" section of the Prospectus, the "MANAGEMENT" section of the Prospectus is hereby revised as of the date of this Supplement so as to modify any references to the ownership of the common stock of Wells Capital, Inc., Wells Management Company, Inc. and Wells Investment Securities, Inc., all of which common stock was previously owned directly by Leo F. Wells, III, and to disclose in lieu thereof that Leo F. Wells, III now owns all of the outstanding common stock of Wells Real Estate Funds, Inc. which is the sole shareholder of each of Wells Capital, Inc., Wells Management Company, Inc. and Wells Investment Securities, Inc. Leo
F. Wells is also the President and sole Director of Wells Real Estate Funds,
Inc.

RISK FACTORS

     The information contained on pages 7 through 11 of the Prospectus in the "RISK FACTORS" section of the Prospectus under the heading "Investment Risks" is revised as of the date of this Supplement by the insertion of the following paragraph:

     ACQUISITION OF PROPERTIES FROM WELLS DEVELOPMENT COMPANY, INC. The Partnership may enter into one or more contracts, either directly or indirectly through joint ventures with Affiliates, to acquire real property from Wells Development Company, Inc., an Affiliate of the General Partners ("Well Development"). The properties to be acquired from Wells Development would be either existing income-producing properties or properties to be developed or under development. It is anticipated that contracts to acquire properties between the Partnership and Wells Development will obligate the Partnership to pay a substantial earnest money deposit at the time of contracting and, in the case of properties to be developed by Wells Development, would require the Partnership to close the purchase of the property upon completion of the development of the property by Wells Development and the tenant taking possession of the property. At the time of contracting and the payment of the earnest money deposit by the Partnership, Wells Development will not have acquired title to any real property, but will have only a contract to acquire land, development agreements to develop a building on the land, and an agreement with a tenant to lease the property upon its completion. The Partnership may enter into such a contract notwithstanding the fact that at the time of contracting the Partnership has not yet raised sufficient proceeds in its Offering to enable it to close the purchase of such property. In the event that Wells Development fails to develop the property or the tenant fails to take possession under its lease for any reason, or in the event that the Partnership is unable to raise sufficient proceeds in its Offering to pay the purchase price at closing, the Partnership would not be required to close, and Wells Development would be obligated to refund the amount of the earnest money deposit to the Partnership. Such obligation is unsecured, however, and it is unlikely that the Partnership would be able to collect its earnest money deposit from Wells Development under such circumstances since Wells Development is a newly formed entity without substantial assets or operations. Although Wells Development's obligation to refund the earnest money deposit to the Partnership under such circumstances will be guaranteed by Wells Management Company, Inc., an Affiliated entity ("Wells Management"), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees and, therefore, there are no assurances that Wells Management would be able to refund to the Partnership all of the earnest money deposit in a lump sum. If the Partnership is forced to collect its earnest money deposit by enforcing the guaranty of Wells Management, it is likely that the Partnership would be required to accept installment payments over time from Wells Management out of the revenues of Wells Management's property management and leasing operations. There is no assurance that the Partnership would be able to collect the entire amount of its earnest money deposit under such circumstances. (See "INVESTMENT OBJECTIVES AND CRITERIA
     - Acquisition of Properties To Be Developed by Wells Development Company, Inc.")

INVESTMENT OBJECTIVES AND CRITERIA

     The information contained on pages 45 through 51 of the Prospectus in the "INVESTMENT OBJECTIVES AND CRITERIA" section of the Prospectus is revised as of the date of this Supplement by the insertion of the following:

     ACQUISITION OF PROPERTIES TO BE DEVELOPED BY WELLS DEVELOPMENT COMPANY,
     INC.

          The Partnership may acquire properties, directly or through joint ventures with Affiliated entities, from Wells Development Company, Inc. ("Wells Development"), a Georgia corporation which the General Partners are forming for the purposes of (i) acquiring existing income-producing commercial real properties, and (ii) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to the Partnership, Prior Wells Public Programs sponsored by the General Partners and their Affiliates, and other Affiliates. In the case of properties to be developed by Wells Development and sold to the Partnership, it is anticipated that Wells Development would acquire a parcel of land, enter into contracts for the construction and development of a commercial building thereon, and enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion, as well as secure a financing commitment from a commercial bank to finance the acquisition and development of the property, all of which occur prior to entering into a contract with the Partnership to acquire the developed property upon its completion and upon the tenant taking possession under its lease. The Partnership would be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development would apply to the cost of acquiring the land and initial development costs. It is anticipated that the earnest money deposit would represent approximately twenty to thirty percent (20-30%) of the purchase price of the developed property set forth in the purchase contract. The purchase price for the developed property to be paid by the Partnership to Wells Development would not exceed the cost to Wells Development of the acquisition, construction and development of the project, including interest and other carrying costs of Wells Development, and no other benefit will accrue to Wells Development or its affiliates from the sale of such property except for Acquisition and Advisory Fees payable to the General Partners or their Affiliates which are described in detail elsewhere herein. (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES".) In the case of properties acquired by the Partnership from Wells Development that have already been developed, Wells Development would be required to obtain an appraisal for the property prior to contracting with the Partnership, and the purchase price payable by the Partnership under the purchase contract would not exceed the fair market value of the property as determined by the appraisal. In the case of properties to be acquired by the Partnership from Wells Development which have not yet been constructed at the time of contracting, Wells Development would be required to obtain an independent "as built" appraisal for the property prior to contracting with the Partnership, and the purchase price payable by the Partnership under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. All funds paid to Wells Development would be disbursed through The Bank of New York under the Custodial Agency Agreement.

          It is anticipated that Wells Development would use the earnest money deposit received from the Partnership upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures, and would borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts and lease agreement as security for such borrowing. The contract between the Partnership and Wells Development would require Wells Development to deliver at closing to the Partnership title to the property, as well as an assignment of the lease agreement, free and clear of all encumbrances relating to any such borrowing, and in no event will the Partnership take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. Wells Development would hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property, and it is anticipated that Wells Development will not hold title to any property which is ultimately resold to the Partnership for a period in excess of 12 months.

          The Partnership may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, the Partnership has not yet raised sufficient proceeds to enable it to pay the full amount of the purchase price at closing, under the expectation that the Partnership will raise sufficient additional proceeds from its Offering during the period between execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, it is likely that the contract will also provide that the Partnership may elect to close the purchase of the property before the development has been completed, in which case the Partnership would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or through a joint venture with an Affiliate. Any contract between the Partnership (directly or indirectly through a joint venture with an Affiliate) and Wells Development for the purchase of property to be developed by Wells Development will provide that the Partnership would be obligated to purchase the property only if (i) Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to the Partnership; and (ii) the Partnership has sufficient net proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit. The General Partners will not cause the Partnership to enter into a contract to acquire property from Wells Development if they do not reasonably anticipate that the Partnership will have the funds available to purchase the property at the time of closing. However, if the Partnership enters into a contract to acquire property from Wells Development and, at the time for closing, is unable to purchase the property because it does not have sufficient net proceeds available for investment, the Partnership would not be required to close the purchase of the property and would be entitled to a refund of its earnest money deposit from Wells Development. Because Wells Development is a newly formed entity without substantial assets or operations, Wells Development's obligations to refund the Partnership's earnest money deposit will be guaranteed by Wells Management Company, Inc. ("Wells Management"), an Affiliated entity engaged in the business of real estate management.

          Wells Management currently manages in excess of 1,500,000 square feet of office buildings and shopping centers and derives substantial income from such operations which the Partnership could obtain under the guaranty in the event that Wells Development is unable to meet its obligation to repay the earnest money deposit to the Partnership. For the fiscal year ended

     February 28, 1997, Wells Management reported $1,152,298 in gross operating revenues and $132,788 in net income. Under such circumstances, the Partnership may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management's only significant assets are its contracts for property management and leasing services, but would more likely be required to accept installment payments over some period of time out of Wells Management's operating revenues. (See "RISK FACTORS.")

          The acquisition of real properties from Wells Development, as outlined above, will involve significant risks, as further set forth in "RISK FACTORS - Acquisition of Properties to be Developed by Wells Development Company, Inc."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The information contained on page 53 of the Prospectus in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by the deletion of the first paragraph of that section and the insertion of the following paragraph in lieu thereof:

          Wells Real Estate Fund X, L.P. ("Wells Fund X") commenced operations on February 4, 1997, upon the acceptance of subscriptions for the minimum offering of $1,250,000 (125,000 Units). As of March 10, 1997, Wells Fund X had raised a total of $4,557,541 in offering proceeds (455,754 Units), comprised of $3,563,313 raised from the sale of Class A Status Units (356,331 Class A Status Units) and $994,228 raised from the sale of Class B Status Units (99,423 Class B Status Units). After the payment of $ 182,302 in Acquisition and Advisory Fees, and the payment of $683,631 in selling commissions and organizational and offering expenses, as of March 10, 1997, Wells Fund X was holding net offering proceeds of $3,691,608 available for investment in properties.

EXPERTS

     The information contained on page 97 of the Prospectus in the "EXPERTS" section of the Prospectus is revised as of the date of this Supplement by the insertion of the following sentence at the end of the paragraph:

          The financial statements of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P., as of December 31, 1996, and the financial statements of Wells Partners, L.P. and Wells Capital, Inc. included in Appendix I to Supplement No. 1 to this Prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                                                      APPENDIX I

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        Page
                                                                                        ----

WELLS PARTNERS, L.P.
   Audited Financial Statements
      Independent Auditors' Reports                                                      I-1
      Balance Sheets as of December 31, 1996 and 1995                                    I-2
      Statements of Loss for the years ended December 31, 1996 and 1995                  I-3
      Statements of Partners' Capital for the years ended December 31, 1996 and 1995     I-4
      Statements of Cash Flows for the years ended December 31, 1996 and 1995            I-5
      Notes to Financial Statements                                                      I-6

WELLS CAPITAL, INC.
   Audited Financial Statements
      Independent Auditors' Reports                                                      I-9
      Balance Sheets as of December 31, 1996 and 1995                                   I-10
      Statements of Income for the years ended December 31, 1996
      and 1995                                                                          I-11
      Statements of Stockholder's Equity for the years ended December 31, 1996
      and 1995                                                                          I-12
      Statements of Cash Flows for the years ended December 31, 1996 and 1995           I-13
      Notes to Financial Statements                                                     I-14

WELLS REAL ESTATE FUND X, L.P.
   Audited Balance Sheet
      Independent Auditors' Report                                                      I-18
      Balance Sheet as of December 31, 1996                                             I-19
      Notes to Financial Statement                                                      I-20

WELLS REAL ESTATE FUND XI, L.P.
   Audited Balance Sheet
      Independent Auditors' Report                                                      I-24
      Balance Sheet as of December 31, 1996                                             I-25
      Notes to Financial Statement                                                      I-26


               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
Wells Partners, L.P.:

We have audited the accompanying balance sheets of WELLS PARTNERS, L.P. (a Georgia limited partnership) as of December 31, 1996 and 1995 and the related statements of loss, partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Partners, L.P. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule I, market value of investment in partnerships, is presented for purposes of additional analysis and is not a required part of the basic financial statements. This information has not been subjected to the auditing procedures applied in our audits of the basic financial statements and, accordingly, we express no opinion on it.


/s/ ARTHUR ANDERSEN


Atlanta, Georgia
January 10, 1997

                             WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)

                                BALANCE SHEETS

                          December 31, 1996 and 1995




                                    ASSETS

                                            1996      1995
                                          --------  --------
CASH                                      $     70  $     70

INVESTMENT IN PARTNERSHIPS                 128,618   128,944
                                          --------  --------
        Total assets                      $128,688  $129,014
                                          ========  ========


                               PARTNERS' CAPITAL

COMMITMENTS AND CONTINGENCIES (NOTE 4)

GENERAL PARTNER                           $  6,771  $  5,982

LIMITED PARTNERS                           121,917   123,032
                                          --------  --------
        Total partners' capital           $128,688  $129,014
                                          ========  ========

      The accompanying notes are an integral part of these balance sheets.

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)

                              STATEMENTS OF LOSS

                For the Years Ended December 31, 1996 and 1995


                                           1996   1995
                                          ------  -----
EQUITY IN LOSS OF PARTNERSHIPS AND LOSS   $1,126  $ 480
                                          ======  =====



        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                        STATEMENTS OF PARTNERS' CAPITAL

                 For the Years Ended December 31, 1996 and 1995




                                General    Limited
                                Partner   Partners     Total
                                -------   --------   --------
BALANCE AT DECEMBER 31, 1994     $2,477   $123,507   $125,984

  Capital contribution            3,510          0      3,510
  Net loss                           (5)      (475)      (480)
                                 ------   --------   --------
BALANCE AT DECEMBER 31, 1995      5,982    123,032    129,014

  Capital contribution              800          0        800
  Net loss                          (11)    (1,115)    (1,126)
                                 ------   --------   --------
BALANCE AT DECEMBER 31, 1996     $6,771   $121,917   $128,688
                                 ======   ========   ========


        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1996 and 1995




                                                 1996      1995
                                               -------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                     $ 1,126   $   480
  Adjustment to reconcile net loss to net
   cash used by operating activities:
  Equity in loss of partnerships                (1,126)     (480)
                                               -------   -------
    Net cash used by operating activities            0         0

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Investment in limited partnership               (800)   (3,510)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  General partner contributions                    800     3,510
                                               -------   -------
NET CHANGE IN CASH                                   0         0

CASH AT BEGINNING OF YEAR                           70        70
                                               -------   -------
CASH AT END OF YEAR                            $    70   $    70


        The accompanying notes are an integral part of these statements.

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)


                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS

Wells Partners, L.P. (the "Partnership") is a limited partnership under the laws of the state of Georgia. The general partner is Wells Capital, Inc. ("Wells Capital"), a Georgia corporation. The Partnership serves as the general partner in several affiliated limited partnerships. The Partnership is currently a general partner in Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P. ("Fund VIII"), Wells Real Estate Fund IX, L.P. ("Fund IX"), Wells Real Estate Fund X, L.P. ("Fund X"), and Wells Real Estate Fund XI, L.P. ("Fund XI"), collectively referred to as the "Funds". The Partnership also owns limited partnership interests in Beaver Ruin--Arc Way, Ltd. ("Beaver Ruin") and Carter Boulevard, Ltd. ("Carter Boulevard").

Although, as set forth above, the Partnership is a general partner in the Funds, Wells Capital has acted as the general partner for the Funds on behalf of the Partnership.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective share of profits and losses in their individual income tax returns.

2.   INVESTMENT IN PARTNERSHIPS

The Partnership does not control the Funds, Beaver Ruin, or Carter Boulevard; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships in which the Partnership invests, except for Beaver Ruin and Carter Boulevard, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Beaver Ruin and Carter Boulevard were formed to acquire and eventually sell the Beaver Ruin and Carter Boulevard properties. The Partnership's investment in partnerships at December 31, 1996 and 1995 includes the following:

                                            1996      1995
                                          --------  --------
18.8% ownership interest in Beaver Ruin   $ 81,781  $ 81,910
51.27% ownership interest in Carter         45,873    46,284
 Boulevard
Wells Real Estate Fund VIII, L.P.                0       350
Wells Real Estate Fund IX, L.P.                164       400
Wells Real Estate Fund X, L.P.                 400         0
Wells Real Estate Fund XI, L.P.                400         0
                                          --------  --------
                                          $128,618  $128,944
                                          ========  ========

The assets of Beaver Ruin and Carter Boulevard are comprised primarily of an investment in a parcel of undeveloped land. Wells Capital is also one of the general partners of Beaver Ruin.

Fund VIII owns all of its properties through an investment in three joint ventures which, as of December 31, 1996, owned an interest in two office buildings, a retail office building, two office buildings under construction, and a retail shopping center under construction.

Fund IX owns a parcel of land under development. In addition, Fund IX owns properties through an investment in a joint venture which, as of December 31, 1996, owned an interest in an office building and an office building under construction.

Fund X and Fund XI had no operations as of December 31, 1996.

The Partnership is entitled to share in the allocation of cash distributions and net income (loss) based on ownership percentages outlined in the partnership agreements.

3.   INCOME TAXES

The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The Partnership has requested an opinion of legal counsel as to its tax status but such an opinion is not binding upon the Internal Revenue Service.

4.   COMMITMENTS AND CONTINGENCIES

Management, after consultation with counsel, is not aware of any significant litigation or claims against the Partnership. In the normal course of business, the Partnership may be subject to litigation or claims.

                                                                      SCHEDULE 1

                              WELLS PARTNERS, L.P.

                        (A Georgia Limited Partnership)

                   MARKET VALUE OF INVESTMENT IN PARTNERSHIPS

                            As of December 31, 1996

                                  (Unaudited)


*    18.8% OWNERSHIP INTEREST IN BEAVER RUIN ARC WAY, LTD.  $  752,000

*    51.27% OWNERSHIP INTEREST IN CARTER BOULEVARD, LTD.       252,000

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND IX, L.P.         164

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND X, L.P.          400

     OWNERSHIP INTEREST IN WELLS REAL ESTATE FUND XI, L.P.         400
                                                            ----------
                                                            $1,004,964
                                                            ==========


*The market value of the undeveloped land owned by Beaver Ruin and Carter Boulevard is based on an appraisal by an outside party.


         The accompanying notes are an integral part of this schedule.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholder of
Wells Capital, Inc.:

We have audited the accompanying balance sheets of WELLS CAPITAL, INC. (a Georgia corporation) as of December 31, 1996 and 1995 and the related statements of income, stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wells Capital, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ ARTHUR ANDERSEN



Atlanta, Georgia
January 10, 1997

                              WELLS CAPITAL, INC.

                                 BALANCE SHEETS

                           December 31, 1996 and 1995


                                     ASSETS

                                                      1996       1995
                                                   ----------  --------
CURRENT ASSETS:
  Cash                                             $  148,873  $130,457
  Due from affiliates                                 872,843   306,229
  Other receivables                                    31,300     8,533
                                                   ----------  --------
    Total current assets                            1,053,016   445,219

INVESTMENTS IN PARTNERSHIPS                            16,995    16,483
                                                   ----------  --------
    Total assets                                   $1,070,011  $461,702
                                                   ==========  ========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

ACCOUNTS PAYABLE                                   $  204,340  $ 84,893
                                                   ----------  --------
COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDER'S EQUITY:
  Common stock, $1 par value; 100,000
   shares authorized, 600 shares issued                   600       600

  Contributed capital                                 306,541   306,541
  Retained earnings                                   558,530    69,668
                                                   ----------  --------
    Total stockholder's equity                        865,671   376,809
                                                   ----------  --------
    Total liabilities and stockholder's equity     $1,070,011  $461,702
                                                   ==========  ========


      The accompanying notes are an integral part of these balance sheets.

                              WELLS CAPITAL, INC.


                              STATEMENTS OF INCOME

                 For the Years Ended December 31, 1996 and 1995


                                               1996        1995
                                            ----------  ----------
REVENUES:
  Acquisition and advisory fees             $1,608,952  $1,083,281
  Equity in income of limited partnerships           0      11,984
                                            ----------  ----------
                                             1,608,952   1,095,265
                                            ----------  ----------
EXPENSES:
  Salaries and wages                           811,754     725,274
  Occupancy                                     26,484      26,484
  General and administrative                   281,852     313,479
                                            ----------  ----------
                                             1,120,090   1,065,237
                                            ----------  ----------
NET INCOME                                  $  488,862  $   30,028
                                            ==========  ==========

        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                 For the Years Ended December 31, 1996 and 1995



                                Common Stock                             Total
                                -------------- Contributed  Retained  Stockholder's
                                SHARES  AMOUNT    CAPITAL    EARNINGS     EQUITY
                                ------  -----  -----------  --------- -------------
BALANCE, DECEMBER 31, 1994         600   $600     $306,541   $ 39,640      $346,781

  Net income                         0      0            0     30,028        30,028
                                ------  -----  -----------  --------- -------------
BALANCE, DECEMBER 31, 1995         600    600      306,541     69,668       376,809

  Net income                         0      0            0    488,862       488,862
                                ------  -----  -----------  --------- -------------
BALANCE, DECEMBER 31, 1996         600   $600     $306,541   $558,530      $865,671
                                ------  -----  -----------  --------- -------------

        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.

                            STATEMENTS OF CASH FLOWS

                 For the Years Ended December 31, 1996 and 1995



                                                       1996       1995
                                                    ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                        $ 488,862   $ 30,028
                                                    ---------   --------
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Equity in income from limited partnerships              0    (11,984)
    Distributions from limited partnerships               288     15,536
    Changes in assets and liabilities:
      Due from affiliates                            (566,614)    95,748
      Other receivables                               (22,767)     1,029
      Accounts payable                                119,447     (3,763)
                                                    ---------   --------
        Total adjustments                            (469,646)    96,566
                                                    ---------   --------
        Net cash provided by operating activities      19,216    126,594

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additional investment in limited partnerships          (800)         0
                                                    ---------   --------
NET INCREASE IN CASH                                   18,416    126,594

CASH AT BEGINNING OF YEAR                             130,457      3,863
                                                    ---------   --------
CASH AT END OF YEAR                                 $ 148,873   $130,457
                                                    =========   ========

        The accompanying notes are an integral part of these statements.

                              WELLS CAPITAL, INC.


                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1996 and 1995


1.   SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Wells Capital, Inc. (the "Company") was organized on April 18, 1984 as a corporation under the Georgia Business Corporation Code. The Company is in the business of serving as a general partner in public limited partnerships. As a general partner, the Company performs certain administrative services for the Wells Real Estate funds, such as accounting and other administration, and incurs the related expenses. Such expenses are allocated among the various Wells Real Estate funds based on time spent on each fund by individual administrative personnel. The sole stockholder of the Company is Leo F. Wells, III.

The Company is a general partner in Wells Real Estate Fund I ("Fund I"), Wells Real Estate Fund II ("Fund II"), Wells Real Estate Fund II-OW ("Fund II-OW"), and Wells Real Estate Fund III, L.P. ("Fund III"), all of which are Georgia public limited partnerships, and Wells Partners, L.P. ("Wells Partners"), a Georgia limited partnership. The Company is also a limited partner in Fund I and Fund II. The Company does not have control over the operations of the partnerships; however, it does exercise significant influence. Accordingly, investment in partnerships is recorded using the equity method of accounting. Each of the partnerships, except for Wells Partners, has been formed to acquire and operate commercial real properties, including both properties which are to be developed or are under development and properties which are newly constructed or have operating histories. Wells Partners was formed during 1990 to act as a general partner for all other Wells funds. Wells Partners serves as a general partner for Wells Real Estate Fund IV, L.P. ("Fund IV"), Wells Real Estate Fund V, L.P. ("Fund V"), Wells Real Estate Fund VI, L.P. ("Fund VI"), Wells Real Estate Fund VII, L.P. ("Fund VII"), Wells Real Estate Fund VIII, L.P. ("Fund VIII"), and Wells Real Estate Fund IX, L.P. ("Fund IX"). In June 1996, Wells Partners became the general partner for Wells Real Estate Fund X, L.P. ("Fund X") and Wells Real Estate Fund XI, L.P. ("Fund XI"). Funds IV, V, VI, VII, VIII, IX, X and XI have the same investment objectives as Funds I, II, II-OW, and III (Note 3).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Company elected to be treated as an S corporation effective January 1, 1987. No provision for income taxes is recorded, as any income tax liability is the responsibility of the stockholder.

2.   RELATED-PARTY TRANSACTIONS

The Company is entitled to share in the allocation of cash distributions and net income (loss) based on percentages outlined in the partnership agreements. The Company, as general partner, paid all the organization and offering expenses for Fund I, Fund II, Fund II-OW, and Fund III and was reimbursed pursuant to the partnership agreements, which provided that the partnerships could reimburse the Company up to 5% of total limited partners' contributions in organization and offering expenses. The Company also paid, or is currently paying, on behalf of Wells Partners the organization and offering expenses for Fund IV, Fund V, Fund VI, Fund VII, Fund VIII, and Fund IX. Pursuant to the partnership agreements of Fund IV and Fund V, these two partnerships can only pay up to 3% of total limited partners' contributions in organization and offering expenses. The remaining partnerships can reimburse the Company up to 5% of total limited partners' contributions in organization and offering costs pursuant to the partnership agreements.

During the year ended December 31, 1995, the Company paid and was reimbursed for organization and offering costs related to Fund VII totaling approximately $40,260, which did not exceed the 5% reimbursement limitation. During 1995, the Company expensed approximately $40,432 of organization and offering costs related to Fund VII, which exceeded the 5% reimbursement limitation.

As of December 31, 1996 and 1995, the Company had a receivable for unreimbursed organization and offering costs related to Fund VIII totaling $152,501 and $96,972, respectively, which are included in due from affiliates. During 1996 and 1995, the Company expensed approximately $67,000 and $38,000, respectively, of organization and offering costs related to Fund VIII which exceeded the 5% reimbursement limitation.

As of December 31, 1996 and 1995, the Company had a receivable for unreimbursed organization and offering costs and acquisition and advisory fees related to Fund IX totaling $422,996 and $142,229, respectively, which are included in due from affiliates. During 1996, the Company expensed $73,296 of organization and offering costs related to Fund IX which exceeded the 5% reimbursement limitation.

During the year ended December 31, 1996, the Company paid organization and offering costs related to Fund X of $97,691 and Fund XI of $84,578. Fund X and Fund IX both filed a registration statement with the Securities and Exchange Commission for the offering and sale of its limited partnership units, which became effective on December 31, 1996. In order for the Company to be reimbursed for these expenses, Fund X and Fund XI will each need to receive approximately $1,250,000 in limited partners' contributions. At this time, the Company believes that all of the foregoing organization and offering expenses will be reimbursed.

Due from affiliates at December 31, 1996 and 1995 represents primarily organization and offering expenses paid by the Company on behalf of Fund VIII, Fund IX, Fund X, and Fund XI. In addition, Wells Investment Securities, Inc. has agreed to reimburse a portion of Fund IX organization and offering expenses totaling $104,037. The remaining due from affiliates represents operating expenses paid by the Company on behalf of the affiliates. The following is a detail of due from affiliates at December 31:

                                               1996      1995
                                             --------  --------
        Fund VIII                            $152,501  $136,436
        Fund IX                               422,996   142,229
        Fund X                                 97,691         0
        Fund XI                                84,578         0
        Wells Management Company, Inc.          2,113     6,709
        Wells Investment Securities, Inc.     104,037         0
        Other affiliates                        8,927    20,855
                                             --------  --------
                                             $872,843  $306,229
                                             ========  ========


Offering costs paid by the Company on behalf of and reimbursed by Fund VIII and Fund IX of approximately $126,000 and $84,000, respectively, were paid to related parties.

3.   Investment in Partnerships

The following is a rollforward of the Company's investment in partnerships as of December 31, 1996 and 1995:

                                                           1996      1995
                                                         -------   --------
    Investment in partnerships, beginning of period      $16,483   $ 20,035
    Contribution to partnerships                             800          0
    Equity in income of partnerships                           0     11,984
    Distributions from partnerships                         (288)   (15,536)
                                                         -------   --------
    Investment in partnerships, end of period            $16,995   $ 16,483
                                                         =======   ========


The Company's investment in each partnership at December 31, 1996 and 1995 is as follows:

                                    1996     1995
                                   -------  -------
        Fund I                     $11,027  $11,027
        Fund II                      2,808    3,096
        Wells Partners (Note 1)      3,160    2,360
                                   -------  -------
                                   $16,995  $16,483
                                   =======  =======


As of December 31, 1996 and 1995, Fund I owned interests in a medical office building, two commercial office buildings, three retail shopping centers, and a project consisting of seven office buildings and a shopping center.

Fund II owns all of its properties through a joint venture, which, as of December 31, 1996 and 1995, owned interests in a retail shopping center, a project consisting of seven office buildings and a shopping center, two office buildings, a parcel of land upon which a restaurant was developed and a retail shopping center which was substantially completed and commenced operations in 1996.

4.   ACQUISITION AND ADVISORY FEES

Acquisition and advisory fees were earned from Fund VIII and Fund IX in 1996 and from Fund VII and Fund VIII in 1995. Pursuant to the partnership agreements of Fund VII, Fund VIII, and Fund IX, total fees earned may not exceed 4% of limited partners' contributions. As of December 31, 1996 and 1995, all fees were collected for limited partners' contributions received by Fund VII. As of December 31, 1996, $152,501 and $106,211 of Fund VIII and Fund IX fees, respectively, remain uncollected and are included in due from affiliates.

5.   COMMITMENTS AND CONTINGENCIES

The Company has guaranteed the indebtedness of an affiliate, Wells Management Company, Inc. ("Wells Management"), for an amount not to exceed $200,000. Management believes, however, that Wells Management has sufficient resources to pay its indebtedness and does not anticipate that it will incur a loss as a result of this guarantee.

Management, after consultation with counsel, is not aware of any significant litigation or claims against the Company. In the normal course of business, the Company may be subject to litigation or claims.

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Partners of
Wells Real Estate Fund X, L.P.:


We have audited the accompanying balance sheet of WELLS REAL ESTATE FUND X, L.P. (a Georgia public limited partnership) as of December 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund X, L.P. as of December 31, 1996 in conformity with generally accepted accounting principles.



                                                /s/ ARTHUR ANDERSEN


Atlanta, Georgia
January 10, 1997

                         WELLS REAL ESTATE FUND X, L.P.

                     (A Georgia Public Limited Partnership)



                                 BALANCE SHEET

                               DECEMBER 31, 1996




                        ASSETS
CASH                                          $   600

DEFERRED OFFERING COSTS                        97,691
                                              -------
    Total assets                              $98,291
                                              =======


         LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES, DUE TO AFFILIATE                 $97,691

PARTNERS' CAPITAL:
  General partners                                500
  Limited partner                                 100
                                              -------
    Total partners' capital                       600
                                              -------
    Total liabilities and partners' capital   $98,291
                                              =======



       The accompanying notes are an integral part of this balance sheet.

                         WELLS REAL ESTATE FUND X, L.P.

                     (A Georgia Public Limited Partnership)


                             NOTES TO BALANCE SHEET

                               December 31, 1996
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Wells Real Estate Fund X, L.P. (the "Partnership") is a public limited partnership organized on June 20, 1996, under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia nonpublic limited partnership. The Partnership has one class of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as Class A units (entitled to allocation of substantially all of the Partnership's net income without allocation of any deductions for depreciation, amortization, cost recovery, or net losses) or Class B units (entitled to a larger share of deductions for depreciation, amortization, cost recovery and net loss, and a higher percentage return on appreciation (if any) of real estate investments, but no current cash distributions). Thereafter, limited partners shall have the right to change their prior election to have some or all of their units treated as Class A units or Class B units one time during each quarterly accounting period. Limited partners owning a majority of the units may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of December 31, 1996.

The Partnership intends to acquire on an all cash basis and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective share of profits and losses in their individual income tax returns.

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions first are paid to limited partners holding Class A units until they have received a 10% annual return on their net capital contributions, as defined. Then distributions are paid to the general partners until they have received 10% of the total amount thus far distributed. Any remaining cash available for distribution is split 90% to the limited partners holding Class A units and 10% to the general partners. No such distributions will be made to the limited partners holding Class B units.

DISTRIBUTION OF SALES PROCEEDS

Upon sales of properties, the net sales proceeds will be distributed in the following order:

 .       To limited partners holding units which at any time have been treated as
Class B units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A units

 .       To limited partners on a per unit basis until each limited partner has received 100% of their net capital contribution, as defined

 .       To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contribution, as defined

 .       To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B units)

 .       To the general partners until they have received 100% of their capital contributions

 .       Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision

 .       Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners

ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A units and 1% to the general partners.

Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable:
(a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

2. DEFERRED OFFERING COSTS

Organization and offering expenses, to the extent they exceed 5% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of December 31, 1996, the Company had paid organization and offering expenses related to the Partnership of $97,691. A registration statement covering both the Partnership and Wells Real Estate Fund XI, L.P. was filed with the Securities and Exchange Commission ("SEC") on July 11, 1996. The registration statement of the Partnership was declared effective by the SEC on December 31, 1996. The Partnership needs to receive approximately $1,250,000 in limited partners' contributions before the liability to the Company will be paid. At this time, the general partners believe that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

3. RELATED-PARTY TRANSACTIONS

The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees paid to a comparable outside firm, or (b) 3% of the gross revenues for management and 3% of the gross revenues for leasing (aggregate maximum of 6%) generally paid over the life of the lease, plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the lease, except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The general partners are also general partners in other Wells Real Estate funds. As such, there may exist conflicts of interest where the general partners, while serving in the capacity as general partners for other Wells Real Estate funds, may be in competition with the Partnership for tenants in similar geographic markets.

4. INCOME TAXES

The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. The Partnership received an opinion of legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service.

               [LETTERHEAD OF ARTHUR ANDERSEN LLP APPEARS HERE]





                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Partners of
Wells Real Estate Fund XI, L.P.:


We have audited the accompanying balance sheet of WELLS REAL ESTATE FUND XI, L.P. (a Georgia public limited partnership) as of December 31, 1996. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Wells Real Estate Fund XI, L.P. as of December 31, 1996 in conformity with generally accepted accounting principles.


                                                    /s/ ARTHUR ANDERSEN


Atlanta, Georgia
January 10, 1997

                        WELLS REAL ESTATE FUND XI, L.P.

                     (A Georgia Public Limited Partnership)



                                 BALANCE SHEET

                               DECEMBER 31, 1996




                                     ASSETS

CASH                                          $   600

DEFERRED OFFERING COSTS                        84,578
                                              -------
    Total assets                              $85,178
                                              =======

     LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES, DUE TO AFFILIATE                 $84,578
PARTNERS' CAPITAL:
  General partners                                500
  Limited partner                                 100
                                              -------
    Total partners' capital                       600
                                              -------
    Total liabilities and partners' capital   $85,178
                                              =======




      The accompanying notes are an integral part of this balance sheet.

                        WELLS REAL ESTATE FUND XI, L.P.

                     (A Georgia Public Limited Partnership)


                             NOTES TO BALANCE SHEET

                               December 31, 1996
 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

Wells Real Estate Fund XI, L.P. (the "Partnership") is a public limited partnership organized on June 20, 1996, under the laws of the state of Georgia. The general partners are Leo F. Wells, III and Wells Partners, L.P., a Georgia nonpublic limited partnership. The Partnership has one class of limited partnership units. Upon subscription for units, each limited partner must elect whether to have their units treated as Class A units (entitled to allocation of substantially all of the Partnership's net income without allocation of any deductions for depreciation, amortization, cost recovery, or net losses) or Class B units (entitled to a larger share of deductions for depreciation, amortization, cost recovery and net loss, and a higher percentage return on appreciation (if any) of real estate investments, but no current cash distributions). Thereafter, limited partners shall have the right to change their prior election to have some or all of their units treated as Class A units or Class B units one time during each quarterly accounting period. Limited partners owning a majority of the units may vote to, among other things: (a) amend the partnership agreement, subject to certain limitations, (b) change the business purpose or investment objectives of the Partnership, (c) remove a general partner, (d) elect a new general partner, (e) dissolve the Partnership, and (f) approve a sale of assets, subject to certain limitations. Each limited partnership unit has equal voting rights, regardless of class. The Partnership had no operations as of December 31, 1996.

The Partnership intends to acquire on an all cash basis and operate commercial real estate properties, including properties which are either to be developed, currently under development or construction, newly constructed, or have operating histories.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

The Partnership is not subject to federal or state income taxes, and therefore, none have been provided for in the accompanying financial statements. The partners are required to include their respective share of profits and losses in their individual income tax returns.

DISTRIBUTIONS OF NET CASH FROM OPERATIONS

Cash available for distribution, as defined by the partnership agreement, will be distributed to the limited partners on a quarterly basis. In accordance with the partnership agreement, distributions first are paid to limited partners holding Class A units until they have received a 10% annual return on their net capital contributions, as defined. Then such distributions are paid to the general partners until they have received 10% of the total amount thus far distributed. Any remaining cash available for distribution is split 90% to the limited partners holding Class A units and 10% to the general partners. No such distributions will be made to the limited partners holding Class B units.

DISTRIBUTION OF SALES PROCEEDS
Upon sales of properties, the net sales proceeds will be distributed in the following order:

 .       To limited partners holding units which at any time have been treated as
Class B units until they receive an amount necessary to equal the net cash available for distribution received by the limited partners holding Class A units

 .       To limited partners on a per unit basis until each limited partner has received 100% of their net capital contribution, as defined

 .       To all limited partners on a per unit basis until they receive a cumulative 10% per annum return on their net capital contribution, as defined

 .       To limited partners on a per unit basis until they receive an amount equal to their preferential limited partner return (defined as the sum of a 10% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class A units and a 15% per annum cumulative return on net capital contributions for all periods during which the units were treated as Class B units)

 .       To the general partners until they have received 100% of their capital contributions

 .       Then, if limited partners have received any excess limited partner distributions (defined as distributions to limited partners over the life of their investment in the Partnership in excess of their net capital contributions, as defined, plus their preferential limited partner return), to the general partners until they have received distributions equal to 20% of the sum of any such excess limited partner distributions plus distributions made to the general partners pursuant to this provision

 .       Thereafter, 80% to the limited partners on a per unit basis and 20% to the general partners

ALLOCATION OF NET INCOME, NET LOSS, AND GAIN ON SALE

Net income is defined as net income recognized by the Partnership, excluding deductions for depreciation, amortization, and cost recovery. Net income, as defined, of the Partnership will be allocated each year in the same proportion that net cash from operations is distributed to the partners. To the extent the Partnership's net income in any year exceeds net cash from operations, it will be allocated 99% to the limited partners holding Class A units and 1% to the general partners.

Net loss, depreciation, amortization, and cost recovery deductions for each fiscal year will be allocated as follows: (a) 99% to the limited partners holding Class B units and 1% to the general partners until their capital accounts are reduced to zero; (b) then to any partner having a positive balance in his capital account in an amount not to exceed such positive balance; and (c) thereafter to the general partners.

Gain on the sale or exchange of the Partnership's properties will be allocated generally in the same manner that the net proceeds from such sale are distributed to partners after the following allocations are made, if applicable:
(a) allocations made pursuant to the qualified income offset provisions of the partnership agreement; (b) allocations to partners having negative capital accounts until all negative capital accounts have been restored to zero; and (c) allocations to limited partners holding Class B units in amounts equal to the deductions for depreciation, amortization, and cost recovery previously allocated to them with respect to the specific partnership property sold, but not in excess of the amount of gain on sale recognized by the Partnership with respect to the sale of such property.

2. DEFERRED OFFERING COSTS

Organization and offering expenses, to the extent they exceed 5% of gross proceeds, will be paid by Wells Capital, Inc. (the "Company"), an affiliate of the general partners, and not by the Partnership. Organization and offering expenses do not include sales or underwriting commissions but do include such costs as legal and accounting fees, printing costs, and other offering expenses.

As of December 31, 1996, the Company had paid organization and offering expenses related to the Partnership of $84,578. A registration statement covering both the Partnership and Wells Real Estate Fund X, L.P. was filed with the Securities and Exchange Commission ("SEC") on July 11, 1996. The registration statement of the Partnership was declared effective by the SEC on December 31, 1996. The Partnership needs to receive approximately $1,250,000 in limited partners' contributions before the liability to the Company will be paid. At this time, the general partners believe that all of the foregoing organization and offering expenses will be reimbursed by the Partnership.

3. RELATED-PARTY TRANSACTIONS

The Partnership may enter into a property management agreement with Wells Management Company, Inc. ("Wells Management"), an affiliate of the general partners. In consideration for supervising the management of the Partnership's properties, the Partnership will pay Wells Management management and leasing fees equal to the lesser of (a) fees that would be paid to a comparable outside firm, or (b) 3% of the gross revenues for management and 3% of the gross revenues for leasing (aggregate maximum of 6%) generally paid over the life of the lease plus a separate competitive fee for the one-time initial lease-up of newly constructed properties generally paid in conjunction with the receipt of the first month's rent. In the case of commercial properties which are leased on a long-term net basis (ten or more years), the maximum property management fee from such leases shall be 1% of the gross revenues generally paid over the life of the leases except for a one-time initial leasing fee of 3% of the gross revenues on each lease payable over the first five full years of the original lease term.

The general partners are also general partners in other Wells Real Estate funds. As such, there may exist conflicts of interest where the general partners, while serving in the capacity as general partners for other Wells Real Estate funds, may be in competition with the Partnership for tenants in similar geographic markets.

4. INCOME TAXES

The Partnership will not request a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. The Partnership received an opinion of legal counsel as to its tax status as a partnership, but such an opinion is not binding upon the Internal Revenue Service.

                                   EXHIBIT A

                            PRIOR PERFORMANCE TABLES


     The following Prior Performance Tables (the "Tables") provide information relating to real estate investment programs sponsored by the General Partners or their Affiliates ("Prior Programs") which have investment objectives similar to the Partnership.

     Prospective investors should read these Tables carefully together with the summary information concerning the Prior Programs as set forth in "PRIOR PERFORMANCE SUMMARY" elsewhere in this Prospectus.

     INVESTORS IN THE PARTNERSHIP WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAMS AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PRIOR PROGRAMS.

     These Tables present actual results of Prior Programs that have investment objectives similar to those of the Partnership. The Partnership's investment objectives are to maximize Net Cash From Operations; to preserve original Capital Contributions; and to realize capital appreciation over a period of time. All of the General Partners' Prior Programs have used a substantial amount of capital and not acquisition indebtedness to acquire their properties.

     The General Partners are responsible for the acquisition, operation, maintenance and resale of the Partnership Properties. The financial results of the Prior Programs thus provide an indication of the General Partners' performance of their obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

     The following tables are included herein:

     TABLE I - Experience in Raising and Investing Funds (As a Percentage of Investment)

     TABLE II - Compensation to Sponsor (in Dollars)

     TABLE III - Annual Operating Results of Prior Programs

     TABLE IV (Results of completed programs) and TABLE V (sales or disposals of property) have been omitted since none of the Prior Programs have sold any of their properties to date.

     Additional information relating to the acquisition of properties by the Prior Programs is contained in TABLE VI, which is included in the Registration Statement which the Partnership has filed with the Securities and Exchange Commission. As described above, no Prior Program has sold or disposed of any property held by it. Copies of any or all information will be provided to prospective investors at no charge upon request.

     The following are definitions of certain terms used in the Tables:

     "ACQUISITION FEES" shall mean fees and commissions paid by a partnership in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the partnership or with a general partner of the partnership in connection with the actual development of a project after acquisition of the land by the partnership.

     "ORGANIZATION EXPENSES" shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the general partners or their affiliates in connection with the planning and formation of the partnership.

  "UNDERWRITING FEES" shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

                                    TABLE I
                                  (UNAUDITED)

                   EXPERIENCE IN RAISING AND INVESTING FUNDS

  This Table provides a summary of the experience of the General Partners and their Affiliates in Prior Programs for which offerings have been completed since December 31, 1993. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

                                                    Wells Real         Wells Real         Wells Real         Wells Real
                                                    Estate Fund        Estate Fund        Estate Fund        Estate Fund
                                                     VI, L.P.           VII, L.P.         VIII, L.P.          IX, L.P.
                                                 -----------------  -----------------  -----------------  -----------------
Dollar Amount Raised                             $25,000,000/(3)/   $23,374,961/(4)/   $30,144,542/(5)/   $35,000,000/(6)/
                                                 ================   ================   ================   ================
Percentage Amount Raised                              100.0%/(3)/        100.0%/(4)/        100.0%/(5)/        100.0%/(6)/

Less Offering Expenses
  Underwriting Fees                                    10.0%              10.0%              10.0%              10.0%
  Organizational Expenses                               5.0%               5.0%               5.0%               5.0%
Reserves/(1)/                                           1.0%               1.0%               0.0%               0.0%
                                                       ----               ----               ----               ----
  Percent Available for Investment                     84.0%              84.0%              85.0%              85.0%
Acquisition and Development Costs
  Prepaid Items and Fees related
    to Purchase of Property                             0.3%               0.0%               0.0%               0.0%
  Cash Down Payment                                    40.4%              16.3%               6.3%               7.0%
  Acquisition Fees/(2)/                                 3.7%               3.5%               4.0%               4.0%
  Development and Construction Costs                   39.6%              64.2%              50.3%              30.0%
Reserve for Payment of Indebtedness                     0.0%               0.0%               0.0%               0.0%
                                                       ----               ----               ----               ----
Total Acquisition and Development Cost                 84.0%              84.0%              60.6%              41.0%
                                                       ----               ----               ----               ----
Percent Leveraged                                       0.0%               0.0%               0.0%               0.0%
                                                       ====               ====               ====               ====
Date Offering Began                                04/05/93           04/24/94           01/06/95             1/5/96
Length of Offering                                   12 mo.             12 mo.             12 mo.             12 mo.
Months to Invest 90% of Amount
  Available for Investment (Measured
  from Beginning of Offering)                        15 mo.             12 mo.                   /(7)/              /(8)/

Number of Investors                                   1,791              1,865              2,086              2,098
------------------------------------

(1) Does not include General Partner contributions held as part of reserves.
(2) Includes development fees, real estate commissions, general contractor fees and/or architectural fees paid to Affiliates of the General Partners.
(3) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VI, L.P. closed its offering on April 4, 1994 and the total dollar amount raised was $25,000,000.
(4) Total dollar amount registered and available to be offered was $25,000,000. Wells Real Estate Fund VII, L.P. closed its offering on January 5, 1995 and the total dollar amount raised was $24,180,174.
(5) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund VIII, L.P. closed its offering on January 4, 1996 and the total dollar amount raised was $32,042,689.
(6) Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund IX, L.P. closed its offering on December 30, 1996 and the total dollar amount raised was $35,000,000.
(7) As of December 31, 1996, Wells Real Estate Fund VIII, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 44% of the total dollar amount raised.
(8) As of December 31, 1996, Wells Real Estate Fund IX, L.P. had not yet invested 90% of the amount available for investment. The amount invested in properties (including Acquisition Fees paid but not yet associated with a specific property) at December 31, 1996 was 17% of the total dollar amount raised.

                                    TABLE II
                                  (UNAUDITED)

                            COMPENSATION TO SPONSOR

  The following sets forth the compensation received by General Partners or Affiliates of the General Partners, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1993. These partnerships have not sold or refinanced any of their properties to date. All figures are as of December 31, 1996.

                                                    Wells Real    Wells Real    Wells Real    Wells Real       Other
                                                   Estate Fund   Estate Fund   Estate Fund   Estate Fund      Public
                                                     VI, L.P.     VII, L.P.     VIII, L.P.     IX, L.P.    Programs/(1)/
                                                   ------------  ------------  ------------  ------------  -------------
Date Offering Commenced                                04/05/93      04/06/94      01/06/95      01/05/96             --
Dollar Amount Raised                                $25,000,000   $24,180,174   $32,042,689   $35,000,000   $125,018,232
 to Sponsor from Proceeds of Offering:
  Underwriting Fees/(2)/                            $   119,936   $   178,122   $   174,295   $   309,556   $    451,803
  Acquisition Fees
   Real Estate Commissions                                   --            --            --            --             --
   Acquisition and Advisory Fees/(3)/               $   932,216   $   846,306   $ 1,281,708   $ 1,400,000   $  7,099,169
Dollar Amount of Cash Generated from Operations
 Before Deducting Payments to Sponsor/(4)/          $ 2,780,262   $ 1,943,504   $ 1,228,747   $   161,427   $ 21,533,226
Amount Paid to Sponsor from Operations:
 Property Management Fee/(1)/                       $    78,975   $    58,433   $    26,780   $       486   $    791,998
 Partnership Management Fee                                  --            --            --            --             --
 Reimbursements                                     $    92,825   $    90,160   $    48,429   $     8,332   $  1,138,583
 Leasing Commissions                                $    41,428   $    39,494   $    25,209   $     1,459   $    817,520
 General Partner Distributions                               --            --            --            --         15,205
 Other                                                       --            --            --            --             --
Dollar Amount of Property Sales and Refinancing
 Payments to Sponsors:
  Cash                                                       --            --            --            --             --
  Notes                                                      --            --            --            --             --
Amount Paid to Sponsor from Property Sales
 and Refinancing:
  Real Estate Commissions                                    --            --            --            --             --
  Incentive Fees                                             --            --            --            --             --
  Other                                                      --            --            --            --             --
----------------------------------

(1) Includes compensation paid to General Partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P. and Wells Real Estate Fund V, L.P. during the past three years. General Partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Fund I and properties owned jointly by Fund I and Fund
    II. At December 31, 1996, the amount of such fees due the General Partners totaled $1,897,184.
(2) Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offerings of Wells Real Estate Funds VI, VII, VIII and IX, which were not reallowed to participating broker-dealers.
(3) Fees paid to the General Partners or their Affiliates for acquisition advisory services in connection with the review and evaluation of potential real property acquisitions.
(4) Includes $125,314 in net cash used by operating activities, $2,692,348 in distributions paid to limited partners and $213,228 in payments to sponsors for Wells Real Estate Fund VI, L.P.; $32,869 in net cash used by operating activities, $1,732,250 in distributions paid to limited partners and $188,087 in payments to sponsor for Wells Real Estate Fund VII, L.P.; $2,443 in net cash used by operating activities, $1,130,772 in distributions paid to limited partners and $100,418 in payments to sponsor for Wells Real Estate Fund VIII, L.P.; $1,725 in net cash provided by operating activities, $149,425 in distributions paid to limited partners and $10,277 in payments to sponsor for Wells Real Estate Fund IX, L.P.; and $855,331 in net cash provided by operating activities, $19,618,669 in distributions paid to limited partners and $2,763,306 in payments to sponsor for other public programs.

                                   TABLE III
                                  (UNAUDITED)

          The tables on the following five (5) pages set forth operating results of prior programs sponsored by the General Partners the offerings of which have been completed since December 31, 1991. The information relates only to public programs with investment objectives similar to those of the Partnership. All figures are as of December 31 of the year indicated.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                         WELLS REAL ESTATE FUND V, L.P.

                                                          1996         1995          1994           1993          1992
                                                      ------------  -----------  -------------  ------------  -------------
Gross Revenues/(1)/                                    $  590,839   $  764,624    $   656,958   $   458,213    $    58,640
Profit on Sale of Properties                                   --           --             --            --             --
Less: Operating Expenses/(2)/                              78,939       68,735         88,987        96,964         71,521
  Depreciation and Amortization/(3)/                        6,250        6,250          6,250         6,250          5,208
                                                       ----------   ----------    -----------   -----------    -----------
Net Income (Loss) GAAP Basis/(4)/                      $  505,650   $  689,639    $   561,721   $   354,999    $   (18,089)
                                                       ==========   ==========    ===========   ===========    ===========
Taxable Income (Loss): Operations                      $  666,780   $  676,367    $   528,025   $   280,000    $   (18,089)
                                                       ==========   ==========    ===========   ===========    ===========
Cash Generated (Used By):
  Operations                                              (65,728)     (46,235)       (10,395)      112,594        (33,006)
  Joint Ventures                                        1,072,835    1,020,905        653,729        54,154             --
                                                       ----------   ----------    -----------   -----------    -----------
                                                       $1,007,107   $  974,670    $   643,334   $   166,748    $   (33,006)
Less Cash Distributions to Investors:
  Operating Cash Flow                                   1,007,107      969,011        643,334       151,336             --
  Return of Capital                                            --           --         44,257            --             --
  Undistributed Cash Flow from
    Prior Year Operations                                   3,672           --         15,412
                                                       ----------   ----------    -----------   -----------    -----------
Cash Generated (Deficiency) after
  Cash Distributions                                   $   (3,672)  $    5,659    $   (59,669)  $    15,412    $   (33,006)

Special Items (not including sales
 and financing):
  Source of Funds:
   General Partner Contributions                               --           --             --            --             --
   Increase in Limited Partner Contributions                   --           --             --     5,589,786     11,416,234
                                                       ----------   ----------    -----------   -----------    -----------
                                                       $       --   $    5,659    $   (59,699)  $ 5,605,198    $11,383,228
Use of Funds:
  Sales Commissions and Offering Expenses                                   --             --       764,599      1,377,645
  Return of Original Limited Partner's
   Investment                                                               --             --            --            100
  Property Acquisitions and Deferred
   Project Costs                                             (225)    (233,501)     2,366,507     7,755,116      4,181,338
                                                       ----------   ----------    -----------   -----------    -----------
Cash Generated (Deficiency) after Cash
  Distributions and Special Items                      $   (3,897)  $ (227,842)   $(2,426,206)  $(2,914,517)   $ 5,824,145
                                                       ==========   ==========    ===========   ===========    ===========
Net Income and Distributions Data per
 $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                 71           73             58            29              0
    - Operations Class B Units                               (378)        (272)          (180)          (54)           (65)
   Capital Gain (Loss)                                                                      0             0              0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                 69           69             55            36             --
    - Operations Class B Units                               (260)        (246)          (181)          (58)           (21)
   Capital Gain (Loss)                                                                     --            --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                            65           63             46            10             --
  - Return of Capital Class A Units                            --           --             --            --             --
  - Return of Capital Class B Units                            --           --             --            --             --
 Source (on Cash Basis)
  - Operations Class A Units                                   65           63             43            10             --
  - Return of Capital Class A Units                            --           --              3            --             --
  - Operations Class B Units                                   --           --             --            --             --
Amount (in Percentage Terms) Remaining
 Invested in Program  Properties at the
 end of the Last Year Reported in the Table                   100%

-----------------------------------------

(1) Includes $19,125 in equity in loss of joint ventures and $77,765 from investment of reserve funds in 1992; $207,234 in equity in earnings of joint ventures and $250,979 from investment of reserve funds in 1993; $592,902 in equity in earnings of joint ventures and $64,056 from investment of reserve funds in 1994; $745,173 in equity in earnings of joint ventures and $19,451 from investment of reserve funds in 1995; and $577,128 in equity in earnings of joint ventures and $13,711 from investment of reserve funds in 1996. At December 31, 1996, the leasing status of all developed property was 92%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenue is depreciation and amortization of $100,796 for 1993, $324,578 for 1994, $440,333 for 1995 and $591,390 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated as follows: $(17,908) to Class B Limited Partners and $(181) to General Partners for 1992; $442,135 to Class A Limited Partners, $(87,868) to Class B Limited Partners and $732 to General Partners for 1993; $879,232 to Class A Limited Partners, $(316,460) to Class B Limited Partners and $(1,051) to General Partners for 1994; $1,124,203 to Class A Limited Partners and $(434,564) to Class B Limited Partners and $0 for 1995; and $1,095,296 to Class A Limited Partners and $(589,646) to Class B Limited Partners for 1996.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VI, L.P.

                                                                   1996           1995           1994           1993       1992
                                                               ------------  --------------  -------------  -------------  ----
Gross Revenues/(1)/                                             $  675,782    $  1,002,567    $   819,535    $    82,723   N/A
Profit on Sale of Properties                                            --              --             --             --
Less: Operating Expenses/(2)/                                       80,479          94,489        112,389         46,608
  Depreciation and Amortization/(3)/                                 6,250           6,250          6,250          4,687
                                                                ----------    ------------    -----------    -----------
Net Income GAAP Basis/(4)/                                      $  589,053    $    901,828    $   700,896    $    31,428
                                                                ==========    ============    ===========    ===========
Taxable Loss: Operations                                        $  809,389    $    916,531    $   667,682    $    31,428
                                                                ==========    ============    ===========    ===========
Cash Generated (Used By):
  Operations                                                        (2,716)        278,728        276,376         (2,478)
  Joint Ventures                                                 1,044,891         766,212        203,543             --
                                                                ----------    ------------    -----------    -----------
                                                                $1,042,175    $  1,044,940    $   479,919    $    (2,478)
Less Cash Distributions to Investors:
  Operating Cash Flow                                            1,042,175       1,044,940        245,800             --
  Return of Capital                                                125,314              --             --             --
  Undistributed Cash Flow from Prior Year Operations                18,027         216,092             --             --
                                                                ----------    ------------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions            $ (143,341)   $   (216,092)   $   234,119    $    (2,478)

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                        --              --             --             --
   Increase in Limited Partner Contributions                            --              --     12,163,461     12,836,539
                                                                ----------    ------------    -----------    -----------
                                                                $       --    $        --     $12,397,580    $12,834,061
Use of Funds:
  Sales Commissions and Offering Expenses                                               --      1,776,909      1,781,724
  Return of Original Limited Partner's Investment                                       --             --            100
  Property Acquisitions and Deferred Project Costs                 234,924      10,721,376      5,912,454      3,856,239
                                                                ----------    ------------    -----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $ (378,265)   $(10,937,468)   $ 4,708,217    $ 7,195,998
                                                                ==========    ============    ===========    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                          59              57             43              9
    - Operations Class B Units                                        (160)            (60)           (12)            (5)
   Capital Gain (Loss)                                                  --              --             --              0
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                          56              56             41              1
    - Operations Class B Units                                         (99)            (51)           (22)            --
   Capital Gain (Loss)                                                  --              --             --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                     56              57             14             --
  - Return of Capital Class A Units                                     --               4             --             --
  - Return of Capital Class B Units                                     --              --             --             --
 Source (on Cash Basis)
  - Operations Class A Units                                            50              61             14             --
  - Return of Capital Class A Units                                      6              --             --             --
  - Operations Class B Units                                            --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                             100%


------------------------------------

(1) Includes $3,436 in equity in loss of joint ventures and $86,159 from investment of reserve funds in 1993, $285,711 in equity in earnings of joint ventures and $533,824 from investment of reserve funds in 1994, $681,033 in equity in earnings of joint ventures and $321,534 from investment of reserve funds in 1995 and $607,214 in equity in earnings of joint ventures and $68,568 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 93%.
(2)  Includes partnership administrative expenses.
(3) Included in equity in loss of joint ventures in gross revenues is depreciation of $3,436 for 1993, $107,807 for 1994, and $264,866 for 1995
     and $648,478 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $39,551 to Class A Limited Partners, $(8,042) to Class B Limited Partners and $(81) to the General Partner for 1993; $762,218 to Class A Limited Partners, $(62,731) to Class B Limited Partners and $1,409 to the General Partners for 1994; $1,172,944 to Class A Limited Partners, $(269,288) to Class B Limited Partners and $(1,828) to the General Partners for 1995; and $1,234,717 to Class A Limited Partners, $(645,664) to Class B Limited Partners and $0 to the General Partners for 1996.

                             TABLE III (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND VII, L.P.

                                                                   1996           1995           1994       1993  1992
                                                               ------------  --------------  -------------  ----  ----
Gross Revenues/(1)/                                              $ 543,291    $    925,246    $   286,371   N/A   N/A
Profit on Sale of Properties                                            --                             --
Less: Operating Expenses/(2)/                                       84,265         114,953         78,420
  Depreciation and Amortization/(3)/                                 6,250           6,250          4,688
                                                                 ---------    ------------    -----------
Net Income GAAP Basis/(4)/                                       $ 452,776    $    804,043    $   203,263
                                                                 =========    ============    ===========
Taxable Income: Operations                                       $ 657,443    $    812,402    $   195,067
                                                                 =========    ============    ===========
Cash Generated (Used By):
  Operations                                                        20,883         431,728         47,595
  Joint Ventures                                                   760,628         424,304         14,243
                                                                 ---------    ------------    -----------
                                                                 $ 781,511    $    856,032    $    61,838
Less Cash Distributions to Investors:
  Operating Cash Flow                                              781,511         856,032         52,195
  Return of Capital                                                 10,805          22,064             --
  Undistributed Cash Flow from Prior Year Operations                    --           9,643             --
                                                                 ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions             $ (10,805)   $    (31,707)   $     9,643

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                                        --             --
   Increase in Limited Partner Contributions                     $      --    $    805,212    $23,374,961
                                                                 ---------    ------------    -----------
                                                                 $      --    $    773,505    $23,384,604
Use of Funds:
  Sales Commissions and Offering Expenses                               --         244,207      3,351,569
  Return of Original Limited Partner's Investment                       --             100             --
  Property Acquisitions and Deferred Project Costs                 736,960      14,971,002      4,477,765
                                                                 ---------    ------------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                  $(747,765)   $(14,441,804)   $15,555,270
                                                                 =========    ============    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                          62              57             29
    - Operations Class B Units                                         (98)            (20)            (9)
   Capital Gain (Loss)                                                                                 --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                          55              55             28
    - Operations Class B Units                                         (58)            (16)            17
   Capital Gain (Loss)                                                  --              --             --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                     43              52              7
  - Return of Capital Class A Units                                     --              --             --
  - Return of Capital Class B Units                                     --              --             --
 Source (on Cash Basis)
  - Operations Class A Units                                            42              51              7
  - Return of Capital Class A Units                                      1               1             --
  - Operations Class B Units                                            --              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment income Class A Units                                      29              30              4
 - Return of Capital Class A Units                                      14              22              3
 - Return of Capital Class B Units                                      --              --             --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                             100%


------------------------------------------

(1) Includes $78,799 in equity in earnings of joint ventures and $207,572 from investment of reserve funds in 1994, and $403,325 in equity in earnings of joint ventures and $521,921 from investment of reserve funds in 1995 and $457,144 in equity in earnings of joint ventures and $86,147 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 90% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,468 for 1994, $140,533 for 1995 and $605,247 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $233,337 to Class A Limited Partners, $(29,854) to Class B Limited Partners and $(220) to the General Partner for 1994; $950,826 to Class A Limited Partners, $(146,503) to Class B Limited Partners and $(280) to the General Partners for 1995; and $1,062,605 to Class A Limited Partners, $(609,829) to Class B Limited Partners and $0 to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $659,487.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                       WELLS REAL ESTATE FUND VIII, L.P.

                                                                     1996          1995       1994  1993  1992
                                                                 ------------  -------------  ----  ----  ----
Gross Revenues/(1)/                                               $1,057,694    $   402,428   N/A   N/A   N/A
Profit on Sale of Properties                                              --
Less: Operating Expenses/(2)/                                        114,854        122,264
  Depreciation and Amortization/(3)/                                   6,250          6,250
                                                                  ----------    -----------
Net Income GAAP Basis/(4)/                                        $  936,590    $   273,914
                                                                  ==========    ===========
Taxable Income: Operations                                        $1,001,974    $   404,348
                                                                  ==========    ===========
Cash Generated (Used By):
  Operations                                                         623,268        204,790
  Joint Ventures                                                     279,984         20,287
                                                                  ----------    -----------
                                                                  $  903,252    $   225,077
Less Cash Distributions to Investors:
  Operating Cash Flow                                                903,252             --
Return of Capital                                                      2,443             --
Undistributed Cash Flow from Prior Year Operations                   222,077             --
                                                                  ----------    -----------
Cash Generated (Deficiency) after Cash Distributions              $ (227,520)   $   225,077

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                          --             --
   Increase in Limited Partner Contributions/(5)/                  1,898,147     30,144,542
                                                                  ----------    -----------
                                                                  $1,670,627    $30,369,619
Use of Funds:
  Sales Commissions and Offering Expenses                            464,760      4,310,028
  Return of Original Limited Partner's Investment                         --             --
  Property Acquisitions and Deferred Project Costs                 7,931,566      6,618,273
                                                                  ----------    -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                   $6,725,699    $19,441,318
                                                                  ==========    ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                            46             28
    - Operations Class B Units                                           (47)            (3)
   Capital Gain (Loss)
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                            46             17
    - Operations Class B Units                                           (33)            (3)
   Capital Gain (Loss)                                                    --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                       43             --
  - Return of Capital Class A Units                                       --             --
  - Return of Capital Class B Units                                       --             --
 Source (on Cash Basis)
  - Operations Class A Units                                              32             --
  - Return of Capital Class A Units                                       11             --
  - Operations Class B Units                                              --             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                        33             --
 - Return of Capital Class A Units                                        10             --
 - Return of Capital Class B Units                                        --             --
Amount (in Percentage Terms) Remaining Invested in Program
 Properties at the end of the Last Year Reported in the Table            100%
--------------------------------

(1) Includes $28,377 in equity in earnings of joint ventures and $374,051 from investment of reserve funds in 1995 and $241,819 in equity in earnings of joint ventures and $815,875 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 93% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $14,058 for 1995 and $265,259 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $294,221 to Class A Limited Partners, $(20,104) to Class B Limited Partners and $(203) to the General Partners for 1995; and $1,207,540 to Class A Limited Partners, $(270,653) to Class B Limited Partners and $(297) to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $250,776.

                                   TABLE III
                                  (UNAUDITED)
                      OPERATING RESULTS OF PRIOR PROGRAMS
                        WELLS REAL ESTATE FUND IX, L.P.

                                                                   1996       1995  1994  1993  1992
                                                               -------------  ----  ----  ----  ----
Gross Revenues/(1)/                                             $   406,891   N/A   N/A   N/A   N/A
Profit on Sale of Properties                                             --
Less: Operating Expenses/(2)/                                       101,885
  Depreciation and Amortization/(3)/                                  6,250
                                                                -----------
Net Income GAAP Basis/(4)/                                      $   298,756
                                                                ===========
Taxable Income: Operations                                      $   304,552
                                                                ===========
Cash Generated (Used By):
  Operations                                                    $   151,150
  Joint Ventures                                                         --
                                                                -----------
                                                                $   151,150
Less Cash Distributions to Investors:
  Operating Cash Flow                                               149,425
                                                                -----------
Cash Generated (Deficiency) after Cash Distributions            $     1,725

Special Items (not including sales and financing):
  Source of Funds:
   General Partner Contributions                                         --
   Increase in Limited Partner Contributions                     35,000,000
                                                                -----------
                                                                $35,001,725
Use of Funds:
  Sales Commissions and Offering Expenses                         4,900,321
  Return of Original Limited Partner's Investment                        --
  Property Acquisitions and Deferred Project Costs                6,544,019
                                                                -----------
Cash Generated (Deficiency) after Cash Distributions and
  Special Items                                                 $23,557,385
                                                                ===========
Net Income and Distributions Data per $1,000 Invested:
  Net Income on GAAP Basis:
   Ordinary Income (Loss)
    - Operations Class A Units                                           28
    - Operations Class B Units                                          (11)
   Capital Gain (Loss)                                                   --
Tax and Distributions Data per $1,000 Invested:
  Federal Income Tax Results:
   Ordinary Income (Loss)
    - Operations Class A Units                                           26
    - Operations Class B Units                                          (48)
   Capital Gain (Loss)                                                   --
Cash Distributions to Investors:
 Source (on GAAP Basis)
  - Investment Income Class A Units                                      13
  - Return of Capital Class A Units                                      --
  - Return of Capital Class B Units                                      --
 Source (on Cash Basis)
  - Operations Class A Units                                             13
  - Return of Capital Class A Units                                      --
  - Operations Class B Units                                             --
Source (on a Priority Distribution Basis)/(5)/
 - Investment Income Class A Units                                       10
 - Return of Capital Class A Units                                        3
 - Return of Capital Class B Units                                       --
Amount (in Percentage Terms) Remaining Invested in
 Program Properties at the end of the Last Year Reported in
 the Table                                                              100%


---------------------------------------------

(1) Includes $23,077 in equity in earnings of joint ventures and $383,884 from investment of reserve funds in 1996. At December 31, 1996, the leasing status was 100% including developed property in initial lease up.
(2)  Includes partnership administrative expenses.
(3) Included in equity in earnings of joint ventures in gross revenues is depreciation of $25,286 for 1996.
(4) In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $330,270 to Class A Limited Partners, $(31,220) to Class B Limited Partners and $(294) to the General Partners for 1996.
(5) Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per Unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 1996, the aggregate amount of such priority distributions payable to Class B Limited Partners totalled $36,355.

                         WELLS REAL ESTATE FUND X, L.P.
                      AND WELLS REAL ESTATE FUND XI, L.P.

                      SUPPLEMENT NO. 2 DATED JUNE 17, 1997
                                       TO
                     THE PROSPECTUS DATED DECEMBER 31, 1996


     This document supplements, and should be read in conjunction with, the Prospectus of Wells Real Estate Fund X, L.P. and Wells Real Estate Fund XI, L.P. dated December 31, 1996, as supplemented and amended by Supplement No. 1 dated March 27, 1997 (collectively, the "Prospectus"). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

     The purpose of this Supplement is to describe the following:

     (i) The status of the offering of units of limited partnership interest (the "Units") in Wells Real Estate Fund X, L.P. ("Wells Fund X");

     (ii) The Contract entered into recently between Fund IX and Fund X Associates (the "Fund IX-X Joint Venture") and Wells Development Corporation for the acquisition of an office building to be developed on certain real property located in Oklahoma City, Oklahoma (the "Oklahoma City Project"); and

     (iii) Revisions to the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus.

STATUS OF THE OFFERING

     Pursuant to the Prospectus, the offering of Units in Wells Fund X commenced December 31, 1996. Wells Fund X commenced operations on February 4, 1997, upon the acceptance of subscriptions for the Minimum Offering of $1,250,000 (125,000 Units). As of May 31, 1997, Wells Fund X had raised a total of $9,642,115 in offering proceeds (964,211 Units), comprised of $7,836,665 raised from the sale of Class A Status Units (783,666 Class A Status Units) and $1,805,450 raised from the sale of Class B Status Units (180,545 Class B Status Units).

FORMATION OF THE FUND IX-X JOINT VENTURE AND STATUS OF THE KNOXVILLE PROJECT

     As described in Supplement No. 1 dated March 27, 1997, Wells Fund X previously formed the Fund IX-X Joint Venture, a joint venture between Wells Fund X and Wells Real Estate Fund IX, L.P., a Georgia limited partnership ("Wells Fund IX"). Wells Fund IX is a public real estate program previously sponsored by the General Partners having investment objectives substantially identical to those of Wells Fund X. The Fund IX-X Joint Venture was originally formed for the purpose of the development and construction of a three-story office building located in Knox County, near Knoxville, Tennessee (the "Knoxville Project"). The Knoxville Project is currently approximately 35% completed with construction on schedule and an anticipated completion date of on or about December 15, 1997.

     As of May 31, 1997, Wells Fund IX had made capital contributions to the Fund IX-X Joint Venture totaling approximately $2,392,202, while Wells Fund X has not yet made any capital contributions to the Fund IX-X Joint Venture. It is estimated that approximately $5,407,798 will be required for the completion of the Knoxville Project, which is currently anticipated to be funded through capital contributions in the amount of $3,900,000 from Wells Fund X and $1,507,798 from Wells Fund IX, resulting in ultimate percentage ownership interests in the Fund IX-X Joint Venture of approximately 50% for each partnership.

DESCRIPTION OF THE OKLAHOMA CITY PROJECT

     Contract with Wells Development.  On May 30, 1997, the Fund IX-X Joint
     -------------------------------
Venture entered into an Agreement for the Purchase and Sale of Real Property (the "Contract") with Wells Development Corporation ("Wells Development"), an Affiliate of the General Partners, for the acquisition of a one-story office building to be developed on certain real property located in Oklahoma City, Oklahoma (the "Oklahoma City Project"). The Contract provides that the Fund IX-X Joint Venture will purchase the Oklahoma City Project for a purchase price of $5,200,000, provided, that the Contract further states that it is the intent of the parties that Wells Development not make a profit or incur a loss in connection with the transaction and, accordingly, the Contract contains a provision for an adjustment to the purchase price which will have the effect of prohibiting Wells Development from making any profit or incurring any loss on the sale of the Oklahoma City Project to the Fund IX-X Joint Venture.

     Pursuant to the terms of the Contract, Wells Fund IX-X has made an earnest money deposit in the amount of $1,300,000 to Wells Development. The earnest money deposit paid by the Fund IX-X Joint Venture under the Contract was used by Wells Development to fund the purchase of the Oklahoma City property, as described below, and will be used to fund the initial costs of the construction and development of the Oklahoma City Project. In addition to the earnest money deposit, Wells Development is obtaining a loan in the amount of $3,900,000 from NationsBank, N.A. to fund the construction and development of the Oklahoma City Project (the "Construction Loan"). As set forth below, the Construction Loan will be paid off upon the sale of the Oklahoma City Project to the Fund IX-X Joint Venture, and Wells Development will deliver title to the Fund IX-X Joint Venture debt-free at closing.

     It is anticipated that the aggregate of all costs and expenses to be incurred by Wells Development with respect to the acquisition of the Oklahoma City property, the planning, design, development, construction and completion of the building, loan, interest and carrying costs, and the build-out of tenant improvements under the Lease will total approximately $5,200,000, comprised of the following expenditures:

Development Budget:
------------------

     Land                              $  695,636
     Construction Contract              2,331,430
     Tenant Improvements                  857,790
     Tenant Work Fee                       30,000
     Leasing Commissions                  330,764
     Architectural Fees                   184,960
     Survey and Engineering Fees           35,500
     Development Fee                      150,000
     Lucent Work Fee                      150,000
     Landscaping and Irrigation            50,000
     Signage                                7,500
     Appraisal Cost                         4,000
     Bonding Fees                          21,223
     Contingency                          104,050
                                       ----------

          Development Budget Total:    $4,952,853

Other Costs and Expenses:
------------------------

     Legal Fees and Closing Costs          58,000
     Inspecting Architect's Fees            6,000
     Lender's Loan Fees                    19,500
     Projected Interest Expenses          120,000
     Marketing Expenses                    17,550
     Additional Contingency                26,097
                                       ----------

Total Estimated Building Cost:         $5,200,000
-----------------------------

     The foregoing estimated cost of the Oklahoma City Project is based upon an assumed interest rate on the Construction Loan of 9% per annum and completion of the Oklahoma City Project and sale to the Fund IX-X Joint Venture by December 31, 1997; however, in the event of substantial increases in the prime interest rate or substantial delays in the construction of the Oklahoma City Project, or if for any other reason the cost to complete the construction of the Oklahoma City Project is higher than anticipated, the purchase price payable by the Fund IX-X Joint Venture would also increase pursuant to the purchase price adjustment provisions of the Contract described above.

     The Fund IX-X Joint Venture has the right under the Contract to designate the closing date to be held on or before the first anniversary of the effective date of the Contract. At closing, Wells Development is required to convey the Oklahoma City Project pursuant to a limited warranty deed and to transfer and assign its interest, as landlord, in the Lease described below. It is anticipated that legal title to the Oklahoma City Project will be held by the Bank of New York (the "Agent"), as Agent on behalf of the Fund IX-X Joint Venture in accordance with the terms of the Amended and Restated Custodial Agency Agreement dated November 30, 1995, between Wells Fund IX and the Agent and the Custodial Agency Agreement dated June 28, 1996, between Wells Fund X and the Agent.

     The Contract requires Wells Development to cause the Oklahoma City Project to be constructed in accordance with the plans and specifications and to cause substantial completion, as defined in the Lease, of the Oklahoma City Project by no later than July 15, 1998. In the event that Wells Development is not able to complete the Oklahoma City Project by July 15, 1998, the Fund IX-X Joint Venture has the right to terminate the Contract and receive a refund of the earnest money deposit made under the Contract.

     The obligation of the Fund IX-X Joint Venture to purchase the Oklahoma City Project under the Contract is specifically conditioned upon the following items:
(i) that the Oklahoma City Project is substantially completed in accordance with the plans and specifications and the Development Agreement described below, and that Lucent Technologies has accepted and taken occupancy of the Oklahoma City Project for purposes of constructing its tenant improvements in accordance with the terms of the Lease described below; (ii) that the Fund IX-X Joint Venture receives an appraisal reflecting that the fair market value of the Oklahoma City Project equals or exceeds the purchase price to be paid under the Contract;
(iii) that the Fund IX-X Joint Venture receives an environmental site assessment disclosing no conditions which reveal the presence of any hazardous waste on the property; (iv) that Lucent Technologies has approved of and consented to the transfer and assignment of the Lease to the Fund IX-X Joint Venture; (v) that Wells Development has paid off the Construction Loan described above, and delivers title to the Fund IX-X Joint Venture debt-free at closing; and (vi) that the Fund IX-X Joint Venture has available to it on the date of closing sufficient net proceeds available for investment to fully fund the remaining balance of the purchase price. In the event that any of the foregoing conditions are not met on or prior to the date of closing, the Fund IX-X Joint Venture has the right to terminate the Contract, in which event it would be entitled to a refund of its earnest money deposit. The obligation of Wells Development to refund the earnest money deposit is an unsecured obligation of Wells Development, however, and since Wells Development is a newly formed entity without substantial assets or operations, it is unlikely that it would have liquid assets available with which to refund such deposit. Although Wells Development's obligation to refund the earnest money deposit under the Contract has been guaranteed by Wells Management Company, Inc., an Affiliated entity ("Wells Management"), Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it is entitled to receive property management fees on a monthly basis. Accordingly, there are no assurances that either Wells Development or Wells Management would be able to refund the entire amount of the earnest money deposit to the Fund IX-X Joint Venture. (SEE "RISK FACTORS - Acquisition of Properties from Wells Development Company" contained in Supplement No. 1 dated March 27, 1997.)

     On June 9, 1997, Wells Development closed the acquisition of the Oklahoma City property from W. P. Bill Atkinson Operating Company (the "Seller") for a purchase price of $695,636. The Seller is not affiliated with Wells Development, Wells Fund IX, Wells Fund X or the General Partners. In addition, Wells Development paid legal fees and closing costs totalling approximately $58,000 in connection with the closing of the acquisition of the

Oklahoma City property. At closing, the Seller was required to pay a 3% brokerage commission in the amount of $20,869 to an affiliate of the Developer, defined below, for real estate brokerage services provided on behalf of Wells Development in connection with the transaction.

     In connection with the construction and development of the Oklahoma City Project, Wells Development has entered into the Development Agreement with the Developer described below, a fixed-price construction contract with Integra Construction, Inc. for the construction of the building and has retained the architectural firm of Smallwood, Reynolds, Stewart, Stewart & Associates, Inc. as the architect for the Oklahoma City Project. In addition, in order to insure the contractor's performance under the construction contract, Wells Development obtained payment and performance bonds from Hartford Fire Insurance Company requiring the payment of bonding fees in the amount of $21,223.

     Location and Description of the Oklahoma City Project.  The Oklahoma City
     -----------------------------------------------------
Project is located at 14400 Hertz Quail Springs Parkway, Oklahoma City, Oklahoma. The site consists of approximately 5.3 acres located in the Quail Springs Office Park in the northwest sector of Oklahoma City. Oklahoma City is located near the center of the state and is the State Capitol of Oklahoma. Oklahoma City is currently the 42nd largest metropolitan area in the United States. The population of the Oklahoma City metropolitan area, which has been increasing steadily over the past two decades, is currently in excess of 1,000,000.

     The site is located approximately ten miles northwest of the central business district of Oklahoma City. Access is available from Memorial Road on the south and May Avenue on the east with all access streets being four lane concrete boulevards with curbs and gutters. The site is currently zoned to permit the intended development and operation of the Oklahoma City Project as a commercial office building and has access to all utilities necessary for development and operation of the property, including water, electricity, natural gas, sanitary sewer and telephone.

     When completed, the Oklahoma City Project will be a one-story office building containing 57,186 net rentable square feet and 55,017 net useable square feet. The Oklahoma City Project will be a single story 16-foot high tilt-up concrete panel building with steel framing and will have a parking area with a total of 385 paved parking spaces.

     Description of the Development Agreement.  On May 30, 1997, Wells
     ----------------------------------------
Development entered into a Development Agreement (the "Development Agreement") with ADEVCO Corporation, a Georgia corporation (the "Developer"), as the exclusive development manager to supervise, manage and coordinate the planning, design, construction and completion of the Oklahoma City Project.

     The Developer is an Atlanta based real estate development and management company formed in 1990 which specializes in the development of office buildings. The Developer has previously developed or is developing a total of six other office buildings for Affiliates of the General Partners. In this regard, the Developer entered into (i) a development agreement with Wells Real Estate Fund III, L.P. ("Wells Fund III"), a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a two-story office building containing approximately 34,300 rentable square feet located in Greenville, North Carolina (the "Greenville Project"), (ii) a development agreement with Fund IV and Fund V Associates, a joint venture between Wells Fund III and Wells Real Estate Fund IV, L.P., a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a four-story office building located in Jacksonville, Florida containing approximately 87,600 rentable square feet (the "Jacksonville IBM Project"),
(iii) a development agreement with the Fund VII and Fund VIII Associates, a joint venture between Wells Real Estate Fund VII, L.P. ("Wells Fund VII") and Wells Real Estate Fund VIII, L.P. ("Wells Fund VIII"), each a public real estate program previously sponsored by the General Partners and their Affiliates, for the development of a two-story office building containing approximately 62,000 rentable square feet located in Alachua County, near Gainesville, Florida (the "Gainesville Project"), (iv) a development agreement with Fund VI, Fund VII and Fund VIII Associates, a joint venture among Wells Real Estate Fund VI, L.P., a public real estate program previously sponsored by the General Partners and their Affiliates, Wells Fund VII and Wells Fund VIII, for the development of a four-story office building containing approximately 92,964 rentable square feet located in Jacksonville, Florida (the "BellSouth Project"), (v) a development agreement with Fund VIII and Fund IX Associates, a joint venture between Wells Fund VIII and Wells Fund IX, for the development of a four-story office building containing approximately 96,750 rentable square feet located in Madison, Wisconsin (the "Madison Project"), and (iv) a development agreement with the Fund IX-X Joint Venture for the development of the Knoxville Project. The Greenville Project was completed on schedule, and International Business Machines Corporation ("IBM"), which leased approximately 23,312 rentable square feet of the building, took possession under its lease on April 16, 1991. The Jacksonville IBM Project was also completed on schedule, and IBM, which leased approximately 68,100 rentable square feet of the building, took possession under its lease on June 1, 1993. The Gainesville Project was completed in advance of schedule, and CH2M Hill, Inc., which leased approximately 50,000 rentable square feet of the building, took possession under its lease on December 18, 1995. The BellSouth Project was also completed in advance of schedule, and BellSouth, which leased approximately 64,558 rentable square feet of the building, took possession under its lease on May 20, 1996. Construction of the Madison Project is currently on schedule, with a currently scheduled tenant move-in date of June 19, 1997. As set forth above, construction of the Knoxville Project is currently on schedule, with an anticipated completion date on or about December 15, 1997.

     The President of the Developer is David M. Kraxberger. Mr. Kraxberger has been in the real estate business for over 17 years. Since 1984, and prior to becoming President of the Developer, Mr. Kraxberger served as Senior Vice President of office development for The Oxford Group, Inc., an Atlanta based real estate company with operations in seven southeastern states. Mr. Kraxberger holds a Masters Degree in Business Administration from Pepperdine University in Los Angeles, California, and is a member of the Urban Land Institute and the National Association of Industrial Office Parks. Mr. Kraxberger also holds a Georgia real estate license. Pursuant to the terms of a Guaranty Agreement, Mr. Kraxberger has personally guaranteed the performance of the Developer under the Development Agreement. Mr. Kraxberger has also personally guaranteed the performance of the contractor, Integra Construction, Inc., under the construction contract pursuant to the terms of a separate Guaranty Agreement. Neither the Developer nor Mr. Kraxberger are affiliated with Wells Development, Wells Fund IX, Wells Fund X or their General Partners.

     The primary responsibilities of the Developer under the Development Agreement include (i) the supervision, coordination, administration and management of the work, activities and performance of the architect and the contractor; (ii) the implementation of a development budget (the "Development Budget") setting forth an estimate of all expenses and costs to be incurred with respect to the planning, design, development and construction of the Project;
(iii) the review of all applications for disbursement made under the architect's agreement and the construction contract; (iv) the supervision and management of tenant build-out at the Oklahoma City Project; and (v) the negotiation of contracts with, supervision of the performance of, and review and verification of applications for payment of the fees, charges and expenses of such design and engineering professionals, consultants and suppliers as the Developer deems necessary for the design and construction of the Oklahoma City Project in accordance with the Development Budget.

     The Developer is also performing other services typical of development managers including, but not limited to, arranging for preliminary site plans, surveys and engineering plans and drawings, overseeing the selection by the contractor of major subcontractors and reviewing all applicable building codes, environmental, zoning and land use laws and other applicable local, state and federal laws, regulations and ordinances concerning the development, use and operation of the Oklahoma City Project or any portion thereof. The Developer is required to advise as to the status of the Oklahoma City Project and submit monthly reports with respect to the progress of construction, including a breakdown of all costs and expenses under the Development Budget.

     As compensation for the services to be rendered by the Developer under the Development Agreement, Wells Development will pay a development fee of $150,000. The fee will be due and payable ratably (on the basis of the percentage of construction completed) as the construction and development of the Oklahoma City Project is completed. The Developer will also be paid a "Lucent Work Fee" of $150,000. The Lucent Work Fee is for services rendered by the Developer with respect to the supervision and management of tenant build-out of the premises leased by Lucent Technologies pursuant to the Lease. The fee is due and payable in one lump sum upon the completion of the construction of the Project and the tenant improvements under the Lease.

     Pursuant to the terms of the Development Agreement, the Developer has agreed to use its best efforts to complete the Oklahoma City Project in accordance with the Development Budget set forth above on page 2 of this Supplement No. 2. Under the terms of the Development Agreement, the Developer has agreed that in the event that the total of all of the costs and expenses which are included as a part of the Development Budget exceeds $4,952,853, the amount of fees payable to the Developer shall be reduced by the amount of any such excess. Unless the fees otherwise payable to the Developer are reduced as set forth above, it is estimated that the total sums due and payable to the Developer under the Development Agreement will be approximately $300,000.

     In the event the Developer should for any reason cease to manage the development of the Project, Wells Development would have to locate a suitable successor development manager. No assurances can be given as to whether a suitable successor development manager could be found, or what the contractual terms or arrangement with any such successor would be.

     Lease with Lucent Technologies.  On May 30, 1997, Wells Development entered
     ------------------------------
into a Lease Agreement (the "Lease") with Lucent Technologies Inc. ("Lucent Technologies"), pursuant to which Lucent Technologies has agreed to lease all of the Oklahoma City Project upon completion. At the closing of the sale of the Oklahoma City Project to the Fund IX-X Joint Venture, Wells Development is required to transfer and assign its interest in the Lease to the Fund IX-X Joint Venture.

     Lucent Technologies is a telecommunications company which was spun off by AT&T in April of 1996. The company is in the business of designing, developing and marketing communications systems and technologies ranging from microchips to whole networks and is one of the world's leading designers, developers and manufacturers of telecommunications system software and products. For the nine-month period ended September 30, 1996, Lucent Technologies, a public company traded on the New York Stock Exchange, reported net income of approximately $224 million dollars on revenues of in excess of $15 billion dollars. As of March 31, 1997, Lucent Technologies had total assets of in excess of $22 billion dollars and a net worth of in excess of $3.5 billion dollars.

     The initial term of the Lease will be ten years to commence (the "Rental Commencement Date") on the latter of (a) January 1, 1998, or (b) the earlier of
(i) sixty days after substantial completion of the Oklahoma City Project, or
(ii) the date upon which Lucent Technologies takes possession and occupies any portion of the premises for business purposes. Lucent Technologies has the option to extend the initial term of the Lease for two additional five year periods. Each extension option must be exercised by giving written notice to the landlord at least twelve months prior to the expiration date of the then current lease term.

     The annual base rent payable under the Lease will be $508,383 payable in equal monthly installments of $42,365 during the first five years of the initial lease term, and $594,152 payable in equal monthly installments of $49,513 during the second five years of the initial lease term. The annual base rent for each extended term under the lease will be based upon the fair market rent then being charged by landlords under new leases of office space in the metropolitan Oklahoma City market for similar space in a building of comparable quality with comparable amenities. The Lease provides that if the parties cannot agree upon the appropriate fair market value rate, the rate will be established by real estate appraisers.

     Under the Lease, the Fund IX-X Joint Venture, as landlord, will be responsible for (a) all maintenance, repairs and replacements to the structural components of the building, including without limitation, the roof, exterior walls, bearing walls, support beams, foundations, columns, exterior doors, windows, skylights and lateral support, and (b) for the portion of the Lease term ending on the first anniversary of the Rental Commencement Date, all maintenance, repairs and replacements to the parking area surrounding the Oklahoma City Project including lighting systems for the parking area. Under the Lease, Lucent Technologies will be responsible for the payment of all property taxes, operating expenses and other repair and maintenance work relating to the Oklahoma City Project. Lucent Technologies is also required to reimburse the landlord the cost of casualty insurance for the property.

     Under the Lease, the landlord is responsible for a construction allowance of $857,790 (calculated at the rate of $15 per rentable square foot), which is anticipated to be funded by Wells Development prior to the sale of the Oklahoma City Project to the Fund IX-X Joint Venture and is included as a portion of the purchase price to be paid for the Oklahoma City Project.

     Under the Lease, Lucent Technologies also has a one-time option to terminate the Lease on the seventh anniversary of the Rental Commencement Date, which is exercisable by written notice to the landlord at least twelve months in advance of such seventh anniversary. If Lucent Technologies elects to exercise its option to terminate the Lease, Lucent Technologies would be required to pay a termination payment intended to compensate the landlord for the present value of funds expended as construction allowance and leasing commissions relating to the Lease, amortized over and attributable to the remaining lease term, and a rental payment equal to approximately 18 months of monthly rental payment. It is currently anticipated that the termination payment required to be paid by Lucent Technologies, in the event it exercises its option to terminate the Lease on the seventh anniversary, would be approximately $1,338,903 based upon certain assumptions.

     In addition, Lucent Technologies has a one-time option under the Lease to reduce the size of its leased premises by 15,000 square feet of useable area effective the last day of the month which is the second anniversary of the Rental Commencement Date. Such option to reduce the leased premises is exercisable by providing at least 180 days prior written notice to the landlord and paying the landlord a reduction payment equal to $750,000 on the effective date of such reduction.

     There are no assurances that the Fund IX-X Joint Venture will be able to attract or obtain suitable replacement tenants for the Oklahoma City Project upon the expiration of the Lease or upon the seventh anniversary of the Lease if Lucent Technologies elects to exercise its option to terminate the Lease or for the unleased portion of the Oklahoma City Project in the event that Lucent Technologies exercises its option to reduce the size of its leased premises.

     The Lease provides that the landlord is required to cause the Oklahoma City Project to be substantially completed as soon as practical under the circumstances with a goal of achieving substantial completion on or before November 15, 1997 (subject to force majeure and any delays caused by the tenant). If substantial completion has not occurred on or before December 15, 1997 (extended on a day-to-day basis for delays due to force majeure or delays caused by the tenant), the tenant's sole right and remedy shall be that the fixed rent payable under the Lease will be abated one day for each day of delay in the occurrence of substantial completion (excluding delays due to force majeure and delays caused by the tenant). If for any reason whatsoever (other than delays caused by the tenant), and including delays caused by force majeure, substantial completion of the Oklahoma City Project does not occur by July 15, 1998, Lucent Technologies has the right to terminate the Lease upon ten days written notice to the landlord. In such event, the Fund IX-X Joint Venture would not be required to purchase the Oklahoma City Project from Wells Development, and Wells Development would be required to refund the earnest money deposit described above; however, Wells Development is a newly formed entity without substantial assets, and there is no assurance that the Fund IX-X Joint Venture would be able to collect a refund of the entire amount of its earnest money deposit under such circumstances. As of the date hereof, the General Partners are advised by the Developer that construction of the Oklahoma City Project is reasonably anticipated to be completed by December 15, 1997.

     In connection with the execution of the Lease, Wells Development entered into agreements with each of two real estate brokers, one of which is a firm affiliated with the Developer, for the payment of commissions in connection with services rendered in procuring the Lease. The commission agreements require Wells Development to pay a total of $330,764 in leasing commissions, $110,255 of which is payable to a firm affiliated with the Developer. One-half of the leasing commissions were paid by Wells Development simultaneously with the closing of the acquisition of the Oklahoma City property, with the remainder of the leasing commissions to be funded by Wells Development prior to the sale of the Oklahoma City Project to the Fund IX-X Joint Venture. The leasing commissions relating to the Lease are included as a portion of the purchase price to be paid for the Oklahoma City Project by the Fund IX-X Joint Venture. Neither broker is affiliated with Wells Development, Wells Fund IX, Wells Fund X or their General Partners.

     Property Management Fees.  Following construction and completion of the
     ------------------------
Project, property management and leasing services will be performed by Wells Management Company, Inc. (the "Property Manager"), a Georgia corporation affiliated with the General Partners. As compensation for its services, it is anticipated that the Property Manager will receive fees equal to 3% of the gross revenues for property management services and 3% of the gross revenues for leasing services with respect to the Oklahoma City Project. In addition, the Property Manager will receive a one-time initial lease-up fee relating to the Lease equal to the first month's rent payable under the Lease.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The information contained on page 53 of the Prospectus in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" section of the Prospectus is revised as of the date of this Supplement by deletion of the first paragraph of that section and insertion of the following paragraph in lieu thereof:

     Wells Real Estate Fund X, L.P. ("Wells Fund X") commenced operations on February 4, 1997, upon the acceptance of subscriptions for the Minimum Offering of $1,250,000 (125,000 Units). As of May 31, 1997, Wells Fund X had raised a total of $9,642,115 in offering proceeds (964,211 Units), comprised of $7,836,665 raised from the sale of Class A Status Units (783,666 Class A Status Units) and $1,805,450 raised from the sale of Class B Status Units (180,545 Class B Status Units). After payment of $385,685 in Acquisition and Advisory Fees, payment of $1,446,317 in selling commissions and organizational and offering expenses, as of May 31, 1997, Wells Fund X was holding net offering proceeds of $7,810,113 available for investment in properties, $3,900,000 of which is currently reserved for the completion of the Knoxville Project.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Items 30 through 34 of Part II are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 333-7979.

Item 35   Financial Statements and Exhibits.
          ---------------------------------

          (a)  Financial Statements:
               --------------------

               The following financial statements of Wells Real Estate Fund X, L.P. are included in the Prospectus:

                    Audited Balance Sheet
                    (1)  Independent Auditor's Report,
                    (2)  Balance Sheet as of July 31, 1996, and
                    (3)  Notes to Balance Sheet.

                    Unaudited Balance Sheet
                    (1)  Balance Sheet as of September 30, 1996,
                    (2)  Notes to Balance Sheet.

               The following financial statements of Wells Real Estate Fund X, L.P. are included in Supplement No. 1 to the Prospectus:

                    Audited Balance Sheet
                    (1)  Independent Auditor's Report,
                    (2)  Balance Sheet as of December 31, 1996 and 1995, and
                    (3)  Notes to Balance Sheets.

               The following financial statements of Wells Real Estate Fund XI, L.P. are included in the Prospectus:

                    Audited Balance Sheet
                    (1)  Independent Auditor's Report,
                    (2)  Balance Sheet as of July 31, 1996, and
                    (3)  Notes to Balance Sheet.

                    Unaudited Balance Sheet
                    (1)  Balance Sheet as of September 30, 1996,
                    (2)  Notes to Balance Sheet.

               The following financial statements of Wells Real Estate Fund XI, L.P. are included in Supplement No. 1 to the Prospectus:

                    Audited Balance Sheet
                    (1)  Independent Auditor's Report,
                    (2)  Balance Sheet as of December 31, 1996 and 1995, and
                    (3)  Notes to Balance Sheets.

               The following financial statements of Wells Partners, L.P. are included in the Prospectus:

                    Audited Financial Statements
                    (1) Independent Auditor's Reports,
                    (2)  Balance Sheets as of December 31, 1995 and 1994,
                    (3) Statements of Operations for the years ended December 31, 1995 and 1994,
                    (4) Statements of Partners' Capital for the years ended December 31, 1995 and 1994,
                    (5) Statements of Cash Flows for the years ended December 31, 1995 and 1994, and
                    (6)  Notes to Financial Statements.

                    Unaudited Financial Statements
                    (1) Balance Sheets as of September 30, 1996 and December 31, 1995,
                    (2) Statements of Operations for the nine months ended September 30, 1996 and 1995,
                    (3) Statements of Partners' Capital for the nine months ended September 30, 1996 and 1995,
                    (4) Statements of Cash Flows for the nine months ended September 30, 1996 and 1995, and
                    (5)  Notes to Financial Statements.

               The following financial statements of Wells Partners, L.P. are included in Supplement No. 1 to the Prospectus:

                    Audited Financial Statements
                    (1)  Independent Auditor's Reports,
                    (2)  Balance Sheets as of December 31, 1996 and 1995,
                    (3) Statements of Operations for the years ended December 31, 1996 and 1995,
                    (4) Statements of Partners' capital for the years ended December 31, 1996 and 1995,
                    (5) Statements of Cash Flows for the years ended December 31, 1996 and 1995, and
                    (6)  Notes to Financial Statements.


               The following financial statements of Wells Capital, Inc. are included in the Prospectus:

                    Audited Financial Statements
                    (1)  Independent Auditor's Reports,
                    (2)  Balance Sheets as of December 31, 1995 and 1994,
                    (3) Statements of Earnings for the years ended December 31, 1995 and 1994,
                    (4) Statements of Stockholder's Equity for the years ended December 31, 1995 and 1994,
                    (5) Statements of Cash Flows for the years ended December 31, 1995 and 1994, and
                    (6)  Notes to Financial Statements.

                    Unaudited Financial Statements
                    (1) Balance Sheets as of September 30, 1996 and December 31, 1995,
                    (2) Statements of Earnings for the nine months ended September 30, 1996 and 1995,
                    (3) Statements of Stockholders' Equity for the nine months ended September 30, 1996 and 1995,
                    (4) Statements of Cash Flows for the nine months ended September 30, 1996 and 1995, and
                    (5)  Notes to Financial Statements.

               The following financial statements of Wells Capital, Inc. are included in Supplement No. 1 to the Prospectus:

                    Audited Financial Statements
                    (1)  Independent Auditor's Reports,
                    (2)  Balance Sheets as of December 31, 1996 and 1995,
                    (3) Statements of Earnings for the years ended December 31, 1996 and 1995,
                    (4) Statements of Stockholders' Equity for the years ended December 31, 1996 and 1995,
                    (5) Statements of Cash Flows for the years ended December 31, 1996 and 1995, and
                    (6)  Notes to Financial Statements.

          (b)  Exhibits (See Exhibit Index):
               ----------------------------

Exhibit No.  Description
-----------  -----------

1/*/ Form of Dealer Manager Distribution Agreement between Registrant and Wells Investment Securities, Inc.

/*/ Previously filed in the Registrant's Form S-11 Registration Statement, Commission File No. 333-7979, as amended to date.


3(a) Form of Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund X/XI, L.P. (included as Exhibit B to Prospectus)

3(b)/*/ Certificate of Limited Partnership of Wells Real Estate Fund X, L.P. dated June 20, 1996

3(c)/*/ Certificate of Limited Partnership of Wells Real Estate Fund XI, L.P. dated June 20, 1996

4 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit C to Prospectus)

5(a)/*/ Opinion of Holland & Knight regarding the legality of the securities of Wells Real Estate Fund X, L.P. to be offered

5(b)/*/ Opinion of Holland & Knight regarding the legality of the securities of Wells Real Estate Fund XI, L.P. to be offered

8/*/      Opinion of Holland & Knight regarding tax matters

10(a)/*/ Escrow Agreement between Registrant and The Bank of New York, as amended by Amendment No. 1

10(b)/*/ New York Escrow Agreement between Registrant and The Bank of New York, as amended by Amendment No. 1

10(c)/*/ Pennsylvania Escrow Agreement between Registrant and The Bank of New York, as amended by Amendment No. 1

10(d)/*/ Form of Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc.

10(e)/*/ Form of Management Agreement between Registrant and Wells Management Company, Inc.

10(f)/*/  Custodial Agency Agreement between Registrant and The Bank of New
          York

10(g)/*/ Joint Venture Agreement of Fund IX and X Associates, dated March 20, 1997, between Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P.

10(h)/**/ Lease Agreement, dated December 10, 1996, between Wells Real Estate
          Fund IX, L.P. and ABB Flakt, Inc.

10(i)/**/ Development Agreement, dated December 10, 1996, between Wells
          Real Estate Fund IX, L.P. and ADEVCO Corporation

10(j)/**/ Owner-Contractor Agreement, dated November 1, 1996, between Wells
          Real Estate Fund IX, L.P. and Integra Construction, Inc.

10(k) Agreement for the Purchase and Sale of Real Property, dated May 30, 1997, between Fund IX and Fund X Associates and Wells Development Corporation

10(l) Net Lease Agreement, dated May 30, 1997, between Wells Development Corporation and Lucent Technologies Inc.

10(m) Development Agreement, dated May 30, 1997, between Wells Development Corporation and ADEVCO Corporation

23(a)/*/  Consent of Holland & Knight (included in Exhibits 5(a), 5(b) and 8)

23(b)     Consent of KPMG Peat Marwick LLP - Wells Partners, L.P.

23(c)     Consent of KPMG Peat Marwick LLP - Wells Capital, Inc.

23(d)     Consent of Arthur Andersen LLP - Wells Real Estate Fund X, L.P.

23(e)     Consent of Arthur Andersen LLP - Wells Real Estate Fund XI, L.P.

23(f)     Consent of Arthur Andersen LLP - Wells Partners, L.P.

23(g)     Consent of Arthur Andersen LLP - Wells Capital, Inc.


Items 36 and 37 are incorporated by reference to the Registrant's Registration Statement, as amended to date, Commission File No. 333-7979.

-------------------------

/*/ Previously filed in the Registrant's Form S-11 Registration Statement, Commission file No. 333-7979, as amended to date.

/**/ Previously filed in Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. on December 27, 1996, Registration No. 33-83852.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, and State of Georgia, on the 16th day of June, 1997.


                              WELLS REAL ESTATE FUND X, L.P.
                              (Registrant)

                              By:   Wells Partners, L.P.
                                    General Partner

                                    By:  Wells Capital, Inc.
                                         General Partner

                                    By:   /s/ Leo F. Wells, III
                                       ----------------------------------------
                                              Leo F. Wells, III
                                              President


                              By:    /s/ Leo F. Wells, III
                                -----------------------------------------------
                                    Leo F. Wells, III
                                    General Partner


                              WELLS REAL ESTATE FUND XI, L.P.
                              (Registrant)

                              By:   Wells Partners, L.P.
                                    General Partner

                                    By:  Wells Capital, Inc.
                                         General Partner

                                         By:   /s/ Leo F. Wells, III
                                         ---------------------------------------
                                              Leo F. Wells, III
                                              President


                              By:    /s/ Leo F. Wells, III
                                    --------------------------------
                                    Leo F. Wells, III
                                    General Partner

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following person in the capacity and on the date indicated.


Signatures                            Title                      Date
----------                            -----                      ----



 /s/ Leo F. Wells, III   President (Chief Executive Officer),  June 16, 1997
----------------------   Treasurer (Chief Financial Officer)
Leo F. Wells, III        and Sole Director of Wells Capital,
                         Inc., the sole general partner of
                         Wells Partners, L.P.

                                 EXHIBIT INDEX
                                 -------------

Sequential
Exhibit No.
----------------
     1/*/ Form of Dealer Manager Distribution Agreement between Registrant and Wells Investment Securities, Inc.

     3(a) Form of Amended and Restated Agreement of Limited Partnership of Wells Real Estate Fund X/XI, L.P. (included as Exhibit B to Prospectus)

     3(b)/*/ Certificate of Limited Partnership of Wells Real Estate Fund X, L.P. dated June 20, 1996

     3(c)/*/ Certificate of Limited Partnership of Wells Real Estate Fund XI, L.P. dated June 20, 1996

     4 Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit C to Prospectus)

     5(a)/*/ Opinion of Holland & Knight regarding the legality of the securities of Wells Real Estate Fund X, L.P. to be offered

     5(b)/*/ Opinion of Holland & Knight regarding the legality of securities of Wells Real Estate Fund XI, L.P. to be offered

     8/*/         Opinion of Holland & Knight regarding tax matters

     10(a)/*/ Escrow Agreement between Registrant and The Bank of New York, as amended by Amendment No. 1

     10(b)/*/ New York Escrow Agreement between Registrant and The Bank of New York, as amended by Amendment No. 1

     10(c)/*/ Pennsylvania Escrow Agreement between Registrant and The Bank of New York, as amended by Amendment No. 1

     10(d)/*/ Form of Leasing and Tenant Coordinating Agreement between Registrant and Wells Management Company, Inc.

     10(e)/*/ Form of Management Agreement between Registrant and Wells Management Company, Inc.

     10(f)/*/ Custodial Agency Agreement between Registrant and The Bank of New York

     10(g)/*/ Joint Venture Agreement of Fund IX and X Associates, dated March 20, 1997, between Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P.

     10(h)/**/    Lease Agreement, dated December 10, 1996, between Wells Real
                  Estate Fund IX, L.P. and ABB Flakt, Inc.

     10(i)/**/    Development Agreement, dated December 10, 1996, between Wells
                  Real Estate Fund IX, L.P. and ADEVCO Corporation

     10(j)/**/    Owner-Contractor Agreement, dated November 1, 1996, between
                  Wells Real Estate Fund IX, L.P. and Integra Construction, Inc.

     10(k) Agreement for the Purchase and Sale of Real Property, dated May 30, 1997, between Fund IX and Fund X Associates and Wells Development Corporation

     10(l) Net Lease Agreement, dated May 30, 1997, between Wells Development Corporation and Lucent Technologies Inc.

     10(m) Development Agreement, dated May 30, 1997, between Wells Development Corporation and ADEVCO Corporation

     23(a)/*/ Consent of Holland & Knight (included in Exhibits 5(a), 5(b) and 8)

     23(b)        Consent of KPMG Peat Marwick LLP - Wells Partners, L.P.
----------------------

/*/ Previously filed in the Registrant's Registration Statement, Commission File No. 333-7979, on July 11, 1996.

/**/ Previously filed in Post-Effective Amendment No. 13 to Form S-11 Registration Statement of Wells Real Estate Fund VIII, L.P. and Wells Real Estate Fund IX, L.P. on December 27, 1996, Registration No. 33-83852.

     23(c)        Consent of KPMG Peat Marwick LLP - Wells Capital, Inc.

     23(d)        Consent of Arthur Andersen LLP - Wells Real Estate Fund X,
                  L.P.

     23(e)        Consent of Arthur Andersen LLP - Wells Real Estate Fund XI,
                  L.P.

     23(f)        Consent of Arthur Andersen LLP - Wells Partners, L.P.

     23(g)        Consent of Arthur Andersen LLP - Wells Capital, Inc.